Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-141613

<<CSMC 2007-C2.xls>> <<07-9015-2_117114_LowRez.pdf>>

CSMC 2007-C2 Deal Announcement ($3.3bb CMBS Conduit)
Bookrunner/Lead Manager  :  Credit Suisse
Co-Managers              :  Finacorp Securities, KeyBanc Capital Markets,
                            RBS Greenwich Capital, Wachovia

Bond  Rt'g(M/S)   Size(mm)    A/L      Window      C/E
A1    Aaa/AAA        26.0     2.6       1-53      30.000%
A2    Aaa/AAA       318.0     4.6      53-59      30.000%
AAB   Aaa/AAA        64.3     7.3      59-115     30.000%
A3    Aaa/AAA       368.0     9.7     115-117     30.000%
A1A   Aaa/AAA     1,532.1     ******  Not Available ******
AM    Aaa/AAA       329.8     9.9       118       20.000%
AJ    Aaa/AAA       272.1     9.9     118-119     11.750%
ASP   Aaa/AAA(IO)   ~XXmm     N/A       N/A         N/A
B(*)  Aa1/AA+        16.5     9.9       119       11.250%
C(*)  Aa2/AA         53.6     9.9       119        9.625%
D(*)  Aa3/AA-        28.9     9.9       119        8.750%
E(*)  A1/A+          16.5     9.9       119        8.250%
F(*)  A2/A           28.9     9.9       119        7.375%
G(*)  A3/A-          28.9     9.9       119        6.500%
H(*)  Baa1/BBB+      45.3     9.9       119        5.125%
J(*)  Baa2/BBB       37.1     9.9       119        4.000%
K(*)  Baa3/BBB-      33.0    10.0     119-120      3.000%
AX(*) Aaa/AAA(IO)   ~XXmm     N/A       N/A         N/A

 (*)Offered pursuant to rule 144a/RegS

Loan Sellers        Column 85.9% / KeyBank 14.1%
Credit              LTV 75.6% / DSCR 1.31x
Prop Types          MF 47% / Office 31% / Retail 14% / Hotel 3%
Loan Concentration  Top1 14% / Top3 28% / Top5 35% / Top10 45%
Avg Loan Size       $15.9mm
Expected Timing     Roadshow week of Apr 16 / Launch & Px week of Apr 23
Settle              May 9, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-137192.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov <http://www.sec.gov> .   Alternatively, the issuer, any underwriter or any dealer participating in the offeri ng will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information contained in the attached materials (the "Information") has been provided by Credit Suisse Securities (USA) LLC ("CS") and is preliminary and subject to change.   The Information does not include all of the information required to be included in the private placement memorandum relating to the securities.  As such, the Information may not reflect the impact of all structural characteristics of the securities.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective purchasers are recommended to review the final private placement memorandum relating to the securities ("Offering Documents") discussed in this communication.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final private placement memorandum may be obtained from CS by calling toll-free 1-800-221-1037.

There shall not be any offer or sale of the securities discussed in this communication in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool.  Neither CS nor the issuer has verified these analyses, calculations or valuations.  Neither CS nor the issuer has undertaken to update or amend the Information since the date it was issued.   More current information may be available publicly from other sources.

The attached material may not be forwarded or provided by you to any other person.

An investor or potential investor in the securities (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

==============================================================================
Please access the attached hyperlink for an important electronic communications disclaimer:

http://www.credit-suisse.com/legal/en/disclaimer_email_ib.html
==============================================================================

INFORMATION CONTAINED ON THIS DISKETTE DATED, Friday, Arpil 13, 2007, IS SUBJECT
TO COMPLETION OR AMENDMENT.

This diskette relates to the Offered Certificates in the Credit Suisse First
Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
Series 2007-C2. The information contained on this diskette is provided to facilitate your review of the collateral underlying the Offered Certificates.
This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The information on this diskette supersedes any and all information contained in any previously furnished free writing prospectus and shall be superseded by any subsequently furnished similar materials. The commercial mortgage backed securities to which these materials relate, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of securities to be made to you; any "indications of interest"
expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Prospective investors are advised to read carefully, the free writing prospectus and prospectus relating to the Offered Certificates in making their investment decisions.

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C2                                                                                                                                                                                                                                                                       Units/
                                                                                                                                                                                                                                                                                                                                  Sq. Ft./                                                                                 Percentage of
                          Loan Group                                                                                                                                                                          Zip         Property             Property                   Mortgage                                                 Rooms/                               Original                          Cut-off          Initial Net                               Maturity        Fee/                Year                Year
#        Crossed          #                 Property Name                                         Address                                   City                          County                  State       Code        Type                 Sub-type                   Property Seller                                           Pads                                 Balance                      Balance (1)          Pool Balance                           Balance (2)     Leasehold             Built              Renovated
1                         2                 Alliance SAFD - PJ                                                                                                                                                                                                            Column Financial, Inc.                                                                    $475,000,000                     $475,000,000          14.4%                                 $475,000,000
1a                                          Park Pointe North                                     3311 Flowers Road South                   Atlanta                       Dekalb                  GA          30341       Multifamily          Conventional                                                                          770                             $52,687,489                      $52,687,489                                                 $52,687,489        Fee                 1988                2006
1b                                          Park Place at Turtle Run                              3600 Terrapin Lane                        Coral Springs                 Broward                 FL          33067       Multifamily          Conventional                                                                          350                             $32,205,406                      $32,205,406                                                 $32,205,406        Fee                 1989                2005
1c                                          Stillwater                                            7711 North 51st Avenue                    Glendale                      Maricopa                AZ          85301       Multifamily          Conventional                                                                          516                             $26,233,906                      $26,233,906                                                 $26,233,906        Fee                 1986                2006
1d                                          Canyon Creek                                          17617 North 9th Street                    Phoenix                       Maricopa                AZ          85022       Multifamily          Conventional                                                                          440                             $24,599,658                      $24,599,658                                                 $24,599,658        Fee                 1985                2006
1e                                          Woodland Meadows                                      5903 Northwest 57th Court                 Tamarac                       Broward                 FL          33319       Multifamily          Conventional                                                                          296                             $24,518,514                      $24,518,514                                                 $24,518,514        Fee                 1974                2006
1f                                          Cranes Landing                                        3440 Goldenrod Road                       Orlando                       Orange                  FL          32792       Multifamily          Conventional                                                                          252                             $22,454,050                      $22,454,050                                                 $22,454,050        Fee                 1990                2006
1g                                          Waterford                                             3802 Caravelle Parkway                    Corpus Christi                Nueces                  TX          78415       Multifamily          Conventional                                                                          580                             $21,166,729                      $21,166,729                                                 $21,166,729        Fee                 1976                2006
1h                                          Hunters Glen                                          6400 Independence Parkway                 Plano                         Collin                  TX          75023       Multifamily          Conventional                                                                          276                             $17,005,402                      $17,005,402                                                 $17,005,402        Fee                 1980                2005
1i                                          Enclave at Cityview                                   5401 Overton Ridge Boulevard              Fort Worth                    Tarrant                 TX          76132       Multifamily          Conventional                                                                          416                             $16,825,058                      $16,825,058                                                 $16,825,058        Fee                 1986                2006
1j                                          Off Broadway                                          546 South Country Club Road               Mesa                          Maricopa                AZ          85210       Multifamily          Conventional                                                                          320                             $16,551,995                      $16,551,995                                                 $16,551,995        Fee                 1986                2006
1k                                          Churchill Crossing                                    3718 Gus Thomasson Road                   Mesquite                      Dallas                  TX          75150       Multifamily          Conventional                                                                          344                             $16,436,734                      $16,436,734                                                 $16,436,734        Fee                 1984                2006
1l                                          The Equestrian                                        11100 North 115th Street                  Scottsdale                    Maricopa                AZ          85259       Multifamily          Conventional                                                                          202                             $15,418,374                      $15,418,374                                                 $15,418,374        Fee                 1986                2006
1m                                          Wallingford                                           2750 Wallingford Drive                    Houston                       Harris                  TX          77042       Multifamily          Conventional                                                                          462                             $14,840,691                      $14,840,691                                                 $14,840,691        Fee                 1981                2006
1n                                          Fairway on the Park                                   5613 Coventry Park Drive                  Haltom City                   Tarrant                 TX          76117       Multifamily          Conventional                                                                          402                             $14,040,963                      $14,040,963                                                 $14,040,963        Fee                 1980                2006
1o                                          Bellevue Heights                                      1000 Amberwood Circle                     Nashville                     Davidson                TN          37221       Multifamily          Conventional                                                                          225                             $13,050,611                      $13,050,611                                                 $13,050,611        Fee                 1985                2006
1p                                          Stone Ridge                                           933 West Cartright Road                   Mesquite                      Dallas                  TX          75149       Multifamily          Conventional                                                                          383                             $12,921,628                      $12,921,628                                                 $12,921,628        Fee                 1984                2006
1q                                          Eagle's Point                                         8301 Boat Club Road                       Fort Worth                    Tarrant                 TX          76179       Multifamily          Conventional                                                                          240                             $10,668,988                      $10,668,988                                                 $10,668,988        Fee                 1986                2006
1r                                          Surrey Oaks                                           1814 Estrada Parkway                      Irving                        Dallas                  TX          75061       Multifamily          Conventional                                                                          248                             $10,345,940                      $10,345,940                                                 $10,345,940        Fee                 1985                2006
1s                                          Heritage Place                                        1600 Heritage Drive                       McKinney                      Collin                  TX          75069       Multifamily          Conventional                                                                          200                             $10,039,902                      $10,039,902                                                 $10,039,902        Fee                 1986                2006
1t                                          Cedar Glen                                            6363 Camp Wisdom Road                     Dallas                        Dallas                  TX          75236       Multifamily          Conventional                                                                          218                             $10,031,920                      $10,031,920                                                 $10,031,920        Fee                 1986                2006
1u                                          Park Ridge                                            12211 North Paradise Village Parkway      Phoenix                       Maricopa                AZ          85032       Multifamily          Conventional                                                                          168                              $9,898,478                       $9,898,478                                                  $9,898,478        Fee                 1983                2006
1v                                          Windsor Court                                         247 East Southwest Parkway                Lewisville                    Denton                  TX          75067       Multifamily          Conventional                                                                          280                              $9,798,796                       $9,798,796                                                  $9,798,796        Fee                 1984                2006
1w                                          Wooded Creek                                          825 East Pleasant Run Road                DeSoto                        Dallas                  TX          75115       Multifamily          Conventional                                                                          196                              $9,779,693                       $9,779,693                                                  $9,779,693        Fee                 1983                2006
1x                                          Meadowchase                                           10751 Meadowglen Lane                     Houston                       Harris                  TX          77042       Multifamily          Conventional                                                                          282                              $9,666,497                       $9,666,497                                                  $9,666,497        Fee                 1981                2006
1y                                          Bent Creek                                            123 South Wilson Creek Boulevard          McKinney                      Collin                  TX          75069       Multifamily          Conventional                                                                          200                              $9,329,011                       $9,329,011                                                  $9,329,011        Fee                 1985                2006
1z                                          Shadowbluff                                           221 Plus Park Boulevard                   Nashville                     Davidson                TN          37217       Multifamily          Conventional                                                                          220                              $9,233,995                       $9,233,995                                                  $9,233,995        Fee                 1985                2005
1aa                                         Lofts on Hulen                                        6500 Hulen Bend Boulevard                 Fort Worth                    Tarrant                 TX          76132       Multifamily          Conventional                                                                          325                              $8,909,612                       $8,909,612                                                  $8,909,612        Fee                 1985                2006
1ab                                         Woods at Lakeshore                                    3560 Country Square Drive                 Carrollton                    Dallas                  TX          75006       Multifamily          Conventional                                                                          128                              $6,970,207                       $6,970,207                                                  $6,970,207        Fee                 1985                2006
1ac                                         Summer's Point                                        4441 West Bethany Home Road               Glendale                      Maricopa                AZ          85301       Multifamily          Conventional                                                                          164                              $6,834,880                       $6,834,880                                                  $6,834,880        Fee                 1980                2006
1ad                                         Creekside                                             6751 Westcreek Drive                      Fort Worth                    Tarrant                 TX          76133       Multifamily          Conventional                                                                          164                              $4,992,075                       $4,992,075                                                  $4,992,075        Fee                 1984                2006
1ae                                         The Savoy                                             7501 Kingswood Drive                      Fort Worth                    Tarrant                 TX          76133       Multifamily          Conventional                                                                          152                              $4,892,888                       $4,892,888                                                  $4,892,888        Fee                 1983                2006
1af                                         The Corners                                           210 East Wintergreen Road                 De Soto                       Dallas                  TX          75115       Multifamily          Conventional                                                                          85                               $2,649,910                       $2,649,910                                                  $2,649,910        Fee                 1983                2006
2                         1                 599 Lexington Avenue                                  599 Lexington Avenue                      New York                      New York                NY          10022       Office               Central Business District  Column Financial, Inc./KeyBank National                 1,019,461                         $300,000,000 (15)                $300,000,000 (15)     9.1%                                  $300,000,000        Fee                 1986                 N/A
                                                                                                                                                                                                                                                                          Association
3        (A)              1                 Four Westlake Park                                    200 Westlake Park                         Houston                       Harris                  TX          77079       Office               Central Business District  Column Financial, Inc.                                   561,065                           $82,400,000                      $82,400,000          2.5%                                   $82,400,000        Fee                 1992                2004
4        (A)              1                 Three Westlake Park                                   550 Westlake Park                         Houston                       Harris                  TX          77079       Office               Central Business District  Column Financial, Inc.                                   414,792                           $63,200,000                      $63,200,000          1.9%                                   $63,200,000        Fee                 1983                2005
5                         1                 Two North LaSalle                                     2 North LaSalle Street                    Chicago                       Cook                    IL          60602       Office               Central Business District  Column Financial, Inc.                                   691,410                          $127,440,000                     $127,440,000          3.9%                                  $127,440,000        Fee                 1978                2001
6                         1                 Park Central                                          1515 Arapahoe Street                      Denver                        Denver                  CO          80202       Office               Central Business District  Column Financial, Inc.                                   553,944                          $115,000,000                     $115,000,000          3.5%                                  $115,000,000        Fee                 1973                2006
7                         2                 Alliance SAFD - HC4                                                                                                                                                                                                           Column Financial, Inc.                                                                     $93,000,000                      $93,000,000          2.8%                                   $93,000,000
7a                                          The Cascades                                          1400 Village Boulevard                    West Palm Beach               Palm Beach              FL          33409       Multifamily          Conventional                                                                          316                             $33,338,681                      $33,338,681                                                 $33,338,681        Fee                 1990                2007
7b                                          The Place at Green Trails                             1111 Houghton Road                        Katy                          Harris                  TX          77450       Multifamily          Conventional                                                                          275                             $12,200,000                      $12,200,000                                                 $12,200,000        Fee                 1983                2004
7c                                          Broadmead                                             2801 Broadmead Drive                      Houston                       Harris                  TX          77025       Multifamily          Conventional                                                                          235                              $9,900,000                       $9,900,000                                                  $9,900,000        Fee                 1979                2000
7d                                          Harbour                                               4040 Crow Road                            Beaumont                      Jefferson               TX          77706       Multifamily          Conventional                                                                          232                              $9,400,000                       $9,400,000                                                  $9,400,000        Fee                 1982                2006
7e                                          Deerbrook Forest Apartments                           17750 Highway 59                          Humble                        Harris                  TX          77396       Multifamily          Conventional                                                                          152                              $6,600,000                       $6,600,000                                                  $6,600,000        Fee                 1983                2000
7f                                          Carrington Court                                      7900 Westheimer Road                      Houston                       Harris                  TX          77063       Multifamily          Conventional                                                                          111                              $5,400,000                       $5,400,000                                                  $5,400,000        Fee                 1967                2000
7g                                          Beacon Hill                                           8110 Creekbend Drive                      Houston                       Harris                  TX          77071       Multifamily          Conventional                                                                          121                              $5,000,000                       $5,000,000                                                  $5,000,000        Fee                 1984                2000
7h                                          Somerset Place                                        5757 Guhn Road                            Houston                       Harris                  TX          77040       Multifamily          Conventional                                                                          190                              $5,000,000                       $5,000,000                                                  $5,000,000        Fee                 1976                2001
7i                                          Chalfonte                                             1715 Enclave Parkway                      Houston                       Harris                  TX          77077       Multifamily          Conventional                                                                          86                               $4,161,319                       $4,161,319                                                  $4,161,319        Fee                 1983                2004
7j                                          Avalon Bay                                            925 Northwood Street                      Baytown                       Harris                  TX          77521       Multifamily          Conventional                                                                          220                              $2,000,000                       $2,000,000                                                  $2,000,000        Fee                 1982                2000
8                         2                 Broadway Portfolio                                                                                                                                                                                                            Column Financial, Inc.                                                                     $70,000,000                      $70,000,000          2.1%                                   $70,000,000
8a                                          3885 Broadway                                         3885 Broadway                             New York                      New York                NY          10032       Multifamily          Conventional                                                                          64                              $14,702,119                      $14,702,119                                                 $14,702,119        Fee                 1950                1986
8b                                          4455 Broadway                                         4455 Broadway                             New York                      New York                NY          10040       Multifamily          Conventional                                                                          77                              $12,823,912                      $12,823,912                                                 $12,823,912        Fee                 1920                1983
8c                                          3915 Broadway                                         3915 Broadway                             New York                      New York                NY          10032       Multifamily          Conventional                                                                          44                               $9,460,507                       $9,460,507                                                  $9,460,507        Fee                 1909                1973
8d                                          80 Fort Washington                                    80 Fort Washington Avenue                 New York                      New York                NY          10032       Multifamily          Conventional                                                                          75                               $8,052,141                       $8,052,141                                                  $8,052,141        Fee                 1920                1988
8e                                          3900 Broadway                                         3900 Broadway                             New York                      New York                NY          10032       Multifamily          Conventional                                                                          27            (17)               $7,387,834                       $7,387,834                                                  $7,387,834        Fee                 1909                1987
8f                                          884 Riverside                                         884 Riverside Drive                       New York                      New York                NY          10032       Multifamily          Conventional                                                                          59                               $6,828,024                       $6,828,024                                                  $6,828,024        Fee                 1920                1985
8g                                          86 Fort Washington                                    86 Fort Washington Avenue                 New York                      New York                NY          10032       Multifamily          Conventional                                                                          65            (18)               $5,960,028                       $5,960,028                                                  $5,960,028        Fee                 1930                1988
8h                                          66-72 Fort Washington Avenue                          66-72 Fort Washington Avenue              New York                      New York                NY          10032       Multifamily          Conventional                                                                          44            (19)               $4,785,436                       $4,785,436                                                  $4,785,436        Fee                 1920                2000
9                         1                 Greenwich Financial Center                            1 Fawcett Place                           Greenwich                     Fairfield               CT          06830       Office               Central Business District  Column Financial, Inc.                                   81,270                            $52,800,000                      $52,800,000          1.6%                                   $52,800,000        Fee                 1947                2004
10                        2                 Latitudes Apartments                                  1702 Chase Pointe Circle                  Virginia Beach                Isle of Wight           VA          23454       Multifamily          Conventional               Column Financial, Inc.                                     448                             $50,520,000                      $50,520,000          1.5%                                   $50,520,000        Fee                 1988                2005
11                        1                 Metro Square 95 Office Park                           3563 Philips Highway                      Jacksonville                  Duval                   FL          32207       Office               Suburban                   Column Financial, Inc.                                   472,322                           $48,000,000                      $48,000,000          1.5%                                   $48,000,000        Fee                 1961                2000
12                        1                 300-318 East Fordham Road                             300-318 East Fordham Road                 Bronx                         Bronx                   NY          10458       Retail               Anchored                   Column Financial, Inc.                                   71,540                            $47,000,000                      $47,000,000          1.4%                                   $47,000,000        Fee                 1948                2000
13                        1                 Flatbush Center                                       1007 Flatbush Avenue                      Brooklyn                      Kings                   NY          11226       Retail               Anchored                   Column Financial, Inc.                                   141,599                           $45,000,000                      $45,000,000          1.4%                                   $45,000,000        Fee                 1948                1998
14                        2                 Canterbury Apartments                                 4636 Canterbury Drive                     Myrtle Beach                  Horry                   SC          29579       Multifamily          Conventional               Column Financial, Inc.                                     630                             $43,360,000                      $43,360,000          1.3%                                   $43,360,000        Fee                 1997                 N/A
15                        1                 SouthPointe Pavilions                                 2910 Pine Lake Road                       Lincoln                       Lancaster               NE          68516       Retail               Anchored                   KeyBank National Association                             199,692                           $42,000,000                      $42,000,000          1.3%                                   $42,000,000        Fee                 1998                 N/A
16                        2                 Laurel Springs Apartments Portfolio                                                                                                                                                                                           Column Financial, Inc.                                                                     $40,720,000                      $40,720,000          1.2%                                   $40,720,000
16a                                         Laurel Springs Apartments I                           1281 Old Plank Road                       High Point                    Guilford                NC          27265       Multifamily          Conventional                                                                          240                             $17,320,000                      $17,320,000                                                 $17,320,000        Fee                 2002                 N/A
16b                                         Laurel Springs Apartments III                         1281 Old Plank Road                       High Point                    Guilford                NC          27265       Multifamily          Conventional                                                                          168                             $15,480,000                      $15,480,000                                                 $15,480,000        Fee                 2005                 N/A
16c                                         Laurel Springs Apartments II                          1281 Old Plank Road                       High Point                    Guilford                NC          27265       Multifamily          Conventional                                                                          96                               $7,920,000                       $7,920,000                                                  $7,920,000        Fee                 2003                 N/A
17                        1                 The Gucci Building                                    347 North Rodeo Drive                     Beverly Hills                 Los Angeles             CA          90210       Retail               Unanchored                 Column Financial, Inc.                                   13,533                            $40,600,000                      $40,600,000          1.2%                                   $40,600,000        Fee                 1939                1998
18                        1                 8320, 8400 Ward Parkway and One Petticoat Lane                                                                                                                                                                                KeyBank National Association                                                               $39,000,000                      $39,000,000          1.2%                                   $35,068,169
18a                                         8400 Ward Parkway                                     8400 Ward Parkway                         Kansas City                   Jackson                 MO          64114       Office               Suburban                                                                            117,290                           $16,125,000                      $16,125,000                                                 $14,499,339        Fee                 1989                 N/A
18b                                         8320 Ward Parkway                                     8320 Ward Parkway                         Kansas City                   Jackson                 MO          64114       Office               Suburban                                                                            105,916                           $14,555,000                      $14,555,000                                                 $13,087,621   Fee/Leasehold            1990                 N/A
18c                                         One Petticoat                                         One Petticoat Lane                        Kansas City                   Jackson                 MO          64106       Office               Suburban                                                                            116,751                            $8,320,000                       $8,320,000                                                  $7,481,209        Fee                 1989                 N/A
19                        1                 Sheraton Four Points LAX                              9750 Airport Boulevard                    Los Angeles                   Los Angeles             CA          90045       Hotel                Full Service               Column Financial, Inc.                                     564                             $38,500,000                      $38,500,000          1.2%                                   $33,859,949        Fee                 1964                2003
20                        1                 Midwestern Distribution Portfolio                     20770 Westwood Drive, 21848 Commerce      Cleveland                     Cuyahoga                OH          Various     Industrial           N/A                        Column Financial, Inc.                                   788,292                           $33,950,000                      $33,950,000          1.0%                                   $33,950,000        Fee                 1988                2005
                                                                                                  Parkway, 23221 Morgan Court and 28600
                                                                                                  Fountain Parkway
21                        1                 University Commons                                    1441-1469 University Drive                Burlington                    Alamance                NC          27215       Retail               Anchored                   KeyBank National Association                             233,436                           $33,400,000                      $32,933,112          1.0%                                            $0        Fee                 2005                 N/A
22                        1                 El Paseo Simi Valley                                  2902-2950 Tapo Canyon Road                Simi Valley                   Ventura                 CA          93063       Retail               Anchored                   Column Financial, Inc.                                   196,737                           $32,000,000                      $32,000,000          1.0%                                   $32,000,000        Fee                 2004                 N/A
23                        2                 Wind River Apartments                                 200 Wind River Parkway                    Durham                        Durham                  NC          27560       Multifamily          Conventional               Column Financial, Inc.                                     346                             $30,040,000                      $30,040,000          0.9%                                   $30,040,000        Fee                 1999                 N/A
24                        1                 8330 Ward Parkway and Building B                                                                                                                                                                                              KeyBank National Association                                                               $28,000,000                      $28,000,000          0.8%                                   $25,177,147
24a                                         Building B                                            901 East 104th Street                     Kansas City                   Jackson                 MO          64131       Office               Suburban                                                                            148,780                           $16,785,000                      $16,785,000                                                 $15,092,801        Fee                 1984                 N/A
24b                                         8330 Ward Parkway                                     8330 Ward Parkway                         Kansas City                   Jackson                 MO          64114       Office               Suburban                                                                            91,755                            $11,215,000                      $11,215,000                                                 $10,084,347        Fee                 1985                 N/A
25                        2                 La Costa Apartments                                   6100 Ohio Drive                           Plano                         Collin                  TX          75024       Multifamily          Conventional               Column Financial, Inc.                                     462                             $27,680,000                      $27,680,000          0.8%                                   $27,680,000        Fee                 1991                2006
26                        2                 Carriage Club Apartments                              175 Carriage Club Drive                   Mooresville                   Iredell                 NC          28117       Multifamily          Conventional               Column Financial, Inc.                                     268                             $25,720,000                      $25,720,000          0.8%                                   $25,720,000        Fee                 2000                2005
27                        2                 Paces Commons Apartments                              10501 Paces Avenue                        Matthews                      Mecklenburg             NC          28105       Multifamily          Conventional               Column Financial, Inc.                                     336                             $25,400,000                      $25,400,000          0.8%                                   $25,400,000        Fee                 1988                2006
28                        2                 Mallard Creek II Apartments                           2305 New England Street                   Charlotte                     Mecklenburg             NC          28269       Multifamily          Conventional               Column Financial, Inc.                                     288                             $24,880,000                      $24,880,000          0.8%                                   $24,880,000        Fee                 1996                 N/A
29                        2                 Jefferson Place                                       6306 North MacArthur Lane                 Irving                        Dallas                  TX          75039       Multifamily          Conventional               Column Financial, Inc.                                     424                             $24,400,000                      $24,400,000          0.7%                                   $24,400,000        Fee                 1990                2006
30                        1                 Cordata Medical Building                              4545 Cordata Parkway                      Bellingham                    Whatcom                 WA          98226       Office               Suburban                   KeyBank National Association                             98,886                            $24,000,000                      $23,974,415          0.7%                                   $20,139,446        Fee                 1999                2006
31                        1                 Wildewood Portfolio                                   46610 and 46561 Expedition Drive and      Lexington Park                Saint Mary's            MD          20653       Office               Suburban                   Column Financial, Inc.                                   157,068                           $22,800,000                      $22,800,000          0.7%                                   $20,017,236        Fee                 2000   (26)          N/A
                                                                                                  22290 and 22326 Exploration Drive
32                        1                 Schaumburg Corners (REFI)                             16-66 East Golf Road                      Schaumburg                    Cook                    IL          60196       Retail               Anchored                   Column Financial, Inc.                                   159,536                           $22,750,000                      $22,750,000          0.7%                                   $22,750,000        Fee                 1973                2001
33                        1                 The Shoppes at St. Clair Square                       6500 - 6530 North Illinois Street         Fairview Heights              Saint Clair             IL          62208       Retail               Anchored                   KeyBank National Association                             84,383                            $22,500,000                      $22,476,150          0.7%                                   $18,660,666        Fee                 2007                 N/A
34                        2                 Alexan Cityview Apartments                            4900 East Oltorf Street                   Austin                        Travis                  TX          78741       Multifamily          Conventional               Column Financial, Inc.                                     308                             $22,080,000                      $22,080,000          0.7%                                   $22,080,000        Fee                 2001                2005
35                        2                 Park at Woodlake                                      9545 Ella Lee Lane                        Houston                       Harris                  TX          77063       Multifamily          Conventional               Column Financial, Inc.                                     564                             $21,320,000                      $21,320,000          0.6%                                   $21,320,000        Fee                 1974                2006
36                        2                 Reflections Apartments                                205 Southwest 75th Street                 Gainesville                   Alachua                 FL          32607       Multifamily          Conventional               Column Financial, Inc.                                     288                             $19,900,000                      $19,900,000          0.6%                                   $19,900,000        Fee                 1990                2006
37                        2                 Jefferson Creek                                       800 West Royal Lane                       Irving                        Dallas                  TX          75063       Multifamily          Conventional               Column Financial, Inc.                                     300                             $19,120,000                      $19,120,000          0.6%                                   $19,120,000        Fee                 1990                2006
38                        2                 Hunter's Chase                                        12342 Hunter's Chase Drive                Austin                        Williamson              TX          78729       Multifamily          Conventional               Column Financial, Inc.                                     424                             $18,360,000                      $18,360,000          0.6%                                   $18,360,000        Fee                 1989                2002
39                        1                 Conyers Commons                                       2195-2275 Highway 20                      Conyers                       Rockdale                GA          30013       Retail               Anchored                   Column Financial, Inc.                                   119,362                           $17,250,000                      $17,250,000          0.5%                                   $16,090,171        Fee                 2006                 N/A
40                        2                 Villagio Apartments                                   1850 Aquarena Springs Drive               San Marcos                    Hays                    TX          78666       Multifamily          Conventional               Column Financial, Inc.                                     180                             $16,800,000                      $16,800,000          0.5%                                   $14,837,201        Fee                 2006                 N/A
41                        2                 The Hollows Apartments                                7520 Potranco Road                        San Antonio                   Bexar                   TX          78251       Multifamily          Conventional               Column Financial, Inc.                                     432                             $16,720,000                      $16,720,000          0.5%                                   $16,720,000        Fee                 1984                2005
42                        2                 Sturbridge Square Apartments                          1500 Westford Circle                      Westlake                      Cuyahoga                OH          44145       Multifamily          Conventional               Column Financial, Inc.                                     270                             $16,700,000                      $16,700,000          0.5%                                   $16,700,000        Fee                 1987                2006
43                        2                 Parke Orcutt Apartments                               3235 Orcutt Road                          Orcutt                        Santa Barbara           CA          93455       Multifamily          Conventional               Column Financial, Inc.                                     117                             $16,150,000                      $16,150,000          0.5%                                   $16,150,000        Fee                 2005                 N/A
44                        2                 River Park Place Apartments                           3451 River Park Drive                     Fort Worth                    Tarrant                 TX          76116       Multifamily          Conventional               Column Financial, Inc.                                     278                             $15,500,000                      $15,500,000          0.5%                                   $13,608,515        Fee                 1997                1998
45                        2                 Orleans Square Apartments                             8525 Chalmette Drive                      Shreveport                    Caddo                   LA          71115       Multifamily          Conventional               Column Financial, Inc.                                     472                             $15,480,000                      $15,480,000          0.5%                                   $15,480,000        Fee                 1976                2002
46                        1                 Duke University Medical Complex                       4321 Medical Park Drive                   Durham                        Durham                  NC          27704       Office               Suburban                   KeyBank National Association                             79,202                            $14,500,000                      $14,500,000          0.4%                                   $12,821,891        Fee                 2001                 N/A
47                        1                 Skihawk Building                                      175 Tower Road                            Vallejo                       Napa                    CA          94503       Industrial           N/A                        KeyBank National Association                             254,002                           $14,500,000                      $14,437,848          0.4%                                   $12,168,507        Fee                 1998                 N/A
48                        2                 Wind River Crossing                                   11411 Research Boulevard                  Austin                        Travis                  TX          78759       Multifamily          Conventional               Column Financial, Inc.                                     352                             $14,200,000                      $14,200,000          0.4%                                   $14,200,000        Fee                 1982                2005
49                        2                 Sands Point Apartments                                8300 Sands Point Drive                    Houston                       Harris                  TX          77036       Multifamily          Conventional               Column Financial, Inc.                                     495                             $14,000,000                      $14,000,000          0.4%                                   $13,037,034        Fee                 1980                2006
50                        1                 Courtyard DFW Airport                                 2280 Valley View Lane                     Irving                        Dallas                  TX          75062       Hotel                Limited Service            Column Financial, Inc.                                     154                             $14,000,000                      $13,978,944          0.4%                                   $10,744,753        Fee                 2002                2006
51                        2                 Seabreeze Apartments                                  100 Larissa Lane                          Vallejo                       Solano                  CA          94590       Multifamily          Conventional               Column Financial, Inc.                                     184                             $13,500,000                      $13,500,000          0.4%                                   $12,039,720        Fee                 1987                2006
52                        2                 Versailles Apartments                                 18130 South Kedzie Avenue                 Hazel Crest                   Cook                    IL          60429       Multifamily          Conventional               Column Financial, Inc.                                     260                             $13,000,000                      $13,000,000          0.4%                                   $12,667,222        Fee                 1972                2003
53                        1                 Quail Lakes                                           4707-4755 Quail Lakes Drive and 2593 &    Stockton                      San Joaquin             CA          95207       Retail               Anchored                   KeyBank National Association                             140,201                           $12,925,000                      $12,925,000          0.4%                                   $12,925,000        Fee                 1979                1999
                                                                                                  2659 March Lane
54                        2                 Summerlyn Place Apartments                            750 Boone Station Drive                   Burlington                    Alamance                NC          27215       Multifamily          Conventional               Column Financial, Inc.                                     140                             $12,880,000                      $12,880,000          0.4%                                   $12,880,000        Fee                 1998                 N/A
55                        2                 Woodmere Trace Apartments                             3550 Pleasant Hill Road                   Duluth                        Gwinnett                GA          30096       Multifamily          Conventional               Column Financial, Inc.                                     220                             $12,300,000                      $12,300,000          0.4%                                   $12,300,000        Fee                 1986                2006
56                        2                 Spring House                                          12660 Jupiter Road                        Dallas                        Dallas                  TX          75238       Multifamily          Conventional               Column Financial, Inc.                                     372                             $12,110,000                      $12,110,000          0.4%                                   $11,230,629        Fee                 1983                2004
57                        1                 Comcast Woodridge                                     10100 Woodward Avenue                     Woodridge                     DuPage                  IL          60517       Office               Suburban                   Column Financial, Inc.                                   80,269                            $12,100,000                      $12,100,000          0.4%                                   $12,100,000        Fee                 2006                 N/A
58                        2                 Riding Club Apartments                                5198 East Main Street                     Columbus                      Franklin                OH          43213       Multifamily          Conventional               Column Financial, Inc.                                     408                             $12,000,000                      $12,000,000          0.4%                                   $10,846,099        Fee                 1970                2004
59                        2                 On the Green                                          12007 North Lamar Boulevard               Austin                        Travis                  TX          78753       Multifamily          Conventional               Column Financial, Inc.                                     212                             $11,900,000                      $11,900,000          0.4%                                   $11,900,000        Fee                 2003                 N/A
60                        2                 Walnut Creek Crossing                                 2000 Cedar Bend Drive                     Austin                        Travis                  TX          78758       Multifamily          Conventional               Column Financial, Inc.                                     280                             $11,700,000                      $11,700,000          0.4%                                   $11,700,000        Fee                 1984                2006
61                        2                 Oak Run Apartments                                    5801 Preston Oaks Road                    Dallas                        Dallas                  TX          75254       Multifamily          Conventional               Column Financial, Inc.                                     420                             $11,650,000                      $11,650,000          0.4%                                   $10,804,032        Fee                 1979                 N/A
62                        1                 800 Wyman Park Drive                                  800 Wyman Park Drive                      Baltimore                     Baltimore               MD          21211       Office               Central Business District  Column Financial, Inc.                                   84,262                            $11,600,000                      $11,600,000          0.4%                                   $10,842,146   Fee/Leasehold            1928                2001
63                        1                 Columbia Medical Complex                              71 Prospect Avenue                        Hudson                        Columbia                NY          12534       Office               Suburban                   KeyBank National Association                             65,965                            $11,511,000                      $11,511,000          0.3%                                   $10,788,545     Leasehold      (32)    2006                 N/A
64                        2                 Oakbrook Apartments                                   9424 Oakbrook Drive                       Pineville                     Mecklenburg             NC          28210       Multifamily          Conventional               Column Financial, Inc.                                     162                             $11,440,000                      $11,440,000          0.3%                                   $11,440,000        Fee                 1983                2003
65                        2                 Wyandotte Commons Apartments                          1087 Irongate Lane                        Whitehall                     Franklin                OH          43213       Multifamily          Conventional               Column Financial, Inc.                                     342                             $11,000,000                      $11,000,000          0.3%                                    $9,942,258        Fee                 1965                2005
66                        2                 Country Club Villas                                   4401 South Coulter                        Amarillo                      Randall                 TX          79109       Multifamily          Conventional               Column Financial, Inc.                                     282                             $10,800,000                      $10,800,000          0.3%                                   $10,015,755        Fee                 1984                2004
67                        1                 Hammonton Retail Center                               75 South White Horse Pike                 Hammonton                     Atlantic                NJ          08037       Retail               Anchored                   Column Financial, Inc.                                   82,607                            $10,750,000                      $10,750,000          0.3%                                   $10,039,889        Fee                 1995                 N/A
68                        1                 Colerain Shopping Center                              9430-9490 Colerain Avenue                 Cincinnati                    Hamilton                OH          45251       Retail               Anchored                   Column Financial, Inc.                                   105,075                           $10,600,000                      $10,600,000          0.3%                                    $9,853,912        Fee                 1974                2003
69                        2                 Heritage Park Estates                                 3600 West St. Germain Street              St. Cloud                     Stearns                 MN          56301       Multifamily          Conventional               Column Financial, Inc.                                     150                             $10,500,000                      $10,500,000          0.3%                                    $9,744,124        Fee                 2002                 N/A
70                        1                 Los Mares Plaza                                       641 Camino De Los Mares                   San Clemente                  Orange                  CA          92673       Retail               Anchored                   Column Financial, Inc.                                   42,613                            $10,500,000                      $10,500,000          0.3%                                    $9,764,946        Fee                 1996                 N/A
71                        1                 Greensboro Village Shopping Center                    1483 Nashville Pike                       Gallatin                      Sumner                  TN          37066       Retail               Anchored                   Column Financial, Inc.                                   70,203                            $10,200,000                      $10,155,201          0.3%                                    $8,508,257        Fee                 2005                 N/A
72                        1                 Skymark Tower                                         1521 North Cooper Street                  Arlington                     Tarrant                 TX          76011       Office               Suburban                   Column Financial, Inc.                                   115,393                           $10,000,000                      $10,000,000          0.3%                                    $9,295,825        Fee                 1985                2004
73                        2                 Vista Crossing                                        1110 Vista Valet                          San Antonio                   Bexar                   TX          78216       Multifamily          Conventional               Column Financial, Inc.                                     232                              $9,900,000                       $9,900,000          0.3%                                    $9,900,000        Fee                 1985                2006
74                        2                 Chapel Hill Apartments                                142 BPW Club Road                         Carrboro                      Orange                  NC          27510       Multifamily          Conventional               Column Financial, Inc.                                     144                              $9,640,000                       $9,640,000          0.3%                                    $9,640,000        Fee                 1990                2005
75                        1                 Duke Portfolio                                                                                                                                                                                                                Column Financial, Inc.                                                                      $9,615,000                       $9,615,000          0.3%                                    $8,407,174
75a                                         Creighton Crossing                                    8005 Creighton Parkway                    Richmond                      Hanover                 VA          28314       Retail               Unanchored                                                                          17,315                             $3,615,000                       $3,615,000                                                  $3,160,887        Fee                 2004                 N/A
75b                                         Bowles Farm                                           6493 Mechanicsville Turnpike              Mechanicsville                Hanover                 VA          23111       Retail               Unanchored                                                                          10,200                             $1,939,000                       $1,939,000                                                  $1,695,424        Fee                 2005                 N/A
75c                                         Patterson Road                                        10431 Patterson Avenue                    Richmond                      Henrico                 VA          28314       Office               Suburban                                                                            10,093                             $1,520,000                       $1,520,000                                                  $1,329,059        Fee                 1981                 N/A
75d                                         Ski Chalet                                            9507 West Broad Street                    Richmond                      Henrico                 VA          23294       Retail               Unanchored                                                                           8,750                             $1,070,000                       $1,070,000                                                    $935,588        Fee                 1987                 N/A
75e                                         Athens Road                                           1100 Athens Avenue                        Richmond                      Henrico                 VA          23227       Mixed Use            Office/Warehouse                                                                    18,138                               $940,000                         $940,000                                                    $821,918        Fee                 1990                 N/A
75f                                         Enterprise                                            10056 West Broad Street                   Glenn Allen                   Henrico                 VA          23060       Retail               Unanchored                                                                           2,900                               $531,000                         $531,000                                                    $464,296        Fee                 2003                 N/A
76                        1                 Spring Lane Galleria                                  818 Spring Lane                           Sanford                       Lee                     NC          27330       Retail               Anchored                   Column Financial, Inc.                                   106,661                            $9,600,000                       $9,600,000          0.3%                                    $8,616,574        Fee                 1972                1996
77                        1                 Elgin O'Hare Commerce Center                          1200 St. Charles Road                     Elgin                         Kane                    IL          60120       Industrial           N/A                        Column Financial, Inc.                                   244,986                            $9,550,000                       $9,550,000          0.3%                                    $8,578,570        Fee                 1936                1995
78                        1                 Draper Anchored Retail                                268 and 272 East 12300 South              Draper                        Salt Lake               UT          84020       Retail               Anchored                   KeyBank National Association                             57,203                             $9,345,000                       $9,335,243          0.3%                                    $7,868,118        Fee                 2005                 N/A
79       (B)              2                 GHC Brookside Park I & II                                                                                                                                                                                                     Column Financial, Inc.                                                                      $3,100,000                       $3,100,000          0.1%                                    $2,800,741
79a      (B)                                GHC Brookside Park I                                  1113 Richards Street                      Southern Pines                Moore                   NC          28387       Multifamily          Conventional                                                                          100                              $2,100,000                       $2,100,000                                                  $1,897,276        Fee                 1972                2005
79b      (B)                                GHC Brookside Park II                                 1113 Richards Street                      Southern Pines                Moore                   NC          28387       Multifamily          Conventional                                                                          50                               $1,000,000                       $1,000,000                                                    $903,465        Fee                 1977                2001
80       (B)              2                 GHC Icemorelee Apartments                             1611 Icemorelee Street                    Monroe                        Union                   NC          28110       Multifamily          Conventional               Column Financial, Inc.                                     100                              $3,100,000                       $3,100,000          0.1%                                    $2,800,741        Fee                 1972                2006
81       (B)              2                 GHC Downing Place Apartments                          2110 Smallwood Street                     Wilson                        Wilson                  NC          27893       Multifamily          Conventional               Column Financial, Inc.                                     100                              $1,600,000                       $1,600,000          0.0%                                    $1,445,544        Fee                 1971                1998
82       (B)              2                 GHC Peachtree Court Apartments                        601 South Peachtree Street                Ahoskie                       Hertford                NC          27910       Multifamily          Conventional               Column Financial, Inc.                                     50                                 $650,000                         $650,000          0.0%                                      $587,252        Fee                 1970                1992
83       (B)              2                 GHC Rockwood Place Apartments                         1301 Leggett Road                         Rocky Mount                   Nash                    NC          27801       Multifamily          Conventional               Column Financial, Inc.                                     50                                 $570,000                         $570,000          0.0%                                      $514,975        Fee                 1969                1999
84       (B)              2                 GHC Carriage Hill Apartments                          325 Henry Street                          Roanoke Rapids                Halifax                 NC          27870       Multifamily          Conventional               Column Financial, Inc.                                     46                                 $275,000                         $275,000          0.0%                                      $248,453        Fee                 1968                2006
85                        2                 Mission Village                                       400 John Wesley Boulevard                 Bossier City                  Bossier                 LA          71112       Multifamily          Conventional               Column Financial, Inc.                                     200                              $9,250,000                       $9,250,000          0.3%                                    $8,495,434        Fee                 1972                2002
86                        1                 Springhill Suites Dallas Las Colinas Irving           5800 Highpoint Drive                      Irving                        Dallas                  TX          75038       Hotel                Limited Service            Column Financial, Inc.                                     120                              $9,000,000                       $8,986,464          0.3%                                    $6,907,342        Fee                 2006                 N/A
87                        2                 Bandera Crossing                                      9821 Camino Villa                         San Antonio                   Bexar                   TX          78254       Multifamily          Conventional               Column Financial, Inc.                                     204                              $8,800,000                       $8,800,000          0.3%                                    $8,800,000        Fee                 1985                2006
88                        1                 105 South York                                        105 South York Street                     Elmhurst                      Dupage                  IL          60126       Mixed Use            Office/Retail              Column Financial, Inc.                                   48,616                             $8,151,500                       $8,151,500          0.2%                                    $7,351,038        Fee                 1926                2006
89                        2                 Hampton Greens Apartments                             10911 Woodmeadow Parkway                  Dallas                        Dallas                  TX          75228       Multifamily          Conventional               Column Financial, Inc.                                     309                              $7,900,000                       $7,900,000          0.2%                                    $7,326,339        Fee                 1985                1999
90                        1                 720 Washington Avenue                                 720 Washington Avenue Southeast           Minneapolis                   Hennepin                MN          55455       Mixed Use            Office/Retail              Column Financial, Inc.                                   73,090                             $7,775,000                       $7,775,000          0.2%                                    $6,991,154        Fee                 1905                2000
91                        2                 Cypress Creek Apartments                              14355 Cornerstone Village Drive           Houston                       Harris                  TX          77014       Multifamily          Conventional               Column Financial, Inc.                                     256                              $7,720,000                       $7,720,000          0.2%                                    $7,720,000        Fee                 1983                2006
92                        1                 Mequon Marketplace                                    11300 North Port Washington Road          Mequon                        Ozaukee                 WI          53092       Retail               Anchored                   Column Financial, Inc.                                   42,330                             $7,600,000                       $7,600,000          0.2%                                    $7,600,000        Fee                 1998                2002
93                        1                 Shops on Galaxie                                      15322 Galaxie Avenue                      Apple Valley                  Dakota                  MN          55124       Mixed Use            Office/Retail              Column Financial, Inc.                                   42,054                             $7,600,000                       $7,600,000          0.2%                                    $6,844,125        Fee                 2006                 N/A
94                        1                 Alcoa Industrial                                      545 Alcoa Circle                          Corona                        Riverside               CA          92880       Industrial           N/A                        Column Financial, Inc.                                   128,344                            $7,300,000                       $7,300,000          0.2%                                    $6,763,625        Fee                 1997                2000
95                        2                 Willow Brook Crossing                                 7150 Smiling Wood Lane                    Houston                       Harris                  TX          77086       Multifamily          Conventional               Column Financial, Inc.                                     208                              $7,250,000                       $7,250,000          0.2%                                    $7,250,000        Fee                 1982                2006
96                        2                 Pelham Apartments                                     151 Mitchell Road                         Greenville                    Greenville              SC          29615       Multifamily          Conventional               Column Financial, Inc.                                     144                              $7,240,000                       $7,240,000          0.2%                                    $7,240,000        Fee                 1986                2006
97                        2                 Southern Oaks Apartments                              833 South University Boulevard            Mobile                        Mobile                  AL          36609       Multifamily          Conventional               Column Financial, Inc.                                     224                              $7,200,000                       $7,200,000          0.2%                                    $6,675,857        Fee                 1974                2006
98                        2                 Timber Ridge Apartments                               8601 Millicent Way                        Shreveport                    Caddo Parish            LA          71115       Multifamily          Conventional               Column Financial, Inc.                                     194                              $7,150,000                       $7,150,000          0.2%                                    $7,150,000        Fee                 1979                2001
99                        1                 Terrace Ridge Shopping Center                         5203 East Fowler Avenue                   Temple Terrace                Hillsborough            FL          33617       Retail               Anchored                   Column Financial, Inc.                                   66,517                             $7,100,000                       $7,100,000          0.2%                                    $7,100,000        Fee                 1987                 N/A
100                       2                 Village Plaza Apartments - West Wing                  33 Village Parkway                        Circle Pines                  Anoka                   MN          55014       Multifamily          Conventional               Column Financial, Inc.                                     48                               $7,100,000                       $7,100,000          0.2%                                    $6,615,566        Fee                 2006                 N/A
101                       1                 Physicians Plaza of Cool Springs                      740 Cool Springs Boulevard                Franklin                      Williamson              TN          37067       Office               Suburban                   KeyBank National Association                             34,843                             $7,000,000                       $7,000,000          0.2%                                    $6,307,717        Fee                 2005                 N/A
102                       1                 Renaissance Courtyard                                 1051-1055 Military Cutoff Road            Wilmington                    New Hanover             NC          28403       Mixed Use            Office/Retail              Column Financial, Inc.                                   33,685                             $6,600,000                       $6,600,000          0.2%                                    $6,600,000        Fee                 2005                 N/A
103                       1                 The American Building                                 231 East Baltimore Street                 Baltimore                     Baltimore City          MD          21202       Office               Central Business District  Column Financial, Inc.                                   81,750                             $6,600,000                       $6,600,000          0.2%                                    $5,944,869        Fee                 1905                2006
104                       1                 Windward Way Shopping Center                          12872 - 12890 State Highway 9             Alpharetta                    Fulton                  GA          30004       Retail               Unanchored                 Column Financial, Inc.                                   29,299                             $6,500,000                       $6,500,000          0.2%                                    $5,836,119        Fee                 2001                2005
105                       1                 Homewood Suites Irving DFW                            7800 Dulles Drive                         Irving                        Dallas                  TX          75063       Hotel                Limited Service            Column Financial, Inc.                                     77                               $6,500,000                       $6,490,372          0.2%                                    $5,005,817        Fee                 2006                 N/A
106                       2                 Broadmoor Apartments                                  3900 Investor Drive                       Dallas                        Dallas                  TX          75237       Multifamily          Conventional               Column Financial, Inc.                                     256                              $6,400,000                       $6,400,000          0.2%                                    $5,660,905        Fee                 1983                1992
107                       2                 Canterbury Place                                      8911 Youree Drive                         Shreveport                    Caddo Parish            LA          71115       Multifamily          Conventional               Column Financial, Inc.                                     168                              $6,300,000                       $6,300,000          0.2%                                    $6,300,000        Fee                 1985                2000
108                       2                 Remington Court Apartments                            11490 Harwin Drive                        Houston                       Harris                  TX          77072       Multifamily          Conventional               Column Financial, Inc.                                     260                              $6,300,000                       $6,300,000          0.2%                                    $5,553,267        Fee                 1979                2006
109                       1                 Comfort Inn Lehigh Valley West                        7625 Imperial Way                         Allentown                     Lehigh                  PA          18106       Hotel                Limited Service            Column Financial, Inc.                                     127                              $6,300,000                       $6,290,554          0.2%                                    $4,838,476        Fee                 1990                2007
110                       1                 Douglas Physicians Center                             6002 Professional Parkway                 Douglasville                  Douglas                 GA          30314       Office               Suburban                   Column Financial, Inc.                                   40,323                             $6,250,000                       $6,250,000          0.2%                                    $5,612,809     Leasehold              2006                 N/A
111                       1                 Hillsboro Promenade                                   7410-7486 and 7550-7558 West Baseline     Hillsboro                     Washington              OR          97123       Retail               Unanchored                 Column Financial, Inc.                                   50,877                             $6,200,000                       $6,182,207          0.2%                                    $4,754,011        Fee                 1998                2004
                                                                                                  Road
112                       1                 College View Manor                                    3828 College View Drive                   Joplin                        Jasper                  MO          64801       Multifamily          Conventional               Column Financial, Inc.                                     87                               $6,100,000                       $6,100,000          0.2%                                    $5,389,487        Fee                 2003                 N/A
113                       2                 Huntington Park Apartments                            765 McMurray Drive                        Nashville                     Davidson                TN          37211       Multifamily          Conventional               Column Financial, Inc.                                     196                              $6,000,000                       $6,000,000          0.2%                                    $5,796,839        Fee                 1968                2006
114                       1                 Springhill Suites Dallas NW Highway                   2363 Stemmons Trail                       Dallas                        Dallas                  TX          75220       Hotel                Limited Service            Column Financial, Inc.                                     96                               $6,000,000                       $5,991,058          0.2%                                    $4,629,230        Fee                 1991                2003
115                       2                 Hunterwood Apartments                                 409 East William Cannon Drive             Austin                        Travis                  TX          78745       Multifamily          Conventional               Column Financial, Inc.                                     160                              $5,900,000                       $5,900,000          0.2%                                    $5,900,000        Fee                 1984                2005
116                       1                 Radio Road Industrial                                 265 Radio Road                            Corona                        Riverside               CA          92879       Industrial           N/A                        Column Financial, Inc.                                   175,000                            $5,700,000                       $5,688,814          0.2%                                    $4,779,852        Fee                 2000                 N/A
117                       1                 Heritage Office                                       225 East Lemon Street                     Lakeland                      Polk                    FL          33801       Office               Suburban                   Column Financial, Inc.                                   35,297                             $5,600,000                       $5,600,000          0.2%                                    $5,412,738        Fee                 2001                 N/A
118                       1                 Boise Block 44                                        210-224 North 9th Street, 211-223 North   Boise                         Ada                     ID          83702       Retail               Unanchored                 Column Financial, Inc.                                   31,091                             $5,500,000                       $5,500,000          0.2%                                    $4,847,733        Fee                 1910                1997
                                                                                                  8th Street and 801-815 West Bannock
                                                                                                  Street
119                       1                 Oxford Town Center                                    955-999 South Lapeer Road                 Oxford Township               Oakland                 MI          48371       Retail               Unanchored                 Column Financial, Inc.                                   33,559                             $5,500,000                       $5,500,000          0.2%                                    $4,864,917        Fee                 1981                2006
120                       1                 West Hills                                            735 Southwest 158th Avenue                Beaverton                     Washington              OR          97006       Office               Suburban                   KeyBank National Association                             48,175                             $5,500,000                       $5,494,376          0.2%                                    $4,646,147        Fee                 1996                 N/A
121                       2                 Regent House                                          3201 Wisconsin Avenue Northwest           Washington                    District of Columbia    DC          20016       Multifamily          Conventional               Column Financial, Inc.                                     65                               $5,400,000                       $5,400,000          0.2%                                    $4,751,864        Fee                 1959                2006
122                       2                 Centre Apartments                                     1717 South 7th Street                     Waco                          McLennan                TX          76706       Multifamily          Conventional               Column Financial, Inc.                                     96                               $5,345,000                       $5,345,000          0.2%                                    $4,735,956        Fee                 1986                 N/A
123                       1                 New York Avenue Office Building                       201 North New York Avenue                 Winter Park                   Orange                  FL          32789       Office               Central Business District  KeyBank National Association                             24,278                             $5,278,000                       $5,278,000          0.2%                                    $4,905,698        Fee                 1985                2004
124                       2                 Willow Glen                                           875 East Sunset Drive                     Monroe                        Union                   NC          28112       Multifamily          Conventional               Column Financial, Inc.                                     120                              $5,200,000                       $5,200,000          0.2%                                    $5,200,000        Fee                 1980                2006
125                       1                 Savannah Suites Norfolk                               5649 Lowery Road                          Norfolk                       Norfolk City            VA          23502       Hotel                Limited Service            Column Financial, Inc.                                     126                              $5,200,000                       $5,185,703          0.2%                                    $4,021,570        Fee                 2004                 N/A
126                       1                 County Line Medical                                   484 County Line Road West                 Westerville                   Delaware                OH          43082       Office               Suburban                   Column Financial, Inc.                                   34,769                             $5,075,000                       $5,075,000          0.2%                                    $4,581,708        Fee                 2003                 N/A
127                       2                 Chapelwood Apartments                                 890 West Loveland Avenue                  Loveland                      Hamilton                OH          45140       Multifamily          Conventional               Column Financial, Inc.                                     133                              $5,000,000                       $5,000,000          0.2%                                    $4,440,219        Fee                 1971                2006
128                       1                 Klug Industrial                                       250 Klug Circle                           Corona                        Riverside               CA          92880       Industrial           N/A                        Column Financial, Inc.                                   100,950                            $5,000,000                       $4,994,609          0.2%                                    $4,187,989        Fee                 2000                 N/A
129                       2                 Westridge Apartments                                  3097 North Five Mile Road                 Boise                         Ada                     ID          83713       Multifamily          Conventional               Column Financial, Inc.                                     100                              $4,900,000                       $4,900,000          0.1%                                    $4,313,181        Fee                 1993                 N/A
130                       2                 Pear Tree Village                                     3705 Hermitage Road                       Columbia                      Boone                   MO          65201       Multifamily          Conventional               KeyBank National Association                               68                               $4,842,000                       $4,832,745          0.1%                                    $4,083,346        Fee                 1988                2005
131                       2                 Hamilton Bay Apartments                               165-185 Quincy Shore Drive                Quincy                        Norfolk                 MA          02171       Multifamily          Conventional               KeyBank National Association                               48                               $4,750,000                       $4,750,000          0.1%                                    $4,417,439        Fee                 1975                2006
132                       2                 Porterwood Apartments                                 24270 FM 1314 Road                        Porter                        Montgomery              TX          77365       Multifamily          Conventional               KeyBank National Association                               136                              $4,600,000                       $4,600,000          0.1%                                    $4,166,400        Fee                 1984                1999
133                       1                 Savannah Suites Chesapeake                            1401 Tintern Street                       Chesapeake                    Chesapeake City         VA          23320       Hotel                Limited Service            Column Financial, Inc.                                     123                              $4,600,000                       $4,587,353          0.1%                                    $3,557,543        Fee                 2004                 N/A
134                       1                 Hampton Inn Richmond Hill                             4679 U.S. Highway 17                      Richmond Hill                 Bryan                   GA          31324       Hotel                Limited Service            Column Financial, Inc.                                     64                               $4,500,000                       $4,491,863          0.1%                                    $3,816,078        Fee                 1999                2005
135                       1                 Bushnell Lakeside Office Building                     1315 Macom Drive                          Naperville                    Dupage                  IL          60564       Office               Suburban                   Column Financial, Inc.                                   29,308                             $4,300,000                       $4,300,000          0.1%                                    $4,003,184        Fee                 2003                2005
136                       1                 Fort Knox Self-Storage of Upper Marlboro              15400 Depot Lane                          Upper Marlboro                Prince Georges          MD          20772       Self Storage         N/A                        Column Financial, Inc.                                   59,180                             $4,200,000                       $4,200,000          0.1%                                    $4,200,000        Fee                 1990                 N/A
137                       2                 Colony Apartments                                     300 Champions Drive                       Lufkin                        Angelina                TX          75901       Multifamily          Conventional               KeyBank National Association                               128                              $4,200,000                       $4,200,000          0.1%                                    $3,804,104        Fee                 1984                 N/A
138                       2                 Knoll & Chicory Apartments                            2720 Chicory Road, 2860 Chicory Road and  Racine                        Racine                  WI          53403       Multifamily          Conventional               Column Financial, Inc.                                     76                               $4,030,000                       $4,017,330          0.1%                                    $3,422,321        Fee                 1993                2004
                                                                                                  4010 Knoll Place
139                       1                 Comfort Suites Richmond Hill                          4601 U.S. Highway 17                      Richmond Hill                 Bryan                   GA          31324       Hotel                Limited Service            Column Financial, Inc.                                     65                               $4,000,000                       $3,992,768          0.1%                                    $3,392,068        Fee                 2005                 N/A
140                       1                 301 North Lewis Road                                  301 North Lewis Road                      Royersford                    Montgomery              PA          19468       Retail               Anchored                   Column Financial, Inc.                                   63,855                             $4,000,000                       $3,992,438          0.1%                                    $3,371,770        Fee                 1969                 N/A
141                       2                 Stone Hollow Apartments                               2400 Stone Hollow Drive                   Brenham                       Washington              TX          77833       Multifamily          Conventional               KeyBank National Association                               112                              $3,900,000                       $3,900,000          0.1%                                    $3,532,383        Fee                 1983                 N/A
142                       2                 Spartan Village Apartments                            5622 Florin Road                          Sacramento                    Sacramento              CA          95823       Multifamily          Conventional               Column Financial, Inc.                                     80                               $3,805,000                       $3,788,752          0.1%                                    $3,195,133        Fee                 1967                2005
143                       1                 Savannah Suites Hampton                               2134 West Mercury Boulevard               Hampton                       Hampton City            VA          23666       Hotel                Limited Service            Column Financial, Inc.                                     124                              $3,700,000                       $3,689,827          0.1%                                    $2,861,502        Fee                 2004                 N/A
144                       2                 Brandywine                                            8510 Millicent Way                        Shreveport                    Caddo Parish            LA          71115       Multifamily          Conventional               Column Financial, Inc.                                     104                              $3,670,000                       $3,670,000          0.1%                                    $3,670,000        Fee                 1982                1995
145                       2                 The Cove Apartments                                   2041 North Commonwealth Avenue            Los Angeles                   Los Angeles             CA          90027       Multifamily          Conventional               Column Financial, Inc.                                     42                               $3,600,000                       $3,600,000          0.1%                                    $3,230,039        Fee                 1973                2003
146                       1                 Gardens Medical Plaza Portfolio                                                                                                                                                                                               KeyBank National Association                                                                $3,600,000                       $3,600,000          0.1%                                    $3,361,740
146a                                        3375 Gardens Medical Plaza                            3375 Burns Road                           Palm Beach Gardens            Palm Beach              FL          33410       Office               Suburban                                                                            24,350                             $1,835,294                       $1,835,294                                                  $1,713,828        Fee                 1979                1998
146b                                        3385 Plaza North Medical                              3385 Burns Road                           Palm Beach Gardens            Palm Beach              FL          33410       Office               Suburban                                                                            23,513                             $1,764,706                       $1,764,706                                                  $1,647,912        Fee                 1979                1998
147                       1                 Wyndham Hills                                         9120-9130 West Loomis Road                Franklin                      Milwaukee               WI          53132       Office               Suburban                   Column Financial, Inc.                                   38,117                             $3,575,000                       $3,568,106          0.1%                                    $3,011,218        Fee                 1997                1999
148                       1                 Blue Stone Bay Commons                                2510 East Lincoln Highway                 New Lenox                     Will                    IL          60451       Retail               Unanchored                 Column Financial, Inc.                                   10,613                             $3,500,000                       $3,493,324          0.1%                                    $2,952,503        Fee                 2005                 N/A
149                       2                 Tabard Apartments                                     415 East University Boulevard             Tucson                        Pima                    AZ          85705       Multifamily          Conventional               Column Financial, Inc.                                     96                               $3,450,000                       $3,450,000          0.1%                                    $3,450,000        Fee                 1981                2001
150                       1                 Fort Knox Self-Storage of Leesburg                    755 Gateway Drive Southeast               Leesburg                      Loudoun                 VA          20175       Self Storage         N/A                        Column Financial, Inc.                                   56,615                             $3,400,000                       $3,400,000          0.1%                                    $3,400,000        Fee                 1991                2002
151                       1                 Frederick Self-Storage                                120 Monroe Avenue                         Frederick                     Frederick               MD          21701       Self Storage         N/A                        Column Financial, Inc.                                   70,810                             $3,400,000                       $3,400,000          0.1%                                    $3,400,000        Fee                 1979                1999
152                       1                 White Birch Plaza                                     1810 SW White Birch Circle                Ankeny                        Polk                    IA          50023       Retail               Unanchored                 KeyBank National Association                             26,838                             $3,400,000                       $3,400,000          0.1%                                    $3,064,354        Fee                 2006                 N/A
153                       1                 Eubanks Court                                         630 and 640 Eubanks Court                 Vacaville                     Solano                  CA          95688       Industrial           N/A                        Column Financial, Inc.                                   44,200                             $3,370,000                       $3,370,000          0.1%                                    $3,090,313        Fee                 1988                 N/A
154                       1                 The Offices at Johns Creek                            4255 and 4265 Johns Creek Parkway         Suwanee                       Forsyth                 GA          30024       Office               Suburban                   Column Financial, Inc.                                   22,188                             $3,353,000                       $3,353,000          0.1%                                    $3,011,944        Fee                 2004                 N/A
155                       1                 Shoppes at Live Oak                                   20331 Bruce B Downs Boulevard             Tampa                         Hillsborough            FL          33647       Retail               Unanchored                 Column Financial, Inc.                                   11,750                             $3,320,000                       $3,313,929          0.1%                                    $2,805,379        Fee                 2006                 N/A
156                       1                 HRubin Orlando Warehouse                              2251 Mercy Drive                          Orlando                       Orange                  FL          32808       Industrial           N/A                        KeyBank National Association                             49,982                             $3,290,000                       $3,290,000          0.1%                                    $3,066,378        Fee                 2006                 N/A
157                       1                 Tartan Square                                         2940 FM 407                               Highland Village              Denton                  TX          75077       Retail               Anchored                   KeyBank National Association                             16,956                             $3,250,000                       $3,244,031          0.1%                                    $2,755,566        Fee                 2005                 N/A
158                       2                 Bolivar Square                                        3602, 3619 and 3636 Bolivar Drive         Dallas                        Dallas                  TX          75220       Multifamily          Conventional               Column Financial, Inc.                                     149                              $3,200,000                       $3,200,000          0.1%                                    $2,878,537        Fee                 1974                2006
159                       1                 Northglenn Greens                                     10190 Bannock Street                      Northglenn                    Adams                   CO          80260       Office               Suburban                   KeyBank National Association                             47,677                             $3,120,000                       $3,113,729          0.1%                                    $2,612,744        Fee                 1980                1989
160                       1                 Meadow View Shopping Plaza                            2211 Algonquin Road                       Rolling Meadows               Cook                    IL          60008       Retail               Unanchored                 Column Financial, Inc.                                   21,055                             $3,103,000                       $3,093,110          0.1%                                    $2,628,918        Fee                 1971                2005
161                       1                 Chamberlain Plaza                                     11300-11334 Maple Brook Drive             Louisville                    Jefferson               KY          40241       Retail               Unanchored                 Column Financial, Inc.                                   29,630                             $3,050,000                       $3,038,239          0.1%                                       $67,584        Fee                 2003                 N/A
162                       1                 Valle Verde Pads #2 and #3                            34 and 40 North Valle Verde Drive         Henderson                     Clark                   NV          89074       Retail               Unanchored                 Column Financial, Inc.                                    9,484                             $3,000,000                       $3,000,000          0.1%                                    $2,714,869        Fee                 2006                 N/A
163                       2                 Savannah Garden Apartments                            3600 Covert Avenue                        Evansville                    Vanderburgh             IN          47714       Multifamily          Conventional               Column Financial, Inc.                                     121                              $2,847,500                       $2,835,702          0.1%                                    $2,402,689        Fee                 1965                1997
164                       1                 Emerald Center                                        1102 North Highway 190                    Covington                     St. Tammany Parish      LA          70433       Retail               Unanchored                 Column Financial, Inc.                                   17,329                             $2,800,000                       $2,797,049          0.1%                                    $2,353,912        Fee                 2001                2005
165                       1                 Stone Oak North                                       3007-45 Alberta Road                      Edinburg                      Hidalgo                 TX          78539       Office               Suburban                   Column Financial, Inc.                                   28,503                             $2,800,000                       $2,791,537          0.1%                                    $2,388,043        Fee                 2003                 N/A
166                       2                 Presidential Court                                    2210 Northwest Everett Street             Portland                      Multnomah               OR          97210       Multifamily          Conventional               Column Financial, Inc.                                     51                               $2,720,000                       $2,717,303          0.1%                                    $2,308,673        Fee                 1928                2006
167                       2                 Holiday Village Mobile Home Park                      1325 27th Street Southeast                Minot                         Ward                    ND          58701       Multifamily          Manufactured Housing       Column Financial, Inc.                                     262                              $2,700,000                       $2,700,000          0.1%                                    $2,411,456        Fee                 1975                 N/A
168                       2                 Parkway East Townhomes                                1541 Parkway Lane                         Arlington                     Tarrant                 TX          76010       Multifamily          Conventional               Column Financial, Inc.                                     70                               $2,700,000                       $2,700,000          0.1%                                    $2,397,184        Fee                 1971                2006
169                       1                 Marysville Industrial                                 3707 124th Street Northeast               Marysville                    Snohomish               WA          98270       Industrial           N/A                        Column Financial, Inc.                                   51,166                             $2,700,000                       $2,694,985          0.1%                                    $2,285,845        Fee                 1997                2000
170                       1                 A1A Self-Storage                                      1040 State Road A1A                       Ponte Vedra Beach             St. Johns               FL          32082       Self Storage         N/A                        Column Financial, Inc.                                   36,685                             $2,600,000                       $2,600,000          0.1%                                    $2,600,000        Fee                 1997                 N/A
171                       1                 HRubin Lee Warehouse                                  7899 Drew Circle                          Fort Myers                    Lee                     FL          33967       Industrial           N/A                        KeyBank National Association                             25,199                             $2,517,000                       $2,517,000          0.1%                                    $2,347,533        Fee                 2006                 N/A
172                       1                 Medford Place Shopping Center                         10485 North Michigan Road                 Carmel                        Hamilton                IN          46032       Retail               Unanchored                 Column Financial, Inc.                                    9,062                             $2,525,000                       $2,514,936          0.1%                                       $86,992        Fee                 2005                 N/A
173                       1                 Fort Knox Self-Storage of Frederick                   5106 Old National Pike                    Frederick                     Frederick               MD          21702       Self Storage         N/A                        Column Financial, Inc.                                   45,830                             $2,400,000                       $2,400,000          0.1%                                    $2,400,000        Fee                 1987                 N/A
174                       1                 Shops at Bailey Cove                                  2000 Cecil Ashburn Drive                  Huntsville                    Madison                 AL          35802       Retail               Unanchored                 Column Financial, Inc.                                   14,128                             $2,400,000                       $2,390,075          0.1%                                    $2,025,699        Fee                 2006                 N/A
175                       2                 Maple Ridge Apartments                                564 Water Street                          Chardon                       Geauga                  OH          44024       Multifamily          Conventional               Column Financial, Inc.                                     86                               $2,300,000                       $2,300,000          0.1%                                    $2,070,890        Fee                 1967                2004
176                       1                 Sterling Climate Controlled Storage                   2121 Bert Kouns Industrial Parkway        Shreveport                    Caddo                   LA          71118       Self Storage         N/A                        KeyBank National Association                             30,775                             $2,200,000                       $2,200,000          0.1%                                    $1,985,940        Fee                 1996                 N/A
177                       1                 Covington Plaza                                       6230 Covington Road                       Fort Wayne                    Allen                   IN          46804       Retail               Unanchored                 Column Financial, Inc.                                   17,336                             $2,060,000                       $2,060,000          0.1%                                    $1,819,258        Fee                 1969                2000
178                       1                 HRubin Jupiter Warehouse                              1830 Park Lane South                      Jupiter                       Palm Beach              FL          33458       Industrial           N/A                        KeyBank National Association                             23,017                             $1,950,000                       $1,950,000          0.1%                                    $1,816,200        Fee                 2004                 N/A
179                       1                 31st Street                                           23-02 31st Street                         Astoria                       Queens                  NY          11105       Retail               Unanchored                 Column Financial, Inc.                                    4,000                             $1,950,000                       $1,942,918          0.1%                                    $1,678,530        Fee                 1901                2005
180                       2                 Park Place I & II                                     735 Park Avenue                           Jacksonville                  Calhoun                 AL          36265       Multifamily          Conventional               Column Financial, Inc.                                     83                               $1,900,000                       $1,898,173          0.1%                                    $1,616,962        Fee                 1971                2001
181                       1                 Chisholm Trail Office Suites                          1970 Rawhide Drive                        Round Rock                    Williamson              TX          78681       Office               Suburban                   Column Financial, Inc.                                   14,683                             $1,875,000                       $1,867,246          0.1%                                    $1,582,578        Fee                 2006                 N/A
182                       1                 Williamson Ranch Retail                               4849 Lone Tree Way                        Antioch                       Contra Costa            CA          94531       Office               Suburban                   Column Financial, Inc.                                    6,652                             $1,863,000                       $1,863,000          0.1%                                    $1,648,851        Fee                 2005                 N/A
183                       2                 Country Squire Apartments                             108 Thompson Lane                         Nashville                     Davidson                TN          37211       Multifamily          Conventional               Column Financial, Inc.                                     109                              $1,850,000                       $1,850,000          0.1%                                    $1,787,359        Fee                 1969                2006
184                       1                 Gulf Collection                                       9335 Gulf Freeway                         Houston                       Harris                  TX          77017       Retail               Unanchored                 Column Financial, Inc.                                    7,500                             $1,700,000                       $1,698,291          0.05%                                   $1,439,938        Fee                 2004                 N/A
185                       1                 A&A Storage - Rogers                                  104 North 24th Street                     Rogers                        Benton                  AR          72756       Self Storage         N/A                        Column Financial, Inc.                                   75,650                             $1,700,000                       $1,696,793          0.05%                                   $1,436,229        Fee                 1993                2002
186                       1                 Eckerd - Germantown, MD                               19927 Century Boulevard                   Germantown                    Montgomery              MD          20874       Retail               Unanchored                 Column Financial, Inc.                                   10,908                             $1,690,000                       $1,678,444          0.05%                                      $23,094        Fee                 2002                 N/A
187                       1                 Oasis at the Islands                                  1455 West Elliott Road                    Gilbert                       Maricopa                AZ          85233       Retail               Unanchored                 Column Financial, Inc.                                    7,200                             $1,650,500                       $1,650,500          0.05%                                   $1,496,482        Fee                 2003                 N/A
188                       1                 Rich DVM Industrial Building                          14332 Chambers Road                       Tustin                        Orange                  CA          92780       Industrial           N/A                        Column Financial, Inc.                                   20,438                             $1,600,000                       $1,596,968          0.05%                                   $1,350,935        Fee                 1975                1985
189                       2                 Eastgate Apartments                                   90 North Buena Vista Street               Newark                        Licking                 OH          43055       Multifamily          Conventional               Column Financial, Inc.                                     73                               $1,575,000                       $1,568,681          0.05%                                   $1,335,694        Fee                 1972                2006
190                       1                 Greene Professional Center                            140 Stoneridge Drive                      Ruckersville                  Greene                  VA          22968       Office               Suburban                   Column Financial, Inc.                                    8,038                             $1,550,000                       $1,547,115          0.05%                                   $1,311,853        Fee                 2006                 N/A
191                       1                 Oregon City Retail                                    2050 Beavercreek Road                     Oregon City                   Clackamas               OR          97045       Retail               Unanchored                 Column Financial, Inc.                                    7,968                             $1,500,000                       $1,500,000          0.05%                                   $1,397,703        Fee                 2005                 N/A
192                       1                 Executive Court                                       1445 North Rock Road                      Wichita                       Sedgwick                KS          67206       Office               Suburban                   Column Financial, Inc.                                   20,044                             $1,500,000                       $1,495,459          0.05%                                   $1,281,944        Fee                 1986                2002
193                       1                 Montrose Self Storage                                 23800 U.S. Highway 98                     Fairhope                      Baldwin                 AL          36532       Self Storage         N/A                        Column Financial, Inc.                                   48,325                             $1,450,000                       $1,447,489          0.04%                                   $1,361,048        Fee                 1977                2005
194                       1                 Grosse Pointe Retail                                  19435 Mack Avenue                         Grosse Pointe Woods           Wayne                   MI          48236       Retail               Unanchored                 Column Financial, Inc.                                    7,657                             $1,450,000                       $1,443,958          0.04%                                   $1,222,393        Fee                 1948                2006
195                       1                 Riviera De Sandia Mobile Home Park                    12145 State Highway 14 North              Cedar Crest                   Bernalillo              NM          87008       Multifamily          Manufactured Housing       Column Financial, Inc.                                     85                               $1,425,000                       $1,422,452          0.04%                                   $1,290,474        Fee                 1975                 N/A
196                       1                 A&A Storage - Bentonville                             804 South East J Street                   Bentonville                   Benton                  AR          72712       Self Storage         N/A                        Column Financial, Inc.                                   58,500                             $1,420,000                       $1,417,321          0.04%                                   $1,199,674        Fee                 1993                 N/A
197                       2                 Chestnut Acres Apartments                             304 Kildeer Lane                          Elyria                        Lorain                  OH          44035       Multifamily          Conventional               Column Financial, Inc.                                     118                              $1,300,000                       $1,300,000          0.04%                                   $1,117,896        Fee                 1978                2003
198                       1                 Waldorf Self-Storage                                  3150 Leonardtown Road                     Waldorf                       Charles                 MD          20601       Self Storage         N/A                        Column Financial, Inc.                                   25,762                             $1,300,000                       $1,300,000          0.04%                                   $1,300,000        Fee                 1985                1997
199                       1                 Malvern Post Office Building                          33 West King Street                       Malvern                       Chester                 PA          19355       Retail               Unanchored                 Column Financial, Inc.                                    5,918                             $1,300,000                       $1,295,785          0.04%                                   $1,098,123        Fee                 1963                2006
200                       1                 Commerce Crossing Retail Center                       8179-8187 East US 36/Rockville Road       Avon                          Hendricks               IN          46123       Retail               Unanchored                 Column Financial, Inc.                                   10,070                             $1,275,000                       $1,272,611          0.04%                                   $1,078,140        Fee                 1999                 N/A
201                       1                 Duvall Town Center                                    15420 Main Street                         Duvall                        King                    WA          98019       Retail               Unanchored                 Column Financial, Inc.                                    7,813                             $1,223,000                       $1,223,000          0.04%                                   $1,088,189        Fee                 1988                 N/A
202                       2                 Apple Creek Village Mobile Home Park                  26240 Broadway Avenue                     Oakwood                       Cuyahoga                OH          44146       Multifamily          Manufactured Housing       Column Financial, Inc.                                     73                               $1,225,000                       $1,220,953          0.04%                                   $1,031,363        Fee                 1949                 N/A
203                       1                 Lexington Park Self-Storage                           21323 Great Mills Road                    Lexington Park                St. Mary's              MD          20653       Self Storage         N/A                        Column Financial, Inc.                                   28,500                             $1,200,000                       $1,200,000          0.04%                                   $1,200,000        Fee                 1984                 N/A
204                       1                 Eastland Shopping Center                              986 East Main Street                      Newark                        Licking                 OH          43055       Retail               Unanchored                 Column Financial, Inc.                                   34,426                             $1,200,000                       $1,195,112          0.04%                                   $1,015,269        Fee                 1974                2004
205                       1                 Siler City Family Dollar                              US Highway 64 West and North Avenue       Siler City                    Chatham                 NC          27344       Retail               Anchored                   Column Financial, Inc.                                   14,800                             $1,195,500                       $1,191,893          0.04%                                   $1,022,293        Fee                 2006                 N/A
206                       1                 Caribou Shoppes                                       2870 North Druid Hills Road, Northeast    Atlanta                       DeKalb                  GA          30329       Retail               Unanchored                 Column Financial, Inc.                                    3,500                             $1,000,000                         $994,841          0.03%                                     $840,570        Fee                 1997                 N/A
207                       1                 Stillman Office                                       3800 Stillman Parkway                     Richmond                      Henrico                 VA          23233       Office               Suburban                   Column Financial, Inc.                                    8,587                               $765,000                         $765,000          0.02%                                     $668,902        Fee                 1999                 N/A
Total/Weighted Average:                                                                                                                                                                                                                                                                                                                                           $3,298,765,000                   $3,297,738,705          100.0%                              $3,155,424,939

                                                                                                                                                                                                 Maturity/
                                                                                                                Occupancy                                                                           ARD                                                                                              2nd            2nd             2nd                2nd             3rd             3rd             3rd               3rd                                                                               Engineering
                                 Loan Group                                                                      Rate at      Occupancy              Appraised     Cut-Off Date LTV             Maturity LTV              Most Recent     Most Recent     Most Recent        Most Recent     Most Recent    Most Recent     Most Recent        Most Recent     Most Recent     Most Recent     Most Recent       Most Recent             U/W             U/W             U/W             U/W     U/W       Reserve at
                     Crossed        #        Property Name                                                      U/W (3)      Date (3)                   Value      Ratio (1) (4)              Ratio (2) (4)                      EGI        Expenses             NOI      Period Ending             EGI       Expenses             NOI      Period Ending             EGI        Expenses             NOI     Period Ending             EGI        Expenses             NOI         NCF (5)  DSCR (6)     Origination
   1                                 2        Alliance SAFD - PJ                                                                                  $600,000,000          79.2%                      79.2%                                                                                                                                                                                                                         $69,387,000     $32,917,712     $36,469,288     $35,518,888    1.37x         $1,708,314
   1a                                         Park Pointe North                                                    85%        2/28/2007            $68,750,000                                                             $6,320,525      $2,833,290      $3,487,235          2/28/2007      $6,182,874     $2,450,062      $3,732,812         12/31/2005      $6,299,586      $2,795,362      $3,504,224        12/31/2004      $6,582,529      $2,639,619      $3,942,910      $3,865,910
   1b                                         Park Place at Turtle Run                                             99%        2/20/2007            $47,200,000                                                             $4,022,236      $1,676,912      $2,345,324          2/28/2007      $3,710,120     $1,655,594      $2,054,526         12/31/2005      $3,652,930      $1,665,657      $1,987,273        12/31/2004      $4,173,736      $1,765,787      $2,407,949      $2,372,949
   1c                                         Stillwater                                                           88%        2/28/2007            $31,300,000                                                             $3,020,765      $1,223,738      $1,797,027          2/28/2007      $2,649,245     $1,116,761      $1,532,484         12/31/2005      $2,505,869      $1,138,175      $1,367,694        12/31/2004      $3,062,119      $1,134,566      $1,927,553      $1,875,953
   1d                                         Canyon Creek                                                         73%        2/28/2007            $32,350,000                                                             $2,882,296      $1,213,146      $1,669,150          2/28/2007      $2,702,370     $1,279,738      $1,422,632         12/31/2005      $2,431,539      $1,202,222      $1,229,317        12/31/2004      $3,068,924      $1,257,249      $1,811,675      $1,767,675
   1e                                         Woodland Meadows                                                     95%        2/20/2007            $29,350,000                                                             $3,135,591      $1,647,620      $1,487,971          2/28/2007      $2,856,954     $1,301,311      $1,555,643         12/31/2005      $2,702,181      $1,259,754      $1,442,427        12/31/2004      $3,235,699      $1,387,260      $1,848,440      $1,818,840
   1f                                         Cranes Landing                                                       98%        2/20/2007            $30,750,000                                                             $2,495,943        $910,037      $1,585,906          2/28/2007      $2,399,323       $855,970      $1,543,353         12/31/2005      $2,227,570        $958,476      $1,269,094        12/31/2004      $2,522,942        $862,256      $1,660,686      $1,635,486
   1g                                         Waterford                                                            85%        2/28/2007            $26,450,000                                                             $3,378,449      $1,791,700      $1,586,749          2/28/2007      $3,057,828     $1,618,272      $1,439,556         12/31/2005      $3,440,069      $1,771,959      $1,668,110        12/31/2004      $3,415,422      $1,819,759      $1,595,663      $1,537,663
   1h                                         Hunters Glen                                                         93%        2/28/2007            $21,450,000                                                             $2,328,362      $1,107,717      $1,220,645          2/28/2007      $2,257,852     $1,037,042      $1,220,810         12/31/2005      $2,222,273        $991,225      $1,231,048        12/31/2004      $2,342,960      $1,076,344      $1,266,617      $1,239,017
   1i                                         Enclave at Cityview                                                  94%        2/20/2007            $20,400,000                                                             $2,739,646      $1,532,567      $1,207,079          2/28/2007      $2,674,885     $1,466,623      $1,208,262         12/31/2005      $2,763,340      $1,407,047      $1,356,293        12/31/2004      $2,819,099      $1,537,615      $1,281,484      $1,239,884
   1j                                         Off Broadway                                                         86%        2/28/2007            $21,250,000                                                             $2,145,976        $989,744      $1,156,232          2/28/2007      $1,966,299       $938,782      $1,027,517         12/31/2005      $1,832,968        $872,657        $960,311        12/31/2004      $2,202,688        $980,279      $1,222,409      $1,190,409
   1k                                         Churchill Crossing                                                   92%        2/20/2007            $19,350,000                                                             $2,309,035      $1,175,309      $1,133,726          2/28/2007      $2,153,143     $1,098,864      $1,054,279         12/31/2005      $2,162,091      $1,066,826      $1,095,265        12/31/2004      $2,417,243      $1,177,656      $1,239,585      $1,205,185
   1l                                         The Equestrian                                                       91%        2/20/2007            $20,300,000                                                             $1,628,029        $590,769      $1,037,260          2/28/2007      $1,336,211       $527,991        $808,220         12/31/2005      $1,218,010        $541,594        $676,416        12/31/2004      $1,658,094        $535,372      $1,122,722      $1,102,522
   1m                                         Wallingford                                                          89%        2/20/2007            $16,500,000                                                             $2,718,436      $1,705,747      $1,012,689          2/28/2007      $2,485,551     $1,454,980      $1,030,571         12/31/2005      $2,890,426      $1,582,497      $1,307,929        12/31/2004      $3,082,528      $1,732,405      $1,350,123      $1,303,923
   1n                                         Fairway on the Park                                                  86%        2/20/2007            $16,650,000                                                             $2,339,494      $1,430,077        $909,417          2/28/2007      $2,198,911     $1,302,032        $896,879         12/31/2005      $2,247,901      $1,314,199        $933,702        12/31/2004      $2,391,245      $1,367,658      $1,023,587        $983,387
   1o                                         Bellevue Heights                                                     90%        2/20/2007            $16,950,000                                                             $1,895,523      $1,078,286        $817,237          2/28/2007      $1,914,579       $925,187        $989,392         12/31/2005      $1,966,540      $1,000,392        $966,148        12/31/2004      $2,024,417        $989,974      $1,034,443      $1,011,943
   1p                                         Stone Ridge                                                          78%        2/20/2007            $17,850,000                                                             $2,071,291      $1,225,248        $846,043          2/28/2007      $2,157,814     $1,159,236        $998,578         12/31/2005      $2,159,760      $1,162,251        $997,509        12/31/2004      $2,190,283      $1,187,633      $1,002,650        $964,350
   1q                                         Eagle's Point                                                        91%        2/20/2007            $12,950,000                                                             $1,640,455        $882,886        $757,569          2/28/2007      $1,529,914       $841,123        $688,791         12/31/2005      $1,548,446        $776,891        $771,555        12/31/2004      $1,675,936        $855,496        $820,439        $796,439
   1r                                         Surrey Oaks                                                          89%        2/20/2007            $12,300,000                                                             $1,494,921        $821,623        $673,298          2/28/2007      $1,455,697       $758,451        $697,246         12/31/2005      $1,419,981        $777,905        $642,076        12/31/2004      $1,611,807        $767,115        $844,692        $819,892
   1s                                         Heritage Place                                                       94%        2/20/2007            $12,150,000                                                             $1,415,861        $694,841        $721,020          2/28/2007      $1,323,990       $674,824        $649,166         12/31/2005      $1,271,458        $631,527        $639,931        12/31/2004      $1,451,321        $691,491        $759,830        $739,830
   1t                                         Cedar Glen                                                           86%        2/20/2007            $13,550,000                                                             $1,551,210        $832,511        $718,699          2/28/2007      $1,553,918       $830,008        $723,910         12/31/2005      $1,625,263        $788,885        $836,378        12/31/2004      $1,739,337        $835,607        $903,730        $881,930
   1u                                         Park Ridge                                                           92%        2/20/2007            $10,800,000                                                             $1,228,716        $528,252        $700,464          2/28/2007        $916,458       $526,899        $389,559         12/31/2005      $1,006,196        $486,487        $519,709        12/31/2004      $1,263,167        $521,088        $742,078        $725,278
   1v                                         Windsor Court                                                        92%        2/20/2007            $11,950,000                                                             $1,814,005      $1,065,493        $748,512          2/28/2007      $1,684,786     $1,053,940        $630,846         12/31/2005      $1,745,459      $1,032,845        $712,614        12/31/2004      $1,909,969      $1,087,417        $822,552        $794,552
   1w                                         Wooded Creek                                                         94%        10/9/2006            $11,400,000                                                             $1,425,038        $752,986        $672,052          2/28/2007      $1,374,270       $687,904        $686,366         12/31/2005      $1,387,417        $701,197        $686,220        12/31/2004      $1,503,088        $710,518        $792,570        $772,970
   1x                                         Meadowchase                                                          83%        2/28/2007             $9,950,000                                                             $1,669,386        $987,741        $681,645          2/28/2007      $1,480,227       $901,551        $578,676         12/31/2005      $1,696,672        $968,837        $727,835        12/31/2004      $1,724,279        $979,674        $744,605        $716,405
   1y                                         Bent Creek                                                           91%        2/20/2007            $12,200,000                                                             $1,440,993        $770,808        $670,185          2/28/2007      $1,389,278       $728,488        $660,790         12/31/2005      $1,372,318        $702,342        $669,976        12/31/2004      $1,486,546        $755,584        $730,962        $710,962
   1z                                         Shadowbluff                                                          91%        2/20/2007            $10,050,000                                                             $1,352,834        $711,247        $641,587          2/28/2007      $1,237,562       $661,508        $576,054         12/31/2005      $1,271,560        $671,394        $600,166        12/31/2004      $1,382,498        $705,016        $677,483        $655,483
  1aa                                         Lofts on Hulen                                                       90%        2/20/2007            $11,450,000                                                             $1,780,874      $1,149,816        $631,058          2/28/2007      $1,696,694     $1,145,703        $550,991         12/31/2005      $1,737,922      $1,041,713        $696,209        12/31/2004      $1,998,578      $1,161,747        $836,832        $804,332
  1ab                                         Woods at Lakeshore                                                   92%        2/20/2007             $9,100,000                                                             $1,072,074        $552,082        $519,992          2/28/2007      $1,056,021       $537,262        $518,759         12/31/2005      $1,038,404        $489,925        $548,479        12/31/2004      $1,095,488        $573,251        $522,237        $509,437
  1ac                                         Summer's Point                                                       85%        2/28/2007             $8,400,000                                                               $876,308        $394,052        $482,256          2/28/2007        $792,208       $370,522        $421,686         12/31/2005        $693,770        $366,762        $327,008        12/31/2004        $876,516        $381,502        $495,014        $478,614
  1ad                                         Creekside                                                            91%        2/20/2007             $5,900,000                                                               $884,534        $579,895        $304,639          2/28/2007        $838,048       $549,552        $288,496         12/31/2005        $896,059        $512,976        $383,083        12/31/2004        $925,244        $500,582        $424,662        $408,262
  1ae                                         The Savoy                                                            88%        2/20/2007             $6,850,000                                                               $914,057        $516,488        $397,569          2/28/2007        $933,263       $536,577        $396,686         12/31/2005        $943,029        $479,093        $463,936        12/31/2004        $946,050        $572,232        $373,818        $358,618
  1af                                         The Corners                                                          93%        2/20/2007             $4,150,000                                                               $559,480        $347,400        $212,080          2/28/2007        $506,244       $349,320        $156,924         12/31/2005        $528,460        $323,910        $204,550        12/31/2004        $607,248        $367,960        $239,288        $230,788
   2                                 1        599 Lexington Avenue                                                 97%        2/1/2007          $1,000,000,000          75.0%                      75.0%                  $67,174,656     $25,242,453     $41,932,203         12/31/2006     $65,535,291    $24,336,875     $41,198,416         12/31/2005     $64,095,433     $22,853,424     $41,242,009        12/31/2004     $80,882,236     $27,241,184     $53,641,052     $52,547,834    1.26x                 $0
   3                    (A)          1        Four Westlake Park                                                   100%       10/1/2006           $122,000,000          68.7%                      68.7%                  $12,896,549      $5,646,293      $7,250,256          8/31/2006     $12,637,706     $5,331,229      $7,306,477         12/31/2005     $12,750,118      $5,347,940      $7,402,178        12/31/2004     $13,057,253      $5,860,093      $7,197,160      $6,475,506    1.37x             $2,000
   4                    (A)          1        Three Westlake Park                                                  100%       10/1/2006            $89,850,000          68.7%                      68.7%                   $9,433,675      $4,229,927      $5,203,748          8/31/2006      $9,618,110     $4,055,493      $5,562,617         12/31/2005      $8,586,557      $3,854,618      $4,731,939        12/31/2004      $9,891,969      $4,451,261      $5,440,708      $4,904,814    1.37x                 $0
   5                                 1        Two North LaSalle                                                    99%        12/1/2006           $162,000,000          78.7%                      78.7%                  $16,770,744      $8,863,037      $7,907,707          7/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A     $18,433,036      $8,703,453      $9,729,583      $9,030,051    1.26x         $2,300,000
   6                                 1        Park Central                                                         99%        9/28/2006           $146,000,000          78.8%                      78.8%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A     $14,751,708      $5,723,647      $9,028,061      $8,288,213    1.23x           $300,000
   7                                 2        Alliance SAFD - HC4                                                                                 $116,450,000          79.9%                      79.9%                                                                                                                                                                                                                         $14,209,700      $7,101,842      $7,107,858      $6,914,058    1.37x           $375,469
   7a                                         The Cascades                                                         91%        2/28/2007            $38,000,000                                                             $3,285,394      $1,530,091      $1,755,303          2/28/2007      $3,206,593     $1,400,541      $1,806,052         12/31/2005      $3,081,935      $1,449,614      $1,632,321        12/31/2004      $3,428,508      $1,427,193      $2,001,315      $1,969,715
   7b                                         The Place at Green Trails                                            94%        2/20/2007            $15,100,000                                                             $1,892,728        $888,044      $1,004,684          2/28/2007      $1,776,358       $930,286        $846,072         12/31/2005      $1,817,766        $933,744        $884,022        12/31/2004      $1,956,833        $884,456      $1,072,377      $1,044,877
   7c                                         Broadmead                                                            83%        2/20/2007            $12,250,000                                                             $1,456,605        $804,273        $652,332          2/28/2007      $1,568,210       $776,369        $791,841         12/31/2005      $1,664,589        $779,694        $884,895        12/31/2004      $1,537,904        $785,893        $752,011        $728,511
   7d                                         Harbour                                                              95%        2/20/2007            $12,100,000                                                             $1,545,441        $718,555        $826,886          2/28/2007      $1,426,937       $680,509        $746,428         12/31/2005      $1,409,501        $686,620        $722,881        12/31/2004      $1,620,057        $687,464        $932,593        $909,393
   7e                                         Deerbrook Forest Apartments                                          92%        10/9/2006             $8,200,000                                                             $1,032,493        $534,809        $497,684          2/28/2007        $978,228       $559,196        $419,032         12/31/2005        $985,252        $526,851        $458,401        12/31/2004      $1,095,545        $503,878        $591,667        $576,467
   7f                                         Carrington Court                                                     94%        2/20/2007             $6,850,000                                                             $1,031,184        $639,462        $391,722          2/28/2007      $1,029,506       $649,825        $379,681         12/31/2005        $979,276        $570,117        $409,159        12/31/2004      $1,121,372        $648,902        $472,470        $461,370
   7g                                         Beacon Hill                                                          81%        2/20/2007             $6,300,000                                                               $793,599        $455,121        $338,478          2/28/2007        $795,304       $420,958        $374,346         12/31/2005        $827,311        $432,906        $394,405        12/31/2004        $853,110        $449,891        $403,219        $391,119
   7h                                         Somerset Place                                                       67%        2/28/2007             $7,000,000                                                               $972,147        $633,010        $339,137          2/28/2007        $992,633       $638,342        $354,291         12/31/2005      $1,016,906        $625,099        $391,807        12/31/2004        $976,085        $608,683        $367,402        $348,402
   7i                                         Chalfonte                                                            94%        2/20/2007             $5,250,000                                                               $651,272        $347,652        $303,620          2/28/2007        $650,508       $340,102        $310,406         12/31/2005        $650,779        $304,251        $346,528        12/31/2004        $680,584        $337,888        $342,696        $334,096
   7j                                         Avalon Bay                                                           72%        10/9/2006             $5,400,000                                                               $917,090        $751,219        $165,871          2/28/2007        $852,252       $696,769        $155,483         12/31/2005        $974,446        $688,534        $285,912        12/31/2004        $939,702        $767,594        $172,108        $150,108
   8                                 2        Broadway Portfolio                                                                                  $109,700,000          63.8%                      63.8%                                                                                                                                                                                                                          $9,503,453      $3,388,038      $6,115,415      $6,001,665    1.36x                 $0
   8a                                         3885 Broadway                                                        100%       12/5/2006            $19,800,000                                                             $1,133,747        $614,947        $518,801         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,996,013        $711,591      $1,284,422      $1,268,422
   8b                                         4455 Broadway                                                        100%       12/5/2006            $16,000,000                                                               $988,910        $536,387        $452,523         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,741,021        $620,684      $1,120,336      $1,101,086
   8c                                         3915 Broadway                                                        100%       12/5/2006            $16,100,000                                                               $729,543        $395,705        $333,837         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,284,393        $457,894        $826,499        $815,499
   8d                                         80 Fort Washington                                                   99%        12/5/2006            $15,200,000                                                               $620,937        $336,798        $284,140         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,093,188        $389,728        $703,460        $684,710
   8e                                         3900 Broadway                                                        100%       12/5/2006             $8,200,000                                                               $569,710        $309,012        $260,698         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,002,999        $357,575        $645,424        $638,674
   8f                                         884 Riverside                                                        97%        12/5/2006            $12,600,000                                                               $526,540        $285,596        $240,944         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $926,997        $330,480        $596,517        $581,767
   8g                                         86 Fort Washington                                                   98%        12/5/2006            $13,600,000                                                               $459,605        $249,291        $210,314         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $809,155        $288,469        $520,686        $504,436
   8h                                         66-72 Fort Washington Avenue                                         98%        12/5/2006             $8,200,000                                                               $369,027        $200,161        $168,866         12/31/2005             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $649,688        $231,618        $418,070        $407,070
   9                                 1        Greenwich Financial Center                                           100%       1/11/2007            $70,000,000          75.4%                      75.4%                   $4,705,093      $1,046,657      $3,658,436         12/31/2006      $4,496,813       $955,195      $3,541,618         12/31/2005             N/A             N/A             N/A               N/A      $4,628,079      $1,011,737      $3,616,342      $3,561,422    1.25x                 $0
   10                                2        Latitudes Apartments                                                 97%        1/18/2007            $63,150,000          80.0%                      80.0%                   $5,177,213      $1,617,426      $3,559,787         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $5,427,281      $1,735,262      $3,692,019      $3,624,819    1.21x                 $0
   11                                1        Metro Square 95 Office Park                                          95%       11/30/2006            $60,900,000          78.8%                      78.8%                   $4,066,875      $1,451,673      $2,615,202         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $5,938,586      $1,799,149      $4,139,437      $3,628,334    1.24x                 $0
   12                                1        300-318 East Fordham Road                                            100%       7/1/2007             $61,700,000          76.2%                      76.2%                   $3,369,108        $557,729      $2,811,379         12/31/2006      $3,443,884       $598,820      $2,845,064         12/31/2005      $3,078,279        $522,106      $2,556,173        12/31/2004      $4,139,544        $658,227      $3,481,317      $3,459,805    1.30x                 $0
   13                                1        Flatbush Center                                                      100%       1/1/2007             $60,000,000          75.0%                      75.0%                   $3,958,577        $739,748      $3,218,829         12/31/2006      $3,922,670       $867,173      $3,055,497         12/31/2005             N/A             N/A             N/A               N/A      $4,094,379        $883,984      $3,210,395      $3,097,303    1.20x           $303,125
   14                                2        Canterbury Apartments                                                93%        1/19/2007            $54,200,000          80.0%                      80.0%                   $4,874,596      $1,709,506      $3,165,090         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $5,078,224      $1,849,058      $3,229,166      $3,134,666    1.20x                 $0
   15                                1        SouthPointe Pavilions                                                99%        3/26/2007            $55,100,000          76.2%                      76.2%                   $5,805,638      $2,221,349      $3,584,289         12/31/2006      $5,700,280     $2,088,999      $3,611,281         12/31/2005      $5,937,174      $2,401,451      $3,535,723        12/31/2004      $6,056,488      $2,319,577      $3,736,910      $3,541,450    1.46x                 $0
   16                                2        Laurel Springs Apartments Portfolio                                                                  $50,900,000          80.0%                      80.0%                                                                                                                                                                                                                          $4,199,498      $1,340,796      $2,858,702      $2,757,902    1.22x                 $0
  16a                                         Laurel Springs Apartments I                                          94%        1/18/2007            $21,650,000                                                             $1,685,645        $546,808      $1,138,837         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,793,196        $584,783      $1,208,413      $1,160,413
  16b                                         Laurel Springs Apartments III                                        98%        1/22/2007            $19,350,000                                                               $877,582        $381,341        $496,241         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,565,173        $495,299      $1,069,874      $1,036,274
  16c                                         Laurel Springs Apartments II                                         94%        1/19/2007             $9,900,000                                                               $809,068        $241,482        $567,586         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $841,129        $260,714        $580,415        $561,215
   17                                1        The Gucci Building                                                   100%       7/31/1997            $53,500,000          75.9%                      75.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $3,113,943         $91,599      $3,022,344      $2,945,579    1.21x                 $0
   18                                1        8320, 8400 Ward Parkway and One Petticoat Lane                                                       $48,800,000          79.9%                      71.9%                                                                                                                                                                                                                          $5,787,566      $2,095,323      $3,692,243      $3,352,375    1.23x                 $0
  18a                                         8400 Ward Parkway                                                    100%       1/31/2007            $20,700,000                                                             $1,929,909        $422,403      $1,507,506         12/31/2006      $1,741,343        $85,985      $1,655,358         12/31/2005      $1,835,385        $113,738      $1,721,647        12/31/2004      $1,968,222        $427,928      $1,540,293      $1,412,690
  18b                                         8320 Ward Parkway                                                    100%       1/31/2007            $19,900,000                                                             $2,209,496        $826,552      $1,382,944         12/31/2006      $2,242,500       $777,679      $1,464,821         12/31/2005      $2,239,563        $752,400      $1,487,163        12/31/2004      $2,506,066        $836,237      $1,669,829      $1,550,906
  18c                                         One Petticoat                                                        43%        1/31/2007             $8,200,000                                                             $1,756,163        $850,625        $905,538         12/31/2006      $1,886,740       $869,020      $1,017,720         12/31/2005      $1,983,861        $849,258      $1,134,603        12/31/2004      $1,313,278        $831,158        $482,121        $388,779
   19                                1        Sheraton Four Points LAX                                             93%           N/A               $54,400,000          70.8%                      62.2%                  $21,076,716     $16,590,954      $4,485,762          9/30/2006     $18,982,234    $15,336,738      $3,645,496         12/31/2005     $17,420,006     $14,438,183      $2,981,823        12/31/2004     $20,576,254     $15,716,958      $4,859,296      $4,036,246    1.51x                 $0
   20                                1        Midwestern Distribution Portfolio                                    94%       12/11/2006            $48,700,000          69.7%                      69.7%                   $3,570,119        $702,894      $2,867,225         12/31/2005      $3,491,169       $748,021      $2,743,148         12/31/2004             N/A             N/A             N/A               N/A      $4,504,413      $1,016,221      $3,488,192      $3,130,992    1.52x                 $0
   21                                1        University Commons                                                   95%        2/28/2007            $46,500,000          70.8%                       0.0%                   $3,302,499        $810,842      $2,491,657         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $3,651,961        $714,940      $2,937,021      $2,861,116    1.07x                 $0
   22                                1        El Paseo Simi Valley                                                 100%       1/1/2007             $55,700,000          57.5%                      57.5%                   $3,714,577      $1,122,541      $2,592,036         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $4,166,020      $1,171,220      $2,994,800      $2,898,765    1.63x                 $0
   23                                2        Wind River Apartments                                                95%        1/19/2007            $37,550,000          80.0%                      80.0%                   $3,336,092      $1,183,425      $2,152,667         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $3,409,685      $1,240,451      $2,169,234      $2,117,334    1.22x                 $0
   24                                1        8330 Ward Parkway and Building B                                                                     $37,100,000          75.5%                      67.9%                                                                                                                                                                                                                          $4,679,159      $1,964,296      $2,714,863      $2,380,821    1.22x                 $0
  24a                                         Building B                                                           100%       1/31/2007            $22,600,000                                                             $3,203,604      $1,360,329      $1,843,275         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $3,135,059      $1,329,059      $1,806,000      $1,587,369
  24b                                         8330 Ward Parkway                                                    77%        1/31/2007            $14,500,000                                                             $1,191,232        $619,468        $571,764         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,544,100        $635,237        $908,863        $793,452
   25                                2        La Costa Apartments                                                  95%        2/1/2007             $34,600,000          80.0%                      80.0%                   $3,989,196      $1,933,972      $2,055,224         12/31/2006      $3,773,211     $1,790,616      $1,982,595         12/31/2005      $3,689,371      $1,843,041      $1,846,330        12/31/2004      $3,990,754      $1,888,783      $2,101,971      $1,986,471    1.25x                 $0
   26                                2        Carriage Club Apartments                                             94%        1/18/2007            $32,150,000          80.0%                      80.0%                   $2,492,835        $703,770      $1,789,065         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,603,386        $760,224      $1,843,162      $1,802,962    1.21x                 $0
   27                                2        Paces Commons Apartments                                             97%        1/18/2007            $31,750,000          80.0%                      80.0%                   $2,690,258        $928,550      $1,761,708         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,831,968        $986,391      $1,845,577      $1,778,377    1.21x                 $0
   28                                2        Mallard Creek II Apartments                                          97%        1/19/2007            $31,100,000          80.0%                      80.0%                   $2,751,760        $902,903      $1,848,857         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,819,388        $964,692      $1,854,696      $1,811,496    1.21x                 $0
   29                                2        Jefferson Place                                                      94%        2/1/2007             $30,550,000          79.9%                      79.9%                   $3,677,225      $1,913,003      $1,764,222         12/31/2006      $3,547,885     $1,837,677      $1,710,208         12/31/2005      $3,475,667      $1,816,751      $1,658,916        12/31/2004      $3,706,088      $1,897,316      $1,808,772      $1,702,772    1.22x                 $0
   30                                1        Cordata Medical Building                                             100%       2/24/2007            $32,400,000          74.0%                      62.2%                   $1,731,690        $198,285      $1,533,405          3/31/2006      $1,604,762       $192,401      $1,412,361          3/31/2005      $1,552,362        $244,428      $1,307,934         3/31/2004      $2,867,939        $753,028      $2,114,911      $1,993,058    1.20x                 $0
   31                                1        Wildewood Portfolio                                                  95%        12/1/2006            $28,800,000          79.2%                      69.5%                   $3,085,270      $1,126,023      $1,959,247         12/31/2006      $3,227,453     $1,118,952      $2,108,501         12/31/2005      $2,911,410        $688,490      $2,222,920        12/31/2004      $3,271,951      $1,139,438      $2,132,513      $1,889,188    1.20x                 $0
   32                                1        Schaumburg Corners (REFI)                                            97%        1/1/2007             $28,570,000          79.6%                      79.6%                   $2,615,201      $1,145,563      $1,469,638         12/31/2006      $2,500,522     $1,125,654      $1,374,868         12/31/2005      $2,434,881        $899,953      $1,534,928        12/31/2004      $2,853,074      $1,131,859      $1,721,215      $1,574,442    1.21x            $22,500
   33                                1        The Shoppes at St. Clair Square                                      100%       3/2/2007             $25,300,000          88.8%          (28)        73.8%        (28)              N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,349,026        $569,275      $1,779,751      $1,730,140    1.11x                 $0
   34                                2        Alexan Cityview Apartments                                           92%        2/1/2007             $28,200,000          78.3%                      78.3%                   $3,188,563      $1,806,192      $1,382,371         12/31/2006      $3,007,569     $1,508,703      $1,498,866         12/31/2005      $3,005,450      $1,446,623      $1,558,827        12/31/2004      $3,249,302      $1,668,804      $1,580,498      $1,503,498    1.22x           $300,000
   35                                2        Park at Woodlake                                                     89%        2/1/2007             $26,650,000          80.0%                      80.0%                   $3,643,843      $2,082,096      $1,561,747         12/31/2006      $3,435,194     $2,023,190      $1,412,004         12/31/2005      $3,541,765      $1,968,900      $1,572,865        12/31/2004      $3,672,320      $2,013,763      $1,658,557      $1,517,557    1.24x           $546,150
   36                                2        Reflections Apartments                                               98%        2/1/2007             $25,000,000          79.6%                      79.6%                   $2,454,523      $1,075,225      $1,379,298         12/31/2006      $2,338,379     $1,058,360      $1,280,019         12/31/2005      $2,124,882        $982,887      $1,141,995        12/31/2004      $2,552,179      $1,072,127      $1,480,052      $1,408,052    1.23x            $25,300
   37                                2        Jefferson Creek                                                      93%        2/1/2007             $23,900,000          80.0%                      80.0%                   $2,727,342      $1,431,671      $1,295,671         12/31/2006      $2,618,445     $1,352,974      $1,265,471         12/31/2005      $2,576,118      $1,309,697      $1,266,421        12/31/2004      $2,813,111      $1,422,103      $1,391,008      $1,316,008    1.20x                 $0
   38                                2        Hunter's Chase                                                       96%        2/1/2007             $22,950,000          80.0%                      80.0%                   $2,949,628      $1,592,492      $1,357,136         12/31/2006      $2,591,738     $1,598,587        $993,151         12/31/2005      $2,389,793      $1,466,562        $923,231        12/31/2004      $3,023,011      $1,572,736      $1,450,275      $1,344,275    1.28x            $49,940
   39                                1        Conyers Commons                                                      90%        1/31/2007            $22,750,000          75.8%                      70.7%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,872,189        $371,982      $1,500,207      $1,443,682    1.19x                 $0
   40                                2        Villagio Apartments                                                  73%        2/12/2007            $21,000,000          80.0%                      70.7%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,838,709      $1,358,058      $1,480,651      $1,426,651    1.20x                 $0
   41                                2        The Hollows Apartments                                               90%        2/1/2007             $20,900,000          80.0%                      80.0%                   $2,494,702      $1,353,250      $1,141,452         12/31/2006      $2,565,132     $1,409,472      $1,155,660         12/31/2005      $2,548,765      $1,297,661      $1,251,104        12/31/2004      $2,634,426      $1,355,703      $1,278,723      $1,170,723    1.22x            $23,100
   42                                2        Sturbridge Square Apartments                                         96%       12/13/2006            $20,900,000          79.9%                      79.9%                   $2,543,902      $1,262,172      $1,281,730         12/31/2006      $2,480,654     $1,250,720      $1,229,934         12/31/2005      $2,387,649      $1,255,569      $1,132,080        12/31/2004      $2,598,062      $1,288,495      $1,309,568      $1,242,068    1.26x                 $0
   43                                2        Parke Orcutt Apartments                                              85%       12/31/2006            $24,000,000          67.3%                      67.3%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,752,253        $618,921      $1,133,332      $1,109,932    1.19x                 $0
   44                                2        River Park Place Apartments                                          92%       12/29/2006            $22,400,000          69.2%                      60.8%                   $2,643,502      $1,501,582      $1,141,920         10/31/2006      $2,642,789     $1,377,364      $1,265,425         12/31/2005      $2,817,424      $1,430,094      $1,387,330        12/31/2004      $2,635,354      $1,291,559      $1,343,795      $1,274,295    1.19x            $69,500
   45                                2        Orleans Square Apartments                                            93%        2/8/2007             $19,350,000          80.0%                      80.0%                   $2,603,109      $1,164,787      $1,438,322          9/30/2006      $2,538,893     $1,128,740      $1,410,153         12/31/2005      $2,497,142      $1,092,331      $1,404,811        12/31/2004      $2,695,521      $1,228,041      $1,467,480      $1,349,480    1.52x                 $0
   46                                1        Duke University Medical Complex                                      100%       1/17/2007            $21,000,000          69.0%                      61.1%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,590,960        $214,986      $1,375,974      $1,256,741    1.22x                 $0
   47                                1        Skihawk Building                                                     100%      12/28/2006            $19,700,000          73.3%                      61.8%                   $1,747,502        $270,470      $1,477,032         11/30/2006      $1,755,118       $265,387      $1,489,731         12/31/2005      $1,672,937        $244,033      $1,428,904        12/31/2004      $1,723,704        $296,350      $1,427,354      $1,335,914    1.33x                 $0
   48                                2        Wind River Crossing                                                  95%        2/1/2007             $17,750,000          80.0%                      80.0%                   $2,374,179      $1,371,671      $1,002,508         12/31/2006      $2,144,896     $1,287,699        $857,197         12/31/2005      $2,128,084      $1,401,025        $727,059        12/31/2004      $2,458,755      $1,362,769      $1,095,986      $1,007,986    1.24x             $6,600
   49                                2        Sands Point Apartments                                               85%        1/25/2007            $17,500,000          80.0%                      74.5%                   $2,908,113      $1,569,594      $1,338,519         12/20/2006      $2,733,429     $1,421,833      $1,311,596         12/31/2005      $2,712,711      $1,484,345      $1,228,366        12/31/2004      $2,806,448      $1,518,132      $1,288,316      $1,164,566    1.20x            $69,462
   50                                1        Courtyard DFW Airport                                                69%           N/A               $26,600,000          52.6%                      40.4%                   $5,173,235      $2,855,849      $2,317,386         12/31/2006      $4,379,443     $2,699,089      $1,680,354         12/31/2005      $3,910,565      $2,518,239      $1,392,326        12/31/2004      $5,173,261      $2,927,686      $2,245,575      $2,038,645    1.93x                 $0
   51                                2        Seabreeze Apartments                                                 97%        1/23/2007            $21,000,000          64.3%                      57.3%                   $2,145,864        $961,274      $1,184,590         12/31/2006      $2,245,198       $925,915      $1,319,283         12/31/2005      $2,070,883        $944,315      $1,126,568        12/31/2004      $2,086,402        $836,254      $1,250,148      $1,204,148    1.20x             $6,250
   52                                2        Versailles Apartments                                                99%        1/17/2007            $17,400,000          74.7%                      72.8%                   $2,421,685      $1,213,475      $1,208,210         12/31/2006      $2,382,544     $1,248,845      $1,133,699         12/31/2005      $2,365,870      $1,248,196      $1,117,674        12/31/2004      $2,427,559      $1,221,540      $1,206,019      $1,141,019    1.24x             $5,000
   53                                1        Quail Lakes                                                          100%       2/14/2007            $22,000,000          58.8%                      58.8%                   $2,243,731        $594,758      $1,648,973         12/31/2006      $2,110,799       $639,517      $1,471,282         12/31/2005      $1,769,217        $564,879      $1,204,338        12/31/2004      $1,994,367        $619,215      $1,375,152      $1,278,487    1.58x            $37,500
   54                                2        Summerlyn Place Apartments                                           99%        1/19/2007            $16,100,000          80.0%                      80.0%                   $1,417,412        $485,472        $931,940         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,464,480        $525,664        $938,816        $917,816    1.20x                 $0
   55                                2        Woodmere Trace Apartments                                            96%        2/1/2007             $15,450,000          79.6%                      79.6%                   $1,588,597        $805,264        $783,333         12/31/2006      $1,565,271       $783,493        $781,778         12/31/2005      $1,525,459        $748,891        $776,568        12/31/2004      $1,687,212        $783,937        $903,275        $848,275    1.20x           $202,677
   56                                2        Spring House                                                         95%        2/5/2007             $15,140,000          80.0%                      74.2%                   $2,656,176      $1,557,280      $1,098,896         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,614,484      $1,484,039      $1,130,445      $1,037,445    1.26x            $12,500
   57                                1        Comcast Woodridge                                                    100%       5/2/2006             $18,100,000          66.9%                      66.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,366,486        $241,937      $1,124,549      $1,116,522    1.50x            $75,625
   58                                2        Riding Club Apartments                                               91%        1/11/2007            $15,100,000          79.5%                      71.8%                   $2,361,374      $1,292,686      $1,068,688          8/30/2006      $2,297,344     $1,321,416        $975,928         12/31/2005      $2,454,144      $1,017,021      $1,437,123        12/31/2004      $2,485,560      $1,258,913      $1,226,647      $1,124,647    1.31x            $37,500
   59                                2        On the Green                                                         94%        1/29/2007            $15,250,000          78.0%                      78.0%                   $1,744,103      $1,063,918        $680,185         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,849,290        $988,989        $860,301        $807,301    1.20x                 $0
   60                                2        Walnut Creek Crossing                                                96%        2/1/2007             $14,650,000          79.9%                      79.9%                   $1,869,952      $1,010,960        $858,992         12/31/2006      $1,667,978       $972,451        $695,527         12/31/2005      $1,672,240        $953,911        $718,329        12/31/2004      $1,918,982        $992,562        $926,420        $856,420    1.28x                 $0
   61                                2        Oak Run Apartments                                                   93%        2/5/2007             $14,590,000          79.8%                      74.1%                   $2,565,637      $1,859,472        $706,165         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,645,786      $1,575,882      $1,069,904        $964,904    1.22x                 $0
   62                                1        800 Wyman Park Drive                                                 100%      11/20/2006            $14,600,000          79.5%                      74.3%                   $1,492,148        $514,680        $977,468         10/31/2006      $1,532,520       $457,682      $1,074,838         12/31/2005      $1,484,259        $452,548      $1,031,711        12/31/2004      $1,601,634        $474,114      $1,127,520      $1,058,725    1.28x             $7,312
   63                                1        Columbia Medical Complex                                             95%        1/30/2007            $14,600,000          78.8%                      73.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,863,799        $804,972      $1,058,827      $1,008,835    1.20x                 $0
   64                                2        Oakbrook Apartments                                                  92%        1/18/2007            $14,300,000          80.0%                      80.0%                   $1,389,152        $562,677        $826,475         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,458,825        $591,646        $867,179        $842,879    1.20x           $101,250
   65                                2        Wyandotte Commons Apartments                                         92%        1/11/2007            $13,800,000          79.7%                      72.0%                   $2,170,847      $1,224,943        $945,904          8/31/2006      $2,246,027     $1,200,755      $1,045,272         12/31/2005      $2,268,791        $986,871      $1,281,920        12/31/2004      $2,338,018      $1,226,722      $1,111,296      $1,025,796    1.30x            $53,750
   66                                2        Country Club Villas                                                  94%        2/5/2007             $13,500,000          80.0%                      74.2%                   $2,065,050        $987,882      $1,077,168         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,073,650        $954,365      $1,119,285      $1,048,785    1.43x            $67,500
   67                                1        Hammonton Retail Center                                              96%        1/1/2007             $13,600,000          79.0%                      73.8%                   $1,327,750        $417,737        $910,013         12/31/2006      $1,298,981       $401,730        $897,251         12/31/2005      $1,262,872        $373,812        $889,060        12/31/2004      $1,351,360        $401,082        $950,278        $907,536    1.19x             $4,375
   68                                1        Colerain Shopping Center                                             100%      11/21/2006            $13,400,000          79.1%                      73.5%                   $1,117,266        $178,218        $939,048          8/31/2006      $1,105,957       $190,771        $915,186         12/31/2005             N/A             N/A             N/A               N/A      $1,167,287        $217,282        $950,005        $895,089    1.22x             $4,469
   69                                2        Heritage Park Estates                                                96%        12/1/2006            $13,300,000          78.9%                      73.3%                   $1,431,391        $821,404        $609,987         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,663,535        $763,848        $899,687        $862,187    1.20x                 $0
   70                                1        Los Mares Plaza                                                      100%       1/31/2007            $16,100,000          65.2%                      60.7%                   $1,212,796        $275,327        $937,469         12/31/2006      $1,300,209       $279,425      $1,020,784         12/31/2005      $1,224,114        $310,382        $913,732        12/31/2004      $1,303,758        $287,360      $1,016,398        $970,834    1.32x                 $0
   71                                1        Greensboro Village Shopping Center                                   100%       1/5/2007             $13,900,000          73.1%                      61.2%                     $976,018        $251,233        $724,785         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,133,988        $258,854        $875,134        $835,821    1.20x                 $0
   72                                1        Skymark Tower                                                        94%        12/1/2006            $12,700,000          78.7%                      73.2%                   $2,103,216      $1,109,963        $993,253         10/31/2006      $1,975,256     $1,090,490        $884,766         12/31/2005             N/A             N/A             N/A               N/A      $2,126,436      $1,158,536        $967,900        $840,023    1.22x            $16,250
   73                                2        Vista Crossing                                                       88%        2/1/2007             $12,500,000          79.2%                      79.2%                   $1,544,788        $816,562        $728,226         12/31/2006      $1,540,773       $792,337        $748,436         12/31/2005      $1,533,704        $776,182        $757,522        12/31/2004      $1,540,101        $802,751        $737,350        $679,350    1.20x             $5,500
   74                                2        Chapel Hill Apartments                                               98%        1/18/2007            $12,050,000          80.0%                      80.0%                   $1,373,742        $547,834        $825,908         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,292,484        $573,784        $718,700        $689,900    1.25x                 $0
   75                                1        Duke Portfolio                                                                                       $12,255,000          78.5%                      68.6%                                                                                                                                                                                                                          $1,189,335        $224,622        $964,713        $904,003    1.33x            $21,903
  75a                                         Creighton Crossing                                                   76%       10/31/2006             $4,520,000                                                               $553,131         $71,798        $481,333         10/31/2006        $436,951        $59,428        $377,523         12/31/2005        $447,629         $56,546        $391,083        12/31/2004        $447,160         $84,452        $362,709        $339,883
  75b                                         Bowles Farm                                                          81%       10/31/2006             $2,580,000                                                               $296,686         $38,511        $258,176         10/31/2006        $234,370        $31,876        $202,494         12/31/2005        $240,098         $30,330        $209,768        12/31/2004        $239,846         $45,298        $194,548        $182,305
  75c                                         Patterson Road                                                       100%      10/31/2006             $1,900,000                                                               $232,575         $30,189        $202,386         10/31/2006        $183,725        $24,988        $158,737         12/31/2005        $188,215         $23,776        $164,439        12/31/2004        $188,018         $35,510        $152,508        $142,911
  75d                                         Ski Chalet                                                           100%      10/31/2006             $1,340,000                                                               $163,721         $21,251        $142,469         10/31/2006        $129,333        $17,590        $111,742         12/31/2005        $132,493         $16,737        $115,756        12/31/2004        $132,354         $24,997        $107,357        $100,601
  75e                                         Athens Road                                                          100%      10/31/2006             $1,230,000                                                               $143,829         $18,669        $125,160         10/31/2006        $113,619        $15,453         $98,166         12/31/2005        $116,396         $14,703        $101,692        12/31/2004        $116,274         $21,960         $94,315         $88,379
  75f                                         Enterprise                                                           100%      10/31/2006               $685,000                                                                $81,248         $10,546         $70,702         10/31/2006         $64,183         $8,729         $55,454         12/31/2005         $65,751          $8,306         $57,445        12/31/2004         $65,682         $12,405         $53,278         $49,925
   76                                1        Spring Lane Galleria                                                 89%        9/29/2006            $12,380,000          77.5%                      69.6%                     $987,287        $200,703        $786,584          9/30/2006      $1,079,831       $200,098        $879,733         12/31/2005        $945,854        $183,249        $762,605        12/31/2004      $1,157,348        $244,478        $912,870        $865,175    1.30x             $3,750
   77                                1        Elgin O'Hare Commerce Center                                         96%        1/18/2007            $12,600,000          75.8%                      68.1%                   $1,325,443        $407,453        $917,990         12/31/2006        $961,509       $415,387        $546,122         12/31/2005        $801,999        $343,616        $458,383        12/31/2004      $1,327,441        $414,576        $912,865        $823,567    1.24x                 $0
   78                                1        Draper Anchored Retail                                               98%        1/3/2007             $11,900,000          78.4%                      66.1%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,122,028        $261,072        $860,956        $814,632    1.24x                 $0
   79                   (B)          2        GHC Brookside Park I & II                                                                             $4,000,000          74.9%                      67.7%                                                                                                                                                                                                                            $813,486        $490,007        $323,479        $285,979    1.34x            $36,875
  79a                   (B)                   GHC Brookside Park I                                                 100%       1/26/2007             $2,709,677                                                               $531,527        $316,200        $215,327         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $535,683        $319,390        $216,293        $191,293
  79b                   (B)                   GHC Brookside Park II                                                100%       1/26/2007             $1,290,323                                                               $248,836        $163,186         $85,650         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $277,803        $170,617        $107,186         $94,686
   80                   (B)          2        GHC Icemorelee Apartments                                            97%        1/26/2007             $3,650,000          74.9%                      67.7%                     $633,958        $323,318        $310,640         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $664,928        $339,646        $325,282        $300,282    1.34x            $10,500
   81                   (B)          2        GHC Downing Place Apartments                                         100%       1/26/2007             $1,830,000          74.9%                      67.7%                     $506,027        $314,961        $191,066         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $499,727        $325,709        $174,018        $149,018    1.34x             $5,625
   82                   (B)          2        GHC Peachtree Court Apartments                                       100%       1/26/2007               $980,000          74.9%                      67.7%                     $242,034        $170,593         $71,441         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $242,780        $173,409         $69,371         $56,871    1.34x             $4,687
   83                   (B)          2        GHC Rockwood Place Apartments                                        98%        1/26/2007             $1,150,000          74.9%                      67.7%                     $267,446        $198,544         $68,902         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $273,142        $191,469         $81,673         $69,173    1.34x                 $0
   84                   (B)          2        GHC Carriage Hill Apartments                                         100%       1/26/2007               $800,000          74.9%                      67.7%                     $219,421        $184,424         $34,997         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $228,176        $185,573         $42,603         $31,103    1.34x                 $0
   85                                2        Mission Village                                                      98%        2/6/2007             $11,650,000          79.4%                      72.9%                   $1,396,078        $489,107        $906,971          7/31/2006      $1,370,439       $487,527        $882,912         12/31/2005             N/A             N/A             N/A               N/A      $1,404,896        $493,131        $911,765        $861,765    1.31x                 $0
   86                                1        Springhill Suites Dallas Las Colinas Irving                          64%           N/A               $16,000,000          56.2%                      43.2%                   $2,684,551      $1,516,824      $1,167,727         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $3,141,117      $1,888,262      $1,252,855      $1,127,210    1.66x                 $0
   87                                2        Bandera Crossing                                                     93%        2/1/2007             $11,100,000          79.3%                      79.3%                   $1,370,517        $768,911        $601,606         12/31/2006      $1,363,903       $773,819        $590,084         12/31/2005      $1,367,812        $717,128        $650,684        12/31/2004      $1,437,992        $760,918        $677,074        $626,074    1.24x            $23,650
   88                                1        105 South York                                                       93%        3/1/2007             $10,400,000          78.4%                      70.7%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,082,807        $287,629        $795,178        $744,641    1.28x            $39,063
   89                                2        Hampton Greens Apartments                                            94%        2/5/2007              $9,890,000          79.9%                      74.1%                   $1,795,030      $1,091,715        $703,315         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,825,641      $1,079,233        $746,408        $669,158    1.24x            $12,500
   90                                1        720 Washington Avenue                                                93%        3/1/2007             $10,650,000          73.0%                      65.6%                   $1,219,865        $415,378        $804,487         12/31/2006        $719,033       $400,282        $318,751         12/31/2005      $1,239,428        $369,618        $869,810        12/31/2004      $1,200,900        $433,935        $766,965        $683,134    1.26x                 $0
   91                                2        Cypress Creek Apartments                                             94%        2/1/2007              $9,650,000          80.0%                      80.0%                   $1,580,372        $935,944        $644,428         12/31/2006      $1,468,364       $925,768        $542,596         12/31/2005      $1,496,939        $888,257        $608,682        12/31/2004      $1,597,201        $928,865        $668,336        $604,336    1.37x           $129,690
   92                                1        Mequon Marketplace                                                   100%       5/28/1997             $9,600,000          79.2%                      79.2%                     $763,216        $117,744        $645,472         12/31/2006        $769,329       $122,710        $646,619         12/31/2005        $764,899        $119,602        $645,297        12/31/2004        $770,175        $144,819        $625,356        $603,040    1.37x                 $0
   93                                1        Shops on Galaxie                                                     70%       12/31/2006            $10,000,000          76.0%                      68.4%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,065,832        $367,174        $698,658        $652,022    1.20x                 $0
   94                                1        Alcoa Industrial                                                     100%       3/14/2007            $12,600,000          57.9%                      53.7%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $943,243        $205,320        $737,923        $672,743    1.37x                 $0
   95                                2        Willow Brook Crossing                                                95%        2/11/2007             $9,100,000          79.7%                      79.7%                   $1,389,893        $776,664        $613,229         12/31/2006      $1,328,335       $730,183        $598,152         12/31/2005      $1,333,305        $726,471        $606,834        12/31/2004      $1,371,207        $786,327        $584,880        $532,880    1.28x            $11,660
   96                                2        Pelham Apartments                                                    97%        1/19/2007             $9,050,000          80.0%                      80.0%                   $1,016,680        $489,738        $526,942         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,049,335        $508,596        $540,739        $519,139    1.20x                 $0
   97                                2        Southern Oaks Apartments                                             97%       12/20/2006             $9,050,000          79.6%                      73.8%                   $1,281,874        $575,930        $705,944         12/20/2006      $1,188,269       $518,074        $670,195         12/20/2005      $1,040,370        $483,126        $557,244        12/20/2004      $1,305,077        $576,858        $728,219        $672,219    1.38x                 $0
   98                                2        Timber Ridge Apartments                                              88%       11/28/2006             $8,950,000          79.9%                      79.9%                   $1,289,491        $655,971        $633,520          9/30/2006      $1,243,619       $614,965        $628,654         12/31/2005      $1,179,509        $564,018        $615,491        12/31/2004      $1,202,832        $613,300        $589,532        $541,032    1.32x                 $0
   99                                1        Terrace Ridge Shopping Center                                        100%       1/10/2007             $9,400,000          75.5%                      75.5%                     $868,748        $295,020        $573,728         12/31/2006        $870,478       $295,477        $575,001         12/31/2005        $822,973        $286,226        $536,747        12/31/2004        $838,664        $282,977        $555,687        $521,098    1.24x                 $0
  100                                2        Village Plaza Apartments - West Wing                                 96%       12/18/2006             $8,900,000          79.8%                      74.3%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $788,679        $178,545        $610,134        $598,134    1.21x                 $0
  101                                1        Physicians Plaza of Cool Springs                                     100%       2/23/2007             $9,000,000          77.8%                      70.1%                     $629,083        $212,317        $416,766          1/31/2007             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $905,633        $261,320        $644,313        $598,148    1.21x                 $0
  102                                1        Renaissance Courtyard                                                85%        1/1/2007              $8,400,000          78.6%                      78.6%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $717,315        $181,944        $535,371        $498,951    1.33x                 $0
  103                                1        The American Building                                                91%        12/1/2006             $8,700,000          75.9%                      68.3%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,280,902        $631,546        $649,356        $582,687    1.25x                 $0
  104                                1        Windward Way Shopping Center                                         90%        12/1/2006             $8,650,000          75.1%                      67.5%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $708,945        $134,610        $574,335        $547,590    1.21x                 $0
  105                                1        Homewood Suites Irving DFW                                           60%           N/A               $10,900,000          59.5%                      45.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $2,128,307      $1,267,052        $861,255        $776,123    1.57x                 $0
  106                                2        Broadmoor Apartments                                                 93%       12/21/2006             $8,400,000          76.2%                      67.4%                   $1,590,682      $1,028,401        $562,281         11/30/2006      $1,496,221     $1,003,669        $492,552         12/31/2005      $1,590,315      $1,002,477        $587,838        12/31/2004      $1,616,037        $945,181        $670,856        $606,856    1.33x            $18,750
  107                                2        Canterbury Place                                                     93%        2/5/2007              $8,700,000          72.4%                      72.4%                   $1,164,821        $533,817        $631,004          9/30/2006      $1,114,367       $523,591        $590,776         12/31/2005      $1,073,998        $493,310        $580,688        12/31/2004      $1,183,267        $525,172        $658,095        $616,095    1.71x                 $0
  108                                2        Remington Court Apartments                                           95%       12/15/2006             $8,050,000          78.3%                      69.0%                   $1,423,084        $904,784        $518,300         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,517,196        $906,296        $610,900        $545,900    1.23x           $700,000
  109                                1        Comfort Inn Lehigh Valley West                                       58%           N/A                $9,400,000          66.9%                      51.5%                   $2,086,983      $1,329,595        $757,388          1/31/2007      $1,893,159     $1,208,980        $684,179         12/31/2005      $1,557,959      $1,049,775        $508,184        12/31/2004      $2,086,889      $1,307,703        $779,186        $695,710    1.46x            $96,543
  110                                1        Douglas Physicians Center                                            100%       1/18/2007             $8,350,000          74.9%                      67.2%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $909,947        $295,700        $614,247        $570,351    1.31x                 $0
  111                                1        Hillsboro Promenade                                                  100%       1/31/2007            $10,200,000          60.6%                      46.6%                     $744,326        $140,982        $603,344         11/30/2006        $746,494       $142,731        $603,763         12/31/2005        $732,187        $136,571        $595,616        12/31/2004        $760,042        $171,998        $588,044        $556,662    1.20x                 $0
  112                                1        College View Manor                                                   75%        1/9/2007             $10,130,000          60.2%                      53.2%                   $1,232,326        $703,662        $528,664         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,400,750        $837,411        $563,339        $541,589    1.25x                 $0
  113                                2        Huntington Park Apartments                                           99%        2/15/2007             $8,100,000          74.1%                      71.6%                   $1,265,187        $929,080        $336,107         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,271,751        $674,975        $596,776        $547,776    1.22x                 $0
  114                                1        Springhill Suites Dallas NW Highway                                  64%           N/A                $9,200,000          65.1%                      50.3%                   $1,992,136      $1,337,462        $654,674         12/31/2006      $1,824,884     $1,225,588        $599,296         12/31/2005      $1,355,684      $1,065,314        $290,370        12/31/2004      $2,055,841      $1,371,992        $683,849        $601,615    1.32x                 $0
  115                                2        Hunterwood Apartments                                                91%        2/1/2007              $7,400,000          79.7%                      79.7%                   $1,000,645        $596,292        $404,353         12/31/2006        $930,445       $538,733        $391,712         12/31/2005        $950,480        $583,397        $367,083        12/31/2004      $1,056,371        $589,484        $466,887        $426,887    1.26x                 $0
  116                                1        Radio Road Industrial                                                100%      12/13/2006            $14,300,000          39.8%                      33.4%                     $931,465        $110,544        $820,921         12/31/2006        $909,386       $113,709        $795,677         12/31/2005        $878,554        $118,212        $760,342        12/31/2004        $991,175        $241,492        $749,683        $670,392    1.69x                 $0
  117                                1        Heritage Office                                                      100%       2/12/2007             $7,100,000          78.9%                      76.2%                     $901,673        $265,650        $636,023         12/31/2006        $938,446       $275,500        $662,946         12/31/2005             N/A             N/A             N/A               N/A        $910,326        $305,672        $604,654        $568,213    1.35x                 $0
  118                                1        Boise Block 44                                                       92%        2/2/2007              $7,200,000          76.4%                      67.3%                     $563,184        $117,305        $445,879         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $615,032        $120,657        $494,375        $465,406    1.21x                 $0
  119                                1        Oxford Town Center                                                   100%       3/1/2007              $7,500,000          73.3%                      64.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $787,280        $200,306        $586,974        $552,501    1.40x                 $0
  120                                1        West Hills                                                           100%       2/26/2007             $7,600,000          72.3%                      61.1%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $832,391        $298,575        $533,815        $489,073    1.25x                 $0
  121                                2        Regent House                                                         92%        3/12/2007             $9,700,000          55.7%                      49.0%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $836,220        $347,410        $488,810        $472,560    1.26x            $31,300
  122                                2        Centre Apartments                                                    100%       1/23/2007             $7,200,000          74.2%                      65.8%                   $1,032,692        $498,632        $534,060         12/31/2006        $873,400       $506,516        $366,884         12/22/2005      $1,039,241        $595,870        $443,371        12/22/2004      $1,056,591        $526,280        $530,311        $501,511    1.30x                 $0
  123                                1        New York Avenue Office Building                                      100%       2/1/2007              $6,820,000          77.4%                      71.9%                     $722,901        $221,001        $501,900         12/31/2006        $491,484       $188,811        $302,673         12/31/2005        $528,381        $190,692        $337,689        12/31/2004        $716,660        $239,024        $477,636        $432,914    1.20x                 $0
  124                                2        Willow Glen                                                          98%        2/1/2007              $6,550,000          79.4%                      79.4%                     $780,001        $383,599        $396,402         12/31/2006        $742,986       $346,081        $396,905         12/31/2005        $703,373        $334,612        $368,761        12/31/2004        $809,698        $380,478        $429,220        $399,220    1.34x            $69,676
  125                                1        Savannah Suites Norfolk                                              81%           N/A                $7,250,000          71.5%                      55.5%                   $1,675,430        $725,113        $950,317         12/31/2006      $1,468,668       $776,496        $692,172         12/31/2005             N/A             N/A             N/A               N/A      $1,631,631        $840,054        $791,577        $726,312    1.82x                 $0
  126                                1        County Line Medical                                                  82%       12/31/2006             $6,400,000          79.3%                      71.6%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $637,727        $162,469        $475,258        $459,612    1.27x                 $0
  127                                2        Chapelwood Apartments                                                100%       1/29/2007             $6,460,000          77.4%                      68.7%                     $851,046        $370,043        $481,003         12/31/2006        $839,307       $398,760        $440,547         12/31/2005        $778,489        $373,386        $405,103        12/31/2004        $850,707        $372,921        $477,786        $444,536    1.22x                 $0
  128                                1        Klug Industrial                                                      100%       12/4/2006            $10,000,000          49.9%                      41.9%                     $690,136         $89,825        $600,311         12/31/2006        $661,552        $99,455        $562,097         12/31/2005        $637,291        $101,758        $535,533        12/31/2004        $767,033        $212,608        $554,425        $519,871    1.51x                 $0
  129                                2        Westridge Apartments                                                 99%        12/6/2006             $6,800,000          72.1%                      63.4%                     $695,266        $305,010        $390,256         11/30/2006        $689,829       $305,083        $384,746         12/31/2005        $656,261        $299,047        $357,214        12/31/2004        $742,007        $289,850        $452,157        $427,157    1.25x             $5,000
  130                                2        Pear Tree Village                                                    97%        1/1/2007              $6,100,000          79.2%                      66.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $589,824        $165,328        $424,496        $407,496    1.20x                 $0
  131                                2        Hamilton Bay Apartments                                              94%        12/1/2006             $7,900,000          60.1%                      55.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $766,496        $372,345        $394,151        $377,056    1.16x                 $0
  132                                2        Porterwood Apartments                                                90%        1/18/2007             $5,750,000          80.0%                      72.5%                     $945,089        $525,563        $419,526         12/31/2006        $940,509       $512,297        $428,212         12/31/2005        $913,482        $513,265        $400,217        12/31/2004        $962,878        $526,160        $436,718        $401,902    1.20x                 $0
  133                                1        Savannah Suites Chesapeake                                           67%           N/A                $6,300,000          72.8%                      56.5%                   $1,420,157        $672,318        $747,839         12/31/2006      $1,569,621       $659,727        $909,894         12/31/2005             N/A             N/A             N/A               N/A      $1,375,671        $699,389        $676,282        $621,255    1.76x                 $0
  134                                1        Hampton Inn Richmond Hill                                            79%           N/A                $6,600,000          68.1%                      57.8%                   $1,398,425        $736,631        $661,794         12/31/2006      $1,341,976       $735,129        $606,847         12/31/2005      $1,260,945        $759,516        $501,429        12/31/2004      $1,398,447        $781,669        $616,778        $560,840    1.72x                 $0
  135                                1        Bushnell Lakeside Office Building                                    96%        2/1/2007              $5,500,000          78.2%                      72.8%                     $619,742        $170,812        $448,930         12/31/2006        $558,912       $139,780        $419,132         12/31/2005             N/A             N/A             N/A               N/A        $605,925        $170,065        $435,860        $403,817    1.34x                 $0
  136                                1        Fort Knox Self-Storage of Upper Marlboro                             90%       12/16/2006             $6,700,000          62.7%                      62.7%                     $881,737        $319,926        $561,811         11/30/2006        $810,012       $301,480        $508,532         12/31/2005        $874,967        $292,736        $582,231        12/31/2004        $917,384        $320,316        $597,068        $588,191    2.51x            $40,969
  137                                2        Colony Apartments                                                    91%        1/18/2007             $5,250,000          80.0%                      72.5%                     $934,553        $521,434        $413,119         12/31/2006        $883,816       $499,821        $383,995         12/31/2005        $855,162        $485,393        $369,769        12/31/2004        $935,190        $532,440        $402,750        $367,678    1.20x                 $0
  138                                2        Knoll & Chicory Apartments                                           100%       11/1/2006             $5,900,000          68.1%                      58.0%                     $645,493        $263,369        $382,124         12/31/2006        $637,034       $266,483        $370,551         12/31/2005             N/A             N/A             N/A               N/A        $636,306        $254,376        $381,930        $362,930    1.25x                 $0
  139                                1        Comfort Suites Richmond Hill                                         68%           N/A                $5,500,000          72.6%                      61.7%                   $1,055,632        $598,183        $457,449         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A      $1,059,481        $573,351        $486,130        $443,751    1.53x                 $0
  140                                1        301 North Lewis Road                                                 99%       12/18/2006             $7,400,000          54.0%                      45.6%                     $765,994        $206,558        $559,436         10/31/2006        $724,333       $191,990        $532,343         12/31/2005        $782,553        $179,416        $603,137        12/31/2004        $775,365        $214,376        $560,989        $505,613    1.79x                 $0
  141                                2        Stone Hollow Apartments                                              89%        1/18/2007             $4,900,000          79.6%                      72.1%                     $786,306        $407,994        $378,312         12/31/2006        $713,227       $374,406        $338,821         12/31/2005        $661,052        $319,775        $341,277        12/31/2004        $776,025        $406,982        $369,043        $340,707    1.20x                 $0
  142                                2        Spartan Village Apartments                                           100%      12/12/2006             $5,100,000          74.3%                      62.6%                     $609,414        $281,040        $328,374         11/30/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $623,231        $284,181        $339,050        $319,050    1.21x            $50,000
  143                                1        Savannah Suites Hampton                                              66%           N/A                $5,225,000          70.6%                      54.8%                   $1,239,250        $703,382        $535,868         12/31/2006      $1,415,983       $695,582        $720,401         12/31/2005             N/A             N/A             N/A               N/A      $1,239,256        $741,649        $497,607        $448,037    1.57x                 $0
  144                                2        Brandywine                                                           98%        2/5/2007              $5,050,000          72.7%                      72.7%                     $664,921        $303,022        $361,899          9/30/2006        $634,844       $298,095        $336,749         12/31/2005        $648,959        $293,108        $355,851        12/31/2004        $677,125        $297,464        $379,661        $353,661    1.68x            $46,750
  145                                2        The Cove Apartments                                                  95%        12/1/2006             $5,550,000          64.9%                      58.2%                     $438,960        $172,673        $266,287         11/30/2006        $445,061       $165,090        $279,971         12/31/2005        $436,814        $171,106        $265,708        12/31/2004        $507,329        $180,445        $326,884        $316,384    1.27x            $13,438
  146                                1        Gardens Medical Plaza Portfolio                                                                      $10,200,000          35.3%                      33.0%                                                                                                                                                                                                                          $1,006,021        $497,037        $508,984        $425,366    1.67x                 $0
  146a                                        3375 Gardens Medical Plaza                                           96%        2/28/2007             $5,200,000                                                               $517,432        $234,659        $282,773         12/31/2006        $528,613       $211,692        $316,922         12/31/2005        $553,950        $208,399        $345,550        12/31/2004        $501,328        $256,506        $244,823        $203,016
  146b                                        3385 Plaza North Medical                                             96%        2/28/2007             $5,000,000                                                               $554,251        $231,086        $323,165         12/31/2006        $469,052       $201,590        $267,461         12/31/2005        $447,996        $217,317        $230,679        12/31/2004        $504,693        $240,531        $264,163        $222,350
  147                                1        Wyndham Hills                                                        76%        8/1/2006              $4,800,000          74.3%                      62.7%                     $558,156        $190,079        $368,077          12/1/2006        $546,906       $186,627        $360,279         12/31/2005        $533,009        $185,041        $347,968        12/31/2004        $557,506        $197,783        $359,723        $328,713    1.31x                 $0
  148                                1        Blue Stone Bay Commons                                               100%       3/1/2007              $4,800,000          72.8%                      61.5%                     $376,369         $80,326        $296,043         12/21/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $387,570         $77,316        $310,254        $297,829    1.21x                 $0
  149                                2        Tabard Apartments                                                    100%       1/31/2007             $5,100,000          67.6%                      67.6%                     $553,366        $211,309        $342,057         12/31/2006        $516,374       $187,125        $329,249         12/31/2005        $512,110        $198,997        $313,113        12/31/2004        $549,677        $218,121        $331,556        $302,756    1.46x                 $0
  150                                1        Fort Knox Self-Storage of Leesburg                                   77%       12/16/2006             $5,900,000          57.6%                      57.6%                     $694,239        $270,936        $423,303         11/30/2006        $710,975       $262,791        $448,184         12/31/2005        $686,600        $229,320        $457,280        12/31/2004        $685,892        $264,648        $421,244        $412,751    2.18x            $16,675
  151                                1        Frederick Self-Storage                                               83%       12/16/2006             $7,100,000          47.9%                      47.9%                     $825,174        $321,980        $503,194         11/30/2006        $760,563       $313,880        $446,683         12/31/2005        $848,465        $286,577        $561,888        12/31/2004        $854,678        $321,097        $533,581        $522,959    2.76x           $155,510
  152                                1        White Birch Plaza                                                    82%        2/21/2007             $5,000,000          68.0%                      61.3%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $425,854        $115,864        $309,990        $289,624    1.20x                 $0
  153                                1        Eubanks Court                                                        97%        2/1/2007              $4,500,000          74.9%                      68.7%                     $363,999         $75,907        $288,092         12/31/2006        $311,727        $78,305        $233,422         12/31/2005             N/A             N/A             N/A               N/A        $421,484        $111,511        $309,973        $288,597    1.21x                 $0
  154                                1        The Offices at Johns Creek                                           100%      12/18/2006             $4,800,000          69.9%                      62.7%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $423,223         $65,090        $358,133        $305,281    1.31x                 $0
  155                                1        Shoppes at Live Oak                                                  100%      12/14/2006             $4,200,000          78.9%                      66.8%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $415,007        $118,309        $296,698        $289,987    1.21x                 $0
  156                                1        HRubin Orlando Warehouse                                             100%       2/23/2007             $4,700,000          70.0%                      65.2%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $506,799        $161,119        $345,680        $329,807    1.43x                 $0
  157                                1        Tartan Square                                                        100%       2/6/2007              $4,300,000          75.4%                      64.1%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $406,278        $102,951        $303,327        $280,178    1.20x                 $0
  158                                2        Bolivar Square                                                       94%        2/2/2007              $4,100,000          78.0%                      70.2%                     $682,532        $406,918        $275,614          9/30/2006        $671,882       $406,441        $265,441         12/31/2005        $711,962        $405,687        $306,275        12/31/2004        $727,442        $401,681        $325,761        $288,511    1.28x             $7,562
  159                                1        Northglenn Greens                                                    91%       12/31/2006             $4,550,000          68.4%                      57.4%                     $636,376        $271,730        $364,646         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $650,982        $269,299        $381,683        $322,331    1.50x            $26,493
  160                                1        Meadow View Shopping Plaza                                           100%      11/20/2006             $4,100,000          75.4%                      64.1%                     $370,432        $134,668        $235,764         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $434,141        $150,061        $284,080        $269,753    1.21x                 $0
  161                                1        Chamberlain Plaza                                                    91%        2/22/2007             $5,390,000          56.4%                       1.3%                     $453,121        $127,956        $325,165         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $496,249        $133,523        $362,726        $333,976    1.21x                 $0
  162                                1        Valle Verde Pads #2 and #3                                           100%       1/1/2007              $4,990,000          60.1%                      54.4%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $394,418         $61,135        $333,283        $319,917    1.47x                 $0
  163                                2        Savannah Garden Apartments                                           97%       12/29/2006             $3,600,000          78.8%                      66.7%                     $557,332        $205,677        $351,655         10/31/2006        $511,500       $188,931        $322,569         12/31/2005        $442,278        $198,543        $243,735        12/31/2004        $538,521        $229,968        $308,553        $278,303    1.38x            $50,000
  164                                1        Emerald Center                                                       100%       3/9/2007              $3,550,000          78.8%                      66.3%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $329,029         $71,647        $257,382        $239,328    1.23x                 $0
  165                                1        Stone Oak North                                                      100%       3/13/2007             $3,500,000          79.8%                      68.2%                     $375,120        $107,007        $268,113         12/31/2006        $375,120        $97,834        $277,286         12/31/2005             N/A             N/A             N/A               N/A        $371,640        $102,013        $269,627        $249,626    1.20x                 $0
  166                                2        Presidential Court                                                   96%       11/20/2006             $4,990,000          54.5%                      46.3%                     $367,987        $188,648        $179,339         11/16/2006        $357,675       $216,764        $140,911         12/31/2005        $334,403        $182,719        $151,684        12/31/2004        $395,096        $143,168        $251,928        $239,178    1.22x                 $0
  167                                2        Holiday Village Mobile Home Park                                     94%        1/10/2007             $3,375,000          80.0%                      71.5%                     $465,280        $164,840        $300,440         12/31/2006        $441,750       $170,309        $271,441         12/31/2005        $445,800        $187,162        $258,638        12/31/2004        $460,785        $192,919        $267,866        $254,766    1.26x                 $0
  168                                2        Parkway East Townhomes                                               91%        1/12/2007             $3,500,000          77.1%                      68.5%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $540,706        $258,035        $282,671        $265,171    1.35x             $6,000
  169                                1        Marysville Industrial                                                100%       2/9/2007              $4,750,000          56.7%                      48.1%                     $346,729         $52,284        $294,445         11/30/2006        $267,658        $62,595        $205,063         12/31/2005        $375,313         $54,834        $320,479        12/31/2004        $403,563         $75,155        $328,408        $305,383    1.58x               $375
  170                                1        A1A Self-Storage                                                     98%       12/16/2006             $4,700,000          55.3%                      55.3%                     $572,220        $267,630        $304,590         11/30/2006        $548,142       $216,392        $331,750         12/31/2005        $506,884        $186,795        $320,089        12/31/2004        $593,102        $300,219        $292,883        $284,811    1.96x                 $0
  171                                1        HRubin Lee Warehouse                                                 100%       2/23/2007             $3,800,000          66.2%                      61.8%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $339,056        $107,412        $231,644        $221,057    1.25x                 $0
  172                                1        Medford Place Shopping Center                                        100%       2/21/2007             $3,640,000          69.1%                       2.4%                     $162,423         $35,029        $127,394         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $334,738         $51,506        $283,232        $271,694    1.22x                 $0
  173                                1        Fort Knox Self-Storage of Frederick                                  91%       12/16/2006             $3,900,000          61.5%                      61.5%                     $532,525        $232,319        $300,206         11/30/2006        $518,568       $211,238        $307,330         12/31/2005        $506,139        $203,144        $302,995        12/31/2004        $579,737        $231,191        $348,546        $341,671    2.55x            $56,106
  174                                1        Shops at Bailey Cove                                                 93%        12/1/2006             $3,260,000          73.3%                      62.1%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $325,987         $65,780        $260,207        $243,824    1.44x                 $0
  175                                2        Maple Ridge Apartments                                               85%        1/1/2007              $3,500,000          65.7%                      59.2%                     $559,300        $311,454        $247,846         12/31/2006        $498,511       $296,226        $202,285         12/31/2005        $534,658        $304,520        $230,138        12/31/2004        $539,593        $315,481        $224,112        $202,612    1.24x             $9,375
  176                                1        Sterling Climate Controlled Storage                                  94%        1/25/2007             $3,050,000          72.1%                      65.1%                     $416,092        $192,749        $223,343         12/31/2006        $421,636       $194,218        $227,418         12/31/2005        $425,686        $186,658        $239,028        12/31/2004        $400,821        $192,304        $208,517        $203,901    1.30x                 $0
  177                                1        Covington Plaza                                                      88%        12/7/2006             $2,625,000          78.5%                      69.3%                     $250,702         $44,191        $206,511         10/31/2006        $236,502        $69,015        $167,487         12/31/2005        $245,465         $59,749        $185,716        12/31/2004        $260,606         $65,684        $194,922        $175,820    1.20x            $29,130
  178                                1        HRubin Jupiter Warehouse                                             100%       2/7/2007              $3,000,000          65.0%                      60.5%                     $210,286          $1,531        $208,755         12/31/2006        $203,171         $5,776        $197,395         12/31/2005             N/A             N/A             N/A               N/A        $292,230         $92,324        $199,906        $191,255    1.41x                 $0
  179                                1        31st Street                                                          100%       9/22/2006             $3,200,000          60.7%                      52.5%                     $243,985         $25,163        $218,822         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $239,101         $42,772        $196,329        $189,239    1.28x                 $0
  180                                2        Park Place I & II                                                    100%      12/19/2006             $2,600,000          73.0%                      62.2%                     $448,349        $221,389        $226,960         12/31/2006        $360,226       $219,981        $140,245         12/31/2005        $347,420        $177,128        $170,292        12/31/2004        $457,829        $256,229        $201,600        $172,284    1.24x            $27,750
  181                                1        Chisholm Trail Office Suites                                         100%       3/1/2007              $2,500,000          74.7%                      63.3%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $258,514         $65,081        $193,433        $177,132    1.34x                 $0
  182                                1        Williamson Ranch Retail                                              100%      12/14/2006             $2,960,000          62.9%                      55.7%                     $139,146         $14,495        $124,651          8/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $213,354         $52,467        $160,887        $153,572    1.15x                 $0
  183                                2        Country Squire Apartments                                            96%        1/7/2007              $3,250,000          56.9%                      55.0%                     $632,915        $488,533        $144,382         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $634,072        $410,935        $223,137        $195,887    1.42x            $65,875
  184                                1        Gulf Collection                                                      100%       9/1/2006              $2,200,000          77.2%                      65.5%                     $201,378         $36,231        $165,147         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $193,269         $38,293        $154,976        $147,061    1.21x             $6,562
  185                                1        A&A Storage - Rogers                                                 93%        1/31/2007             $2,600,000          65.3%                      55.2%                     $293,700        $106,080        $187,620         12/31/2006        $288,570       $128,654        $159,916         12/31/2005        $296,168        $103,268        $192,900        12/31/2004        $294,106        $119,277        $174,829        $163,481    1.36x                 $0
  186                                1        Eckerd - Germantown, MD                                              100%       8/27/2001             $3,300,000          50.9%                       0.7%                     $223,358              $0        $223,358         12/31/2006        $223,358             $0        $223,358         12/31/2005        $223,358              $0        $223,358        12/31/2004        $218,891          $6,567        $212,324        $211,224    1.25x                 $0
  187                                1        Oasis at the Islands                                                 100%       1/25/2007             $2,355,000          70.1%                      63.5%                     $207,431         $69,213        $138,218         12/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $223,774         $69,367        $154,407        $146,697    1.21x                 $0
  188                                1        Rich DVM Industrial Building                                         100%       2/6/2007              $2,940,000          54.3%                      46.0%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $236,517         $65,023        $171,494        $158,837    1.40x            $56,562
  189                                2        Eastgate Apartments                                                  97%       12/26/2006             $2,400,000          65.4%                      55.7%                     $283,788        $141,363        $142,425         12/31/2006        $283,658       $122,045        $161,613         12/31/2005        $286,924        $125,052        $161,872        12/31/2004        $309,352        $140,911        $168,441        $150,191    1.33x            $83,687
  190                                1        Greene Professional Center                                           100%      12/31/2006             $2,000,000          77.4%                      65.6%                     $202,289         $47,487        $154,802         12/31/2007             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $186,047         $36,181        $149,866        $142,606    1.29x                 $0
  191                                1        Oregon City Retail                                                   100%       2/1/2007              $2,800,000          53.6%                      49.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $199,840         $40,275        $159,565        $150,935    1.46x                 $0
  192                                1        Executive Court                                                      100%       1/1/2007              $2,320,000          64.5%                      55.3%                     $318,491        $120,306        $198,185          9/30/2006        $278,464       $114,607        $163,857         12/31/2005        $252,463        $112,041        $140,422        12/31/2004        $289,909        $131,497        $158,412        $133,958    1.21x             $8,125
  193                                1        Montrose Self Storage                                                81%        12/7/2006             $1,930,000          75.0%                      70.5%                     $244,467         $95,907        $148,560         12/31/2006        $213,065        $76,302        $136,763         12/31/2005        $181,346         $51,586        $129,760        12/31/2004        $260,538        $108,968        $151,570        $147,182    1.38x             $5,250
  194                                1        Grosse Pointe Retail                                                 100%       12/4/2006             $1,880,000          76.8%                      65.0%                     $133,574         $67,051         $66,523         10/31/2006             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $177,598         $41,247        $136,351        $127,545    1.25x            $21,313
  195                                1        Riviera De Sandia Mobile Home Park                                   100%       12/1/2006             $2,500,000          56.9%                      51.6%                     $325,727        $129,151        $196,576         11/17/2006        $331,342       $139,827        $191,515         12/31/2005        $330,241        $126,465        $203,776        12/31/2004        $334,474        $148,462        $186,012        $181,662    1.75x             $3,125
  196                                1        A&A Storage - Bentonville                                            100%       1/31/2007             $1,800,000          78.7%                      66.6%                     $216,577         $64,536        $152,041         12/31/2006        $215,983        $76,811        $139,172         12/31/2005        $212,850         $57,205        $155,645        12/31/2004        $216,996         $76,897        $140,099        $131,324    1.30x                 $0
  197                                2        Chestnut Acres Apartments                                            95%        1/29/2007             $4,300,000          30.2%                      26.0%                     $598,733        $295,764        $302,969         12/31/2006        $584,063       $325,611        $258,452         12/31/2005        $605,992        $331,235        $274,757        12/31/2004        $610,522        $325,882        $284,640        $255,140    2.86x                 $0
  198                                1        Waldorf Self-Storage                                                 92%       12/16/2006             $2,500,000          52.0%                      52.0%                     $332,071        $170,173        $161,898         11/30/2006        $348,770       $159,082        $189,688         12/31/2005        $353,641        $151,500        $202,141        12/31/2004        $341,225        $169,695        $171,530        $164,832    2.27x           $162,840
  199                                1        Malvern Post Office Building                                         100%       3/1/2006              $1,625,000          79.7%                      67.6%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $127,870         $14,062        $113,808        $110,831    1.20x            $75,000
  200                                1        Commerce Crossing Retail Center                                      100%      11/23/2006             $1,610,000          79.0%                      67.0%                     $174,379         $35,659        $138,720          9/30/2006        $172,791        $44,982        $127,809         12/31/2005             N/A             N/A             N/A               N/A        $171,681         $43,410        $128,271        $116,690    1.29x             $3,797
  201                                1        Duvall Town Center                                                   100%       1/31/2007             $1,740,000          70.3%                      62.5%                     $174,949         $41,517        $133,432         12/31/2006        $152,247        $39,683        $112,564         12/31/2005        $153,538         $37,760        $115,778        12/31/2004        $161,963         $43,839        $118,124        $108,279    1.21x             $1,250
  202                                2        Apple Creek Village Mobile Home Park                                 100%       12/1/2006             $1,540,000          79.3%                      67.0%                     $204,746         $55,635        $149,111         11/30/2006        $215,291        $79,031        $136,260         12/31/2005        $227,874         $77,213        $150,661        12/31/2004        $199,329         $84,836        $114,493        $110,478    1.29x            $53,350
  203                                1        Lexington Park Self-Storage                                          88%       12/16/2006             $2,200,000          54.5%                      54.5%                     $293,012        $141,547        $151,465         11/30/2006        $304,271       $144,382        $159,889         12/31/2005        $306,029        $135,837        $170,192        12/31/2004        $314,198        $149,019        $165,179        $158,339    2.37x           $116,380
  204                                1        Eastland Shopping Center                                             100%       12/7/2006             $1,720,000          69.5%                      59.0%                     $194,162         $58,448        $135,714         12/31/2006        $184,221        $50,454        $133,767         12/31/2005        $187,071         $64,378        $122,693        12/31/2004        $203,960         $56,965        $146,995        $128,483    1.50x            $51,250
  205                                1        Siler City Family Dollar                                             100%       1/25/2007             $1,515,000          78.7%                      67.5%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $140,063         $26,279        $113,784        $107,618    1.21x                 $0
  206                                1        Caribou Shoppes                                                      100%      11/15/2006             $1,620,000          61.4%                      51.9%                          N/A             N/A             N/A                N/A             N/A            N/A             N/A                N/A             N/A             N/A             N/A               N/A        $103,691          $4,148         $99,543         $90,435    1.30x                 $0
  207                                1        Stillman Office                                                      100%       11/7/2006             $1,030,000          74.3%                      64.9%                     $146,550         $52,106         $94,444         10/31/2006        $144,226        $53,276         $90,950         12/31/2005        $143,911         $55,756         $88,155        12/31/2004        $135,738         $58,145         $77,593         $67,985    1.25x                 $0
Total/Weighted Average:                                                                                                                                                             75.6%                      73.4%                                                                                                                                                                                                                                                                                        1.31x

                                                                                                                Contractual                                            Annual                             U/W
                                                                                                                 Recurring                             LC & TI       Contractual                       Recurring          Annual           Tax &          Initial              Orig                    Rem.             Orig                     Rem.                                                                                      First
                                 Loan Group                                                                     Replacement                           Reserve at      Recurring                       Replacement          U/W           Insurance     Interest Only          Amort.                  Amort.           Term to                 Term to               Interest           Interest Calculation             Monthly           Payment        Maturity
    #                 Crossed        #       Property Name                                                    Reserve/FF&E (7)                       Origination      LC&TI (7)                       Reserve/FF&E        LC&TI         Escrows (7)         Term               Term                  Term (1)       Maturity (9)           Maturity (1) (9)            Rate             (30/360 / Actual/360)          Payment (8)          Date            Date          ARD (10)   Seasoning (1)
    1                                2       Alliance SAFD - PJ                                                                $0                                $0             $0                          $950,400                $0     Both             120           Interest Only           Interest Only          120                     114                 5.365000%               Actual/360                $2,153,141          12/11/2006     11/11/2016          N/A        6
    1a                                       Park Pointe North                                                                                                                                               $77,000                $0
    1b                                       Park Place at Turtle Run                                                                                                                                        $35,000                $0
    1c                                       Stillwater                                                                                                                                                      $51,600                $0
    1d                                       Canyon Creek                                                                                                                                                    $44,000                $0
    1e                                       Woodland Meadows                                                                                                                                                $29,600                $0
    1f                                       Cranes Landing                                                                                                                                                  $25,200                $0
    1g                                       Waterford                                                                                                                                                       $58,000                $0
    1h                                       Hunters Glen                                                                                                                                                    $27,600                $0
    1i                                       Enclave at Cityview                                                                                                                                             $41,600                $0
    1j                                       Off Broadway                                                                                                                                                    $32,000                $0
    1k                                       Churchill Crossing                                                                                                                                              $34,400                $0
    1l                                       The Equestrian                                                                                                                                                  $20,200                $0
    1m                                       Wallingford                                                                                                                                                     $46,200                $0
    1n                                       Fairway on the Park                                                                                                                                             $40,200                $0
    1o                                       Bellevue Heights                                                                                                                                                $22,500                $0
    1p                                       Stone Ridge                                                                                                                                                     $38,300                $0
    1q                                       Eagle's Point                                                                                                                                                   $24,000                $0
    1r                                       Surrey Oaks                                                                                                                                                     $24,800                $0
    1s                                       Heritage Place                                                                                                                                                  $20,000                $0
    1t                                       Cedar Glen                                                                                                                                                      $21,800                $0
    1u                                       Park Ridge                                                                                                                                                      $16,800                $0
    1v                                       Windsor Court                                                                                                                                                   $28,000                $0
    1w                                       Wooded Creek                                                                                                                                                    $19,600                $0
    1x                                       Meadowchase                                                                                                                                                     $28,200                $0
    1y                                       Bent Creek                                                                                                                                                      $20,000                $0
    1z                                       Shadowbluff                                                                                                                                                     $22,000                $0
   1aa                                       Lofts on Hulen                                                                                                                                                  $32,500                $0
   1ab                                       Woods at Lakeshore                                                                                                                                              $12,800                $0
   1ac                                       Summer's Point                                                                                                                                                  $16,400                $0
   1ad                                       Creekside                                                                                                                                                       $16,400                $0
   1ae                                       The Savoy                                                                                                                                                       $15,200                $0
   1af                                       The Corners                                                                                                                                                      $8,500                $0
    2                                1       599 Lexington Avenue                                                              $0                                $0              0                          $254,430          $838,788     None             120           Interest Only           Interest Only          120                     118                 5.493000%               Actual/360                $3,480,807            4/1/2007       3/1/2017          N/A        2
    3                   (A)          1       Four Westlake Park                                                          $112,213                                $0              0                           $84,160          $637,494     Both              60           Interest Only           Interest Only          60                       53                 5.720000%               Actual/360                  $398,229          11/11/2006     10/11/2011          N/A        7
    4                   (A)          1       Three Westlake Park                                                          $83,188                        $2,951,433              0                           $62,442          $473,452     Both              58           Interest Only           Interest Only          58                       53                 5.520000%               Actual/360                  $294,758           1/11/2007     10/11/2011          N/A        5
    5                                1       Two North LaSalle                                                           $138,391                        $1,168,140              0                          $110,626          $588,906      Tax             120           Interest Only           Interest Only          120                     117                 5.557500%               Actual/360                  $598,404           3/11/2007      2/11/2017          N/A        3
    6                                1       Park Central                                                                $138,486                          $917,293              0                           $83,092          $656,756     Both              60           Interest Only           Interest Only          60                       56                 5.760500%               Actual/360                  $559,715           2/11/2007      1/11/2012          N/A        4
    7                                2       Alliance SAFD - HC4                                                         $484,500                                $0             $0                          $193,800                $0     Both             120           Interest Only           Interest Only          120                     114                 5.345000%               Actual/360                  $419,991          12/11/2006     11/11/2016          N/A        6
    7a                                       The Cascades                                                                                                                                                    $31,600                $0
    7b                                       The Place at Green Trails                                                                                                                                       $27,500                $0
    7c                                       Broadmead                                                                                                                                                       $23,500                $0
    7d                                       Harbour                                                                                                                                                         $23,200                $0
    7e                                       Deerbrook Forest Apartments                                                                                                                                     $15,200                $0
    7f                                       Carrington Court                                                                                                                                                $11,100                $0
    7g                                       Beacon Hill                                                                                                                                                     $12,100                $0
    7h                                       Somerset Place                                                                                                                                                  $19,000                $0
    7i                                       Chalfonte                                                                                                                                                        $8,600                $0
    7j                                       Avalon Bay                                                                                                                                                      $22,000                $0
    8                                2       Broadway Portfolio                                                                $0                                $0             $0                          $113,750                $0     Both              84           Interest Only           Interest Only          84                       81                 6.239643%               Actual/360                  $369,034           3/11/2007      2/11/2014          N/A        3
    8a                                       3885 Broadway                                                                                                                                                   $16,000                $0
    8b                                       4455 Broadway                                                                                                                                                   $19,250                $0
    8c                                       3915 Broadway                                                                                                                                                   $11,000                $0
    8d                                       80 Fort Washington                                                                                                                                              $18,750                $0
    8e                                       3900 Broadway                                                                                                                                                    $6,750                $0
    8f                                       884 Riverside                                                                                                                                                   $14,750                $0
    8g                                       86 Fort Washington                                                                                                                                              $16,250                $0
    8h                                       66-72 Fort Washington Avenue                                                                                                                                    $11,000                $0
    9                                1       Greenwich Financial Center                                                        $0                                $0        $60,278                           $12,191           $42,729     Both             120           Interest Only           Interest Only          120                     119                 5.340000%               Actual/360                  $238,223           5/11/2007      4/11/2017          N/A        1
    10                               2       Latitudes Apartments                                                              $0                                $0              0                           $67,200                $0     Both             120           Interest Only           Interest Only          120                     118                 5.870000%               Actual/360                  $250,559           4/11/2007      3/11/2017          N/A        2
    11                               1       Metro Square 95 Office Park                                                  $94,381                          $498,256       $141,936(18)                       $70,965          $440,138     Both             121           Interest Only           Interest Only          121                     118                 6.020000%               Actual/360                  $244,144           3/11/2007      3/11/2017          N/A        3
    12                               1       300-318 East Fordham Road                                                     $6,042                                $0        $15,025                            $6,042           $15,470     Both             120           Interest Only           Interest Only          120                     118                 5.590000%               Actual/360                  $221,983           4/11/2007      3/11/2017          N/A        2
    13                               1       Flatbush Center                                                                   $0                                $0              0                           $45,312           $67,780     Both             120           Interest Only           Interest Only          120                     120                 5.640000%               Actual/360                  $214,438           6/11/2007      5/11/2017          N/A        0
    14                               2       Canterbury Apartments                                                             $0                                $0              0                           $94,500                $0     Both             120           Interest Only           Interest Only          120                     118                 5.950000%               Actual/360                  $217,979           4/11/2007      3/11/2017          N/A        2
    15                               1       SouthPointe Pavilions                                                             $0                                $0              0                           $30,536          $164,924     None             120           Interest Only           Interest Only          120                     119                 5.710000%               Actual/360                  $202,626            5/1/2007       4/1/2037     4/1/2017        1
    16                               2       Laurel Springs Apartments Portfolio                                               $0                                $0             $0                          $100,800                $0     Both             120           Interest Only           Interest Only          120                     118                 5.470000%               Actual/360                  $188,193           4/11/2007      3/11/2017          N/A        2
   16a                                       Laurel Springs Apartments I                                                                                                                                     $48,000                $0
   16b                                       Laurel Springs Apartments III                                                                                                                                   $33,600                $0
   16c                                       Laurel Springs Apartments II                                                                                                                                    $19,200                $0
    17                               1       The Gucci Building                                                            $2,711                                $0       $102,846                            $2,030           $74,735     None             120           Interest Only           Interest Only          120                     117                 5.900000%               Actual/360                  $202,389           3/11/2007      2/11/2017          N/A        3
    18                               1       8320, 8400 Ward Parkway and One Petticoat Lane                                    $0                           $21,900       $262,800                          $104,952          $234,916      Tax              36                360                     360               120                     118                 5.740000%               Actual/360                  $227,346            4/1/2007       3/1/2017          N/A        2
   18a                                       8400 Ward Parkway                                                                                                                                               $50,926           $76,677
   18b                                       8320 Ward Parkway                                                                                                                                               $36,513           $82,410
   18c                                       One Petticoat                                                                                                                                                   $17,513           $75,829
    19                               1       Sheraton Four Points LAX                                                       3.00%(24)                            $0              0                              4.0%                $0     Both              24                360                     360               120                     116                 5.673000%               Actual/360                  $222,796           2/11/2007      1/11/2017          N/A        4
    20                               1       Midwestern Distribution Portfolio                                            $78,828                          $600,000              0                          $118,244          $238,956     Both              60           Interest Only           Interest Only          60                       56                 6.000000%               Actual/360                  $172,108           2/11/2007      1/11/2012          N/A        4
    21                               1       University Commons                                                                $0                                $0              0                           $34,160           $41,745      Tax              0                 300                     290               300                     290                 6.360000%                 30/360                    $222,606            8/1/2006       7/1/2031          N/A        10
    22                               1       El Paseo Simi Valley                                                              $0                                $0              0                           $29,511           $66,524     None             120           Interest Only           Interest Only          120                     116                 5.480000%               Actual/360                  $148,163           2/11/2007      1/11/2017          N/A        4
    23                               2       Wind River Apartments                                                             $0                                $0              0                           $51,900                $0     Both             120           Interest Only           Interest Only          120                     118                 5.720000%               Actual/360                  $145,179           4/11/2007      3/11/2017          N/A        2
    24                               1       8330 Ward Parkway and Building B                                                  $0                           $16,667       $200,004                           $72,534          $261,508      Tax              36                360                     360               120                     118                 5.740000%               Actual/360                  $163,223            4/1/2007       3/1/2017          N/A        2
   24a                                       Building B                                                                                                                                                      $55,049          $163,582
   24b                                       8330 Ward Parkway                                                                                                                                               $17,485           $97,926
    25                               2       La Costa Apartments                                                               $0                                $0              0                          $115,500                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                  $132,254           3/11/2007      1/11/2017          N/A        3
    26                               2       Carriage Club Apartments                                                          $0                                $0              0                           $40,200                $0     Both             120           Interest Only           Interest Only          120                     118                 5.730000%               Actual/360                  $124,519           4/11/2007      3/11/2017          N/A        2
    27                               2       Paces Commons Apartments                                                          $0                                $0              0                           $67,200                $0     Both             120           Interest Only           Interest Only          120                     118                 5.694800%               Actual/360                  $122,214           4/11/2007      3/11/2017          N/A        2
    28                               2       Mallard Creek II Apartments                                                       $0                                $0              0                           $43,200                $0     Both             120           Interest Only           Interest Only          120                     118                 5.950000%               Actual/360                  $125,077           4/11/2007      3/11/2017          N/A        2
    29                               2       Jefferson Place                                                                   $0                                $0              0                          $106,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                  $116,582           3/11/2007      1/11/2017          N/A        3
    30                               1       Cordata Medical Building                                                     $24,000                            $2,750        $33,000                           $19,777          $102,076     Both              0                 360                     359               120                     119                 5.640000%               Actual/360                  $138,385            5/1/2007       4/1/2037     4/1/2017        1
    31                               1       Wildewood Portfolio                                                          $31,416                                $0       $300,000                           $23,560          $219,765     Both              24                360                     360               120                     120                 5.590000%               Actual/360                  $130,746           6/11/2007      5/11/2017          N/A        0
    32                               1       Schaumburg Corners (REFI)                                                    $23,940                                $0        $79,800(27)                       $23,930          $122,843     Both             120           Interest Only           Interest Only          120                     118                 5.640000%               Actual/360                  $108,410           4/11/2007      3/11/2017          N/A        2
    33                               1       The Shoppes at St. Clair Square                                                   $0                                $0              0                            $7,145           $42,466      Tax              0                 360                     359               120                     119                 5.670000%                 30/360                    $130,163            5/1/2007       4/1/2017          N/A        1
    34                               2       Alexan Cityview Apartments                                                   $61,600                                $0              0                           $77,000                $0     Both             120           Interest Only           Interest Only          120                     118                 5.500000%               Actual/360                  $102,606           4/11/2007      3/11/2017          N/A        2
    35                               2       Park at Woodlake                                                                  $0                                $0              0                          $141,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                  $101,866           3/11/2007      1/11/2017          N/A        3
    36                               2       Reflections Apartments                                                            $0                                $0              0                           $72,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $95,081           3/11/2007      1/11/2017          N/A        3
    37                               2       Jefferson Creek                                                                   $0                                $0              0                           $75,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $91,354           3/11/2007      1/11/2017          N/A        3
    38                               2       Hunter's Chase                                                                    $0                                $0              0                          $106,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $87,723           3/11/2007      1/11/2017          N/A        3
    39                               1       Conyers Commons                                                              $11,940                                $0        $20,004                           $11,936           $44,589     Both              60                360                     360               120                     117                 5.780000%               Actual/360                  $100,995           3/11/2007      2/11/2017          N/A        3
    40                               2       Villagio Apartments                                                          $90,000                                $0              0                           $54,000                $0     Both              24                360                     360               120                     115                 5.850000%               Actual/360                   $99,110           1/11/2007     12/11/2016          N/A        5
    41                               2       The Hollows Apartments                                                            $0                                $0              0                          $108,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $79,887           3/11/2007      1/11/2017          N/A        3
    42                               2       Sturbridge Square Apartments                                                 $67,500                                $0              0                           $67,500                $0     Both             120           Interest Only           Interest Only          120                     119                 5.830000%               Actual/360                   $82,261           5/11/2007      4/11/2017          N/A        1
    43                               2       Parke Orcutt Apartments                                                           $0                                $0              0                           $23,400                $0     Both             119           Interest Only           Interest Only          119                     116                 5.720000%               Actual/360                   $78,051           3/11/2007      1/11/2017          N/A        3
    44                               2       River Park Place Apartments                                                  $55,600                                $0              0                           $69,500                $0     Both              24                360                     360               120                     116                 5.600000%               Actual/360                   $88,982           2/11/2007      1/11/2017          N/A        4
    45                               2       Orleans Square Apartments                                                   $118,000                                $0              0                          $118,000                $0     Both             121           Interest Only           Interest Only          121                     118                 5.650000%               Actual/360                   $73,897           3/11/2007      3/11/2017          N/A        3
    46                               1       Duke University Medical Complex                                              $12,083                                $0              0                           $15,840          $103,393     Both              24                360                     360               120                     119                 5.900000%               Actual/360                   $86,005            5/1/2007       4/1/2017          N/A        1
    47                               1       Skihawk Building                                                             $24,000                                $0              0                           $25,400           $66,040     Both              0                 360                     356               120                     116                 5.650000%               Actual/360                   $83,699            2/1/2007       1/1/2037     1/1/2017        4
    48                               2       Wind River Crossing                                                               $0                                $0              0                           $88,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $67,847           3/11/2007      1/11/2017          N/A        3
    49                               2       Sands Point Apartments                                                      $123,750                                $0              0                          $123,750                $0     Both              60                360                     360               120                     117                 5.660000%               Actual/360                   $80,902           3/11/2007      2/11/2017          N/A        3
    50                               1       Courtyard DFW Airport                                                          4.00%                                $0              0                              4.0%                $0     Both              0                 300                     299               120                     119                 5.730000%               Actual/360                   $87,906           5/11/2007      4/11/2017          N/A        1
    51                               2       Seabreeze Apartments                                                         $46,000                                $0              0                           $46,000                $0     Both              24                360                     360               120                     119                 6.280000%               Actual/360                   $83,385           5/11/2007      4/11/2017          N/A        1
    52                               2       Versailles Apartments                                                        $65,004                                $0              0                           $65,000                $0     Both              36                360                     360               61                       58                 5.860000%               Actual/360                   $76,775           3/11/2007      3/11/2012          N/A        3
    53                               1       Quail Lakes                                                                       $0                                $0              0                           $27,294           $69,371      Tax             120           Interest Only           Interest Only          120                     118                 6.170000%               Actual/360                   $67,379            4/1/2007       3/1/2017          N/A        2
    54                               2       Summerlyn Place Apartments                                                        $0                                $0              0                           $21,000                $0     Both             120           Interest Only           Interest Only          120                     118                 5.870000%               Actual/360                   $63,880           4/11/2007      3/11/2017          N/A        2
    55                               2       Woodmere Trace Apartments                                                         $0                                $0              0                           $55,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $58,769           3/11/2007      1/11/2017          N/A        3
    56                               2       Spring House                                                                 $93,000                                $0              0                           $93,000                $0     Both              61                360                     360               122                     118                 5.497500%               Actual/360                   $68,740           2/11/2007      3/11/2017          N/A        4
    57                               1       Comcast Woodridge                                                                 $0                                $0              0                            $8,027                $0   Insurance           61           Interest Only           Interest Only          61                       59                 6.080000%               Actual/360                   $62,158           4/11/2007      4/11/2012          N/A        2
    58                               2       Riding Club Apartments                                                      $102,000                                $0              0                          $102,000                $0     Both              36                360                     360               119                     116                 5.940000%               Actual/360                   $71,484           3/11/2007      1/11/2017          N/A        3
    59                               2       On the Green                                                                 $53,000                                $0              0                           $53,000                $0     Both             121           Interest Only           Interest Only          121                     118                 5.580000%               Actual/360                   $56,104           3/11/2007      3/11/2017          N/A        3
    60                               2       Walnut Creek Crossing                                                             $0                                $0              0                           $70,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $55,902           3/11/2007      1/11/2017          N/A        3
    61                               2       Oak Run Apartments                                                          $105,000                                $0              0                          $105,000                $0     Both              61                360                     360               122                     118                 5.497500%               Actual/360                   $66,129           2/11/2007      3/11/2017          N/A        4
    62                               1       800 Wyman Park Drive                                                         $12,639                          $346,166        $40,008                           $12,639           $56,156     Both              60                360                     360               120                     117                 5.930000%               Actual/360                   $69,027           3/11/2007      2/11/2017          N/A        3
    63                               1       Columbia Medical Complex                                                          $0                                $0              0                           $13,193           $36,799      Tax              24                360                     360               84                       82                 6.140000%               Actual/360                   $70,054            4/1/2007       3/1/2014          N/A        2
    64                               2       Oakbrook Apartments                                                               $0                                $0              0                           $24,300                $0     Both             120           Interest Only           Interest Only          120                     118                 6.080000%               Actual/360                   $58,768           4/11/2007      3/11/2017          N/A        2
    65                               2       Wyandotte Commons Apartments                                                 $85,500                                $0              0                           $85,500                $0     Both              36                360                     360               119                     116                 5.940000%               Actual/360                   $65,527           3/11/2007      1/11/2017          N/A        3
    66                               2       Country Club Villas                                                          $70,500                                $0              0                           $70,500                $0     Both              61                360                     360               122                     118                 5.497500%               Actual/360                   $61,304           2/11/2007      3/11/2017          N/A        4
    67                               1       Hammonton Retail Center                                                       $7,958                                $0              0                           $12,391           $30,351     Both              60                360                     360               120                     119                 5.880000%               Actual/360                   $63,625           5/11/2007      4/11/2017          N/A        1
    68                               1       Colerain Shopping Center                                                     $11,280                                $0        $45,000                           $15,761           $39,155     Both              60                360                     360               121                     117                 5.630000%               Actual/360                   $61,053           2/11/2007      2/11/2017          N/A        4
    69                               2       Heritage Park Estates                                                        $37,500                                $0              0                           $37,500                $0     Both              60                360                     360               121                     117                 5.510000%               Actual/360                   $59,684           2/11/2007      2/11/2017          N/A        4
    70                               1       Los Mares Plaza                                                               $6,583                           $50,000        $17,045                            $6,583           $38,981     Both              60                360                     360               122                     120                 5.770000%               Actual/360                   $61,409           4/11/2007      5/11/2017          N/A        2
    71                               1       Greensboro Village Shopping Center                                                $0                                $0              0                           $10,530           $28,783     None              0                 360                     356               121                     117                 5.520000%               Actual/360                   $58,043           2/11/2007      2/11/2017          N/A        4
    72                               1       Skymark Tower                                                                $23,079                                $0       $208,861                           $23,079          $104,798     Both              59                360                     360               120                     116                 5.625000%               Actual/360                   $57,566           2/11/2007      1/11/2017          N/A        4
    73                               2       Vista Crossing                                                                    $0                                $0              0                           $58,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $47,302           3/11/2007      1/11/2017          N/A        3
    74                               2       Chapel Hill Apartments                                                            $0                                $0              0                           $28,800                $0     Both             120           Interest Only           Interest Only          120                     118                 5.660000%               Actual/360                   $46,100           4/11/2007      3/11/2017          N/A        2
    75                               1       Duke Portfolio                                                                $9,245                                $0             $0                            $9,245           $51,466     Both              18                360                     360               120                     116                 5.860000%               Actual/360                   $56,784           2/11/2007      1/11/2017          N/A        4
   75a                                       Creighton Crossing                                                                                                                                               $3,476           $19,350
   75b                                       Bowles Farm                                                                                                                                                      $1,864           $10,379
   75c                                       Patterson Road                                                                                                                                                   $1,461            $8,136
   75d                                       Ski Chalet                                                                                                                                                       $1,029            $5,727
   75e                                       Athens Road                                                                                                                                                        $904            $5,032
   75f                                       Enterprise                                                                                                                                                         $511            $2,842
    76                               1       Spring Lane Galleria                                                              $0                                $0              0                           $15,999           $31,696     Both              36                360                     360               120                     116                 5.660000%               Actual/360                   $55,475           2/11/2007      1/11/2017          N/A        4
    77                               1       Elgin O'Hare Commerce Center                                                 $24,000                                $0        $60,000                           $36,824           $52,474     Both              36                360                     360               120                     118                 5.690000%               Actual/360                   $55,368           4/11/2007      3/11/2017          N/A        2
    78                               1       Draper Anchored Retail                                                        $8,594                            $3,081        $36,972                            $8,580           $37,744     Both              0                 360                     359               120                     119                 5.750000%               Actual/360                   $54,535            5/1/2007       4/1/2017          N/A        1
    79                  (B)          2       GHC Brookside Park I & II                                                    $37,500                                $0             $0                           $37,500                $0     Both              36                360                     360               120                     117                 5.994500%               Actual/360                   $18,575           3/11/2007      2/11/2017          N/A        3
   79a                  (B)                  GHC Brookside Park I                                                                                                                                            $25,000                $0
   79b                  (B)                  GHC Brookside Park II                                                                                                                                           $12,500                $0
    80                  (B)          2       GHC Icemorelee Apartments                                                    $25,000                                $0              0                           $25,000                $0     Both              36                360                     360               120                     117                 5.994500%               Actual/360                   $18,575           3/11/2007      2/11/2017          N/A        3
    81                  (B)          2       GHC Downing Place Apartments                                                 $25,000                                $0              0                           $25,000                $0     Both              36                360                     360               120                     117                 5.994500%               Actual/360                    $9,587           3/11/2007      2/11/2017          N/A        3
    82                  (B)          2       GHC Peachtree Court Apartments                                               $12,500                                $0              0                           $12,500                $0     Both              36                360                     360               120                     117                 5.994500%               Actual/360                    $3,895           3/11/2007      2/11/2017          N/A        3
    83                  (B)          2       GHC Rockwood Place Apartments                                                $12,500                                $0              0                           $12,500                $0     Both              36                360                     360               120                     117                 5.994500%               Actual/360                    $3,415           3/11/2007      2/11/2017          N/A        3
    84                  (B)          2       GHC Carriage Hill Apartments                                                 $11,500                                $0              0                           $11,500                $0     Both              36                360                     360               120                     117                 5.994500%               Actual/360                    $1,648           3/11/2007      2/11/2017          N/A        3
    85                               2       Mission Village                                                              $50,000                                $0              0                           $50,000                $0     Both              48                360                     360               120                     116                 5.890000%               Actual/360                   $54,806           2/11/2007      1/11/2017          N/A        4
    86                               1       Springhill Suites Dallas Las Colinas Irving                                    4.00%                                $0              0                              4.0%                $0     Both              0                 300                     299               120                     119                 5.730000%               Actual/360                   $56,511           5/11/2007      4/11/2017          N/A        1
    87                               2       Bandera Crossing                                                                  $0                                $0              0                           $51,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $42,046           3/11/2007      1/11/2017          N/A        3
    88                               1       105 South York                                                                $7,224                                $0        $36,000                            $7,292           $43,245     Both              36                360                     360               120                     117                 5.900000%               Actual/360                   $48,350           3/11/2007      2/11/2017          N/A        3
    89                               2       Hampton Greens Apartments                                                    $77,250                                $0              0                           $77,250                $0     Both              61                360                     360               122                     118                 5.497500%               Actual/360                   $44,843           2/11/2007      3/11/2017          N/A        4
    90                               1       720 Washington Avenue                                                        $14,724                          $150,000        $72,000                           $10,964           $72,867     Both              36                360                     360               120                     118                 5.740000%               Actual/360                   $45,323           4/11/2007      3/11/2017          N/A        2
    91                               2       Cypress Creek Apartments                                                          $0                                $0              0                           $64,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $36,886           3/11/2007      1/11/2017          N/A        3
    92                               1       Mequon Marketplace                                                                $0                                $0              0                            $6,350           $15,966     None             120           Interest Only           Interest Only          120                     118                 5.730000%               Actual/360                   $36,794           4/11/2007      3/11/2037    3/11/2017        2
    93                               1       Shops on Galaxie                                                              $4,212                           $76,068        $42,115                            $6,317           $40,319     Both              36                360                     360               121                     118                 5.930000%               Actual/360                   $45,224           3/11/2007      3/11/2017          N/A        3
    94                               1       Alcoa Industrial                                                                  $0                                $0              0                           $19,252           $45,928     None              60                360                     360               121                     117                 5.400000%               Actual/360                   $40,992           2/11/2007      2/11/2017          N/A        4
    95                               2       Willow Brook Crossing                                                             $0                                $0              0                           $52,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $34,640           3/11/2007      1/11/2017          N/A        3
    96                               2       Pelham Apartments                                                                 $0                                $0              0                           $21,600                $0     Both             120           Interest Only           Interest Only          120                     118                 5.890000%               Actual/360                   $36,030           4/11/2007      3/11/2017          N/A        2
    97                               2       Southern Oaks Apartments                                                     $56,000                                $0              0                           $56,000                $0     Both              60                360                     360               121                     117                 5.450000%               Actual/360                   $40,655           2/11/2007      2/11/2017          N/A        4
    98                               2       Timber Ridge Apartments                                                      $48,500                                $0              0                           $48,500                $0     Both             121           Interest Only           Interest Only          121                     118                 5.650000%               Actual/360                   $34,132           3/11/2007      3/11/2017          N/A        3
    99                               1       Terrace Ridge Shopping Center                                                 $9,978                                $0        $33,258                            $9,978           $24,611     Both             120           Interest Only           Interest Only          120                     118                 5.840000%               Actual/360                   $35,033           4/11/2007      3/11/2017          N/A        2
   100                               2       Village Plaza Apartments - West Wing                                         $12,000                                $0              0                           $12,000                $0     Both              60                360                     360               120                     116                 5.700000%               Actual/360                   $41,208           2/11/2007      1/11/2017          N/A        4
   101                               1       Physicians Plaza of Cool Springs                                              $5,343                                $0              0                            $5,226           $40,939     Both              36                360                     360               120                     119                 5.850000%               Actual/360                   $41,296            5/1/2007       4/1/2017          N/A        1
   102                               1       Renaissance Courtyard                                                             $0                          $198,790        $30,000                            $5,053           $31,367     Both             121           Interest Only           Interest Only          121                     118                 5.600000%               Actual/360                   $31,228           3/11/2007      3/11/2017          N/A        3
   103                               1       The American Building                                                        $13,868                           $75,000        $40,000                           $13,898           $52,771     Both              36                360                     360               120                     117                 5.840000%               Actual/360                   $38,894           3/11/2007      2/11/2017          N/A        3
   104                               1       Windward Way Shopping Center                                                      $0                                $0        $15,000                            $2,930           $23,815     Both              36                360                     360               120                     119                 5.670000%               Actual/360                   $37,603           5/11/2007      4/11/2017          N/A        1
   105                               1       Homewood Suites Irving DFW                                                     4.00%                                $0              0                              4.0%                $0     Both              0                 300                     299               120                     119                 5.830000%               Actual/360                   $41,207           5/11/2007      4/11/2017          N/A        1
   106                               2       Broadmoor Apartments                                                         $64,000                                $0              0                           $64,000                $0     Both              24                360                     360               120                     116                 5.920000%               Actual/360                   $38,043           2/11/2007      1/11/2017          N/A        4
   107                               2       Canterbury Place                                                             $42,000                                $0              0                           $42,000                $0     Both             121           Interest Only           Interest Only          121                     118                 5.650000%               Actual/360                   $30,074           3/11/2007      3/11/2017          N/A        3
   108                               2       Remington Court Apartments                                                   $65,000                                $0              0                           $65,000                $0     Both              24                360                     360               120                     116                 5.770000%               Actual/360                   $36,845           2/11/2007      1/11/2017          N/A        4
   109                               1       Comfort Inn Lehigh Valley West                                                 4.00%                                $0              0                              4.0%                $0     Both              0                 300                     299               120                     119                 5.750000%               Actual/360                   $39,634           5/11/2007      4/11/2017          N/A        1
   110                               1       Douglas Physicians Center                                                         $0                                $0              0                            $6,048           $37,848     Both              36                360                     360               120                     117                 5.690000%               Actual/360                   $36,235           3/11/2007      2/11/2017          N/A        3
   111                               1       Hillsboro Promenade                                                           $5,210                                $0        $27,420                            $5,484           $25,898     Both              0                 300                     298               120                     118                 5.700000%               Actual/360                   $38,817           4/11/2007      3/11/2017          N/A        2
   112                               1       College View Manor                                                           $26,100                                $0              0                           $21,750                $0     Both              24                360                     360               120                     118                 5.860000%               Actual/360                   $36,025           4/11/2007      3/11/2017          N/A        2
   113                               2       Huntington Park Apartments                                                   $49,000(35)                            $0              0                           $49,000                $0     Both              24                360                     360               60                       57                 6.370000%               Actual/360                   $37,413           3/11/2007      2/11/2012          N/A        3
   114                               1       Springhill Suites Dallas NW Highway                                            4.00%                                $0              0                              4.0%                $0     Both              0                 300                     299               119                     118                 5.790000%               Actual/360                   $37,892           5/11/2007      3/11/2017          N/A        1
   115                               2       Hunterwood Apartments                                                             $0                                $0              0                           $40,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $28,190           3/11/2007      1/11/2017          N/A        3
   116                               1       Radio Road Industrial                                                             $0                                $0              0                           $26,250           $53,041     None              0                 360                     358               121                     119                 5.680000%               Actual/360                   $33,011           4/11/2007      4/11/2017          N/A        2
   117                               1       Heritage Office                                                                   $0                                $0              0                            $3,530           $32,911     Both              24                360                     360               60                       57                 6.430000%               Actual/360                   $35,138           3/11/2007      2/11/2012          N/A        3
   118                               1       Boise Block 44                                                                $4,272                                $0        $28,500                            $4,664           $24,305     Both              24                360                     360               120                     117                 5.770000%               Actual/360                   $32,166           3/11/2007      2/11/2017          N/A        3
   119                               1       Oxford Town Center                                                                $0                                $0        $25,200                            $5,034           $29,439     Both              24                360                     360               121                     119                 5.980000%               Actual/360                   $32,905           4/11/2007      4/11/2017          N/A        2
   120                               1       West Hills                                                                    $9,600                                $0              0                            $9,635           $35,107     None              0                 360                     359               120                     119                 5.860000%               Actual/360                   $32,482            5/1/2007       4/1/2037     4/1/2017        1
   121                               2       Regent House                                                                 $16,248                                $0              0                           $16,250                $0     Both              24                360                     360               120                     119                 5.690000%               Actual/360                   $31,307           5/11/2007      4/11/2017          N/A        1
   122                               2       Centre Apartments                                                            $28,800                                $0              0                           $28,800                $0     Both              24                360                     360               120                     117                 6.000000%               Actual/360                   $32,046           3/11/2007      2/11/2017          N/A        3
   123                               1       New York Avenue Office Building                                               $4,824                                $0        $31,200                            $3,642           $41,080     Both              60                360                     360               120                     118                 5.530000%               Actual/360                   $30,067            4/1/2007       3/1/2017          N/A        2
   124                               2       Willow Glen                                                                       $0                                $0              0                           $30,000                $0     Both             119           Interest Only           Interest Only          119                     116                 5.655000%               Actual/360                   $24,845           3/11/2007      1/11/2017          N/A        3
   125                               1       Savannah Suites Norfolk                                                        4.00%                                $0              0                              4.0%                $0     Both              0                 300                     298               120                     118                 5.950000%               Actual/360                   $33,345           4/11/2007      3/11/2017          N/A        2
   126                               1       County Line Medical                                                           $5,220                          $246,200        $17,628                            $5,215           $10,431     Both              36                360                     360               120                     115                 5.950000%               Actual/360                   $30,264           1/11/2007     12/11/2016          N/A        5
   127                               2       Chapelwood Apartments                                                        $33,250                                $0              0                           $33,250                $0     Both              24                360                     360               120                     117                 6.100000%               Actual/360                   $30,300           3/11/2007      2/11/2017          N/A        3
   128                               1       Klug Industrial                                                                   $0                                $0              0                           $15,143           $19,411     None              0                 360                     359               120                     119                 5.580000%               Actual/360                   $28,641           5/11/2007      4/11/2017          N/A        1
   129                               2       Westridge Apartments                                                         $20,000                                $0              0                           $25,000                $0     Both              24                360                     360               120                     116                 5.710000%               Actual/360                   $28,471           2/11/2007      1/11/2017          N/A        4
   130                               2       Pear Tree Village                                                            $16,750                                $0              0                           $17,000                $0     Both              0                 360                     358               120                     118                 5.800000%               Actual/360                   $28,411            4/1/2007       3/1/2017          N/A        2
   131                               2       Hamilton Bay Apartments                                                      $17,088                                $0              0                           $17,095                $0      Tax              60                360                     360               120                     118                 5.570000%               Actual/360                   $27,179            4/1/2007       3/1/2017          N/A        2
   132                               2       Porterwood Apartments                                                        $33,996                                $0              0                           $34,816                $0     Both              36                360                     360               120                     118                 6.110000%               Actual/360                   $27,905            4/1/2007       3/1/2017          N/A        2
   133                               1       Savannah Suites Chesapeake                                                     4.00%                                $0              0                              4.0%                $0     Both              0                 300                     298               120                     118                 5.950000%               Actual/360                   $29,497           4/11/2007      3/11/2017          N/A        2
   134                               1       Hampton Inn Richmond Hill                                                      3.00%                                $0              0                              4.0%                $0     Both              0                 360                     358               121                     119                 6.050000%               Actual/360                   $27,125           4/11/2007      4/11/2017          N/A        2
   135                               1       Bushnell Lakeside Office Building                                             $3,000                                $0        $29,400                            $4,396           $27,647     Both              60                360                     360               121                     119                 5.740000%               Actual/360                   $25,066           4/11/2007      4/11/2017          N/A        2
   136                               1       Fort Knox Self-Storage of Upper Marlboro                                      $8,877                                $0              0                            $8,877                $0     Both             120           Interest Only           Interest Only          120                     117                 5.510000%               Actual/360                   $19,553           3/11/2007      2/11/2017          N/A        3
   137                               2       Colony Apartments                                                            $32,004                                $0              0                           $35,072                $0     Both              36                360                     360               120                     118                 6.110000%               Actual/360                   $25,479            4/1/2007       3/1/2017          N/A        2
   138                               2       Knoll & Chicory Apartments                                                   $19,000                                $0              0                           $19,000                $0     Both              0                 360                     357               120                     117                 6.050000%               Actual/360                   $24,292           3/11/2007      2/11/2017          N/A        3
   139                               1       Comfort Suites Richmond Hill                                                   3.00%                                $0              0                              4.0%                $0     Both              0                 360                     358               121                     119                 6.050000%               Actual/360                   $24,111           4/11/2007      4/11/2017          N/A        2
   140                               1       301 North Lewis Road                                                              $0                                $0              0                            $9,578           $45,798     None              0                 360                     358               121                     119                 5.850000%               Actual/360                   $23,598           4/11/2007      4/11/2017          N/A        2
   141                               2       Stone Hollow Apartments                                                      $27,996                                $0              0                           $28,336                $0     Both              36                360                     360               120                     118                 6.110000%               Actual/360                   $23,659            4/1/2007       3/1/2017          N/A        2
   142                               2       Spartan Village Apartments                                                   $20,000                                $0              0                           $20,000                $0     Both              0                 360                     356               120                     116                 5.670000%               Actual/360                   $22,012           2/11/2007      1/11/2017          N/A        4
   143                               1       Savannah Suites Hampton                                                        4.00%                                $0              0                              4.0%                $0     Both              0                 300                     298               120                     118                 5.950000%               Actual/360                   $23,726           4/11/2007      3/11/2017          N/A        2
   144                               2       Brandywine                                                                   $26,000                                $0              0                           $26,000                $0     Both             121           Interest Only           Interest Only          121                     118                 5.650000%               Actual/360                   $17,520           3/11/2007      3/11/2017          N/A        3
   145                               2       The Cove Apartments                                                          $10,500                                $0              0                           $10,500                $0     Both              36                360                     360               120                     116                 5.642000%               Actual/360                   $20,762           2/11/2007      1/11/2017          N/A        4
   146                               1       Gardens Medical Plaza Portfolio                                              $11,965                                $0        $72,879                           $11,966           $71,654     Both              60                360                     360               120                     119                 5.870000%               Actual/360                   $21,284            5/1/2007       4/1/2017          N/A        1
   146a                                      3375 Gardens Medical Plaza                                                                                                                                       $6,088           $35,719
   146b                                      3385 Plaza North Medical                                                                                                                                         $5,878           $35,935
   147                               1       Wyndham Hills                                                                 $4,200                                $0        $28,200                            $5,718           $25,292     Both              0                 360                     358               120                     118                 5.760000%               Actual/360                   $20,885           4/11/2007      3/11/2017          N/A        2
   148                               1       Blue Stone Bay Commons                                                            $0                                $0         $7,980                            $1,575           $10,850     Both              0                 360                     358               120                     118                 5.810000%               Actual/360                   $20,559           4/11/2007      3/11/2017          N/A        2
   149                               2       Tabard Apartments                                                            $28,800                                $0              0                           $28,800                $0     Both              59           Interest Only           Interest Only          59                       56                 5.940000%               Actual/360                   $17,315           3/11/2007      1/11/2012          N/A        3
   150                               1       Fort Knox Self-Storage of Leesburg                                            $8,493                                $0              0                            $8,493                $0     Both             120           Interest Only           Interest Only          120                     117                 5.500000%               Actual/360                   $15,800           3/11/2007      2/11/2017          N/A        3
   151                               1       Frederick Self-Storage                                                       $10,622                                $0              0                           $10,622                $0     Both             120           Interest Only           Interest Only          120                     117                 5.500000%               Actual/360                   $15,800           3/11/2007      2/11/2017          N/A        3
   152                               1       White Birch Plaza                                                             $4,320                              $938        $11,250                            $4,026           $16,340      Tax              36                360                     360               120                     119                 5.860000%               Actual/360                   $20,080            5/1/2007       4/1/2017          N/A        1
   153                               1       Eubanks Court                                                                 $8,483                           $15,000        $12,500                            $8,398           $12,978     Both              48                360                     360               121                     119                 5.870000%               Actual/360                   $19,924           4/11/2007      4/11/2017          N/A        2
   154                               1       The Offices at Johns Creek                                                    $2,220                                $0        $12,000                            $3,327           $49,525     Both              36                360                     360               120                     116                 5.700000%               Actual/360                   $19,461           2/11/2007      1/11/2017          N/A        4
   155                               1       Shoppes at Live Oak                                                               $0                                $0         $5,000                            $1,293            $5,418     Both              0                 360                     358               122                     120                 6.000000%               Actual/360                   $19,905           4/11/2007      5/11/2017          N/A        2
   156                               1       HRubin Orlando Warehouse                                                     $12,000                                $0              0                            $4,998           $10,875     None              60                360                     360               120                     119                 5.730000%               Actual/360                   $19,158            5/1/2007       4/1/2037     4/1/2017        1
   157                               1       Tartan Square                                                                 $2,543                              $787         $9,438                            $2,543           $20,606     Both              0                 360                     358               120                     118                 5.980000%               Actual/360                   $19,444            4/1/2007       3/1/2017          N/A        2
   158                               2       Bolivar Square                                                                    $0                                $0              0                           $37,250                $0     Both              36                360                     360               120                     116                 5.770000%               Actual/360                   $18,715           2/11/2007      1/11/2017          N/A        4
   159                               1       Northglenn Greens                                                                 $0                                $0              0                           $13,350           $46,002     Both              0                 360                     358               120                     118                 5.570000%               Actual/360                   $17,852            4/1/2007       3/1/2017          N/A        2
   160                               1       Meadow View Shopping Plaza                                                    $3,156                                $0        $10,524                            $3,158           $11,169     Both              0                 360                     357               120                     117                 5.970000%               Actual/360                   $18,544           3/11/2007      2/11/2017          N/A        3
   161                               1       Chamberlain Plaza                                                                 $0                                $0        $24,210                            $2,963           $25,787     Both              0                 240         (36)        238               241       (36)          239                 6.600000%               Actual/360                   $22,920           4/11/2007      4/11/2027          N/A        2
   162                               1       Valle Verde Pads #2 and #3                                                        $0                           $66,720         $5,040                            $1,423           $11,943     Both              36                360                     360               120                     117                 6.080000%               Actual/360                   $18,141           3/11/2007      2/11/2017          N/A        3
   163                               2       Savannah Garden Apartments                                                   $30,240                                $0              0                           $30,250                $0     Both              0                 360                     356               120                     116                 5.830000%               Actual/360                   $16,762           2/11/2007      1/11/2017          N/A        4
   164                               1       Emerald Center                                                                    $0                                $0        $12,823                            $2,599           $15,455     Both              0                 360                     359               120                     119                 5.700000%               Actual/360                   $16,251           5/11/2007      4/11/2017          N/A        1
   165                               1       Stone Oak North                                                               $3,965                           $28,500        $28,500                            $4,275           $15,726     Both              0                 360                     357               121                     118                 6.280000%               Actual/360                   $17,295           3/11/2007      3/11/2017          N/A        3
   166                               2       Presidential Court                                                           $12,750                                $0              0                           $12,750                $0     Both              0                 360                     359               120                     119                 6.020000%               Actual/360                   $16,343           5/11/2007      4/11/2017          N/A        1
   167                               2       Holiday Village Mobile Home Park                                             $13,100                                $0              0                           $13,100                $0     Both              24                360                     360               120                     117                 6.360000%               Actual/360                   $16,818           3/11/2007      2/11/2017          N/A        3
   168                               2       Parkway East Townhomes                                                       $17,500                                $0              0                           $17,500                $0     Both              24                360                     360               120                     117                 6.090000%               Actual/360                   $16,344           3/11/2007      2/11/2017          N/A        3
   169                               1       Marysville Industrial                                                         $7,675                           $15,350        $15,350                            $7,675           $15,350     Both              0                 360                     358               120                     118                 5.930000%               Actual/360                   $16,067           4/11/2007      3/11/2017          N/A        2
   170                               1       A1A Self-Storage                                                              $8,208                                $0              0                            $8,072                $0     Both             120           Interest Only           Interest Only          120                     117                 5.520000%               Actual/360                   $12,126           3/11/2007      2/11/2017          N/A        3
   171                               1       HRubin Lee Warehouse                                                              $0                                $0              0                            $2,520            $8,067     None              60                360                     360               120                     119                 5.780000%               Actual/360                   $14,737            5/1/2007       4/1/2037     4/1/2017        1
   174                               1       Shops at Bailey Cove                                                          $2,119                                $0        $10,879                            $2,119           $14,264     Both              0                 360                     356               120                     116                 5.840000%               Actual/360                   $14,143           2/11/2007      1/11/2017          N/A        4
   175                               2       Maple Ridge Apartments                                                       $21,500                                $0              0                           $21,500                $0     Both              36                360                     360               121                     116                 5.890000%               Actual/360                   $13,627           1/11/2007      1/11/2017          N/A        5
   174                               1       Shops at Bailey Cove                                                          $2,119                                $0        $10,879                            $2,119           $14,264     Both              0                 360                     356               120                     116                 5.840000%               Actual/360                   $14,143           2/11/2007      1/11/2017          N/A        4
   177                               1       Covington Plaza                                                               $2,600                                $0         $9,996                            $4,681           $14,421     Both              24                360                     360               120                     117                 5.855000%               Actual/360                   $12,159           3/11/2007      2/11/2017          N/A        3
   176                               1       Sterling Climate Controlled Storage                                           $4,616                                $0              0                            $4,616                $0     Both              36                360                     360               120                     119                 5.940000%               Actual/360                   $13,105            5/1/2007       4/1/2017          N/A        1
   179                               1       31st Street                                                                       $0                                $0         $2,000                              $587            $6,503     Both              0                 360                     356               120                     116                 6.520000%               Actual/360                   $12,351           2/11/2007      1/11/2017          N/A        4
   180                               2       Park Place I & II                                                            $29,316                                $0              0                           $29,316                $0     Both              0                 360                     359               121                     120                 6.180000%               Actual/360                   $11,612           5/11/2007      5/11/2017          N/A        1
   179                               1       31st Street                                                                       $0                                $0         $2,000                              $587            $6,503     Both              0                 360                     356               120                     116                 6.520000%               Actual/360                   $12,351           2/11/2007      1/11/2017          N/A        4
   182                               1       Williamson Ranch Retail                                                           $0                                $0              0                              $665            $6,650     Both              24                360                     360               120                     117                 5.950000%               Actual/360                   $11,110           3/11/2007      2/11/2017          N/A        3
   183                               2       Country Squire Apartments                                                    $27,250                                $0              0                           $27,250                $0     Both              24                360                     360               60                       57                 6.370000%               Actual/360                   $11,536           3/11/2007      2/11/2012          N/A        3
   182                               1       Williamson Ranch Retail                                                           $0                                $0              0                              $665            $6,650     Both              24                360                     360               120                     117                 5.950000%               Actual/360                   $11,110           3/11/2007      2/11/2017          N/A        3
   185                               1       A&A Storage - Rogers                                                              $0                                $0              0                           $11,348                $0     Both              0                 360                     358               120                     118                 5.860000%               Actual/360                   $10,040           4/11/2007      3/11/2017          N/A        2
   186                               1       Eckerd - Germantown, MD                                                           $0                                $0              0                            $1,100                $0     None              0                 180                     178               180                     178                 5.820000%               Actual/360                   $14,097           4/11/2007      3/11/2022          N/A        2
   187                               1       Oasis at the Islands                                                            $936                           $30,000         $7,200                            $1,080            $6,630     Both              36                360                     360               120                     117                 6.180000%               Actual/360                   $10,087           3/11/2007      2/11/2017          N/A        3
   188                               1       Rich DVM Industrial Building                                                      $0                                $0              0                            $3,066            $9,591     Both              0                 360                     358               120                     118                 5.840000%               Actual/360                    $9,429           4/11/2007      3/11/2017          N/A        2
   189                               2       Eastgate Apartments                                                          $18,252                                $0              0                           $18,250                $0     Both              0                 360                     356               120                     116                 6.000000%               Actual/360                    $9,443           2/11/2007      1/11/2017          N/A        4
   190                               1       Greene Professional Center                                                  80400.0%                                $0              0                              $804            $6,456     Both              0                 360                     358               120                     118                 5.920000%               Actual/360                    $9,213           4/11/2007      3/11/2017          N/A        2
   191                               1       Oregon City Retail                                                                $0                                $0              0                            $1,195            $7,435     Both              60                360                     360               119                     117                 5.580000%               Actual/360                    $8,592           4/11/2007      2/11/2037    2/11/2017        2
   192                               1       Executive Court                                                               $4,401                           $20,000        $20,044                            $4,410           $20,044     Both              0                 360                     357               120                     117                 6.270000%               Actual/360                    $9,255           3/11/2007      2/11/2017          N/A        3
   191                               1       Oregon City Retail                                                                $0                                $0              0                            $1,195            $7,435     Both              60                360                     360               119                     117                 5.580000%               Actual/360                    $8,592           4/11/2007      2/11/2037    2/11/2017        2
   194                               1       Grosse Pointe Retail                                                              $0                                $0         $7,657                            $1,149            $7,657     Both              0                 360                     356               120                     116                 5.800000%               Actual/360                    $8,508           2/11/2007      1/11/2017          N/A        4
   195                               1       Riviera De Sandia Mobile Home Park                                            $4,350                                $0              0                            $4,350                $0     Both              0                 360                     358               84                       82                 6.100000%               Actual/360                    $8,635           4/11/2007      3/11/2014          N/A        2
   196                               1       A&A Storage - Bentonville                                                         $0                                $0              0                            $8,775                $0     Both              0                 360                     358               120                     118                 5.860000%               Actual/360                    $8,386           4/11/2007      3/11/2017          N/A        2
   195                               1       Riviera De Sandia Mobile Home Park                                            $4,350                                $0              0                            $4,350                $0     Both              0                 360                     358               84                       82                 6.100000%               Actual/360                    $8,635           4/11/2007      3/11/2014          N/A        2
   196                               1       A&A Storage - Bentonville                                                         $0                                $0              0                            $8,775                $0     Both              0                 360                     358               120                     118                 5.860000%               Actual/360                    $8,386           4/11/2007      3/11/2017          N/A        2
   199                               1       Malvern Post Office Building                                                  $1,200                                $0              0                              $888            $2,089     None              0                 360                     357               120                     117                 5.870000%               Actual/360                    $7,686           3/11/2007      2/11/2017          N/A        3
   200                               1       Commerce Crossing Retail Center                                                   $0                           $20,000        $10,070                            $1,511           $10,070     Both              0                 360                     358               120                     118                 5.890000%               Actual/360                    $7,554           4/11/2007      3/11/2017          N/A        2
   201                               1       Duvall Town Center                                                            $1,155                                $0         $8,300                            $1,563            $8,282     Both              24                360                     360               120                     115                 6.180000%               Actual/360                    $7,475           1/11/2007     12/11/2016          N/A        5
   202                               2       Apple Creek Village Mobile Home Park                                          $4,015                                $0              0                            $4,015                $0     Both              0                 360                     357               120                     117                 5.760000%               Actual/360                    $7,157           3/11/2007      2/11/2017          N/A        3
   203                               1       Lexington Park Self-Storage                                                   $6,840                                $0              0                            $6,840                $0     Both             120           Interest Only           Interest Only          120                     117                 5.500000%               Actual/360                    $5,576           3/11/2007      2/11/2017          N/A        3
   204                               1       Eastland Shopping Center                                                          $0                                $0         $9,996                            $5,164           $13,348     None              0                 360                     356               120                     116                 5.920000%               Actual/360                    $7,133           2/11/2007      1/11/2017          N/A        4
   205                               1       Siler City Family Dollar                                                          $0                                $0         $2,400                            $1,480            $4,686     Both              0                 360                     357               120                     117                 6.290000%               Actual/360                    $7,392           3/11/2007      2/11/2017          N/A        3
   206                               1       Caribou Shoppes                                                                   $0                                $0              0                            $3,675            $5,433     None              0                 360                     355               120                     115                 5.700000%               Actual/360                    $5,804           1/11/2007     12/11/2016          N/A        5
   207                               1       Stillman Office                                                               $1,288                                $0              0                            $1,288            $8,320     Both              18                360                     360               120                     116                 5.860000%               Actual/360                    $4,518           2/11/2007      1/11/2017          N/A        4
   206                               1       Caribou Shoppes                                                                   $0                                $0              0                            $3,675            $5,433     None              0                 360                     355               120                     115                 5.700000%               Actual/360                    $5,804           1/11/2007     12/11/2016          N/A        5
   207                               1       Stillman Office                                                               $1,288                                $0              0                            $1,288            $8,320     Both              18                360                     360               120                     116                 5.860000%               Actual/360                    $4,518           2/11/2007      1/11/2017          N/A        4
Total/Weighted Average:                                                                                                                                                                                                                                                                                                                                                          5.6650%                                         $18,827,118

                                                                                                                                                                                                                        Original               Original
                                                                                                                                                                                                   Original              Yield                Prepayment            Original                                                                     Yield           Prepayment
                                                                                                                                                                                                    Lockout           Maintenance               Premium               Open                                                  Lockout           Maintenance         Premium            Yield                                              Utilities                                            Subject        Subject         Subject     Subject        Subject        Subject     Subject         Subject        Subject
                                                Loan Group                                                                                                 Prepayment Provision                     Period               Period                 Period               Period                                                Expiration          Expiration        Expiration       Maintenance             Administration           Multifamily Tenant                  Multifamily            Studio         Studio          Studio        1 BR           1 BR           1 BR        2 BR            2 BR           2 BR
   #                       Crossed                  #               Property Name                                                                          as of Origination (11)                  (Months)             (Months)               (Months)             (Months)          Defeasance (12)                         Date                Date              Date             Spread                         Fees                  Pays                           Elevators             Units      Avg. Rent       Max. Rent       Units      Avg. Rent      Max. Rent       Units       Avg. Rent      Max. Rent
   1                                                2               Alliance SAFD - PJ                                                                     Lock/113_0.0%/7               (13)         113                  0                       0                    7                   Yes                            5/11/2016              N/A               N/A               N/A                       0.02068%
   1a                                                               Park Pointe North                                                                                                                                                                                                                                                                                                                                              Electric/Gas/Water                            0                16           $608            $660         396           $672           $875         312            $846         $1,100
   1b                                                               Park Place at Turtle Run                                                                                                                                                                                                                                                                                                                                      Electric/Water/Sewer                           0                28           $852            $900         224           $915         $1,030          98          $1,091         $1,360
   1c                                                               Stillwater                                                                                                                                                                                                                                                                                                                                                    Electric/Water/Sewer                           0               120           $422            $465         344           $499           $560          52            $684           $700
   1d                                                               Canyon Creek                                                                                                                                                                                                                                                                                                                                                  Electric/Water/Sewer                           0               N/A            N/A             N/A         192           $537           $600         224            $643           $720
   1e                                                               Woodland Meadows                                                                                                                                                                                                                                                                                                                                              Electric/Water/Sewer                           0               N/A            N/A             N/A         160           $825           $870         120            $995         $1,086
   1f                                                               Cranes Landing                                                                                                                                                                                                                                                                                                                                                      Electric                                 0               N/A            N/A             N/A          88           $711           $760         116            $842           $880
   1g                                                               Waterford                                                                                                                                                                                                                                                                                                                                                     Electric/Water/Sewer                           0                48           $431            $435         312           $520           $610         212            $687           $760
   1h                                                               Hunters Glen                                                                                                                                                                                                                                                                                                                                                  Electric/Water/Sewer                           0               N/A            N/A             N/A         248           $653           $890          28            $951         $1,109
   1i                                                               Enclave at Cityview                                                                                                                                                                                                                                                                                                                                              Electric/Water                              0               160           $453            $480         184           $531           $625          64            $769           $825
   1j                                                               Off Broadway                                                                                                                                                                                                                                                                                                                                                  Electric/Water/Sewer                           0               N/A            N/A             N/A          92           $536           $565         228            $641           $750
   1k                                                               Churchill Crossing                                                                                                                                                                                                                                                                                                                                            Electric/Water/Sewer                           0               N/A            N/A             N/A         224           $491           $660         120            $685           $780
   1l                                                               The Equestrian                                                                                                                                                                                                                                                                                                                                                Electric/Water/Sewer                           0               N/A            N/A             N/A         120           $652           $735          82            $773           $805
   1m                                                               Wallingford                                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A         266           $484           $665         180            $656           $820
   1n                                                               Fairway on the Park                                                                                                                                                                                                                                                                                                                                           Electric/Water/Sewer                           0               N/A            N/A             N/A         220           $452           $520         182            $594           $675
   1o                                                               Bellevue Heights                                                                                                                                                                                                                                                                                                                                              Electric/Water/Sewer                           0               N/A            N/A             N/A          15           $608           $650         169            $778         $1,800
   1p                                                               Stone Ridge                                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A         192           $436           $595         191            $609           $675
   1q                                                               Eagle's Point                                                                                                                                                                                                                                                                                                                                                    Electric/Water                              0                24           $431            $449         152           $585           $660          64            $752           $850
   1r                                                               Surrey Oaks                                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A         172           $488           $610          76            $702           $810
   1s                                                               Heritage Place                                                                                                                                                                                                                                                                                                                                                Electric/Water/Sewer                           0               N/A            N/A             N/A         120           $543           $600          80            $679           $740
   1t                                                               Cedar Glen                                                                                                                                                                                                                                                                                                                                                    Electric/Water/Sewer                           0               N/A            N/A             N/A         112           $575           $660          88            $726           $810
   1u                                                               Park Ridge                                                                                                                                                                                                                                                                                                                                                    Electric/Water/Sewer                           0               N/A            N/A             N/A         108           $598           $650          60            $714           $775
   1v                                                               Windsor Court                                                                                                                                                                                                                                                                                                                                                 Electric/Water/Sewer                           0               N/A            N/A             N/A         120           $479           $540         160            $628           $710
   1w                                                               Wooded Creek                                                                                                                                                                                                                                                                                                                                                  Electric/Water/Sewer                           0               N/A            N/A             N/A          92           $548           $605         104            $660           $725
   1x                                                               Meadowchase                                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A         234           $496           $644          48            $688           $790
   1y                                                               Bent Creek                                                                                                                                                                                                                                                                                                                                                    Electric/Water/Sewer                           0               N/A            N/A             N/A          64           $546           $579         136            $650           $715
   1z                                                               Shadowbluff                                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A         170           $504           $590          50            $655           $685
  1aa                                                               Lofts on Hulen                                                                                                                                                                                                                                                                                                                                                   Electric/Water                              0                 4           $405            $410         166           $408           $525         155            $545           $825
  1ab                                                               Woods at Lakeshore                                                                                                                                                                                                                                                                                                                                            Electric/Water/Sewer                           0               N/A            N/A             N/A          88           $688           $775          40            $792           $835
  1ac                                                               Summer's Point                                                                                                                                                                                                                                                                                                                                                Electric/Water/Sewer                           0                60           $412            $435          96           $496           $550           8            $662           $680
  1ad                                                               Creekside                                                                                                                                                                                                                                                                                                                                                        Electric/Water                              0                16           $378            $399          92           $414           $470          56            $564           $615
  1ae                                                               The Savoy                                                                                                                                                                                                                                                                                                                                                     Electric/Water/Sewer                           0               N/A            N/A             N/A          96           $470           $489          56            $645           $689
  1af                                                               The Corners                                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A          45           $489           $680          40            $617           $695
   2                                                1               599 Lexington Avenue                                                                   Lock/113_0.0%/7                            113                  0                       0                    7                   Yes                             9/1/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   3                         (A)                    1               Four Westlake Park                                                                     Lock/56_0.0%/4                             56                   0                       0                    4                   Yes                            7/11/2011              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   4                         (A)                    1               Three Westlake Park                                                                    Lock/54_0.0%/4                             54                   0                       0                    4                   Yes                            7/11/2011              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   5                                                1               Two North LaSalle                                                                      Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   6                                                1               Park Central                                                                           Lock/12_YM/29_0.0%/19                      12                   29                      0                   19                    No                            2/11/2008           7/11/2010            N/A              T-Flat                     0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   7                                                2               Alliance SAFD - HC4                                                                    Lock/116_0.0%/4               (16)         116                  0                       0                    4                   Yes                            8/11/2016              N/A               N/A               N/A                       0.02068%
   7a                                                               The Cascades                                                                                                                                                                                                                                                                                                                                                  Electric/Water/Sewer                           0               N/A            N/A             N/A         256           $874         $1,080          60          $1,075         $1,160
   7b                                                               The Place at Green Trails                                                                                                                                                                                                                                                                                                                                        Electric/Water                              0               N/A            N/A             N/A         171           $516           $600         104            $710           $895
   7c                                                               Broadmead                                                                                                                                                                                                                                                                                                                                                     Electric/Water/Sewer                           0               N/A            N/A             N/A         151           $540           $680          84            $703           $795
   7d                                                               Harbour                                                                                                                                                                                                                                                                                                                                                          Electric/Water                              0               N/A            N/A             N/A         176           $530           $640          56            $650           $740
   7e                                                               Deerbrook Forest Apartments                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A          92           $555           $675          60            $678           $800
   7f                                                               Carrington Court                                                                                                                                                                                                                                                                                                                                              Electric/Water/Sewer                           0               N/A            N/A             N/A           3           $572           $619         102            $700           $899
   7g                                                               Beacon Hill                                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A          84           $572           $640          37            $712           $780
   7h                                                               Somerset Place                                                                                                                                                                                                                                                                                                                                                   Electric/Water                              0                20           $391            $435         122           $505           $633          47            $629           $720
   7i                                                               Chalfonte                                                                                                                                                                                                                                                                                                                                                        Electric/Water                              0               N/A            N/A             N/A          56           $600           $705          30            $742           $860
   7j                                                               Avalon Bay                                                                                                                                                                                                                                                                                                                                                    Electric/Water/Sewer                           0               N/A            N/A             N/A         112           $401           $475         108            $506           $575
   8                                                2               Broadway Portfolio                                                                     Lock/11_YM1/66_0.0%/7                      11                   66                      0                    7                    No                            2/11/2008           8/11/2013            N/A            T + 0.75%                    0.02068%
   8a                                                               3885 Broadway                                                                                                                                                                                                                                                                                                                                                     Electric/Gas                               1                 1           $627            $627          21           $752           $897          36            $835         $1,387
   8b                                                               4455 Broadway                                                                                                                                                                                                                                                                                                                                                     Electric/Gas                               1                22           $670            $825          13           $739           $965          32            $751         $1,134
   8c                                                               3915 Broadway                                                                                                                                                                                                                                                                                                                                                     Electric/Gas                               1               N/A            N/A             N/A         N/A            N/A            N/A          28            $704         $1,800
   8d                                                               80 Fort Washington                                                                                                                                                                                                                                                                                                                                                Electric/Gas                               1                 6           $653            $775          25           $634           $925          13            $800         $1,166
   8e                                                               3900 Broadway                                                                                                                                                                                                                                                                                                                                                     Electric/Gas                               1               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   8f                                                               884 Riverside                                                                                                                                                                                                                                                                                                                                                     Electric/Gas                               1                 3           $639            $761          15           $709           $901          12            $739         $1,041
   8g                                                               86 Fort Washington                                                                                                                                                                                                                                                                                                                                                Electric/Gas                               1               N/A            N/A             N/A          25           $751         $1,050          23            $747         $1,200
   8h                                                               66-72 Fort Washington Avenue                                                                                                                                                                                                                                                                                                                                      Electric/Gas                               1                 2           $851            $851         N/A            N/A            N/A         N/A             N/A            N/A
   9                                                1               Greenwich Financial Center                                                             Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            1/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   10                                               2               Latitudes Apartments                                                                   Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         269           $869         $1,084         159          $1,053         $1,216
   11                                               1               Metro Square 95 Office Park                                                            Lock/117_0.0%/4                            117                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   12                                               1               300-318 East Fordham Road                                                              Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   13                                               1               Flatbush Center                                                                        Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            3/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   14                                               2               Canterbury Apartments                                                                  Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0                94           $484            $580         180           $586           $664         356            $683           $849
   15                                               1               SouthPointe Pavilions                                                                  Lock/113_0.0%/7               (22)         113                  0                       0                    7                   Yes                            10/1/2016              N/A               N/A               N/A                       0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   16                                               2               Laurel Springs Apartments Portfolio                                                    Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%
  16a                                                               Laurel Springs Apartments I                                                                                                                                                                                                                                                                                                                                   Electric/Water/Sewer                           0               N/A            N/A             N/A         120           $556           $689         120            $631           $742
  16b                                                               Laurel Springs Apartments III                                                                                                                                                                                                                                                                                                                                 Electric/Water/Sewer                           0               N/A            N/A             N/A         N/A            N/A            N/A          84            $655           $839
  16c                                                               Laurel Springs Apartments II                                                                                                                                                                                                                                                                                                                                  Electric/Water/Sewer                           0               N/A            N/A             N/A         N/A            N/A            N/A          24            $659           $810
   17                                               1               The Gucci Building                                                                     Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   18                                               1               8320, 8400 Ward Parkway and One Petticoat Lane                                         YM1/116_0.0%/4                (23)          0                  116                      0                    4                    No                               N/A              12/1/2016            N/A              T-Flat                     0.05068%
  18a                                                               8400 Ward Parkway                                                                                                                                                                                                                                                                                                                                                      N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  18b                                                               8320 Ward Parkway                                                                                                                                                                                                                                                                                                                                                      N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  18c                                                               One Petticoat                                                                                                                                                                                                                                                                                                                                                          N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   19                                               1               Sheraton Four Points LAX                                                               Lock/113_0.0%/7                            113                  0                       0                    7                   Yes                            7/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   20                                               1               Midwestern Distribution Portfolio                                                      Lock/56_0.0%/4                             56                   0                       0                    4                   Yes                            10/11/2011             N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   21                                               1               University Commons                                                                     Lock/84_YM1/213_0.0%/3                     84                  213                      0                    3                    No                             8/1/2013            5/1/2031            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   22                                               1               El Paseo Simi Valley                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   23                                               2               Wind River Apartments                                                                  Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         128           $672           $823         153            $867         $1,361
   24                                               1               8330 Ward Parkway and Building B                                                       YM1/116_0.0%/4                (25)          0                  116                      0                    4                    No                               N/A              12/1/2016            N/A              T-Flat                     0.05068%
  24a                                                               Building B                                                                                                                                                                                                                                                                                                                                                             N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  24b                                                               8330 Ward Parkway                                                                                                                                                                                                                                                                                                                                                      N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   25                                               2               La Costa Apartments                                                                    Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         270           $726           $775         192            $951           $980
   26                                               2               Carriage Club Apartments                                                               Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         110           $676           $761         136            $814           $966
   27                                               2               Paces Commons Apartments                                                               Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         154           $603           $709         142            $742           $881
   28                                               2               Mallard Creek II Apartments                                                            Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         103           $678           $837         140            $836         $1,109
   29                                               2               Jefferson Place                                                                        Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         200           $770           $840         224            $983         $1,045
   30                                               1               Cordata Medical Building                                                               Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                             1/1/2017              N/A               N/A               N/A                       0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   31                                               1               Wildewood Portfolio                                                                    Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            3/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   32                                               1               Schaumburg Corners (REFI)                                                              Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   33                                               1               The Shoppes at St. Clair Square                                                        Lock/24_YM1/92_0.0%/4         (29)         24                   92                      0                    4                    No                             5/1/2009            1/1/2017            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   34                                               2               Alexan Cityview Apartments                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.06068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A         144           $790           $905         120          $1,039         $1,195
   35                                               2               Park at Woodlake                                                                       Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         436           $549           $735         128            $746           $794
   36                                               2               Reflections Apartments                                                                 Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%             Electric/Water                              0               N/A            N/A             N/A          72           $641           $670         108            $768           $800
   37                                               2               Jefferson Creek                                                                        Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         206           $811           $960          94          $1,062         $1,130
   38                                               2               Hunter's Chase                                                                         Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A         288           $552           $750         136            $693           $750
   39                                               1               Conyers Commons                                                                        Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   40                                               2               Villagio Apartments                                                                    Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         N/A            N/A            N/A          84            $805         $1,078
   41                                               2               The Hollows Apartments                                                                 Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         336           $524           $580          96            $719           $770
   42                                               2               Sturbridge Square Apartments                                                           Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%              Electric/Gas                               0               N/A            N/A             N/A         132           $769         $1,000         138            $970         $1,332
   43                                               2               Parke Orcutt Apartments                                                                Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.03318%           Electric/Gas/Water                            0               N/A            N/A             N/A          24         $1,015         $1,150          48          $1,371         $1,460
   44                                               2               River Park Place Apartments                                                            Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%             Electric/Water                              0               N/A            N/A             N/A         118           $669           $825         152            $807           $970
   45                                               2               Orleans Square Apartments                                                              Lock/117_0.0%/4                            117                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         354           $439           $580         102            $613           $730
   46                                               1               Duke University Medical Complex                                                        Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                             1/1/2017              N/A               N/A               N/A                       0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   47                                               1               Skihawk Building                                                                       Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            10/1/2016              N/A               N/A               N/A                       0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   48                                               2               Wind River Crossing                                                                    Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         256           $554           $625          96            $722           $785
   49                                               2               Sands Point Apartments                                                                 Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%          Electric/Water/Sewer                           0                16           $425            $460         268           $483           $595         167            $587           $755
   50                                               1               Courtyard DFW Airport                                                                  Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   51                                               2               Seabreeze Apartments                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          64           $863           $975         120          $1,057         $1,300
   52                                               2               Versailles Apartments                                                                  Lock/58_0.0%/3                             58                   0                       0                    3                   Yes                            1/11/2012              N/A               N/A               N/A                       0.02068%                Electric                                 0                20           $617            $709          98           $712           $729         115            $855           $899
   53                                               1               Quail Lakes                                                                            Lock/116_0.0%/4               (30)         116                  0                       0                    4                   Yes                            12/1/2016              N/A               N/A               N/A                       0.10068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   54                                               2               Summerlyn Place Apartments                                                             Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A          48           $746           $845          84            $823         $1,005
   55                                               2               Woodmere Trace Apartments                                                              Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%             Electric/Water                              0               N/A            N/A             N/A         170           $701           $780          50            $829           $860
   56                                               2               Spring House                                                                           Lock/116_0.0%/6                            116                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%           Electric/Water/Gas                            0               N/A            N/A             N/A         208           $531           $659         164            $662           $829
   57                                               1               Comcast Woodridge                                                                      Lock/56_0.0%/5                             56                   0                       0                    5                   Yes                            12/11/2011             N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   58                                               2               Riding Club Apartments                                                                 Lock/39_YM1/76_0.0%/4                      39                   76                      0                    4                    No                            6/11/2010           10/11/2016           N/A              T-Flat                     0.07068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A         128           $442           $565         202            $547           $710
   59                                               2               On the Green                                                                           Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.02068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A         112           $616           $665         100            $812           $955
   60                                               2               Walnut Creek Crossing                                                                  Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A         206           $546           $610          74            $736           $799
   61                                               2               Oak Run Apartments                                                                     Lock/116_0.0%/6                            116                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%             Electric/Water                              0               N/A            N/A             N/A         360           $492           $655          60            $741           $888
   62                                               1               800 Wyman Park Drive                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   63                                               1               Columbia Medical Complex                                                               Lock/80_0.0%/4                             80                   0                       0                    4                   Yes               (31)         12/1/2013              N/A               N/A               N/A                       0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   64                                               2               Oakbrook Apartments                                                                    Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A          32           $631           $746         120            $752         $1,040
   65                                               2               Wyandotte Commons Apartments                                                           Lock/39_YM1/76_0.0%/4                      39                   76                      0                    4                    No                            6/11/2010           10/11/2016           N/A              T-Flat                     0.07068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A         N/A            N/A            N/A         264            $555           $720
   66                                               2               Country Club Villas                                                                    Lock/116_0.0%/6                            116                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A         174           $549           $706         108            $719           $804
   67                                               1               Hammonton Retail Center                                                                Lock/117_0.0%/3               (33)         117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   68                                               1               Colerain Shopping Center                                                               Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   69                                               2               Heritage Park Estates                                                                  Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%                Electric                                 2                 8           $618            $625          66           $755           $860          67          $1,063         $1,385
   70                                               1               Los Mares Plaza                                                                        Lock/119_0.0%/3                            119                  0                       0                    3                   Yes                            3/11/2017              N/A               N/A               N/A                       0.06068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   71                                               1               Greensboro Village Shopping Center                                                     Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   72                                               1               Skymark Tower                                                                          Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   73                                               2               Vista Crossing                                                                         Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         172           $553           $650          60            $737           $825
   74                                               2               Chapel Hill Apartments                                                                 Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%        Electric/Gas/Water/Sewer                         0               N/A            N/A             N/A          96           $661           $790          48            $810           $931
   75                                               1               Duke Portfolio                                                                         Lock/114_0.0%/6               (34)         114                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.09068%
  75a                                                               Creighton Crossing                                                                                                                                                                                                                                                                                                                                                     N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  75b                                                               Bowles Farm                                                                                                                                                                                                                                                                                                                                                            N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  75c                                                               Patterson Road                                                                                                                                                                                                                                                                                                                                                         N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  75d                                                               Ski Chalet                                                                                                                                                                                                                                                                                                                                                             N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  75e                                                               Athens Road                                                                                                                                                                                                                                                                                                                                                            N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  75f                                                               Enterprise                                                                                                                                                                                                                                                                                                                                                             N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   76                                               1               Spring Lane Galleria                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   77                                               1               Elgin O'Hare Commerce Center                                                           Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   78                                               1               Draper Anchored Retail                                                                 YM1/116_0.0%/4                              0                  116                      0                    4                    No                               N/A               1/1/2017            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   79                        (B)                    2               GHC Brookside Park I & II                                                              Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%
  79a                        (B)                                    GHC Brookside Park I                                                                                                                                                                                                                                                                                                                                                Electric                                 0               N/A            N/A             N/A          10           $409           $409          40            $474           $474
  79b                        (B)                                    GHC Brookside Park II                                                                                                                                                                                                                                                                                                                                               Electric                                 0               N/A            N/A             N/A         N/A            N/A            N/A          25            $480           $480
   80                        (B)                    2               GHC Icemorelee Apartments                                                              Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          20           $438           $479          20            $513           $554
   81                        (B)                    2               GHC Downing Place Apartments                                                           Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          15           $355           $355          35            $425           $425
   82                        (B)                    2               GHC Peachtree Court Apartments                                                         Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         N/A            N/A            N/A          25            $414           $419
   83                        (B)                    2               GHC Rockwood Place Apartments                                                          Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         N/A            N/A            N/A          22            $465           $465
   84                        (B)                    2               GHC Carriage Hill Apartments                                                           Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         N/A            N/A            N/A          21            $438           $459
   85                                               2               Mission Village                                                                        Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          24           $537           $540         160            $601           $615
   86                                               1               Springhill Suites Dallas Las Colinas Irving                                            Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   87                                               2               Bandera Crossing                                                                       Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         116           $570           $670          88            $767           $865
   88                                               1               105 South York                                                                         Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   89                                               2               Hampton Greens Apartments                                                              Lock/116_0.0%/6                            116                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%             Electric/Water                              0               N/A            N/A             N/A         255           $444           $570          54            $650           $739
   90                                               1               720 Washington Avenue                                                                  Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   91                                               2               Cypress Creek Apartments                                                               Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         208           $492           $525          48            $701           $875
   92                                               1               Mequon Marketplace                                                                     Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   93                                               1               Shops on Galaxie                                                                       Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   94                                               1               Alcoa Industrial                                                                       Lock/115_0.0%/6                            115                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.07068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
   95                                               2               Willow Brook Crossing                                                                  Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         152           $532           $620          56            $699           $720
   96                                               2               Pelham Apartments                                                                      Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A          40           $551           $699         104            $623           $720
   97                                               2               Southern Oaks Apartments                                                               Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%                Electric                                 0               N/A            N/A             N/A         136           $470           $569          88            $557           $650
   98                                               2               Timber Ridge Apartments                                                                Lock/117_0.0%/4                            117                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         134           $542           $650          60            $671           $795
   99                                               1               Terrace Ridge Shopping Center                                                          Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  100                                               2               Village Plaza Apartments - West Wing                                                   Lock/40_YM1/76_0.0%/4                      40                   76                      0                    4                    No                            6/11/2010           10/11/2016           N/A              T-Flat                     0.03318%                Electric                                 1               N/A            N/A             N/A          10           $950           $950          20          $1,293         $1,350
  101                                               1               Physicians Plaza of Cool Springs                                                       Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                             1/1/2017              N/A               N/A               N/A                       0.10068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  102                                               1               Renaissance Courtyard                                                                  Lock/39_YM1/81_0.0%/1                      39                   81                      0                    1                    No                            6/11/2010           3/11/2017            N/A              T-Flat                     0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  103                                               1               The American Building                                                                  Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  104                                               1               Windward Way Shopping Center                                                           Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  105                                               1               Homewood Suites Irving DFW                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  106                                               2               Broadmoor Apartments                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%             Electric/Water                              0               N/A            N/A             N/A         176           $509         $1,260          80            $707           $780
  107                                               2               Canterbury Place                                                                       Lock/117_0.0%/4                            117                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          40           $482           $485          80            $622           $630
  108                                               2               Remington Court Apartments                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         164           $482           $560          96            $621           $673
  109                                               1               Comfort Inn Lehigh Valley West                                                         Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  110                                               1               Douglas Physicians Center                                                              Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  111                                               1               Hillsboro Promenade                                                                    Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  112                                               1               College View Manor                                                                     Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.02068%                Electric                                 1                12         $1,362          $1,500          53         $1,701         $2,000          22          $2,144         $2,285
  113                                               2               Huntington Park Apartments                                                             Lock/27_YM1/29_0.0%/4                      27                   29                      0                    4                    No                            6/11/2009           11/11/2011           N/A              T-Flat                     0.03318%                Electric                                 0               N/A            N/A             N/A          64           $518           $571         132            $614           $688
  114                                               1               Springhill Suites Dallas NW Highway                                                    Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  115                                               2               Hunterwood Apartments                                                                  Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%          Electric/Water/Sewer                           0               N/A            N/A             N/A         108           $514         $1,033          52            $701           $915
  116                                               1               Radio Road Industrial                                                                  Lock/38_YM1/80_0.0%/3                      38                   80                      0                    3                    No                            6/11/2010           2/11/2017            N/A              T-Flat                     0.07068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  117                                               1               Heritage Office                                                                        Lock/54_0.0%/6                             54                   0                       0                    6                   Yes                            9/11/2011              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  118                                               1               Boise Block 44                                                                         Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  119                                               1               Oxford Town Center                                                                     Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  120                                               1               West Hills                                                                             YM5/116_0.0%/4                              0                  116                      0                    4                    No                               N/A               1/1/2017            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  121                                               2               Regent House                                                                           Lock/37_YM1/80_0.0%/3                      37                   80                      0                    3                    No                            6/11/2010           2/11/2017            N/A              T-Flat                     0.02068%                  None                                   2                 8           $908          $1,050          41         $1,136         $1,500          16          $1,425         $1,695
  122                                               2               Centre Apartments                                                                      Lock/27_YM1/89_0.0%/4                      27                   89                      0                    4                    No                            6/11/2009           11/11/2016           N/A              T-Flat                     0.03318%                Electric                                 0               N/A            N/A             N/A         N/A            N/A            N/A          64            $895         $1,075
  123                                               1               New York Avenue Office Building                                                        Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/1/2016              N/A               N/A               N/A                       0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  124                                               2               Willow Glen                                                                            Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          40           $478           $520          56            $587           $720
  125                                               1               Savannah Suites Norfolk                                                                Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  126                                               1               County Line Medical                                                                    Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  127                                               2               Chapelwood Apartments                                                                  Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%              Electric/Gas                               0                 1           $425            $425          29           $496           $550         102            $570           $625
  128                                               1               Klug Industrial                                                                        Lock/37_YM1/80_0.0%/3                      37                   80                      0                    3                    No                            6/11/2010           2/11/2017            N/A              T-Flat                     0.07068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  129                                               2               Westridge Apartments                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          48           $591           $645          52            $682           $745
  130                                               2               Pear Tree Village                                                                      Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/1/2016              N/A               N/A               N/A                       0.10068%              Gas, Electric                              0               N/A            N/A             N/A         N/A            N/A            N/A          14            $685           $685
  131                                               2               Hamilton Bay Apartments                                                                YM1/113_0.0%/7                              0                  113                      0                    7                    No                               N/A               9/1/2016            N/A              T-Flat                     0.05068%                Electric                                 3               N/A            N/A             N/A          24         $1,196         $1,300          24          $1,481         $1,500
  132                                               2               Porterwood Apartments                                                                  YM1/59_0.0%/61                              0                   59                      0                   61                    No                               N/A               3/1/2012            N/A              T-Flat                     0.05068%         Electric, Sewer, Water                          0               N/A            N/A             N/A          88           $570           $699          48            $703           $705
  133                                               1               Savannah Suites Chesapeake                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  134                                               1               Hampton Inn Richmond Hill                                                              Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.06068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  135                                               1               Bushnell Lakeside Office Building                                                      Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.03068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  136                                               1               Fort Knox Self-Storage of Upper Marlboro                                               Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  137                                               2               Colony Apartments                                                                      YM1/59_0.0%/61                              0                   59                      0                   61                    No                               N/A               3/1/2012            N/A              T-Flat                     0.05068%                Electric                                 0               N/A            N/A             N/A          80           $560           $605          48            $715           $749
  138                                               2               Knoll & Chicory Apartments                                                             Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          12           $620           $635          52            $714           $735
  139                                               1               Comfort Suites Richmond Hill                                                           Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.06068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  140                                               1               301 North Lewis Road                                                                   Lock/115_0.0%/6                            115                  0                       0                    6                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  141                                               2               Stone Hollow Apartments                                                                YM1/59_0.0%/61                              0                   59                      0                   61                    No                               N/A               3/1/2012            N/A              T-Flat                     0.05068%         Electric, Sewer, Water                          0               N/A            N/A             N/A          64           $532           $569          48            $668           $715
  142                                               2               Spartan Village Apartments                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         N/A            N/A            N/A          80            $662           $725
  143                                               1               Savannah Suites Hampton                                                                Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  144                                               2               Brandywine                                                                             Lock/117_0.0%/4                            117                  0                       0                    4                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A          80           $545           $555          24            $717           $730
  145                                               2               The Cove Apartments                                                                    Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.02068%           Electric/Gas/Sewer                            1               N/A            N/A             N/A          42         $1,039         $1,350         N/A             N/A            N/A
  146                                               1               Gardens Medical Plaza Portfolio                                                        YM1/116_0.0%/4                              0                  116                      0                    4                    No                               N/A               1/1/2017            N/A              T-Flat                     0.05068%
  146a                                                              3375 Gardens Medical Plaza                                                                                                                                                                                                                                                                                                                                             N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  146b                                                              3385 Plaza North Medical                                                                                                                                                                                                                                                                                                                                               N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  147                                               1               Wyndham Hills                                                                          Lock/38_YM1/78_0.0%/4                      38                   78                      0                    4                    No                            6/11/2010           12/11/2016           N/A              T-Flat                     0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  148                                               1               Blue Stone Bay Commons                                                                 Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  149                                               2               Tabard Apartments                                                                      Lock/53_0.0%/6                             53                   0                       0                    6                   Yes                            8/11/2011              N/A               N/A               N/A                       0.02068%              Electric/Gas                               0               N/A            N/A             N/A          76           $448           $500          20            $660           $660
  150                                               1               Fort Knox Self-Storage of Leesburg                                                     Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  151                                               1               Frederick Self-Storage                                                                 Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  152                                               1               White Birch Plaza                                                                      YM1/113_0.0%/7                              0                  113                      0                    7                    No                               N/A              10/1/2016            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  153                                               1               Eubanks Court                                                                          Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.06068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  154                                               1               The Offices at Johns Creek                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.08068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  155                                               1               Shoppes at Live Oak                                                                    Lock/119_0.0%/3                            119                  0                       0                    3                   Yes                            3/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  156                                               1               HRubin Orlando Warehouse                                                               YM1/116_0.0%/4                              0                  116                      0                    4                    No                               N/A               1/1/2017            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  157                                               1               Tartan Square                                                                          Lock/116_0.0%/4                            116                  0                       0                    4                   Yes                            12/1/2016              N/A               N/A               N/A                       0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  158                                               2               Bolivar Square                                                                         Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.02068%                Electric                                 0               N/A            N/A             N/A         144           $423           $600           5            $580           $600
  159                                               1               Northglenn Greens                                                                      YM1/116_0.0%/4                              0                  116                      0                    4                    No                               N/A              12/1/2016            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  160                                               1               Meadow View Shopping Plaza                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  161                                               1               Chamberlain Plaza                                                                      Lock/235_0.0%/6                            235                  0                       0                    6                   Yes                            11/11/2026             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  162                                               1               Valle Verde Pads #2 and #3                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  163                                               2               Savannah Garden Apartments                                                             Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.04068%              Electric/Gas                               0               N/A            N/A             N/A          31           $349           $395          90            $392           $525
  164                                               1               Emerald Center                                                                         Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            2/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  165                                               1               Stone Oak North                                                                        Lock/118_0.0%/3                            118                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  166                                               2               Presidential Court                                                                     Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%        Electric/Gas/Water/Sewer                         1                42           $564            $663           9           $839           $932         N/A             N/A            N/A
  167                                               2               Holiday Village Mobile Home Park                                                       Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  168                                               2               Parkway East Townhomes                                                                 Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%             Electric/Water                              0               N/A            N/A             N/A         N/A            N/A            N/A          42            $690           $710
  169                                               1               Marysville Industrial                                                                  Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  170                                               1               A1A Self-Storage                                                                       Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  171                                               1               HRubin Lee Warehouse                                                                   YM1/116_0.0%/4                              0                  116                      0                    4                    No                               N/A               1/1/2017            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  172                                               1               Medford Place Shopping Center                                                          Lock/233_0.0%/6                            233                  0                       0                    6                   Yes                            9/11/2026              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  173                                               1               Fort Knox Self-Storage of Frederick                                                    Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  174                                               1               Shops at Bailey Cove                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.11068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  175                                               2               Maple Ridge Apartments                                                                 Lock/115_0.0%/6                            115                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.03318%                Electric                                 0               N/A            N/A             N/A           8           $575           $625          78            $599           $650
  176                                               1               Sterling Climate Controlled Storage                                                    YM1/113_0.0%/7                              0                  113                      0                    7                    No                               N/A              10/1/2016            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  177                                               1               Covington Plaza                                                                        Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  178                                               1               HRubin Jupiter Warehouse                                                               YM1/116_0.0%/4                              0                  116                      0                    4                    No                               N/A               1/1/2017            N/A              T-Flat                     0.05068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  179                                               1               31st Street                                                                            Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  180                                               2               Park Place I & II                                                                      Lock/37_YM1/81_0.0%/3                      37                   81                      0                    3                    No                            6/11/2010           3/11/2017            N/A              T-Flat                     0.02068%                Electric                                 0               N/A            N/A             N/A          38           $373           $400          10            $428           $525
  181                                               1               Chisholm Trail Office Suites                                                           Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  182                                               1               Williamson Ranch Retail                                                                Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  183                                               2               Country Squire Apartments                                                              Lock/27_YM1/29_0.0%/4                      27                   29                      0                    4                    No                            6/11/2009           11/11/2011           N/A              T-Flat                     0.03318%          Electric/Water/Sewer                           0               N/A            N/A             N/A          50           $448           $493          57            $524           $595
  184                                               1               Gulf Collection                                                                        Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  185                                               1               A&A Storage - Rogers                                                                   Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  186                                               1               Eckerd - Germantown, MD                                                                Lock/174_0.0%/6                            174                  0                       0                    6                   Yes                            10/11/2021             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  187                                               1               Oasis at the Islands                                                                   Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  188                                               1               Rich DVM Industrial Building                                                           Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            1/11/2017              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  189                                               2               Eastgate Apartments                                                                    Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%              Electric/Gas                               0               N/A            N/A             N/A          51           $350           $365          22            $491           $565
  190                                               1               Greene Professional Center                                                             Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  191                                               1               Oregon City Retail                                                                     Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  192                                               1               Executive Court                                                                        Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  193                                               1               Montrose Self Storage                                                                  Lock/38_YM1/19_0.0%/3                      38                   19                      0                    3                    No                            6/11/2010           1/11/2012            N/A              T-Flat                     0.11068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  194                                               1               Grosse Pointe Retail                                                                   Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  195                                               1               Riviera De Sandia Mobile Home Park                                                     Lock/38_YM1/43_0.0%/3                      38                   43                      0                    3                    No                            6/11/2010           1/11/2014            N/A              T-Flat                     0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  196                                               1               A&A Storage - Bentonville                                                              Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  197                                               2               Chestnut Acres Apartments                                                              Lock/116_0.0%/3                            116                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.07068%                Electric                                 0                 4           $393            $415         110           $454           $495           4            $524           $530
  198                                               1               Waldorf Self-Storage                                                                   Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  199                                               1               Malvern Post Office Building                                                           Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.03318%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  200                                               1               Commerce Crossing Retail Center                                                        Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  201                                               1               Duvall Town Center                                                                     Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  202                                               2               Apple Creek Village Mobile Home Park                                                   Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  203                                               1               Lexington Park Self-Storage                                                            Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            9/11/2016              N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  204                                               1               Eastland Shopping Center                                                               Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            11/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  205                                               1               Siler City Family Dollar                                                               Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            12/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  206                                               1               Caribou Shoppes                                                                        Lock/117_0.0%/3                            117                  0                       0                    3                   Yes                            10/11/2016             N/A               N/A               N/A                       0.02068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
  207                                               1               Stillman Office                                                                        Lock/114_0.0%/6                            114                  0                       0                    6                   Yes                            8/11/2016              N/A               N/A               N/A                       0.09068%                   N/A                                 N/A               N/A            N/A             N/A         N/A            N/A            N/A         N/A             N/A            N/A
Total/Weighted Average:

                                                                                                            Subject          Subject          Subject           Subject          Subject          Subject                       Major                          Major                  Major                              Major                              Major                     Major                     Major                    Major                     Major                       Initial         Initial other                        Contractual        Contractual                                                   Letter                                                 Earnout                       Additional
                                 Loan Group                                                                   3 BR             3 BR             3 BR             4 BR              4 BR             4 BR                      Tenant #1                      Tenant #1           Tenant #1 Lease                       Tenant #2                          Tenant #2              Tenant #2 Lease              Tenant #3                Tenant #3              Tenant #3 Lease                    Other            Reserve                                 Other       Other Reserve                           Letter of            of Credit                               Earnout          Reserve                       Collateral
      #            Crossed            #       Property Name                                                  Units          Avg. Rent        Max. Rent           Units          Avg. Rent        Max. Rent                       Name                         Sq. Ft.            Expiration Date                         Name                              Sq. Ft.               Expiration Date                Name                    Sq. Ft.               Expiration Date                  Reserve               Description                        Reserve        Description                               Credit           Description                              Reserve        Description                         Amount
      1                               2       Alliance SAFD - PJ                                                                                                                                                                                                                                                                                                                                                                                                                            $4,881,288     Operating Expense and                             $0  Cash Collateral Reserve:                            $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                         Liquidity Reserve Account                               Borrower is required to
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                deposit 50% of all excess
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  cash flow to the cash
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  collection reserve on
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    each payment date.
     1a                                       Park Pointe North                                                46                  $1,099           $1,300        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1b                                       Park Place at Turtle Run                                        N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1c                                       Stillwater                                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1d                                       Canyon Creek                                                     24                    $907           $1,040        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1e                                       Woodland Meadows                                                 16                  $1,209           $1,300        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1f                                       Cranes Landing                                                   48                    $983           $1,010        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1g                                       Waterford                                                        8                     $894             $900        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1h                                       Hunters Glen                                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1i                                       Enclave at Cityview                                              8                     $961           $1,045        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1j                                       Off Broadway                                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1k                                       Churchill Crossing                                              N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1l                                       The Equestrian                                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1m                                       Wallingford                                                      16                    $831             $930        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1n                                       Fairway on the Park                                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1o                                       Bellevue Heights                                                 41                    $970           $1,160        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1p                                       Stone Ridge                                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1q                                       Eagle's Point                                                   N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1r                                       Surrey Oaks                                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1s                                       Heritage Place                                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1t                                       Cedar Glen                                                       18                    $853             $915        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1u                                       Park Ridge                                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1v                                       Windsor Court                                                   N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1w                                       Wooded Creek                                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1x                                       Meadowchase                                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1y                                       Bent Creek                                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1z                                       Shadowbluff                                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1aa                                      Lofts on Hulen                                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1ab                                      Woods at Lakeshore                                              N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1ac                                      Summer's Point                                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1ad                                      Creekside                                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1ae                                      The Savoy                                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     1af                                      The Corners                                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
      2                               1       599 Lexington Avenue                                            N/A                     N/A              N/A        N/A              N/A              N/A                Shearman & Sterling LLP                517,658               8/31/2022                    Kirkpatrick & Lockhart                    125,176                 10/31/2017            Goodwin Procter LLP            117,298                 11/30/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
      3              (A)              1       Four Westlake Park                                              N/A                     N/A              N/A        N/A              N/A              N/A              BP Corporation North America             495,929               6/30/2010                  New Era Life Insurance Co.                  64,828                   5/31/2010                    N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
      4              (A)              1       Three Westlake Park                                             N/A                     N/A              N/A        N/A              N/A              N/A                 ConocoPhillips Company                245,029               2/28/2011                 BP Corporation North America                 142,638                 11/30/2011            Murphy Oil Company              21,682                  6/30/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
      5                               1       Two North LaSalle                                               N/A                     N/A              N/A        N/A              N/A              N/A             Neal, Gerber & Eisenberg, LLP             187,289               5/31/2017                Computershare Investor Service                78,875                   7/31/2016          Hartford Fire Insurance           63,421                 12/31/2012                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
      6                               1       Park Central                                                    N/A                     N/A              N/A        N/A              N/A              N/A                   Exclusive Resorts                   79,243                4/30/2014                   Utility Engineering Corp                   63,883                   6/30/2015          Williams Production RMT           62,936                  4/30/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                               Company
      7                               2       Alliance SAFD - HC4                                                                                                                                                                                                                                                                                                                                                                                                                           $4,296,512  Scheduled Renovation Reserve                         $0  Cash Collection Reserve:                            $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                           ($699,531.25) and Cash                                Borrower is required to
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                             Collateral Reserve                                 deposit 50% of all excess
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              ($3,596,980.48)                                     cash flow to the cash
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  collection reserve on
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    each payment date.
     7a                                       The Cascades                                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7b                                       The Place at Green Trails                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7c                                       Broadmead                                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7d                                       Harbour                                                         N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7e                                       Deerbrook Forest Apartments                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7f                                       Carrington Court                                                 6                     $992           $1,100        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7g                                       Beacon Hill                                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7h                                       Somerset Place                                                   1                     $825             $825        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7i                                       Chalfonte                                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     7j                                       Avalon Bay                                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
      8                               2       Broadway Portfolio                                                                                                                                                                                                                                                                                                                                                                                                                           $14,800,000  MCI Reserve ($8,000,000) and                         $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                           Individual Apartments
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                           Improved Costs Reserve
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                               ($6,800,000).
     8a                                       3885 Broadway                                                    6                     $806           $1,184        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     8b                                       4455 Broadway                                                    5                     $664             $801         5               $926            $1,500                        N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     8c                                       3915 Broadway                                                    16                    $757           $1,725        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     8d                                       80 Fort Washington                                               16                    $805           $1,350        15               $971            $1,890                        N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     8e                                       3900 Broadway                                                    6                     $728           $1,438        15               $715            $1,768                        N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     8f                                       884 Riverside                                                    2                     $632             $636        27               $992            $2,044                        N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     8g                                       86 Fort Washington                                               11                    $797           $1,500         1               $775             $775                         N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     8h                                       66-72 Fort Washington Avenue                                     12                    $694           $1,130        24               $763            $1,644                        N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
      9                               1       Greenwich Financial Center                                      N/A                     N/A              N/A        N/A              N/A              N/A               Salomon Smith Barney, Inc.              20,956                5/31/2014                   Shumway Capital Partners                   13,470                  10/31/2014         Axa Investment Managers,           11,738                 11/30/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                            North America
     10                               2       Latitudes Apartments                                             20                  $1,369           $1,527        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     11                               1       Metro Square 95 Office Park                                     N/A                     N/A              N/A        N/A              N/A              N/A                  Wachovia Bank, N.A.                  171,712              11/30/2015                      Skate World, Inc.                       101,768                  2/28/2019          Baptist Medical Center            89,234                  8/16/2013                    $187,546  Southern Baptist Hospital of                         $0            N/A               (21)                    $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            Florida Rent Reserve
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        ($103,432.50) and Cambridge
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        Settlements LLC Rent Reserve
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                               ($84,113.33).
     12                               1       300-318 East Fordham Road                                       N/A                     N/A              N/A        N/A              N/A              N/A                   Aledra/Kiddie Town                  26,000                4/30/2025                       Jewelry Exchange                       14,000                  12/30/2017                Duane Reade                 10,840                 11/30/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     13                               1       Flatbush Center                                                 N/A                     N/A              N/A        N/A              N/A              N/A               Mayfair Supermarkets, Inc.              61,594                9/30/2018                          Ballys Gym                          32,470                   1/31/2010                  Staples                   26,702                  9/30/2013                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     14                               2       Canterbury Apartments                                           N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     15                               1       SouthPointe Pavilions                                           N/A                     N/A              N/A        N/A              N/A              N/A                 Bed Bath & Beyond Inc                 35,450                1/31/2014                      Barnes & Noble Inc                      26,484                   1/31/2014                 Old Navy                   14,932                  1/31/2009                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     16                               2       Laurel Springs Apartments Portfolio                                                                                                                                                                                                                                                                                                                                                                                                                   $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     16a                                      Laurel Springs Apartments I                                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     16b                                      Laurel Springs Apartments III                                    84                    $741             $960        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     16c                                      Laurel Springs Apartments II                                     72                    $730             $870        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     17                               1       The Gucci Building                                              N/A                     N/A              N/A        N/A              N/A              N/A                  Gucci America, Inc.                  13,533                1/31/2016                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                     $1,340,466    Consultant's Fee Reserve                           $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        ($825,000) and Master Lease
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        Rent Reserve ($515,466.36).
     18                               1       8320, 8400 Ward Parkway and One Petticoat Lane                                                                                                                                                                                                                                                                                                                                                                                                        $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     18a                                      8400 Ward Parkway                                               N/A                     N/A              N/A        N/A              N/A              N/A                     Black & Veatch                    117,290              12/31/2014                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     18b                                      8320 Ward Parkway                                               N/A                     N/A              N/A        N/A              N/A              N/A               MidAmerica Health Partners              105,916               4/30/2013                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     18c                                      One Petticoat                                                   N/A                     N/A              N/A        N/A              N/A              N/A                Lewis, Rice & Fingerish                32,427                4/30/2008            Rouse, Handricks, German, May & Shank,            13,225                   9/30/2010            Steve's Floral Shop             2,693                  10/31/2011
                                                                                                                                                                                                                                                                                                                         P.C.
     19                               1       Sheraton Four Points LAX                                        N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                     $8,500,000          PIP Deposit                                  $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     20                               1       Midwestern Distribution Portfolio                               N/A                     N/A              N/A        N/A              N/A              N/A                     Resolve MSS US                    246,140               7/31/2011                        Agilysis, Inc.                        224,600                  1/31/2016               World Almanac               124,500                  8/31/2016                    $340,000      Contingency Reserve                              $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     21                               1       University Commons                                              N/A                     N/A              N/A        N/A              N/A              N/A                  Ross Dress for Less                  30,056                1/31/2016                           Best Buy                           30,046                   1/31/2016                 Michaels                   23,823                  2/28/2015                    $512,000  Escrow for Leasing Shortfall                         $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     22                               1       El Paseo Simi Valley                                            N/A                     N/A              N/A        N/A              N/A              N/A                         Kohl's                        88,003                1/31/2029                        Vons Pavilions                        44,104                  10/31/2028                  Borders                   20,027                  1/31/2020                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     23                               2       Wind River Apartments                                            65                    $996           $1,760        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     24                               1       8330 Ward Parkway and Building B                                                                                                                                                                                                                                                                                                                                                                                                                      $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     24a                                      Building B                                                      N/A                     N/A              N/A        N/A              N/A              N/A                 Teva Neuroscience, LLC                82,842                5/31/2011                         IndyMac Bank                         33,054                   5/27/2009          University of Pheonix,            19,890                  7/31/2010
                                                                                                                                                                                                                                                                                                                                                                                                                Inc.
     24b                                      8330 Ward Parkway                                               N/A                     N/A              N/A        N/A              N/A              N/A             Generali USA Life Reassurance             46,923                7/31/2013                  Black & Veatch Corporation                  18,940                   2/28/2013          Catholic Family Credit            1,924                  10/31/2009
                                                                                                                                                                                                                                                                                                                                                                                                                Union
     25                               2       La Costa Apartments                                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     26                               2       Carriage Club Apartments                                         22                    $937           $1,000        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     27                               2       Paces Commons Apartments                                         40                    $898             $990        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     28                               2       Mallard Creek II Apartments                                      45                  $1,048           $1,399        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     29                               2       Jefferson Place                                                 N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     30                               1       Cordata Medical Building                                        N/A                     N/A              N/A        N/A              N/A              N/A           Madrona Medical Group, Inc., P.S.           98,886               12/31/2021                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     31                               1       Wildewood Portfolio                                             N/A                     N/A              N/A        N/A              N/A              N/A               Titan Systems Corporation               61,130                1/31/2012                 Mantech Systems Engineering                  43,052                   6/30/2013             Eagan McAllister               28,800                  7/31/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                          Associates, Inc.
     32                               1       Schaumburg Corners (REFI)                                       N/A                     N/A              N/A        N/A              N/A              N/A                      Babies R Us                      43,105                3/31/2011                         Office Depot                         31,093                  12/31/2011              Hancock Fabrics               19,190                  7/31/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     33                               1       The Shoppes at St. Clair Square                                 N/A                     N/A              N/A        N/A              N/A              N/A                    Barnes and Noble                   25,866                3/31/2017                          Red Robin                            7,000                   2/4/2027               Banana Republic               6,400                   1/31/2013                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     34                               2       Alexan Cityview Apartments                                       44                  $1,359           $1,400        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     35                               2       Park at Woodlake                                                N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     36                               2       Reflections Apartments                                          108                    $927             $960        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     37                               2       Jefferson Creek                                                 N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     38                               2       Hunter's Chase                                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     39                               1       Conyers Commons                                                 N/A                     N/A              N/A        N/A              N/A              N/A                  The Sports Authority                 39,797                1/31/2017                             Ross                             30,184                   1/31/2017              Kirkland's Home               7,500                   1/31/2017                     $69,776    Initial Vacancy Reserve                            $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     40                               2       Villagio Apartments                                              60                    $995           $1,543        36              $1,518           $1,756                        N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                        $20,000        Leasing Reserve                                $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     41                               2       The Hollows Apartments                                          N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     42                               2       Sturbridge Square Apartments                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     43                               2       Parke Orcutt Apartments                                          45                  $1,484           $1,560        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                 $750,000 Release upon: (i) the net                $750,000
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    rental revenue generated
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    by the multifamily units
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    greater than $135,167.00
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    per calendar month for a
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      period of three (3)
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      consecutive calendar
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    months and (ii) no Event
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          of Default.
     44                               2       River Park Place Apartments                                      8                   $1,115           $1,245        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     45                               2       Orleans Square Apartments                                        16                    $728             $745        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                     $1,000,000       Renovation Reserve                              $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     46                               1       Duke University Medical Complex                                 N/A                     N/A              N/A        N/A              N/A              N/A                    Duke University                    41,889                9/30/2011             Duke University Health Systems, Inc.             27,735                   1/31/2014           GM Hock Construction             4,936                   1/31/2008                     $50,000       Litigation Escrow                               $0            N/A                                 $130,000    Tenant Improvement/Leasing                           $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        Commissions Escrow and Security
     47                               1       Skihawk Building                                                N/A                     N/A              N/A        N/A              N/A              N/A               HPD/Valley Wine Warehouse               254,002              12/31/2023                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     48                               2       Wind River Crossing                                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     49                               2       Sands Point Apartments                                           44                    $704             $740        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     50                               1       Courtyard DFW Airport                                           N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                 $87,906    Seasonality Reserve                               $0               N/A                                       $0            N/A                                N/A
     51                               2       Seabreeze Apartments                                            N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     52                               2       Versailles Apartments                                            27                  $1,010           $1,032        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     53                               1       Quail Lakes                                                     N/A                     N/A              N/A        N/A              N/A              N/A                      SMart Foods                      42,167               12/31/2014                       Longs Drug Store                       25,744                   2/28/2013                Office Max                  25,077                  4/30/2011                     $14,161    Holdback for Estoppel w/                           $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 Officemax
     54                               2       Summerlyn Place Apartments                                       8                   $1,140           $1,275        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     55                               2       Woodmere Trace Apartments                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     56                               2       Spring House                                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     57                               1       Comcast Woodridge                                               N/A                     N/A              N/A        N/A              N/A              N/A                        Comcast                        80,269               12/31/2018                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     58                               2       Riding Club Apartments                                           78                    $667             $810        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     59                               2       On the Green                                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     60                               2       Walnut Creek Crossing                                           N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     61                               2       Oak Run Apartments                                              N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     62                               1       800 Wyman Park Drive                                            N/A                     N/A              N/A        N/A              N/A              N/A              The Johns Hopkins University             48,650                3/30/2012               People Encouraging People, Inc.                 9,908                   6/30/2011               Mahan Rykiel                 6,133                   7/31/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     63                               1       Columbia Medical Complex                                        N/A                     N/A              N/A        N/A              N/A              N/A          Hospital Space - Outpatient Services         30,012                4/30/2016                Twin County Medical Associates                 9,026                   5/2/2011           Hospital Space - Future           6,667                   1/31/2012                    $136,206   Occupancy Escrow ($17,106)                          $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                           Expansion Space                                                                              and Finish Escrow ($119,100)
     64                               2       Oakbrook Apartments                                              10                    $883             $939        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     65                               2       Wyandotte Commons Apartments                                     78                    $724             $870        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     66                               2       Country Club Villas                                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     67                               1       Hammonton Retail Center                                         N/A                     N/A              N/A        N/A              N/A              N/A                      Super Fresh                      45,366               10/31/2015                         Fashion Bug                          12,500                   1/31/2011               Commerce Bank                3,500                  11/30/2016                          $0              N/A                                      $0            N/A                                 $575,000  Letter of Credit in lieu of an                         $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                         initial deposit into the TI/LC
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  Reserve Fund
     68                               1       Colerain Shopping Center                                        N/A                     N/A              N/A        N/A              N/A              N/A                       Golds Gym                       60,000                1/31/2019                       Michael's Crafts                       25,000                   8/31/2010               Shoe Carnival                12,000                  5/31/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     69                               2       Heritage Park Estates                                            9                   $1,117           $1,250        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                 $500,000    Earnout Letter of Credit:                            $0            N/A                           $500,000
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        Release upon: (i) DSCR (greater
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          than or equal to) 1.20X and
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                           (ii) no Event of Default.
     70                               1       Los Mares Plaza                                                 N/A                     N/A              N/A        N/A              N/A              N/A          Krikorian San Clemente Cinemas, LLC          23,639                5/31/2017                       Bank of the West                        3,496                   8/31/2007             Blockbuster Inc.               3,232                   5/31/2009                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     71                               1       Greensboro Village Shopping Center                              N/A                     N/A              N/A        N/A              N/A              N/A                  Publix Tennessee LLC                 45,600                11/1/2025                       HCA Realty, Inc.                        3,404                  11/30/2011               Allannco, LLC                3,102                   4/30/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     72                               1       Skymark Tower                                                   N/A                     N/A              N/A        N/A              N/A              N/A            Fidelity National Flood Service            24,703                8/31/2009                        Wachovia Bank                         15,344                   4/30/2009              Lasco Bathware                10,951                  7/31/2008                          $0              N/A                                      $0    Low DSCR Cash Sweep:                        $410,000      CapEx Letter of Credit                             $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Until the DSCR is greater
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    than 1.10x for two
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 consecutive months, all
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 excess cash flow will be
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                deposited into the Excess
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  Cash Flow Escrow Fund.
     73                               2       Vista Crossing                                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     74                               2       Chapel Hill Apartments                                          N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     75                               1       Duke Portfolio                                                                                                                                                                                                                                                                                                                                                                                                                                        $0              N/A                                      $0            N/A                                 $185,000      TI/LC Letter of Credit                             $0            N/A                                N/A
     75a                                      Creighton Crossing                                              N/A                     N/A              N/A        N/A              N/A              N/A                    Riverbound, Inc.                    3,900                4/30/2009                  Orthodontic Centers of VA                    2,615                  10/31/2008              Check Into Cash               1,200                   6/30/2007
     75b                                      Bowles Farm                                                     N/A                     N/A              N/A        N/A              N/A              N/A               Mattress Discounters Corp                4,400               10/31/2009                   Five Guys Famous Burgers                    2,000                  11/30/2015          Wireless Mechanicsville           1,900                   6/30/2010
     75c                                      Patterson Road                                                  N/A                     N/A              N/A        N/A              N/A              N/A            Patterson Avenue Family Practice           10,093                1/31/2009                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     75d                                      Ski Chalet                                                      N/A                     N/A              N/A        N/A              N/A              N/A                 Peter Glenn of Vermont                 8,750                9/30/2010                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     75e                                      Athens Road                                                     N/A                     N/A              N/A        N/A              N/A              N/A                       TBE Group                        3,150               12/31/2009                  Diamond/Triumph Auto Glass                   2,640                   8/31/2007         Brinks Home Security, Inc          2,580                   5/31/2009
     75f                                      Enterprise                                                      N/A                     N/A              N/A        N/A              N/A              N/A               Enterprise Leasing Company               2,900                5/31/2008                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     76                               1       Spring Lane Galleria                                            N/A                     N/A              N/A        N/A              N/A              N/A                      Lowe's Food                      46,937               11/30/2016                          Office Max                          23,500                   2/28/2013            Mesquite Baja Grill             5,764                  10/31/2009                     $20,000          Tax Reserve                                  $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     77                               1       Elgin O'Hare Commerce Center                                    N/A                     N/A              N/A        N/A              N/A              N/A               Dovenmuehle Mortgage, Inc.              40,312                9/30/2010                     Set Screw & Mfg. Co.                     25,713                  10/31/2014              The Storehouse                24,839                  1/31/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     78                               1       Draper Anchored Retail                                          N/A                     N/A              N/A        N/A              N/A              N/A                     Jo-Ann Stores                     35,000                1/31/2017                         Asian Buffet                          6,017                   8/31/2016              Sweet and Sassy               4,372                   9/30/2011                      $3,342        Occupancy Escrow                               $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     79              (B)              2       GHC Brookside Park I & II                                                                                                                                                                                                                                                                                                                                                                                                                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     79a             (B)                      GHC Brookside Park I                                             40                    $523             $523        10               $552             $552                         N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     79b             (B)                      GHC Brookside Park II                                            25                    $544             $544        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A
     80              (B)              2       GHC Icemorelee Apartments                                        40                    $618             $681        20               $687             $756                         N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     81              (B)              2       GHC Downing Place Apartments                                     35                    $475             $475        15               $510             $510                         N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     82              (B)              2       GHC Peachtree Court Apartments                                   25                    $429             $434        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     83              (B)              2       GHC Rockwood Place Apartments                                    28                    $513             $515        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     84              (B)              2       GHC Carriage Hill Apartments                                     25                    $463             $479        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     85                               2       Mission Village                                                  16                    $794             $799        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     86                               1       Springhill Suites Dallas Las Colinas Irving                     N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     87                               2       Bandera Crossing                                                N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     88                               1       105 South York                                                  N/A                     N/A              N/A        N/A              N/A              N/A                      5th/3rd Bank                     14,436                1/31/2023                 Delta Controls Chicago, Inc.                  4,500                   7/31/2010              Prime Financial               4,100                  12/31/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     89                               2       Hampton Greens Apartments                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     90                               1       720 Washington Avenue                                           N/A                     N/A              N/A        N/A              N/A              N/A           University of Minnesota Physicians          42,943               12/31/2015                           US Bank                             6,858                   9/30/2007                 New Life                   3,072                  10/31/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     91                               2       Cypress Creek Apartments                                        N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     92                               1       Mequon Marketplace                                              N/A                     N/A              N/A        N/A              N/A              N/A                      Pick 'n Save                     42,330                5/31/2022                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     93                               1       Shops on Galaxie                                                N/A                     N/A              N/A        N/A              N/A              N/A                  Japanese/Sushi Rest.                  6,815                5/31/2022                  Green Jungle Family Center                   5,021                  10/31/2011             Regent Financial               3,964                   8/31/2013                    $146,522       Ping Chen Reserve                               $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     94                               1       Alcoa Industrial                                                N/A                     N/A              N/A        N/A              N/A              N/A                  Minka Lighting, Inc.                 128,344              12/31/2013                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     95                               2       Willow Brook Crossing                                           N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     96                               2       Pelham Apartments                                               N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     97                               2       Southern Oaks Apartments                                        N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     98                               2       Timber Ridge Apartments                                         N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     99                               1       Terrace Ridge Shopping Center                                   N/A                     N/A              N/A        N/A              N/A              N/A                   Publix Supermarket                  55,000                2/11/2012                        Pro Copy, Inc.                         4,077                  11/30/2010            Gladstone's Grilled             1,660                   2/28/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                               Chicken
     100                              2       Village Plaza Apartments - West Wing                             14                  $1,535           $1,650         4              $1,638           $1,700                        N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     101                              1       Physicians Plaza of Cool Springs                                N/A                     N/A              N/A        N/A              N/A              N/A                  Franklin Dermatology                  8,253                2/1/2016                    Dr. Wilmont C Burch Jr.                     5,955                   2/13/2016                Dr. Winters                 5,833                   1/1/2017                           $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     102                              1       Renaissance Courtyard                                           N/A                     N/A              N/A        N/A              N/A              N/A                Ferris Baker Watts Inc.                 8,331                4/30/2013                  Cape Fear Commercial, LLC                    3,941                   6/30/2013             Metropolitan Life              3,843                  12/31/2011                      $9,358      Oliver Rent Reserve                              $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                            Insurance Co
     103                              1       The American Building                                           N/A                     N/A              N/A        N/A              N/A              N/A        The Mayor and City Council of Baltimore        12,402                6/30/2010                Quadel Consulting Corporation                  6,276                   9/30/2007          Richter, Cornbrooks and           6,276                   1/31/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                               Gribble
     104                              1       Windward Way Shopping Center                                    N/A                     N/A              N/A        N/A              N/A              N/A                       Sola Salon                       5,511                7/31/2016               Restaurant - Tran & Kao - Sushi                 2,550                   7/31/2011             Top Shelf Liquors              2,500                  11/30/2009                     $45,125       Free Rent Reserve                               $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     105                              1       Homewood Suites Irving DFW                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                       $178,000  Operating Expense Shortfall                     $41,207    Seasonality Reserve                               $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  Reserve
     106                              2       Broadmoor Apartments                                            N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     107                              2       Canterbury Place                                                 48                    $727             $750        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                       $400,000       Renovation Reserve                              $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     108                              2       Remington Court Apartments                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     109                              1       Comfort Inn Lehigh Valley West                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                       $235,486      Initial Seasonality                         $19,624    Seasonality Reserve                               $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Contribution
     110                              1       Douglas Physicians Center                                       N/A                     N/A              N/A        N/A              N/A              N/A            Pinnacle Orthopaedics and Sports           12,107               11/30/2016           Northwes Georgia Oncology Centers, P.C.             6,820                   5/31/2016              Georgia Cancer                5,751                   6/30/2016                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                      Medicine Specialists, LLC                                                                                                                                                          Specialists I, P.C.
     111                              1       Hillsboro Promenade                                             N/A                     N/A              N/A        N/A              N/A              N/A                        Wendy's                        15,957               12/31/2008                          Valvoline                            7,500                   6/30/2018             Blockbuster Video              6,000                   6/3/2008                           $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     112                              1       College View Manor                                              N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     113                              2       Huntington Park Apartments                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     114                              1       Springhill Suites Dallas NW Highway                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     115                              2       Hunterwood Apartments                                           N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     116                              1       Radio Road Industrial                                           N/A                     N/A              N/A        N/A              N/A              N/A              Minka Lighting, Incorporated             175,000               4/30/2008                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     117                              1       Heritage Office                                                 N/A                     N/A              N/A        N/A              N/A              N/A                    Peterson & Myers                   18,302               10/31/2021                     Salomon Smith Barney                      8,632                   1/31/2013                 Wall Foss                  4,540                  12/31/2008                     $24,000 Rental-Loss Insurance Reserve                         $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     118                              1       Boise Block 44                                                  N/A                     N/A              N/A        N/A              N/A              N/A                 Mongolian Grill & Bar                  3,402                4/30/2011           Cazba - Greek & Mediterranean Fine Food             2,687                   8/31/2013                   Opal                     2,287                   8/31/2013                          $0              N/A                                      $0            N/A                                       $0               N/A                                 $425,000   Release upon: (i) DSCR                 $425,000
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     greater than 1.20x and
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   (ii) no Event of Default.
     119                              1       Oxford Town Center                                              N/A                     N/A              N/A        N/A              N/A              N/A               Rite Aid of Michigan, Inc.              11,180               12/31/2025                      Pet Supplies Plus                        7,000                   2/14/2011              Oxford Big Boy                4,770                  11/14/2015                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     120                              1       West Hills                                                      N/A                     N/A              N/A        N/A              N/A              N/A                West Hlills Development                48,175                3/31/2022                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     121                              2       Regent House                                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     122                              2       Centre Apartments                                                32                  $1,106           $1,300        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     123                              1       New York Avenue Office Building                                 N/A                     N/A              N/A        N/A              N/A              N/A                     SunTrust Bank                     14,778               10/31/2008                   Rogers, Lovelock, Fritz                     9,500                   9/30/2009                    N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     124                              2       Willow Glen                                                      24                    $665             $705        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     125                              1       Savannah Suites Norfolk                                         N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     126                              1       County Line Medical                                             N/A                     N/A              N/A        N/A              N/A              N/A             Westerville Internal Medicine             11,172                1/31/2019               Professionals for Women's Health                4,000                   6/30/2009             Kings Medical MRI              3,952                   8/31/2011                     $43,710          Lien Reserve                                 $0            N/A                                       $0               N/A                                 $650,000   Release upon: (i) DSCR                 $650,000
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    greater than or equal to
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     1.20X, (ii) no adverse
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   change and (iii) no Event
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          of Default.
     127                              2       Chapelwood Apartments                                            1                     $695             $695        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     128                              1       Klug Industrial                                                 N/A                     N/A              N/A        N/A              N/A              N/A              Programmed Composites, Inc.              100,950               3/31/2015                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     129                              2       Westridge Apartments                                            N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     130                              2       Pear Tree Village                                                54                    $740             $780        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     131                              2       Hamilton Bay Apartments                                         N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     132                              2       Porterwood Apartments                                           N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     133                              1       Savannah Suites Chesapeake                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     134                              1       Hampton Inn Richmond Hill                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     135                              1       Bushnell Lakeside Office Building                               N/A                     N/A              N/A        N/A              N/A              N/A           Medical Outsourcing Services (MOS)           6,278               12/31/2008                    1st Advantage Mortgage                     3,259                   8/31/2008                Dr. Elliot                  2,399                   1/31/2014                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     136                              1       Fort Knox Self-Storage of Upper Marlboro                        N/A                     N/A              N/A        N/A              N/A              N/A                          n/a                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     137                              2       Colony Apartments                                               N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     138                              2       Knoll & Chicory Apartments                                       12                    $819             $830        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     139                              1       Comfort Suites Richmond Hill                                    N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                 $200,000   Release upon: (i) DSCR                 $200,000
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     greater than 1.40x and
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   (ii) no Event of Default.
     140                              1       301 North Lewis Road                                            N/A                     N/A              N/A        N/A              N/A              N/A                Amelia's Grocery Outlet                17,032               11/30/2012                        Family Dollar                          8,113                   2/28/2009          Keller Williams Realty            7,700                   1/8/2009                           $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                Group
     141                              2       Stone Hollow Apartments                                         N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     142                              2       Spartan Village Apartments                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                        $27,044     Termite Repair Reserve                            $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     143                              1       Savannah Suites Hampton                                         N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     144                              2       Brandywine                                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                       $218,250       Renovation Reserve                              $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     145                              2       The Cove Apartments                                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     146                              1       Gardens Medical Plaza Portfolio                                                                                                                                                                                                                                                                                                                                                                                                                       $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
    146a                                      3375 Gardens Medical Plaza                                      N/A                     N/A              N/A        N/A              N/A              N/A                       DaVita/TRC                       5,382                9/30/2010                   Internal Medicine of PB                     2,576                   3/31/2009                 MedSpeech                  2,148                   2/28/2013
    146b                                      3385 Plaza North Medical                                        N/A                     N/A              N/A        N/A              N/A              N/A                       Angiocath                        4,494                5/31/2013                          Wholistic                            2,732                  11/30/2011                  Vedere                    2,166                   8/31/2009
     147                              1       Wyndham Hills                                                   N/A                     N/A              N/A        N/A              N/A              N/A            Robert W. Baird & Company, Inc.             7,541                6/30/2011                            Bubon                              4,035                   2/14/2009                   MECCI                    3,200                   7/31/2009                     $15,912      Annual Rent Reserve                              $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     148                              1       Blue Stone Bay Commons                                          N/A                     N/A              N/A        N/A              N/A              N/A                    Bedding Experts                     2,604                4/30/2011                         3 Day Blinds                          2,000                   1/31/2016                Starbuck's                  1,809                   9/30/2015                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     149                              2       Tabard Apartments                                               N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     150                              1       Fort Knox Self-Storage of Leesburg                              N/A                     N/A              N/A        N/A              N/A              N/A                          n/a                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     151                              1       Frederick Self-Storage                                          N/A                     N/A              N/A        N/A              N/A              N/A                          n/a                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     152                              1       White Birch Plaza                                               N/A                     N/A              N/A        N/A              N/A              N/A                  Rookies Bar & Grill                   6,256               10/31/2016                       The Iowa Clinic                         2,400                   8/31/2011               Snap Fitness                 2,000                   6/30/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     153                              1       Eubanks Court                                                   N/A                     N/A              N/A        N/A              N/A              N/A                     Sierra Airgas                      6,773               10/31/2009                      Vitamin Adventure                        6,277                   5/31/2007         JL's Custom Tile & Stone           5,600                   1/31/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     154                              1       The Offices at Johns Creek                                      N/A                     N/A              N/A        N/A              N/A              N/A                      Fusion Sleep                      5,859                2/18/2011              Sarah Care Adult Daycare Services                5,237                   3/14/2011             Laser Aesthetica               4,001                   1/08/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     155                              1       Shoppes at Live Oak                                             N/A                     N/A              N/A        N/A              N/A              N/A                    Firestone Tires                     7,550                1/1/2027                            Pro Golf                            3,000                   1/1/2017                 Nail Salon                  1,200                   1/1/2017                           $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     156                              1       HRubin Orlando Warehouse                                        N/A                     N/A              N/A        N/A              N/A              N/A                Suncoast Roofers Supply                49,982                3/31/2014                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     157                              1       Tartan Square                                                   N/A                     N/A              N/A        N/A              N/A              N/A                      Carmelita's                       5,700                1/31/2011                    North Texas Emergency                      4,128                   9/30/2011          Leslie's Poolmart, Inc            3,000                  12/31/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     158                              2       Bolivar Square                                                  N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     159                              1       Northglenn Greens                                               N/A                     N/A              N/A        N/A              N/A              N/A                   Tri-County Health                   14,975               11/30/2011                    University of Phoenix                     14,110                  10/31/2009                Data Fusion                 3,334                   9/30/2007                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     160                              1       Meadow View Shopping Plaza                                      N/A                     N/A              N/A        N/A              N/A              N/A                     Cort Furniture                     9,585                3/31/2011                           AutoZone                            7,570                   7/31/2015            Super Dance Records             2,000                   5/31/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     161                              1       Chamberlain Plaza                                               N/A                     N/A              N/A        N/A              N/A              N/A                   Asian Buffet Group                   5,250                8/10/2011                         Fiesta Time                           4,000                   7/31/2009              Dollars & Cents               3,860                   1/31/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     162                              1       Valle Verde Pads #2 and #3                                      N/A                     N/A              N/A        N/A              N/A              N/A               Check City Parternship LLC               2,316                5/31/2011                  Orthodontic Education LTD                    2,200                   3/31/2012              Eric V Lac DMD                1,668                   2/28/2014                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     163                              2       Savannah Garden Apartments                                      N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     164                              1       Emerald Center                                                  N/A                     N/A              N/A        N/A              N/A              N/A                      Elite Dance                       3,220                3/31/2009                           Cingular                            2,302                   7/31/2010                  Quiznos                   2,200                   2/28/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     165                              1       Stone Oak North                                                 N/A                     N/A              N/A        N/A              N/A              N/A                  Kid'N Around Therapy                  4,500               10/31/2009                     Bayamar Home Health                       3,000                  12/31/2009                 MediQuip                   3,000                  11/30/2009                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     166                              2       Presidential Court                                              N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     167                              2       Holiday Village Mobile Home Park                                N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     168                              2       Parkway East Townhomes                                           28                    $734             $745        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                 $300,000     Release upon: (i)                    $300,000
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     Borrower has verified
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     that the Property has
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      achieved net rental
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    collections greater than
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   $44,000 for 3 consecutive
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    months and (ii) no Event
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    of Default has occurred.
     169                              1       Marysville Industrial                                           N/A                     N/A              N/A        N/A              N/A              N/A                      Rising Stars                     12,500                7/31/2009                         Clean Crawl                           7,762                  11/30/2011               Judah Praise                 5,061                   3/31/2009                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     170                              1       A1A Self-Storage                                                N/A                     N/A              N/A        N/A              N/A              N/A                          n/a                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     171                              1       HRubin Lee Warehouse                                            N/A                     N/A              N/A        N/A              N/A              N/A                Suncoast Roofers Supply                25,199                9/30/2016                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     172                              1       Medford Place Shopping Center                                   N/A                     N/A              N/A        N/A              N/A              N/A                      ImmediaDent                       1,650                2/15/2012                   Crossroads Wireless, LLC                    1,620                   8/4/2011              Dinner by Design               1,562                   8/21/2011                     $52,670   Lease-Up Reserve ($40,000)                          $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        and Rent Replacement Reserve
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 ($12,670)
     173                              1       Fort Knox Self-Storage of Frederick                             N/A                     N/A              N/A        N/A              N/A              N/A                          n/a                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     174                              1       Shops at Bailey Cove                                            N/A                     N/A              N/A        N/A              N/A              N/A            De Zheng Xue d/b/a I Love Sushi             2,147               12/31/2011                       Bana Bagels, LLC                        2,100                   6/30/2011           Mattcorp Inc., d/b/a             1,500                   7/31/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                  $12,614  Release upon: (i) I love                     N/A
                                                                                                                                                                                                                                                                                                                                                                                                          Mattress Express                                                                                                                                                                                                                                                         Sushi signing a lease for
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     2,147 square feet and
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    (ii) no Event of Default
     175                              2       Maple Ridge Apartments                                          N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                 $600,000    Earnout Letter of Credit:                            $0            N/A                           $600,000
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            Release upon: i) average
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          monthly income greater than
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                         $47,000 and (ii) DSCR greater
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          than 1.25x for 3 consecutive
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    months.
     176                              1       Sterling Climate Controlled Storage                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     177                              1       Covington Plaza                                                 N/A                     N/A              N/A        N/A              N/A              N/A                   Buckets Sports Bar                   7,650               12/31/2011                        Black Dog Pub                          2,460                   7/31/2010              Competitive PCs               1,280                  11/30/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     178                              1       HRubin Jupiter Warehouse                                        N/A                     N/A              N/A        N/A              N/A              N/A                Suncoast Roofers Supply                23,017               11/30/2014                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     179                              1       31st Street                                                     N/A                     N/A              N/A        N/A              N/A              N/A                        BCP Bank                        2,150                2/28/2021                   Queensboro Flooring Corp                    1,200                   3/31/2016         Vasilatzoglou & Guimbard            650                    3/31/2016                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                             (Boutique)
     180                              2       Park Place I & II                                                35                    $553             $645        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0    Advance Rent Reserve      (38)                    $0               N/A                                       $0            N/A                                N/A
     181                              1       Chisholm Trail Office Suites                                    N/A                     N/A              N/A        N/A              N/A              N/A                   Comm Vault Systems                   2,869                4/30/2008                 Assured Property Management                   1,761                  11/30/2009                Irina Bybee                 1,599                   8/31/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     182                              1       Williamson Ranch Retail                                         N/A                     N/A              N/A        N/A              N/A              N/A                   Financial Title Co                   3,500               11/30/2010                        Barekzai/Tarin                         3,152                   7/31/2011                    N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     183                              2       Country Squire Apartments                                       N/A                     N/A              N/A         2               $970             $975                         N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     184                              1       Gulf Collection                                                 N/A                     N/A              N/A        N/A              N/A              N/A                        T-Mobile                        2,875                1/31/2010                   Fidelity National Title                     1,750                   9/30/2010             Tomales Dona Tere              1,253                  11/30/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     185                              1       A&A Storage - Rogers                                            N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     186                              1       Eckerd - Germantown, MD                                         N/A                     N/A              N/A        N/A              N/A              N/A                         Eckerd                        10,908                1/15/2022                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     187                              1       Oasis at the Islands                                            N/A                     N/A              N/A        N/A              N/A              N/A                     Simply Burgers                     3,000                1/31/2016                     Orient Sushi & Grill                      2,450                  10/31/2010               Quizno's Subs                1,750                   9/30/2013                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     188                              1       Rich DVM Industrial Building                                    N/A                     N/A              N/A        N/A              N/A              N/A                   J.E. Rich Company                    6,813                2/28/2019                Newport Center Animal Hospital                 6,813                   2/28/2019            Crown Valley Animal             6,812                   2/28/2019                      $6,058        Termite Reserve                                $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                              Hospital
     189                              2       Eastgate Apartments                                             N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     190                              1       Greene Professional Center                                      N/A                     N/A              N/A        N/A              N/A              N/A               Martha Jefferson Hospital                5,318                11/1/2016                       Jay Knight, DDS                         2,720                   2/15/2017                    N/A                      N/A                       N/A                             $0              N/A                                 $15,413  Kinght Rent Reserve: to                             $0               N/A                                       $0            N/A                                N/A
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   be released when Jay
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 Knight DDS begins paying
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                full rent under the lease.
     191                              1       Oregon City Retail                                              N/A                     N/A              N/A        N/A              N/A              N/A                        Tan Rio                         2,803               11/30/2016                        The UPS Store                          1,657                   7/31/2011                Great Clips                 1,269                   3/31/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     192                              1       Executive Court                                                 N/A                     N/A              N/A        N/A              N/A              N/A                   Atlantic Services                    6,185               12/31/2009                      De Castro & Knabe                        3,162                   7/31/2007            Developer Services              2,870                  12/31/2007                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     193                              1       Montrose Self Storage                                           N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     194                              1       Grosse Pointe Retail                                            N/A                     N/A              N/A        N/A              N/A              N/A               Men's Wearhouse of MI, Inc               5,007                5/31/2016                    American Home Fitness                      2,650                   12/9/2012                    N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     195                              1       Riviera De Sandia Mobile Home Park                              N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     196                              1       A&A Storage - Bentonville                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     197                              2       Chestnut Acres Apartments                                       N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     198                              1       Waldorf Self-Storage                                            N/A                     N/A              N/A        N/A              N/A              N/A                          n/a                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     199                              1       Malvern Post Office Building                                    N/A                     N/A              N/A        N/A              N/A              N/A              United States Postal Service              5,918                9/25/2018                             N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     200                              1       Commerce Crossing Retail Center                                 N/A                     N/A              N/A        N/A              N/A              N/A                      McGilvery's                       5,044                4/6/2009                          RT Tan, Inc.                          2,541                  12/31/2009                Avant Gard                  2,485                   3/2/2009                           $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     201                              1       Duvall Town Center                                              N/A                     N/A              N/A        N/A              N/A              N/A                        CB Bain                         3,170               12/31/2009                           Teriyaki                            1,430                   2/28/2015            Mediterranean Grill             1,233                  12/31/2010                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     202                              2       Apple Creek Village Mobile Home Park                            N/A                     N/A              N/A        N/A              N/A              N/A                          N/A                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     203                              1       Lexington Park Self-Storage                                     N/A                     N/A              N/A        N/A              N/A              N/A                          n/a                            N/A                    N/A                                N/A                                N/A                       N/A                       N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     204                              1       Eastland Shopping Center                                        N/A                     N/A              N/A        N/A              N/A              N/A                         LEADS                         13,300                7/31/2007                        Licking County                        12,121                   6/30/2009              Golden Carriage               2,600                   7/1/2008                           $0              N/A                                      $0            N/A                                 $200,000      TI/LC Letter of Credit                             $0            N/A                                N/A
     205                              1       Siler City Family Dollar                                        N/A                     N/A              N/A        N/A              N/A              N/A                     Family Dollar                      8,000                8/31/2016                        Rent-A-Center                          4,400                   8/31/2011                  Andy's                    2,400                   8/31/2011                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     206                              1       Caribou Shoppes                                                 N/A                     N/A              N/A        N/A              N/A              N/A                     Caribou Coffee                     3,500                3/31/2012            Einstein's Brothers Bagels (sublease)                0                     4/1/2012                     N/A                      N/A                       N/A                             $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
     207                              1       Stillman Office                                                 N/A                     N/A              N/A        N/A              N/A              N/A                   RG Crown Bank, FSB                   2,378               12/31/2006                   Duma and Associates LLC                     2,157                  10/31/2007         Commonwealth Orthodontics          1,786                   6/30/2008                          $0              N/A                                      $0            N/A                                       $0               N/A                                       $0            N/A                                N/A
                                        Total/Weighted Average:

                                                                                                                                    Additional                          Additional                                                                                                                                                                                    Initial               Leave in for Desk                DELETE                Original
                                       Loan Group                                                                                   Collateral                          Collateral                                           Existing Secured                                Description of Existing                                     Description of             Replacement               CUSIP Numbers         Loan/                            Sort
  #                  Crossed                #           Property Name                                                               Event Date                         Description                                        Secondary Financing                              Secured Secondary Financing                                      Lock Box                  Reserve                                       Property          Number         Order
  1                                         2           Alliance SAFD - PJ                                                             N/A                                 N/A                                                    $55,790,000    (14)     Mezzanine Debt: (i) $35.0 million mezzanine loan with a          (14)    Hard                              $4,016,686                                                                      #N/A
                                                                                                                                                                                                                                                          maturity date of 11/11/2016 and an interest rate of 9.6% and
                                                                                                                                                                                                                                                          (ii) $20.79 million mezzanine loan with a maturity date of
                                                                                                                                                                                                                                                          8/9/2007 and an interest rate of LIBOR plus 3.75%.
 1a                                                     Park Pointe North
 1b                                                     Park Place at Turtle Run
 1c                                                     Stillwater
 1d                                                     Canyon Creek
 1e                                                     Woodland Meadows
 1f                                                     Cranes Landing
 1g                                                     Waterford
 1h                                                     Hunters Glen
 1i                                                     Enclave at Cityview
 1j                                                     Off Broadway
 1k                                                     Churchill Crossing
 1l                                                     The Equestrian
 1m                                                     Wallingford
 1n                                                     Fairway on the Park
 1o                                                     Bellevue Heights
 1p                                                     Stone Ridge
 1q                                                     Eagle's Point
 1r                                                     Surrey Oaks
 1s                                                     Heritage Place
 1t                                                     Cedar Glen
 1u                                                     Park Ridge
 1v                                                     Windsor Court
 1w                                                     Wooded Creek
 1x                                                     Meadowchase
 1y                                                     Bent Creek
 1z                                                     Shadowbluff
 1aa                                                    Lofts on Hulen
 1ab                                                    Woods at Lakeshore
 1ac                                                    Summer's Point
 1ad                                                    Creekside
 1ae                                                    The Savoy
 1af                                                    The Corners
  2                                         1           599 Lexington Avenue                                                           N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                               p                                        0
  3                    (A)                  1           Four Westlake Park                                                             N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                               p                                        0
  4                    (A)                  1           Three Westlake Park                                                            N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                               p                                        0
  5                                         1           Two North LaSalle                                                              N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                               p                                        0
  6                                         1           Park Central                                                                   N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                $500,000                               L                                       232
  7                                         2           Alliance SAFD - HC4                                                            N/A                                 N/A                                                    $25,790,000    (14)     Mezzanine Debt: (i) $5.0 million mezzanine loan with a           (14)    Hard                                      $0                               p                                      #N/A
                                                                                                                                                                                                                                                          maturity date of 10/9/2008 and an interest rate of LIBOR
                                                                                                                                                                                                                                                          plus 3.0% and (ii) $20.79 million mezzanine loan with a
                                                                                                                                                                                                                                                          maturity date of 8/9/2007 and an interest rate of LIBOR plus
                                                                                                                                                                                                                                                          3.75%.
 7a                                                     The Cascades
 7b                                                     The Place at Green Trails
 7c                                                     Broadmead
 7d                                                     Harbour
 7e                                                     Deerbrook Forest Apartments
 7f                                                     Carrington Court
 7g                                                     Beacon Hill
 7h                                                     Somerset Place
 7i                                                     Chalfonte
 7j                                                     Avalon Bay
  8                                         2           Broadway Portfolio                                                             N/A                                 N/A                                                    $23,000,000             Mezzanine Debt                                                           Springing                           $420,000                                                                      #N/A
 8a                                                     3885 Broadway
 8b                                                     4455 Broadway
 8c                                                     3915 Broadway
 8d                                                     80 Fort Washington
 8e                                                     3900 Broadway
 8f                                                     884 Riverside
 8g                                                     86 Fort Washington
 8h                                                     66-72 Fort Washington Avenue
  9                                         1           Greenwich Financial Center                                                     N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                                                                        0
 10                                         2           Latitudes Apartments                                                           N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 11                                         1           Metro Square 95 Office Park                                                    N/A                                 N/A                                                     $4,000,000             Mezzanine Debt                                                           Hard                                      $0                                                                        0
 12                                         1           300-318 East Fordham Road                                                      N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 13                                         1           Flatbush Center                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 14                                         2           Canterbury Apartments                                                          N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 15                                         1           SouthPointe Pavilions                                                          N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                      #N/A
 16                                         2           Laurel Springs Apartments Portfolio                                            N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                      #N/A
 16a                                                    Laurel Springs Apartments I
 16b                                                    Laurel Springs Apartments III
 16c                                                    Laurel Springs Apartments II
 17                                         1           The Gucci Building                                                             N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                                                                        0
 18                                         1           8320, 8400 Ward Parkway and One Petticoat Lane                                 N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                      #N/A
 18a                                                    8400 Ward Parkway
 18b                                                    8320 Ward Parkway
 18c                                                    One Petticoat
 19                                         1           Sheraton Four Points LAX                                                       N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 20                                         1           Midwestern Distribution Portfolio                                              N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                                                                        0
 21                                         1           University Commons                                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                      #N/A
 22                                         1           El Paseo Simi Valley                                                           N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 23                                         2           Wind River Apartments                                                          N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 24                                         1           8330 Ward Parkway and Building B                                               N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                      #N/A
 24a                                                    Building B
 24b                                                    8330 Ward Parkway
 25                                         2           La Costa Apartments                                                            N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 26                                         2           Carriage Club Apartments                                                       N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 27                                         2           Paces Commons Apartments                                                       N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 28                                         2           Mallard Creek II Apartments                                                    N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 29                                         2           Jefferson Place                                                                N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 30                                         1           Cordata Medical Building                                                       N/A                                 N/A                                                            N/A             N/A                                                                      Springing                             $2,000                                                                      #N/A
 31                                         1           Wildewood Portfolio                                                            N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 32                                         1           Schaumburg Corners (REFI)                                                      N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 33                                         1           The Shoppes at St. Clair Square                                                N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                                                                      #N/A
 34                                         2           Alexan Cityview Apartments                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                 $200,000                                                                        0
 35                                         2           Park at Woodlake                                                               N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 36                                         2           Reflections Apartments                                                         N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 37                                         2           Jefferson Creek                                                                N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 38                                         2           Hunter's Chase                                                                 N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 39                                         1           Conyers Commons                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 40                                         2           Villagio Apartments                                                            N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 41                                         2           The Hollows Apartments                                                         N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 42                                         2           Sturbridge Square Apartments                                                   N/A                                 N/A                                                            N/A             N/A                                                                      Springing                           $520,000                                                                        0
 43                                         2           Parke Orcutt Apartments                                                     10/17/2007           Release upon: (i) the net rental revenue                                         N/A             N/A                                                                      Springing                                 $0                                                                        0
                                                                                                                                                     generated by the multifamily units greater than
                                                                                                                                                      $135,167.00 per calendar month for a period of
                                                                                                                                                    three (3) consecutive calendar months and (ii) no
                                                                                                                                                                    Event of Default.
 44                                         2           River Park Place Apartments                                                    N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 45                                         2           Orleans Square Apartments                                                      N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 46                                         1           Duke University Medical Complex                                                N/A                                 N/A                                                            N/A             N/A                                                                      Springing                             $1,007                                                                      #N/A
 47                                         1           Skihawk Building                                                               N/A                                 N/A                                                            N/A             N/A                                                                      Springing                             $2,000                                                                      #N/A
 48                                         2           Wind River Crossing                                                            N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 49                                         2           Sands Point Apartments                                                         N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 50                                         1           Courtyard DFW Airport                                                          N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 51                                         2           Seabreeze Apartments                                                           N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 52                                         2           Versailles Apartments                                                          N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 53                                         1           Quail Lakes                                                                    N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                      #N/A
 54                                         2           Summerlyn Place Apartments                                                     N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 55                                         2           Woodmere Trace Apartments                                                      N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 56                                         2           Spring House                                                                   N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 57                                         1           Comcast Woodridge                                                              N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                                                                        0
 58                                         2           Riding Club Apartments                                                         N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 59                                         2           On the Green                                                                   N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 60                                         2           Walnut Creek Crossing                                                          N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 61                                         2           Oak Run Apartments                                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 62                                         1           800 Wyman Park Drive                                                           N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 63                                         1           Columbia Medical Complex                                                       N/A                                 N/A                                                       $780,000    (31)     Secured B-Note                                                   (31)    N/A                                       $0                                                                      #N/A
 64                                         2           Oakbrook Apartments                                                            N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 65                                         2           Wyandotte Commons Apartments                                                   N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 66                                         2           Country Club Villas                                                            N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 67                                         1           Hammonton Retail Center                                                        N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 68                                         1           Colerain Shopping Center                                                       N/A                                 N/A                                                       $660,000             Secured Subordinate Financing                                            Springing                                 $0                                                                        0
 69                                         2           Heritage Park Estates                                                       12/27/2008       Release upon: (i) DSCR greater than or equal to                                      N/A             N/A                                                                      N/A                                       $0                                                                        0
                                                                                                                                                           1.20X and (ii) no Event of Default.
 70                                         1           Los Mares Plaza                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 71                                         1           Greensboro Village Shopping Center                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 72                                         1           Skymark Tower                                                                  N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0                                                                        0
 73                                         2           Vista Crossing                                                                 N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                        0
 74                                         2           Chapel Hill Apartments                                                         N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0                                                                        0
 75                                         1           Duke Portfolio                                                                 N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                      #N/A
 75a                                                    Creighton Crossing
 75b                                                    Bowles Farm
 75c                                                    Patterson Road
 75d                                                    Ski Chalet
 75e                                                    Athens Road
 75f                                                    Enterprise
 76                                         1           Spring Lane Galleria                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 77                                         1           Elgin O'Hare Commerce Center                                                   N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0                                                                        0
 78                                         1           Draper Anchored Retail                                                         N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                     $716                                                                      #N/A
 79                    (B)                  2           GHC Brookside Park I & II                                                      N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0                                                                      #N/A
 79a                   (B)                              GHC Brookside Park I
 79b                   (B)                              GHC Brookside Park II
 80                    (B)                  2           GHC Icemorelee Apartments                                                      N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 81                    (B)                  2           GHC Downing Place Apartments                                                   N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 82                    (B)                  2           GHC Peachtree Court Apartments                                                 N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 83                    (B)                  2           GHC Rockwood Place Apartments                                                  N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 84                    (B)                  2           GHC Carriage Hill Apartments                                                   N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 85                                         2           Mission Village                                                                N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 86                                         1           Springhill Suites Dallas Las Colinas Irving                                    N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 87                                         2           Bandera Crossing                                                               N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 88                                         1           105 South York                                                                 N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 89                                         2           Hampton Greens Apartments                                                      N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 90                                         1           720 Washington Avenue                                                          N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 91                                         2           Cypress Creek Apartments                                                       N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 92                                         1           Mequon Marketplace                                                             N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0
 93                                         1           Shops on Galaxie                                                               N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 94                                         1           Alcoa Industrial                                                               N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 95                                         2           Willow Brook Crossing                                                          N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 96                                         2           Pelham Apartments                                                              N/A                                 N/A                                                   $102,500,000    (20)     Bridge Loan                                                      (20)    Springing                                 $0
 97                                         2           Southern Oaks Apartments                                                       N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 98                                         2           Timber Ridge Apartments                                                        N/A                                 N/A                                                            N/A             N/A                                                                      Springing                           $625,000
 99                                         1           Terrace Ridge Shopping Center                                                  N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 100                                        2           Village Plaza Apartments - West Wing                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 101                                        1           Physicians Plaza of Cool Springs                                               N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                     $445
 102                                        1           Renaissance Courtyard                                                          N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 103                                        1           The American Building                                                          N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 104                                        1           Windward Way Shopping Center                                                   N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 105                                        1           Homewood Suites Irving DFW                                                     N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 106                                        2           Broadmoor Apartments                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 107                                        2           Canterbury Place                                                               N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 108                                        2           Remington Court Apartments                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 109                                        1           Comfort Inn Lehigh Valley West                                                 N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 110                                        1           Douglas Physicians Center                                                      N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 111                                        1           Hillsboro Promenade                                                            N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 112                                        1           College View Manor                                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 113                                        2           Huntington Park Apartments                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 114                                        1           Springhill Suites Dallas NW Highway                                            N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 115                                        2           Hunterwood Apartments                                                          N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 116                                        1           Radio Road Industrial                                                          N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 117                                        1           Heritage Office                                                                N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 118                                        1           Boise Block 44                                                               2/5/2009         Release upon: (i) DSCR greater than 1.20x and                                       N/A             N/A                                                                      N/A                                       $0
                                                                                                                                                                (ii) no Event of Default.
 119                                        1           Oxford Town Center                                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 120                                        1           West Hills                                                                     N/A                                 N/A                                                            N/A             N/A                                                                      Springing                               $800
 121                                        2           Regent House                                                                   N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 122                                        2           Centre Apartments                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 123                                        1           New York Avenue Office Building                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                     $402
 124                                        2           Willow Glen                                                                    N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 125                                        1           Savannah Suites Norfolk                                                        N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 126                                        1           County Line Medical                                                         10/31/2008       Release upon: (i) DSCR greater than or equal to                                      N/A             N/A                                                                      N/A                                       $0
                                                                                                                                                     1.20X, (ii) no adverse change and (iii) no Event
                                                                                                                                                                       of Default.
 127                                        2           Chapelwood Apartments                                                          N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 128                                        1           Klug Industrial                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 129                                        2           Westridge Apartments                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 130                                        2           Pear Tree Village                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                   $1,396
 131                                        2           Hamilton Bay Apartments                                                        N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                   $1,424
 132                                        2           Porterwood Apartments                                                          N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                   $2,833
 133                                        1           Savannah Suites Chesapeake                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 134                                        1           Hampton Inn Richmond Hill                                                      N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 135                                        1           Bushnell Lakeside Office Building                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 136                                        1           Fort Knox Self-Storage of Upper Marlboro                                       N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 137                                        2           Colony Apartments                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                   $2,667
 138                                        2           Knoll & Chicory Apartments                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                  $23,365
 139                                        1           Comfort Suites Richmond Hill                                                6/30/2008         Release upon: (i) DSCR greater than 1.40x and                                       N/A             N/A                                                                      N/A                                       $0
                                                                                                                                                                (ii) no Event of Default.
 140                                        1           301 North Lewis Road                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 141                                        2           Stone Hollow Apartments                                                        N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                   $2,333
 142                                        2           Spartan Village Apartments                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                  $30,000
 143                                        1           Savannah Suites Hampton                                                        N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 144                                        2           Brandywine                                                                     N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 145                                        2           The Cove Apartments                                                            N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 146                                        1           Gardens Medical Plaza Portfolio                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
146a                                                    3375 Gardens Medical Plaza
146b                                                    3385 Plaza North Medical
 147                                        1           Wyndham Hills                                                                  N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 148                                        1           Blue Stone Bay Commons                                                         N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 149                                        2           Tabard Apartments                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 150                                        1           Fort Knox Self-Storage of Leesburg                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 151                                        1           Frederick Self-Storage                                                         N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 152                                        1           White Birch Plaza                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                     $336
 153                                        1           Eubanks Court                                                                  N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 154                                        1           The Offices at Johns Creek                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 155                                        1           Shoppes at Live Oak                                                            N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 156                                        1           HRubin Orlando Warehouse                                                       N/A                                 N/A                                                            N/A             N/A                                                                      Springing                             $1,000
 157                                        1           Tartan Square                                                                  N/A                                 N/A                                                            N/A             N/A                                                                      Springing                               $212
 158                                        2           Bolivar Square                                                                 N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                  $37,250
 159                                        1           Northglenn Greens                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 160                                        1           Meadow View Shopping Plaza                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 161                                        1           Chamberlain Plaza                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 162                                        1           Valle Verde Pads #2 and #3                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 163                                        2           Savannah Garden Apartments                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 164                                        1           Emerald Center                                                                 N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 165                                        1           Stone Oak North                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 166                                        2           Presidential Court                                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 167                                        2           Holiday Village Mobile Home Park                                               N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 168                                        2           Parkway East Townhomes                                                      1/31/2008        Release upon: (i) Borrower has verified that the                                     N/A             N/A                                                                      N/A                                       $0
                                                                                                                                                       Property has achieved net rental collections
                                                                                                                                                    greater than $44,000 for 3 consecutive months and
                                                                                                                                                          (ii) no Event of Default has occurred.
 169                                        1           Marysville Industrial                                                          N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 170                                        1           A1A Self-Storage                                                               N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 171                                        1           HRubin Lee Warehouse                                                           N/A                                 N/A                                                            N/A             N/A                                                                      Springing                             $1,000
 172                                        1           Medford Place Shopping Center                                                  N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 173                                        1           Fort Knox Self-Storage of Frederick                                            N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 174                                        1           Shops at Bailey Cove                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 175                                        2           Maple Ridge Apartments                                                      11/30/2008       Release upon: i) average monthly income greater                                      N/A             N/A                                                                      N/A                                       $0
                                                                                                                                                    than $47,000 and (ii) DSCR greater than 1.25x for
                                                                                                                                                                  3 consecutive months.
 176                                        1           Sterling Climate Controlled Storage                                            N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                     $385
 177                                        1           Covington Plaza                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 178                                        1           HRubin Jupiter Warehouse                                                       N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 179                                        1           31st Street                                                                    N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 180                                        2           Park Place I & II                                                              N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 181                                        1           Chisholm Trail Office Suites                                                   N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 182                                        1           Williamson Ranch Retail                                                        N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 183                                        2           Country Squire Apartments                                                      N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 184                                        1           Gulf Collection                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 185                                        1           A&A Storage - Rogers                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 186                                        1           Eckerd - Germantown, MD                                                        N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 187                                        1           Oasis at the Islands                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 188                                        1           Rich DVM Industrial Building                                                   N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 189                                        2           Eastgate Apartments                                                            N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 190                                        1           Greene Professional Center                                                     N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 191                                        1           Oregon City Retail                                                             N/A                                 N/A                                                            N/A             N/A                                                                      Springing                                 $0
 192                                        1           Executive Court                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 193                                        1           Montrose Self Storage                                                          N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 194                                        1           Grosse Pointe Retail                                                           N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0
 195                                        1           Riviera De Sandia Mobile Home Park                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 196                                        1           A&A Storage - Bentonville                                                      N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 197                                        2           Chestnut Acres Apartments                                                      N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 198                                        1           Waldorf Self-Storage                                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 199                                        1           Malvern Post Office Building                                                   N/A                                 N/A                                                            N/A             N/A                                                                      Hard                                      $0
 200                                        1           Commerce Crossing Retail Center                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 201                                        1           Duvall Town Center                                                             N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 202                                        2           Apple Creek Village Mobile Home Park                                           N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 203                                        1           Lexington Park Self-Storage                                                    N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 204                                        1           Eastland Shopping Center                                                       N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 205                                        1           Siler City Family Dollar                                                       N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 206                                        1           Caribou Shoppes                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
 207                                        1           Stillman Office                                                                N/A                                 N/A                                                            N/A             N/A                                                                      N/A                                       $0
Total/Weighted Average:

(A)   The Underlying Mortgage Loans secured by Three Westlake Park and Four
      Westlake Park are cross-collateralized and cross-defaulted.

(B)   The Underlying Mortgage Loans secured by GHC Brookside Park I & II, GHC
      Icemorelee Apartments, GHC Downing Place Apartments, GHC Peachtree Court
      Apartments, GHC Rockwood Place Apartments and GHC Carriage Hill Apartments
      are cross-collateralized and cross-defaulted.

(1)   Assumes a Cut-off Date in May 2007.

(2)   At maturity with respect to Balloon Loans, or at the ARD in the case of
      ARD Loans, there can be no assurance that the value of any particular
      Mortgaged Property will not have declined from the original appraisal value.

(3)   For hospitality properties and healthcare properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook.

      For further description of the underwriting criteria, please see
      "Description of Sponsors" in the accompanying prospectus supplement.

(4)   In the case of cross-collateralized and cross-defaulted Underlying
      Mortgage Loans, the combined LTV is presented for each and every related
      Underlying Mortgage Loan.

(5)   U/W NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W
      LC's and TI's and U/W FF&E.

(6)   U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans the combined U/W DSCR is presented for each and every related Underlying
      Mortgage Loan.

(7)   Does not include springing reserves.

(8)   For mortgage loans classified as interest only, the monthly payments represent the average of one full year of interest payments. For mortgage loans with an initial interest only term, the monthly payments represent the principal and interest payments due after the initial interest only term.

(9)   At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(10)  Anticipated Repayment Date

(11)  Prepayment Provision as of Origination:

      Lock/(x) = Lockout or Defeasance for (x) payments

      YMA/(y) = Greater of Yield Maintenance Premium and A%
      Prepayment for (y) payments

      0.0%/(x) = Prepayable at par for (x) payments

(12)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(13)  Prior to the date that is 2 years after the closing date of the series
      2007-C2 transaction, borrower is permitted to partially prepay up to 25%
      of the original principal amount of the Alliance SAFD - PJ Loan with the payment of a yield maintenance premium (generally equal to an amount sufficient to purchase U.S. government obligations that replicate the payments due on all successive payment dates) and obtain a release of an individual property upon satisfaction of various conditions as outlined in the loan documents.

(14)  The principals of the related mezzanine borrower have incurred a second mezzanine loan in the original principal amount of $20,790,000 which second mezzanine loan is secured by pledges of the ownership interests in the Alliance SAFD- HC4 mezzanine borrower and the ownership interests in the Alliance SAFD - PJ mezzanine borrower.

(15)  The mortgage whole loan value is $750 million, co-originated by Column
      Financial ($150 million), KeyBank ($150 million) and JP Morgan ($450 million). Column Financial and KeyBank each will be contributing their 20%
      interest in the 599 Lexington Loan into the trust (total contribution in
      2007-C2 will be 40%). It is anticipated that JP Morgan will contribute their 60% interest into two separate securitizations. Control rights will rest with the Directing Certificateholder with the majority interest in the 599 Lexington Whole Loan. LTV and DSCR calculations are based on the whole loan amount of $750 million.

(16)  Prior to the date that is 2 years after the closing date of the series
      2007-C2 transaction, borrower is permitted to partially prepay up to 25%
      of the original principal amount of the Alliance SAFD - HC4 Loan with the payment of a yield maintenance premium (generally equal to an amount sufficient to purchase U.S. government obligations that replicate the payments due on all successive payment dates) and obtain a release of an individual property upon satisfaction of various conditions as outlined in the loan documents.

(17)  Total number of units for 3900 Broadway includes six 5 BR units with average in place rents of $811 and a maximum in place rent of $1,040.

(18)  Total number of units for 86 Fort Washington includes five 5 BR units with average in place rents of $852 and a maximum in place rent of $1,033.

(19)  Total number of units for 66-72 Fort Washington Avenue includes six 5 BR units with average in place rents of $1,123 and a maximum in place rent of
      $2,074.

(20)  The $102.5 million is bridge equity structured as mezzanine debt at the parent level (parent of the individual uncrossed SPE borrowers), and not on the asset level. The loan has a 90-day term and is secured by (a) 100%
      of the equity interest in the assets CS is financing and (b) 49% of the equity interest in the assumed assets being acquired by Babcock & Brown in the BNP acquisition. The loan is interest only at a zero percent (0.00%)
      interest rate for the 90-day term, stepping to LIBOR + 100 bps if not repaid at maturity. The loan is scheduled to mature on May 29, 2007. The loan is fully recourse to Babcock & Brown. Individual breakdown is not available as the debt is at the parent level.

(21)  Beginning on the second payment date, the Borrower is obligated to make monthly payments to the Rollover Reserve fund for the then current year in accordance with the following schedule: (2007) $11,828, (2008) $19,703,
      (2009) $29,569, (2010) $39,425, (2011) $49,282, (2012) $59,138, (2013)
      $39,425, (2014) $39,425 , (2015) $39,425 and (2016) $39,425.

(22)  Prior to the date that is 2 years and 15 days after the closing date of the series 2007-C2 transaction, borrower is permitted to partially prepay the loan amount with yield maintenance so long as the LTV of the mortgaged real property following the partial prepayment is not less than 50%.
      Thereafter, borrower is permitted to partially defease the loan so long as the LTV of the mortgaged real property following the partial prepayment is not less than 50%.

(23)  The 8320, 8400 Ward Parkway and One Petticoat Lane mortgage loan provides for a prepayment consideration period during which voluntary principal prepayments may be made if accompanied by a yield maintenance premium.
      Beginning on the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased or may be voluntarily prepaid with a yield maintenance premium. The loan will be freely prepayable at any time on or after the date that is three months prior to the maturity date.

(24)  The Borrower is obligated to make monthly deposits to the FF&E Reserve of
      3%, for the first two years of the loan and 4% of Gross Income thereafter.

(25)  The 8330 Ward Parkway and Building B mortgage loan provides for a prepayment consideration period during which voluntary principal prepayments may be made if accompanied by a yield maintenance premium.
      Beginning on the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased or may be voluntarily prepaid with a yield maintenance premium. The loan will be freely prepayable at any time on or after the date that is three months prior to the maturity date.

(26)  The Wildewood Portfolio consists of four properties all of which were constructed between 2000 and 2002.

(27)  In the event that either the Babies 'R Us tenant or the Office Depot tenant extend their respective leases for a minimum term of five years, then Borrower's obligation for monthly deposits shall thereafter be suspended.

(28)  With respect to mortgage loan The Shoppes at St. Claire, the Cut-off Date
      LTV (%) and Maturity LTV (%) are based on the full loan amount and the "as is" Appraised Value ($). If using the "as stabilized" value as of June 1,
      2007, the Cut-Off Date LTV (%) and Maturity LTV would be 78.3% and 65.0%
      respectively.

(29)  The Shoppes at St. Clair Square mortgage loan provides for a prepayment lockout period, followed by a period during the loan may be defeased or may be voluntarily prepaid with a yield maintenance premium. The loan will be freely prepayable at any time on or after the date that is three months prior to the maturity date.

(30)  The Borrower shall have the option to release either the El Torito Pad,
      Teresa Pad or both. Upon the release, the loan to value for the remaining property shall be no more than 65% and the debt service coverage ratio for the remaining property shall not be less than 1.35x. The Partial
      Prepayment Amounts for El Torito Pad and Teresa Pad are $2,420,000 and
      $880,000 respectively. If both pads are released then the release price shall be $3,300,000. The Prepayment string shall be YM/26_Def/90_0.0%/4 upon release of one or both of the pads.

(31)  With respect to mortgage loan Columbia Medical Complex, the underwritten
      NCF DSCR and Cut-Off Date LTV of the MezzCap Loan Combination are 1.08x
      and 84.2% respectively. The B-Note of the property must concurrently be defeased along with the A-Note of the property when the borrower has elected to defease the A-Note.

(32)  With respect to mortgage loan Columbia Medical Complex, the ownership interest is encumbered with an air-space lease (covered pedestrian walkway) providing access from the subject to the adjacent hospital.

(33)  Borrower is permitted to release a parcel of the mortgaged real property subject to a paydown of the loan amount of no less than $455,000 plus the payment of a yield maintenance premium.

(34)  At any time after the second anniversary of the closing date of the series
      2007-C2 transaction, borrower is permitted to release one or more of the mortgaged real properties with the payment of a yield maintenance premium so long as (i) the remaining mortgaged real properties have a debt service coverage ratio of at least 1.20x and (ii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than 80%.

(35)  In the event that the Deferred Maintenance is not completed to the satisfaction of Beneficiary within 120 days, Grantor shall establish with the Beneficiary a reserve in an amount equal to the lesser of $38,750 or
      125% of the costs of the Deferred Maintenance not yet completed.

(36)  The Chamberlain Plaza loan has an original term of 241 months and an original amortization term of 240 months and is being treated as a Fully
      Amortizing Loan for presentation purposes.

(37)  The Medford Place Shopping Center loan has an original term of 239 months and an original amortization term 240 and is being treated as a Fully
      Amortizing Loan for presentation purposes.

(38)  The Borrower shall deposit any rent received from tenants for periods more than one month in advance receipt into the Advance Rent Reserve. The
      Lender will make monthly disbursements for the amount contained in the
      Advanced Rent Reserve applicable to that month's rent to the borrower on the first day of each month.

CSMC 2007-C2         COLLATERAL AND STRUCTURAL TERM SHEET         APRIL 13, 2007

                                 CMBS NEW ISSUE

                                  CSMC 2007-C2

                       COLLATERAL & STRUCTURAL TERM SHEET

                                 $2,910,254,000

                                  (APPROXIMATE)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-C2

                             [COLUMN FINANCIAL LOGO]
                             A Credit Suisse Company

                                 [KeyBank LOGO]

                                  CREDIT SUISSE

 FINACORP SECURITIES                                     KEYBANC CAPITAL MARKETS
RBS GREENWICH CAPITAL                                      WACHOVIA SECURITIES

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

I.   TRANSACTION OFFERING (1)

                      INITIAL        APPROXIMATE                                ASSUMED
                     PRINCIPAL       % OF TOTAL                                WEIGHTED
        EXPECTED      BALANCE          INITIAL     APPROXIMATE     INITIAL      AVERAGE   EXPECTED    EXPECTED
        RATINGS     OR NOTIONAL       PRINCIPAL      CREDIT     PASS-THROUGH     LIFE     MATURITY   PRINCIPAL      LEGAL      ERISA
CLASS     (2)         AMOUNT           BALANCE       SUPPORT      RATE (3)    (YEARS)(4)     (4)     WINDOW (4)     STATUS      (5)
-----  ---------  --------------     -----------  ------------  ------------  ----------  --------  -----------  ------------  -----
OFFERED CERTIFICATES:
 A-1    Aaa/AAA   $   26,000,000         0.79%       30.00%           %           2.6       10/11   06/07-10/11     Public      Yes
 A-2    Aaa/AAA   $  318,000,000         9.64%       30.00%           %           4.6       04/12   10/11-04/12     Public      Yes
A-AB    Aaa/AAA   $   64,298,000         1.95%       30.00%           %           7.3       12/16   04/12-12/16     Public      Yes
 A-3    Aaa/AAA   $  368,000,000        11.16%       30.00%           %           9.7       02/17   12/16-02/17     Public      Yes
A-1-A   Aaa/AAA   $1,532,119,000        46.46%       30.00%           %           9.4       03/17   06/07-03/17     Public      Yes
 A-M    Aaa/AAA   $  329,773,000        10.00%       20.00%           %           9.9       03/17   03/17-03/17     Public      Yes
 A-J    Aaa/AAA   $  272,064,000         8.25%       11.75%           %           9.9       04/17   03/17-04/17     Public      Yes
A-SP    Aaa/AAA   $             (6)       N/A          N/A            %                      N/A        N/A         Public      Yes
NON-OFFERED CERTIFICATES (7):
  B     Aa1/AA+   $   16,489,000         0.50%       11.25%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  C      Aa2/AA   $   53,588,000         1.62%        9.63%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  D     Aa3/AA-   $   28,855,000         0.87%        8.75%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  E      A1/A+    $   16,489,000         0.50%        8.25%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  F       A2/A    $   28,855,000         0.87%        7.38%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  G      A3/A-    $   28,855,000         0.87%        6.50%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  H    Baa1/BBB+  $   45,344,000         1.38%        5.13%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  J     Baa2/BBB  $   37,100,000         1.13%        4.00%           %           9.9       04/17   04/17-04/17  Private-144A   Yes
  K    Baa3/BBB-  $   32,977,000         1.00%        3.00%           %          10.0       05/17   04/17-05/17  Private-144A   Yes
  L     Ba1/BB+   $    8,244,000         0.25%        2.75%           %          10.0       05/17   05/17-05/17  Private-144A    No
  M      Ba2/BB   $    8,245,000         0.25%        2.50%           %          10.0       05/17   05/17-05/17  Private-144A    No
  N     Ba3/BB-   $   16,488,000         0.50%        2.00%           %          10.0       05/17   05/17-05/17  Private-144A    No
  O      B1/B+    $    4,123,000         0.13%        1.88%           %          10.0       05/17   05/17-05/17  Private-144A    No
  P       B2/B    $   12,366,000         0.37%        1.50%           %          10.0       05/17   05/17-05/17  Private-144A    No
  Q      B3/B-    $    8,244,000         0.25%        1.25%           %          10.0       05/17   05/17-05/17  Private-144A    No
  S      NR/NR    $   41,222,705         1.25%        0.00%           %          15.5       07/31   05/17-07/31  Private-144A    No
 A-X    Aaa/AAA   $3,297,738,705(6)       N/A          N/A            %           9.1        N/A        N/A      Private-144A   Yes

(1)  The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision
     (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.
     You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of securities to be made to you; any "indications of interest"
     expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

(2)  These classes are expected to be rated by Moody's Investors Service and
     Standard & Poor's Ratings Services. "NR" means not rated.

(3)  Classes _, _ and _ will be fixed rate. Classes_, _ and _ will have a pass through rate that is fixed subject to the net WAC of the mortgage pool.
     Classes _ and _ will have a pass through rate that is equal to the net WAC of the mortgage pool.

(4)  Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the free writing prospectus) pay in full on their respective anticipated repayment dates. Otherwise based on "Modeling Assumptions" set forth in the free writing prospectus. Assumed weighted average life expressed in years.

(5)  Expected to be eligible for Credit Suisse Securities (USA) LLC individual prohibited transaction exemption under ERISA.

(6)  Notional Amount.

(7)  Not offered by the Free Writing Prospectus or this term sheet.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        2

II.  MORTGAGE LOAN SELLER PROFILE

     Column Financial, Inc. ("Column") will be selling 179.5 mortgage loans, representing 85.9% of the initial mortgage pool balance, to Credit Suisse
     First Boston Mortgage Securities Corp. for transfer to the issuing entity.
     Column was established in August 1993 and is an indirect wholly-owned subsidiary of Credit Suisse Securities (USA) LLC. Column has originated more than 7,400 commercial and multifamily mortgage loans, totaling approximately $72.6 billion, since its inception. Column sources, underwrites and closes various mortgage loan products through 18 production offices located throughout the U.S. and Canada.

     KeyBank National Association ("KeyBank") will be selling 27.5 mortgage loans, representing 14.1% of the initial mortgage pool balance, to Credit
     Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. KeyBank, a national banking association, is a wholly-owned subsidiary of KeyCorp. KeyBank, headquartered in Cleveland, Ohio, provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2006, KeyBank
     had total assets of approximately $88.081 billion, total liabilities including minority interests in consolidated subsidiaries of approximately
     $81.228 billion and approximately $6.853 billion in stockholders' equity.
     As of December 31, 2006, KeyBank Real Estate Capital, a division of
     KeyBank, had total assets of approximately $14.5 billion, comprised of construction and interim loans, CMBS investments, and conduit and other fixed rate permanent loans. The Commercial Mortgage Group originated approximately $3.3 billion in commercial mortgage loans in 2006, and has a current servicing portfolio of $109.8 billion as of March 31, 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        3

III. COLLATERAL OVERVIEW (1)

     -    MORTGAGE LOAN POOL

          Initial Mortgage Pool Balance:            $3,297,738,705

          Average Cut-off Date Principal Balance:   $15,931,105

          Loans / Properties:                       207/266

          Largest Loan:                             14.4%

          Five Largest Loans / Group of Loans:      35.3%

          Ten Largest Loans / Group of Loans:       44.8%

     -    PROPERTY TYPE CONCENTRATIONS

          Multifamily (2):                          46.7%
          Office:                                   31.3%
          Retail:                                   14.4%
          Hotel:                                    3.1%
          Industrial:                               2.8%
          Mixed Use:                                0.9%
          Self Storage:                             0.8%

     -    GEOGRAPHIC DISTRIBUTION

          Texas:                                    25.3%
          New York:                                 14.4%
          North Carolina:                           7.9%
          Illinois:                                 6.9%
          Florida:                                  6.5%
          California (3):                           6.4%
          Other:                                    31 other states and
                                                    Washington D.C., each
                                                    individually 3.6% or less

     -    CREDIT STATISTICS

          Wtd. Avg. Underwritten DSCR (4):          1.31x

          Wtd. Avg. Cut-off Date LTV Ratio:         75.6%

          Wtd. Avg. Balloon/ARD LTV Ratio:          73.4%

(1)  All information provided based on a Cut-Off Date in May 2007 unless otherwise noted.

(2)  Includes Manufactured Housing, which comprises 0.2% of the initial mortgage pool balance.

(3)  Properties located in "Southern California" comprise 4.9% of the initial mortgage pool balance and properties located in "Northern California"
     comprise 1.5% of the initial mortgage pool balance. "Southern California"
     consists of mortgaged real properties in California in zip codes less than
     93600. "Northern California" consists of mortgaged real properties in zip codes greater than or equal to 93600.

(4)  For additional information about DSCR calculations for the mortgage loans, please refer to the free writing prospectus and the accompanying diskette.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        4

III. COLLATERAL OVERVIEW (CONTINUED)

     -    LOANS WITH RESERVE REQUIREMENTS (1, 2)

          Tax escrows:                              88.7%

          Insurance escrows:                        82.3%

          Cap. Ex escrows:                          86.1%

          TI/LC escrows (3):                        69.9%

     -    MORTGAGE LOAN POOL CHARACTERISTICS

          Gross WAC:                                5.6650%

          Wtd. Avg. Remaining Term (4):             112

          Wtd. Avg. Seasoning:                      3

          Call Protection:                          All of the mortgage loans
                                                    provide for either a
                                                    prepayment lockout period
                                                    ("Lockout"), a defeasance
                                                    period ("Defeasance"), a
                                                    yield maintenance premium
                                                    period ("YMP"), or a
                                                    combination thereof.

          Ownership Interest:                       98.7% (Fee), 0.5%
                                                    (Leasehold), 0.8%
                                                    (Fee/Leasehold)

          Delinquency:                              None of the mortgage loans
                                                    will be delinquent with
                                                    respect to any monthly debt
                                                    service payment for 30 days
                                                    or more as of the May 2007
                                                    due date.

(1)  Includes loans with provisions for upfront and/or collected reserves.

(2)  Includes loans that provide for springing reserves.

(3)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.

(4)  In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        5

IV. TRANSACTION OVERVIEW

OFFERED CERTIFICATES:        Classes A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J and
                             A-SP

PASS-THROUGH STRUCTURE:      Senior/Subordinate, Sequential Pay Pass-Through
                             Certificates

MORTGAGE LOAN SELLERS:       Column Financial, Inc. and KeyBank National
                             Association

SPONSORS:                    Column Financial, Inc. and KeyBank National
                             Association

BOOKRUNNER/LEAD MANAGER:     Credit Suisse Securities (USA) LLC

CO-MANAGERS:                 Finacorp Securities, KeyBanc Capital Markets Inc.,
                             Greenwich Capital Markets, Inc. and Wachovia
                             Capital Markets, LLC

RATING AGENCIES:             Moody's Investors Service and Standard & Poor's
                             Ratings Services

MASTER SERVICERS:            KeyCorp Real Estate Capital Markets, Inc., Wachovia
                             Bank, National Association, and, with respect to
                             the 599 Lexington Avenue Mortgage Loan, Midland
                             Loan Services, Inc., pursuant to the J.P. Morgan
                             Chase Commercial Mortgage Securities Trust
                             2007-LDP10 pooling and servicing agreement

PRIMARY SERVICERS:           KeyCorp Real Estate Capital Markets, Inc., Wachovia
                             Bank, National Association and Column Financial
                             Inc. (No other primary servicer will service
                             mortgage loans representing 10% or more of the
                             initial mortgage pool balance)

SPECIAL SERVICER:            ING Clarion Partners, LLC, and, with respect to the
                             599 Lexington Avenue Mortgage Loan, J.E. Robert
                             Company, Inc., pursuant to the J.P. Morgan Chase
                             Commercial Mortgage Securities Trust 2007-LDP10
                             pooling and servicing agreement

TRUSTEE:                     Wells Fargo Bank, N.A.

CUT-OFF DATE:                May 2007

SETTLEMENT DATE:             On or about May 9, 2007

DISTRIBUTION DATE:           The fourth business day following the Determination
                             Date in each month, beginning June 2007

DETERMINATION DATE:          The eleventh calendar day of the month, or, if the
                             eleventh calendar day is not a business day, the
                             next succeeding business day, beginning in June
                             2007

MINIMUM DENOMINATIONS:       $10,000 for all offered Certificates and in
                             additional multiples of $1

SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day funds,
                             with accrued interest

ERISA:                       Classes A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J and
                             A-SP are expected to be eligible for the Lead
                             Manager's individual prohibited transaction
                             exemption with respect to ERISA, subject to certain
                             conditions of eligibility.

TAX TREATMENT:               REMIC

ANALYTICS:                   Cashflows are expected to be available through
                             Bloomberg, the Trepp Group, and Intex Solutions.

TAX NOTICE:                  THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE
                             USED, AND CANNOT BE USED, FOR THE PURPOSE OF
                             AVOIDING U.S. FEDERAL, STATE, OR LOCAL TAX
                             PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED
                             BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION
                             OR MARKETING BY THE MANAGERS OF THE TRANSACTIONS OR
                             MATTERS ADDRESSED IN THIS TERM SHEET. INVESTORS
                             SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR
                             CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        6

V. STRUCTURE DESCRIPTION

-    For purposes of distributions to the Class A-1, A-2, A-AB, A-3 and A-1-A
     Certificates, the mortgage loans will consist of two groups ("Loan Group
     No. 1" and "Loan Group No. 2"). Generally, principal and interest distributions relating to Loan Group No. 1 will be allocated to the Class
     A-AB Certificates (until its balance reaches a scheduled balance), then to the Class A-1, A-2, A-AB, A-3 and A-1-A Certificates sequentially.
     Generally, principal and interest distributions relating to Loan Group No.
     2 will be allocated to the Class A-1-A, then to the A-AB (until its balance reaches a scheduled balance), A-1, A-2, A-AB and A-3 Certificates sequentially. Please see the Free Writing Prospectus for more detailed information.

-    All principal remaining after the Class A-1, A-2, A-AB, A-3 and A-1-A
     Certificates have been retired will be allocated sequentially starting with the Class A-M Certificates.

-    The Class A-X and Class A-SP Certificates will collectively accrue interest on the total principal balance of the Class A-1, A-2, A-AB, A-3, A-1-A,
     A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates.
     The Free Writing Prospectus describes the notional amounts on which the
     Classes A-X and A-SP will individually accrue interest.

-    The Class A-X and Class A-SP Certificates will collectively accrue interest at a rate approximately equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for the Class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C,
     D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates. The Free Writing
     Prospectus describes the pass-through rates at which the Classes A-X and
     A-SP Certificates will individually accrue interest.

-    Losses will be allocated to each Class of Certificates in reverse order of priority starting with the Class S through and including the Class A-M. Any remaining losses will be allocated to Class A-1, A-2, A-AB, A-3 and A-1-A on a pro rata basis.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        7

VI. YIELD MAINTENANCE CHARGES ALLOCATION

YIELD MAINTENANCE CHARGES:   Yield Maintenance Charges will generally be
                             distributed on each Distribution Date as follows: A
                             portion (based on the product of the Base Interest
                             Fraction and the Principal Entitlement Fraction as
                             described below) will be delivered to one or more
                             of the following Classes: A-1, A-2, A-AB, A-3,
                             A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K
                             Certificates (the "Yield Maintenance Classes"). The
                             entire amount remaining will be distributed to
                             Class A-X, and in some cases, the Class A-SP
                             Certificates.

                             With respect to each Yield Maintenance Class, the
                             "Base Interest Fraction" is a fraction, not greater
                             than one or less than zero, having:

                             -    a numerator equal to the excess, if any, of
                                  the pass-through rate on such class of
                                  Certificates over the relevant discount rate,
                                  and

                             -    a denominator equal to the excess, if any, of
                                  the mortgage interest rate of the prepaid loan
                                  over the relevant discount rate.

                             With respect to each Yield Maintenance Class, the
                             "Principal Entitlement Fraction" is a fraction
                             having:

                             -    a numerator equal to the total principal
                                  distributable on such class of Certificates
                                  attributable to the loan group that includes
                                  the prepaid mortgage loan on the subject
                                  Distribution Date, and

                             -    a denominator equal to the total principal,
                                  distributable on all the Certificates, public
                                  and private, attributable to the loan group
                                  that includes the prepaid mortgage loan, on
                                  the subject Distribution Date.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        8

VI. YIELD MAINTENANCE CHARGES ALLOCATION (CONTINUED)

YIELD MAINTENANCE CHARGE EXAMPLE:   The following is an example of the Yield
                                    Maintenance Charge allocation based on the
                                    following assumptions:

                                    -  Class receiving 100% of the principal is
                                       A-1

                                    -  Mortgage rate: 8.00%

                                    -  The Discount Rate at time of prepayment:
                                       5.75%

                                    -  The Class A-1 Pass-Through Rate is equal
                                       to 7.00%

METHOD                                      CLASS A-1 CERTIFICATES   CLASS A-X / CLASS A-SP CERTIFICATES
---------------------------------------------------------------------------------------------------------------
(CLASS PASS THROUGH RATE - DISCOUNT RATE)   (7.00%-5.75%)            (100.00%-Class A-1 Certificate Percentage)
                                            -------------
(Mortgage Rate-Discount Rate)               (8.00%-5.75%)

Yield Maintenance Charge Allocation         55.56%                   44.44%

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        9

VII. ADDITIONAL DEAL FEATURES

PREPAYMENT INTEREST SHORTFALLS:   Any Prepayment Interest Shortfalls that are
                                  not offset by the compensating payments made
                                  in limited circumstances by the applicable
                                  Master Servicer will generally be allocated
                                  pro-rata to each interest-bearing Class of
                                  Certificates in proportion to the amount of
                                  interest accrued on such Class for such
                                  distribution date.

ADVANCES:                         The applicable Master Servicer will generally
                                  be required to advance delinquent scheduled
                                  payments of principal and interest on the
                                  related mortgage loans (excluding any balloon
                                  payments, default interest or excess interest)
                                  and other required amounts through
                                  liquidation, subject to recoverability
                                  standard. The applicable Master Servicer will
                                  be required to make advances for those balloon
                                  loans that become defaulted after their
                                  maturity dates, on the same amortization
                                  schedule as if the maturity date had not
                                  occurred. In the event that the applicable
                                  Master Servicer fails to make a required
                                  advance of delinquent scheduled payments of
                                  principal and interest, the Trustee will be
                                  obligated to make the advance.

OPTIONAL TERMINATION:             On any Distribution Date on which the mortgage
                                  pool balance, net of outstanding advances of
                                  principal, is less than 1% of the Initial
                                  Mortgage Pool Balance, the issuing entity may
                                  be terminated and the Certificates retired at
                                  the option of any of the following: any single
                                  holder or group of holders of a majority of
                                  the controlling class (as described in the
                                  Free Writing Prospectus), the Master
                                  Servicers, or the Special Servicer. The
                                  relative priorities of such parties with
                                  respect to exercising this option are
                                  described in the Free Writing Prospectus.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       10

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       11

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Texas                            70      $  834,076,908        25.3%        5.5642%     1.33x        76.4%
New York                         13         475,453,918        14.4%        5.6463%     1.27         73.5%
North Carolina                   23         260,040,005         7.9%        5.8194%     1.21         77.9%
Illinois                         10         226,354,084         6.9%        5.6532%     1.25         78.7%
Florida                          16         215,665,580         6.5%        5.6151%     1.33         77.6%
California                       16         210,814,991         6.4%        5.7584%     1.39         66.3%
   Southern California (2)       10         160,930,391         4.9%        5.6889%     1.41         66.1%
   Northern California (2)        6          49,884,600         1.5%        5.9828%     1.34         66.9%
Colorado                          2         118,113,729         3.6%        5.7555%     1.24         78.5%
Georgia                           9         107,819,961         3.3%        5.5691%     1.33         77.0%
Arizona                           8         104,637,791         3.2%        5.3968%     1.37         78.7%
Ohio                             12         101,909,746         3.1%        5.9108%     1.38         74.9%
Virginia                         13          79,309,998         2.4%        5.8674%     1.36         77.3%
Missouri                          7          77,932,745         2.4%        5.7531%     1.23         76.7%
Maryland                          9          55,178,444         1.7%        5.6787%     1.53         72.9%
Connecticut                       1          52,800,000         1.6%        5.3400%     1.25         75.4%
South Carolina                    2          50,600,000         1.5%        5.9414%     1.20         80.0%
Tennessee                         6          47,289,807         1.4%        5.6369%     1.29         76.2%
Louisiana                         7          46,847,049         1.4%        5.7140%     1.46         77.8%
Nebraska                          1          42,000,000         1.3%        5.7100%     1.46         76.2%
Minnesota                         4          32,975,000         1.0%        5.7019%     1.22         77.0%
Washington                        3          27,892,400         0.8%        5.6917%     1.24         72.2%
Oregon                            4          15,893,886         0.5%        5.7987%     1.25         62.9%
Wisconsin                         3          15,185,436         0.5%        5.8217%     1.32         75.1%
Alabama                           4          12,935,736         0.4%        5.7176%     1.37         77.0%
Pennsylvania                      3          11,578,777         0.4%        5.7979%     1.54         63.9%
New Jersey                        1          10,750,000         0.3%        5.8800%     1.19         79.0%
Idaho                             2          10,400,000         0.3%        5.7417%     1.23         74.4%
Utah                              1           9,335,243         0.3%        5.7500%     1.24         78.4%
Indiana                           4           8,683,249         0.3%        5.9953%     1.28         75.9%
Michigan                          2           6,943,958         0.2%        5.9426%     1.37         74.0%
District of Columbia              1           5,400,000         0.2%        5.6900%     1.26         55.7%
Massachusetts                     1           4,750,000         0.1%        5.5700%     1.16         60.1%
Iowa                              1           3,400,000         0.1%        5.8600%     1.20         68.0%
Arkansas                          2           3,114,115         0.1%        5.8600%     1.33         71.4%
Kentucky                          1           3,038,239         0.1%        6.6000%     1.21         56.4%
Nevada                            1           3,000,000         0.1%        6.0800%     1.47         60.1%
North Dakota                      1           2,700,000         0.1%        6.3600%     1.26         80.0%
Kansas                            1           1,495,459        0.05%        6.2700%     1.21         64.5%
New Mexico                        1           1,422,452        0.04%        6.1000%     1.75         56.9%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         266      $3,297,738,705       100.0%        5.6650%     1.31x        75.6%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
     CODES LESS THAN OR EQUAL TO 93600.
     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
     CODES GREATER THAN 93600.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       12

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                           MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL          PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE             PROPERTIES      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Multifamily                  138       $1,539,642,090        46.7%        5.6276%     1.30x        77.8%
Office                        39        1,033,406,983        31.3%        5.6403%     1.27         75.3%
Retail                        50          474,836,397        14.4%        5.7853%     1.28         73.6%
Hotel                         11          102,184,907         3.1%        5.7752%     1.61         65.8%
Industrial                    12           91,340,225         2.8%        5.7891%     1.43         66.4%
Mixed Use                     5            31,066,500         0.9%        5.8024%     1.27         76.5%
Self Storage                  11           25,261,603         0.8%        5.6288%     2.11         60.8%
                          ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      266       $3,297,738,705        100.0%       5.6650%     1.31x        75.6%
                          ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       13

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE
                                                                                                WEIGHTED
                                                      NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
                                                      MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                  PROPERTY              REAL       PRINCIPAL     MORTGAGE POOL  INTEREST  AVERAGE   CUT-OFF DATE
PROPERTY TYPE                     SUB-TYPE           PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Multifamily
                          Conventional                  135      $1,534,298,685      46.5%       5.625%     1.30x        77.8%
                          Manufactured Housing           (3)          5,343,405       0.2%       6.153%     1.40         73.7%
                                                     ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 138      $1,539,642,090      46.7%       5.627%     1.30x        77.8%
                                                     ----------------------------------------------------------------------------
Office
                          Central Business District       9      $  764,318,000      23.2%       5.570%     1.28x        75.1%
                          Suburban                       30         269,088,983       8.2%       5.839%     1.25          75.8%
                                                     ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  39      $1,033,406,983      31.3%       5.640%     1.27x        75.3%
                                                     ----------------------------------------------------------------------------
Retail
                          Anchored                       20      $  358,403,068      10.9%       5.745%     1.30x        73.9%
                          Unanchored                     30         116,433,330       3.5%       5.907%     1.25         72.7%
                                                     ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  50      $  474,836,397      14.4%       5.785%     1.28x        73.6%
                                                     ----------------------------------------------------------------------------
Hotel
                          Limited Service                10      $   63,684,907       1.9%       5.837%     1.67         62.8%
                          Full Service                    1          38,500,000       1.2%       5.673%     1.51x        70.8%
                                                     ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  11      $  102,184,907       3.1%       5.775%     1.61x        65.8%
                                                     ============================================================================

(1)  Based on a Cut-off Date in May 2007.

             UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST
                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
                          MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED    AVERAGE
                            REAL        PRINCIPAL    MORTGAGE POOL  INTEREST  AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST       PROPERTIES    BALANCE (1)      BALANCE       RATES   U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
Fee                          262     $3,253,822,705       98.7%      5.6620%    1.31x       75.5%
Fee/Leasehold                  2         26,155,000        0.8%      5.8243%    1.25        79.7%
Leasehold                      2         17,761,000        0.5%      5.9816%    1.24        77.4%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      266     $3,297,738,705      100.0%      5.6650%    1.31x       75.6%
                         ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       14

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                          WEIGHTED
                              NUMBER OF                   PERCENTAGE OF   AVERAGE                WEIGHTED
                             UNDERLYING   CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
   RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE  CUT-OFF DATE
   PRINCIPAL BALANCES (1)      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
$   275,000 -    1,000,000        5      $    3,254,841        0.1%        5.8729%    1.31x        70.6%
  1,000,001 -    1,500,000       15          19,926,032        0.6%        5.8914%    1.56         66.5%
  1,500,001 -    2,000,000       14          24,408,130        0.7%        6.0125%    1.30         66.3%
  2,000,001 -    3,000,000       16          41,218,587        1.2%        5.9416%    1.43         69.2%
  3,000,001 -    4,000,000       25          86,161,252        2.6%        5.8511%    1.46         68.3%
  4,000,001 -    5,000,000       12          54,873,900        1.7%        5.8535%    1.44         70.6%
  5,000,001 -    6,000,000       14          77,157,952        2.3%        5.8822%    1.35         71.1%
  6,000,001 -    8,000,000       24         165,948,133        5.0%        5.7166%    1.31         74.3%
  8,000,001 -   10,000,000       11         102,828,207        3.1%        5.7312%    1.30         76.6%
 10,000,001 -   12,500,000       17         192,616,201        5.8%        5.7561%    1.27         77.5%
 12,500,001 -   15,000,000        9         123,421,793        3.7%        5.8586%    1.35         70.3%
 15,000,001 -   20,000,000       10         171,980,000        5.2%        5.7043%    1.25         77.4%
 20,000,001 -   40,000,000       18         497,903,677       15.1%        5.7407%    1.27         76.2%
 40,000,001 -   80,000,000       11         543,200,000       16.5%        5.7616%    1.28         74.7%
 80,000,001 -  180,000,000        4         417,840,000       12.7%        5.5981%    1.30         77.0%
180,000,001 - $475,000,000        2         775,000,000       23.5%        5.4145%    1.33         77.6%
                             -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         207      $3,297,738,705      100.0%        5.6650%    1.31x        75.6%
                             ===============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $475,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    275,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 15,931,105

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       15

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
       U/W DSCRS             LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
      1.07x - 1.19             8       $  121,672,262         3.7%       5.8890%     1.14x        74.4%
      1.20  - 1.23            69          997,030,706        30.2%       5.7641%     1.21         77.9%
      1.24  - 1.27            33          753,739,525        22.9%       5.5980%     1.25         76.3%
      1.28  - 1.35            41          269,448,199         8.2%       5.7755%     1.31         76.5%
      1.36  - 1.40            14          826,496,952        25.1%       5.5003%     1.37         75.8%
      1.41  - 1.50            13           92,929,469         2.8%       5.7691%     1.46         72.3%
      1.51  - 1.75            17          188,877,155         5.7%       5.7688%     1.57         64.8%
      1.76  - 2.00             5           30,344,438         0.9%       5.7987%     1.87         59.3%
      2.01  - 2.86x            7           17,200,000         0.5%       5.5077%     2.50         54.8%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207       $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                          =================================================================================

MAXIMUM U/W DSCR:     2.86x
MINIMUM U/W DSCR:     1.07x
WTD. AVG. U/W DSCR:   1.31x

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        16

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
     30.2% - 60.0%              25      $  135,055,033         4.1%       5.7193%     1.67x        54.5%
     60.1% - 65.0%              14         121,978,425         3.7%       6.0975%     1.38         63.2%
     65.1% - 70.0%              23         297,490,057         9.0%       5.7526%     1.37         68.4%
     70.1% - 73.0%              16         127,493,136         3.9%       5.9306%     1.38         71.4%
     73.1% - 75.0%              23         456,154,131        13.8%       5.5801%     1.26         74.8%
     75.1% - 79.0%              47         752,675,753        22.8%       5.7144%     1.26         77.6%
     79.1% - 80.0%              58       1,384,416,020        42.0%       5.5793%     1.29         79.6%
     80.1% - 88.8%               1          22,476,150         0.7%       5.6700%     1.11         88.8%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        207      $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     88.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):     30.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   75.6%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        17

                             MORTGAGE INTEREST RATES

                                                                       WEIGHTED
                           NUMBER OF                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING  CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE     PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
   5.3400% - 5.4900%            7     $  708,020,000       21.5%        5.3730%     1.36x        77.9%
   5.4901% - 5.6401%           33        831,395,954       25.2%        5.5397%     1.29         75.0%
   5.6402% - 5.7902%           66        961,091,983       29.1%        5.7033%     1.30         75.9%
   5.7903% - 5.9403%           47        353,786,871       10.7%        5.8780%     1.26         75.6%
   5.9404% - 6.0904%           30        248,108,190        7.5%        5.9967%     1.33         75.3%
   6.0905% - 6.2405%           12        119,777,614        3.6%        6.1989%     1.34         67.3%
   6.2406% - 6.3906%            9         64,976,937        2.0%        6.3374%     1.15         70.1%
   6.3907% - 6.6000%            3         10,581,157        0.3%        6.4953%     1.30         69.1%
                          --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       207     $3,297,738,705      100.0%        5.6650%     1.31x        75.6%
                          ================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.6000%
MINIMUM MORTGAGE INTEREST RATE:     5.3400%
WTD. AVG. MORTGAGE INTEREST RATE:   5.6650%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED       WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans           63      $2,320,555,000        70.4%       5.6047%     1.31x        76.4%            107
Balloon Loans with Partial
   IO Term                            80         630,840,000        19.1%       5.7890%     1.27         75.1%             36
Balloon Loans without IO Term         51         203,415,335         6.2%       5.8163%     1.41         69.2%            N/A
Interest Only ARD Loan                 2          49,600,000         1.5%       5.7131%     1.45         76.7%            119
ARD Loans without IO Term              3          43,906,640         1.3%       5.6708%     1.25         73.6%            N/A
Fully Amortizing Loans                 4          40,164,731         1.2%       6.3550%     1.10         68.8%            N/A
ARD Loans with Partial IO Term         4           9,257,000         0.3%       5.7088%     1.38         65.3%             59
                                 -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              207      $3,297,738,705       100.0%       5.6650%     1.31x        75.6%            N/A
                                 =================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       18

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
            RANGE OF             UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        ORIGINAL TERMS            MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
            58 -  84                  14      $  420,930,941       12.8%        5.8626%     1.34x        71.3%
            85 - 120                 160       2,589,588,310       78.5%        5.6162%     1.30         76.4%
           121 - 300                  33         287,219,454        8.7%        5.8148%     1.30         74.5%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              207      $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                                 =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY(MONTHS) (1):    300
MINIMUM ORIGINAL TERM TO STATED MATURITY(MONTHS) (1):     58
WTD. AVG.ORIGINAL TERM TO STATED MATURITY(MONTHS) (1):   115

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
             RANGE OF                UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         REMAINING TERMS              MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
              53 -  60                    11      $  337,997,489        10.2%       5.7741%     1.34x        72.6%
              61 -  84                     3          82,933,452         2.5%       6.2234%     1.34         65.8%
              85 - 115                     6         592,092,841        18.0%       5.3829%     1.36         79.3%
             116 - 118                   144       1,834,361,437        55.6%       5.6856%     1.28         76.3%
             119 - 290                    43         450,353,487        13.7%       5.7672%     1.30         71.9%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  207      $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     290
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   112

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       19

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                      WEIGHTED
                         NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
      RANGE OF          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
ORIGINAL AMORTIZATION    MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
  TERMS (MONTHS) (1)      LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------
    Interest Only           65       $2,370,155,000       71.9%        5.6070%     1.31x        76.4%
      180 - 300             13          101,547,214        3.1%        6.0157%     1.42         64.4%
      301 - 360            129          826,036,492       25.0%        5.7882%     1.28         74.4%
                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    207       $3,297,738,705      100.0%        5.6650%     1.31x        75.6%
                        =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   353

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3)  DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
     ARD/MATURITY DATE.

                        REMAINING AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
       RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION     MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
 TERMS (MONTHS) (1, 2)      LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
    Interest Only             65       $2,370,155,000       71.9%        5.6070%     1.31x        76.4%
      178 - 240                3            7,231,619        0.2%        6.3320%     1.22         59.5%
      241 - 300               10           94,315,595        2.9%        5.9914%     1.43         64.8%
      301 - 358               36          110,553,883        3.4%        5.8428%     1.36         70.1%
      359 - 360               93          715,482,609       21.7%        5.7798%     1.27         75.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207       $3,297,738,705      100.0%        5.6650%     1.31x        75.6%
                          =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   352

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3)  DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
     ARD/MATURITY DATE.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       20

                        YEARS BUILT / YEARS RENOVATED (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF YEARS          REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
    1949 - 1985                15      $   90,515,255        2.7%        5.9325%     1.32x        71.0%
    1986 - 1995                24         441,201,171       13.4%        5.6204%     1.29         74.4%
    1996 - 2000                45         538,222,328       16.3%        5.7571%     1.30         74.8%
    2001 - 2003                35         410,606,203       12.5%        5.6857%     1.30         76.4%
    2004 - 2007               147       1,817,193,748       55.1%        5.6305%     1.31         76.2%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       266      $3,297,738,705      100.0%        5.6650%     1.31x        75.6%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED:        1949
WTD. AVG. YEAR BUILT/RENOVATED:     2001

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR
     RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF               REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------
        43% -  80%               21       $  163,638,596        5.0%        5.6909%     1.44x        71.5%
        81% -  85%               16          164,752,787        5.0%        5.5027%     1.37         76.8%
        86% -  90%               21          223,298,526        6.8%        5.5263%     1.33         78.5%
        91% -  93%               40          434,135,986       13.2%        5.6228%     1.34         77.2%
        94% -  95%               34          480,528,598       14.6%        5.7078%     1.28         77.7%
        96% -  97%               27          583,452,453       17.7%        5.6453%     1.25         76.1%
        98% - 100%              107        1,247,931,759       37.8%        5.7152%     1.30         73.8%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         266       $3,297,738,705      100.0%        5.6650%     1.31x        75.6%
                             =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      43%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    94%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY
     CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL
     PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       21

                  PREPAYMENT PROVISIONS AS OF CUT-OFF DATE (1)

                                                                      WEIGHTED       WEIGHTED           WEIGHTED        WEIGHTED
                                                                       AVERAGE        AVERAGE      AVERAGE REMAINING    AVERAGE
        RANGE OF          NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM    REMAINING
   REMAINING TERMS TO    UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM   MATURITY
    STATED MATURITY       MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD         PERIOD         (MONTHS)
     (MONTHS) (1,2)        LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)       (1,2)
--------------------------------------------------------------------------------------------------------------------------------
        53 -  70              11     $  337,997,489       10.2%           35             46                46              55
        71 - 110               3         82,933,452        2.5%           18             75                75              81
       111 - 115               6        592,092,841       18.0%          108            108               108             114
       116 - 117              87        813,848,023       24.7%          109            112               112             116
       118 - 119              91      1,347,190,068       40.9%          100            113               113             118
       120 - 290               9        123,676,833        3.8%          110            168               168             171
                         -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207     $3,297,738,705      100.0%           95            106               106             112
                         =======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                      WEIGHTED       WEIGHTED           WEIGHTED        WEIGHTED
                                                                       AVERAGE        AVERAGE      AVERAGE REMAINING    AVERAGE
                          NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM    REMAINING
                         UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM   MATURITY
                          MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD        PERIOD          (MONTHS)
PREPAYMENT OPTION           LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)        (1,2)
--------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance        174      $2,863,664,453       86.8%         107             107               107             112
Lockout / Yield
   Maintenance (3)           18         314,723,904        9.5%         (22)            (93)              (93)           (103)
Yield Maintenance (4)        15         119,350,348        3.6%          (0)           (108)             (108)           (118)
                         -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     207      $3,297,738,705      100.0%          95             106               106             112
                         =======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3)  INCLUDES THE SHOPPES AT ST. CLAIR SQUARE LOAN; HOWEVER, THE BORROWER ALSO
     HAS THE OPTION TO DEFEASE THE LOAN.

(4)  INCLUDES THE 8320, 8400 WARD PARKWAY AND ONE PETTICOAT LANE, AND 8330 WARD
     PARKWAY AND BUILDING B LOANS; HOWEVER, THE BORROWERS ALSO HAVE THE OPTION
     TO DEFEASE THE LOANS.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       22

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                         WEIGHTED
                         OPEN PERIOD                  PERCENTAGE OF  WEIGHTED  WEIGHTED   AVERAGE               WEIGHTED
                          NUMBER OF    CUT-OFF DATE      INITIAL      AVERAGE   AVERAGE  MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF           MORTGAGE      PRINCIPAL    MORTGAGE POOL    OPEN      LOAN    INTEREST   AVERAGE   CUT-OFF DATE
      OPEN PERIODS          LOANS       BALANCE (1)      BALANCE      PERIOD     TERM      RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
      1 -  3                 102      $  875,913,968       26.6%         3        126     5.7445%    1.29x       74.1%
      4 -  6                  93       1,358,274,738       41.2%         4        111     5.7125%    1.30        75.9%
      6 -  8                   8         935,850,000       28.4%         7        117     5.5038%    1.34        76.1%
      9 - 61                   4         127,700,000        3.9%        23         66     5.7953%    1.23        78.9%
                         -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207      $3,297,738,705      100.0%         5        115     5.6650%    1.31x       75.6%
                         =================================================================================================

MAXIMUM OPEN PERIOD:     61
MINIMUM OPEN PERIOD:      1
WTD. AVG. OPEN PERIOD:    5

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                   WEIGHTED
                                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                 CUT-OFF DATE         INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   PRINCIPAL       MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
CONCENTRATION       BALANCE           BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------
    Top 1       $  475,000,000          14.4%       5.3650%     1.37x        79.2%
    Top 3          920,600,000(2)       27.9%       5.4491%    (1.33)        76.2%
    Top 5        1,163,040,000          35.3%       5.4918%    (1.32)        76.7%
    Top 7        1,326,040,000          40.2%       5.5210%    (1.32)        76.3%
    Top 10       1,477,360,000          44.8%       5.5427%    (1.31)        76.4%
                ----------------------------------------------------------------------
 ENTIRE POOL    $3,297,738,705         100.0%       5.6650%     1.31x        75.6%
                ======================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  THE TOP 3 LOANS INCLUDE THE CROSS-COLLATERALIZED AND CROSS-DEFAULTED
     MORTGAGE LOANS FOR THREE WESTLAKE PARK AND FOUR WESTLAKE PARK, WHICH HAVE
     BEEN TREATED AS ONE LOAN.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       23

                 GROUP NO. 1 MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
New York                           5      $  405,453,918       23.0%        5.5438%     1.26x        75.2%
Illinois                           9         213,354,084       12.1%        5.6406%     1.25         78.9%
Texas                             11         200,647,945       11.4%        5.6741%     1.41         67.5%
California                        12         173,776,240        9.8%        5.7258%     1.43         66.2%
   Southern California (2)         8         141,180,391        8.0%        5.6865%     1.44         66.0%
   Northern California (2)         4          32,595,848        1.8%        5.8961%     1.41         67.1%
Colorado                           2         118,113,729        6.7%        5.7555%     1.24         78.5%
Florida                           11          83,248,929        4.7%        5.9516%     1.30         74.8%
Missouri                           6          73,100,000        4.1%        5.7500%     1.23         76.6%
North Carolina                     5          64,825,005        3.7%        6.0748%     1.17         72.3%
Maryland                           9          55,178,444        3.1%        5.6787%     1.53         72.9%
Connecticut                        1          52,800,000        3.0%        5.3400%     1.25         75.4%
Ohio                               4          50,820,112        2.9%        5.9160%     1.43         72.6%
Georgia                            7          42,832,472        2.4%        5.7955%     1.31         73.7%
Nebraska                           1          42,000,000        2.4%        5.7100%     1.46         76.2%
Virginia                          12          28,789,998        1.6%        5.8628%     1.61         72.7%
Washington                         3          27,892,400        1.6%        5.6917%     1.24         72.2%
Tennessee                          2          17,155,201        1.0%        5.6547%     1.20         75.0%
Minnesota                          2          15,375,000        0.9%        5.8339%     1.23         74.5%
Oregon                             3          13,176,583        0.7%        5.7531%     1.25         64.7%
Pennsylvania                       3          11,578,777        0.7%        5.7979%     1.54         63.9%
Wisconsin                          2          11,168,106        0.6%        5.7396%     1.35         77.6%
New Jersey                         1          10,750,000        0.6%        5.8800%     1.19         79.0%
Utah                               1           9,335,243        0.5%        5.7500%     1.24         78.4%
Michigan                           2           6,943,958        0.4%        5.9426%     1.37         74.0%
Indiana                            3           5,847,547        0.3%        6.0755%     1.23         74.6%
Idaho                              1           5,500,000        0.3%        5.7700%     1.21         76.4%
Louisiana                          2           4,997,049        0.3%        5.8057%     1.26         75.9%
Alabama                            2           3,837,563        0.2%        5.9909%     1.42         73.9%
Iowa                               1           3,400,000        0.2%        5.8600%     1.20         68.0%
Arkansas                           2           3,114,115        0.2%        5.8600%     1.33         71.4%
Kentucky                           1           3,038,239        0.2%        6.6000%     1.21         56.4%
Nevada                             1           3,000,000        0.2%        6.0800%     1.47         60.1%
Arizona                            1           1,650,500        0.1%        6.1800%     1.21         70.1%
Kansas                             1           1,495,459        0.1%        6.2700%     1.21         64.5%
New Mexico                         1           1,422,452        0.1%        6.1000%     1.75         56.9%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          130      $1,765,619,068      100.0%        5.6986%     1.31x        73.6%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
     CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF
     MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

           GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                             NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                             MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY                       REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE                    PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
OFFICE
                Central Business District        9       $  764,318,000       43.3%        5.5700%     1.28x        75.1%
                Suburban                        30          269,088,983       15.2%        5.8398%     1.25         75.8%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         39       $1,033,406,983       58.5%        5.6403%     1.27x        75.3%
                                            =================================================================================
RETAIL
                Anchored                        20       $  358,403,068       20.3%        5.7454%     1.30x        73.9%
                Unanchored                      30          116,433,330        6.6%        5.9079%     1.25         72.7%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         50       $  474,836,397       26.9%        5.7853%     1.28x        73.6%
                                            =================================================================================
HOTEL
                Limited Service                 10       $   63,684,907        3.6%        5.8370%     1.67         62.8%
                Full Service                     1           38,500,000        2.2%        5.6730%     1.51x        70.8%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         11       $  102,184,907        5.8%        5.7752%     1.61x        65.8%
                                            =================================================================================
MULTIFAMILY
                Conventional                     1       $    6,100,000        0.3%        5.8600%     1.25x        60.2%
                Manufactured Housing             1            1,422,452        0.1%        6.1000%     1.75         56.9%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          2       $    7,522,452        0.4%        5.9054%     1.34x        59.6%
                                            =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

             GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE             PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Office                         39      $1,033,406,983       58.5%        5.6403%     1.27         75.3%
Retail                         50         474,836,397       26.9%        5.7853%     1.28         73.6%
Hotel                          11         102,184,907        5.8%        5.7752%     1.61         65.8%
Industrial                     12          91,340,225        5.2%        5.7891%     1.43         66.4%
Mixed Use                       5          31,066,500        1.8%        5.8024%     1.27         76.5%
Self Storage                   11          25,261,603        1.4%        5.6288%     2.11         60.8%
Multifamily                     2           7,522,452        0.4%        5.9054%     1.34x        59.6%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       130      $1,765,619,068      100.0%        5.6986%     1.31x        73.6%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                    GROUP NO. 1 UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                    NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                             LOANS       BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              24     $1,067,365,000       60.5%      5.6276%    1.31x       74.1%           100
Balloon Loans with Partial IO Term       41        374,790,000       21.2%      5.7795%    1.28        74.7%            35
Balloon Loans without IO Term            43        180,535,697       10.2%      5.8063%    1.43        68.9%           N/A
Interest Only ARD Loan                    2         49,600,000        2.8%      5.7131%    1.45        76.7%           119
ARD Loans without IO Term                 3         43,906,640        2.5%      5.6708%    1.25        73.6%           N/A
Fully Amortizing Loans                    4         40,164,731        2.3%      6.3550%    1.10        68.8%           N/A
ARD Loans with Partial IO Term            4          9,257,000        0.5%      5.7088%    1.38        65.3%            59
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 121     $1,765,619,068      100.0%      5.6986%    1.31x       73.6%           N/A
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        24

                     GROUP NO. 1 ORIGINAL AMORTIZATION TERMS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
      RANGE OF            UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION     MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
     Interest Only            26       $1,116,965,000       63.3%        5.6314%     1.32x        74.2%
       180 - 300              13          101,547,214        5.8%        6.0157%     1.42         64.4%
       301 - 360              82          547,106,854       31.0%        5.7769%     1.29         74.0%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      121       $1,765,619,068      100.0%        5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   350

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3)  DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
     ARD/MATURITY DATE.

                  GROUP NO. 1 ORIGINAL TERMS TO STATED MATURITY

                                                                        WEIGHTED
       RANGE OF           NUMBER OF                     PERCENTAGE OF   AVERAGE                  WEIGHTED
   ORIGINAL TERMS         UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  TO STATED MATURITY       MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST   AVERAGE     CUT-OFF DATE
     (MONTHS) (1)           LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
      58 -  84                  9      $  326,630,941       18.5%        5.7689%     1.34x        72.8%
      85 - 120                 92       1,260,626,846       71.4%        5.6428%     1.32         74.0%
     121 - 300                 20         178,361,281       10.1%        5.9640%     1.27         72.0%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       121      $1,765,619,068      100.0%        5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      58
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   113

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                  GROUP NO. 1 REMAINING AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                         NUMBER OF                      PERCENTAGE OF   AVERAGE                 WEIGHTED
       RANGE OF          UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION    MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
 TERMS (MONTHS) (1, 2)     LOANS        BALANCE (2)        BALANCE       RATES     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
     Interest Only            26      $1,116,965,000       63.3%         5.6314%     1.32x        74.2%
       178 - 240               3           7,231,619        0.4%         6.3320%     1.22         59.5%
       241 - 300              10          94,315,595        5.3%         5.9914%     1.43         64.8%
       301 - 358              30          92,289,720        5.2%         5.8420%     1.38         69.2%
       359 - 360              52         454,817,134       25.8%         5.7637%     1.27         75.0%
                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      121      $1,765,619,068      100.0%         5.6986%     1.31x        73.6%
                         ===================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):      360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):      178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):    349

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3)  DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
     ARD/MATURITY DATE.

              GROUP NO. 1 REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                        WEIGHTED
       RANGE OF           NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
    REMAINING TERMS       UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  TO STATED MATURITY       MORTGAGE      PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
     (MONTHS) (1, 2)        LOANS       BALANCE (2)        BALANCE       RATES     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
        53 -  60              7        $  313,697,489      17.8%         5.7538%     1.34x        72.7%
        61 -  84              2            12,933,452       0.7%         6.1356%     1.26         76.4%
        85 - 115              3             7,292,841       0.4%         5.9545%     1.26         75.3%
       116 - 118             71         1,021,557,275      57.9%         5.6556%     1.31         74.4%
       119 - 290             38           410,138,011      23.2%         5.7452%     1.31         72.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     121        $1,765,619,068     100.0%         5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     290
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   110

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       25

                 GROUP NO. 1 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                             UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
   PRINCIPAL BALANCES (1)       LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
   $765,000 -    1,000,000         2      $    1,759,841        0.1%        5.7696%     1.28x        67.0%
  1,000,001 -    1,500,000        13          17,405,080        1.0%        5.9246%     1.48         68.3%
  1,500,001 -    2,000,000        10          17,491,276        1.0%        5.9593%     1.29         65.8%
  2,000,001 -    3,000,000        11          27,965,582        1.6%        5.8948%     1.49         68.1%
  3,000,001 -    4,000,000        17          58,352,501        3.3%        5.8551%     1.51         65.9%
  4,000,001 -    5,000,000         5          22,573,825        1.3%        5.7662%     1.76         65.9%
  5,000,001 -    6,000,000         9          49,312,952        2.8%        5.8822%     1.39         70.2%
  6,000,001 -    8,000,000        14          95,388,133        5.4%        5.7449%     1.30         71.0%
  8,000,001 -   10,000,000         7          65,238,207        3.7%        5.7410%     1.32         74.9%
 10,000,001 -   12,500,000         7          77,216,201        4.4%        5.8610%     1.28         74.5%
 12,500,001 -   15,000,000         4          55,841,793        3.2%        5.8553%     1.51         63.6%
 15,000,001 -   20,000,000         1          17,250,000        1.0%        5.7800%     1.19         75.8%
 20,000,001 -   40,000,000        10         296,383,677       16.8%        5.7693%     1.31         73.8%
 40,000,001 -   80,000,000         7         338,600,000       19.2%        5.6576%     1.29         74.8%
 80,000,001 -  180,000,000         3         324,840,000       18.4%        5.6706%     1.28         76.2%
180,000,001 - $300,000,000         1         300,000,000       17.0%        5.4930%     1.26         75.0%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          121      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                             =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $300,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $765,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):    $14,591,893

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

              GROUP NO. 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF            MORTGAGE      PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
        U/W DSCRS            LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
      1.07x - 1.19              5      $   85,272,262        4.8%        5.9913%     1.12x        77.4%
      1.20  - 1.23             36         473,621,907       26.8%        5.7646%     1.21         76.6%
      1.24  - 1.27             16         591,674,022       33.5%        5.5690%     1.26         76.0%
      1.28  - 1.34             20         152,208,565        8.6%        5.7242%     1.31         74.9%
      1.35  - 1.40              9         176,341,250       10.0%        5.6729%     1.37         69.1%
      1.41  - 1.50             10          76,829,469        4.4%        5.7852%     1.47         71.8%
      1.51  - 1.74             13         162,004,703        9.2%        5.7846%     1.57         62.9%
      1.75  - 2.00              6          31,766,890        1.8%        5.8121%     1.86         59.2%
      2.01  - 2.76x             6          15,900,000        0.9%        5.5026%     2.47         56.8%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       121      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM U/W DSCR:     2.76x
MINIMUM U/W DSCR:     1.07x
WTD.AVG.U/W DSCR:     1.31x

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       GROUP NO. 1 MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF            MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
      5.3400% - 5.4900%         3      $   92,100,000         5.2%       5.3934%     1.39x        67.8%
      5.4901% - 5.6401%        23         722,905,954        40.9%       5.5416%     1.29         74.8%
      5.6402% - 5.7902%        32         541,562,278        30.7%       5.7261%     1.33         73.8%
      5.7903% - 5.9403%        33         184,578,425        10.5%       5.8801%     1.28         72.6%
      5.9404% - 6.0904%        16         142,784,876         8.1%       6.0085%     1.41         73.5%
      6.0905% - 6.2405%         6          30,179,441         1.7%       6.1596%     1.40         68.2%
      6.2406% - 6.3906%         5          40,926,937         2.3%       6.3486%     1.10         71.3%
      6.3907% - 6.6000%         3          10,581,157         0.6%       6.4953%     1.30         69.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       121      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.6000%
MINIMUM MORTGAGE INTEREST RATE:     5.3400%
WTD.AVG.MORTGAGE INTEREST RATE:     5.6986%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                GROUP NO. 1 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE     MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
     35.3% - 60.0%              21      $  123,787,731        7.0%        5.7058%     1.69x        54.6%
     60.1% - 65.0%              10          30,128,425        1.7%        5.8232%     1.55         61.5%
     65.1% - 70.0%              17         254,504,046       14.4%        5.7539%     1.39         68.5%
     70.1% - 73.0%              12         110,724,963        6.3%        5.9614%     1.35         71.3%
     73.1% - 75.0%              13         418,725,379       23.7%        5.5447%     1.26         74.8%
     75.1% - 79.0%              38         681,760,052       38.6%        5.7193%     1.26         77.5%
     79.1% - 80.0%               9         123,512,323        7.0%        5.7239%     1.23         79.5%
     80.1% - 88.8%               1          22,476,150        1.3%        5.6700%     1.11         88.8%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        121      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     88.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):     35.3%
WTD.AVG.CUT-OFF DATE LTV RATIO (1):     73.6%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       26

     GROUP NO. 1 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Fee                           126      $1,721,703,068        97.5%       5.6938%     1.32x        73.4%
Fee/Leasehold                   2          26,155,000         1.5%       5.8243%     1.25         79.7%
Leasehold                       2          17,761,000         1.0%       5.9816%     1.24         77.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       130      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                     GROUP NO. 1 YEARS BUILT/YEARS RENOVATED

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF YEARS          REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)        BALANCE       RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
      1969 - 1985               7      $   37,731,859         2.1%       5.7666%     1.35x        71.1%
      1986 - 1995              15         384,134,050        21.8%       5.5498%     1.28         75.4%
      1996 - 2000              28         354,071,191        20.1%       5.7541%     1.33         72.9%
      2001 - 2003              19         272,038,031        15.4%       5.6898%     1.31         75.6%
      2004 - 2007              61         717,643,938        40.6%       5.7506%     1.33         72.3%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       130      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED:        1969
WTD. AVG. YEAR BUILT/RENOVATED:     1999

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR
     RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                   GROUP NO. 1 OCCUPANCY RATES AT UNDERWRITING

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF OCCUPANCY        REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
    RATES AT U/W (1)      PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
       43% - 80%               16      $  102,317,310         5.8%       5.8079%     1.51x        66.7%
       81% - 85%                7          27,047,192         1.5%       5.8058%     1.58         72.0%
       86% - 90%                6          40,810,000         2.3%       5.7020%     1.39         74.3%
       91% - 93%               11          80,465,335         4.6%       5.7548%     1.45         71.3%
       94% - 95%                7         161,394,112         9.1%       6.0074%     1.26         75.2%
       96% - 97%                8         354,320,000        20.1%       5.5299%     1.26         75.1%
       98% - 100%              75         999,265,119        56.6%       5.6898%     1.30         73.7%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       130      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      43%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    96%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY
     CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL
     PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       27

                 GROUP NO. 2 MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Texas                             59      $  633,428,963        41.3%       5.5293%     1.30x        79.2%
North Carolina                    18         195,215,000        12.7%       5.7346%     1.22         79.7%
Florida                            5         132,416,651         8.6%       5.4035%     1.35         79.4%
Arizona                            7         102,987,291         6.7%       5.3843%     1.37         78.8%
New York                           8          70,000,000         4.6%       6.2396%     1.36         63.8%
Georgia                            2          64,987,489         4.2%       5.4199%     1.34         79.3%
Ohio                               8          51,089,634         3.3%       5.9056%     1.32         77.2%
South Carolina                     2          50,600,000         3.3%       5.9414%     1.20         80.0%
Virginia                           1          50,520,000         3.3%       5.8700%     1.21         80.0%
Louisiana                          5          41,850,000         2.7%       5.7030%     1.48         78.1%
California                         4          37,038,752         2.4%       5.9114%     1.20         66.7%
   Southern California (2)         2          19,750,000         1.3%       5.7058%     1.20         66.9%
   Northern California (2)         2          17,288,752         1.1%       6.1463%     1.20         66.5%
Tennessee                          4          30,134,606         2.0%       5.6268%     1.34         76.8%
Minnesota                          2          17,600,000         1.1%       5.5866%     1.20         79.3%
Illinois                           1          13,000,000         0.8%       5.8600%     1.24         74.7%
Alabama                            2           9,098,173         0.6%       5.6023%     1.35         78.2%
District of Columbia               1           5,400,000         0.4%       5.6900%     1.26         55.7%
Idaho                              1           4,900,000         0.3%       5.7100%     1.25         72.1%
Missouri                           1           4,832,745         0.3%       5.8000%     1.20         79.2%
Massachusetts                      1           4,750,000         0.3%       5.5700%     1.16         60.1%
Wisconsin                          1           4,017,330         0.3%       6.0500%     1.25         68.1%
Indiana                            1           2,835,702         0.2%       5.8300%     1.38         78.8%
Oregon                             1           2,717,303         0.2%       6.0200%     1.22         54.5%
North Dakota                       1           2,700,000         0.2%       6.3600%     1.26         80.0%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
     CODES LESS THAN OR EQUAL TO 93600.
     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
     CODES GREATER THAN 93600.

           GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                               WEIGHTED
                                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                          PROPERTY                  REAL         PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE             SUB-TYPE               PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Multifamily
                          Conventional               134      $1,528,198,685         99.7%      5.6248%     1.30x        77.9%
                          Manufactured Housing         2           3,920,953          0.3%      6.1732%     1.27         79.8%
                                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              136      $1,532,119,637        100.0%      5.6262%     1.30x        77.9%
                                                 =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

             GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE             PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Multifamily                   136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

               GROUP NO. 2 UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                             LOANS       BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans             39      $1,253,190,000       81.8%      5.5852%    1.31x        78.4%           114
Balloon Loans with Partial IO Term      39         256,050,000       16.7%      5.8029%    1.26         75.6%            37
Balloon Loans without IO Term            8          22,879,637        1.5%      5.8953%    1.25         72.0%           N/A
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 86      $1,532,119,637      100.0%      5.6262%    1.30x        77.9%           N/A
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       28

                     GROUP NO. 2 ORIGINAL AMORTIZATION TERMS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION     MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
     Interest Only            39       $1,253,190,000       81.8%        5.5852%     1.31x        78.4%
          360                 47          278,929,637       18.2%        5.8105%     1.26         75.3%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       86       $1,532,119,637      100.0%        5.6262%     1.30x        77.9%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360
WTD.AVG.ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3)  DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
     ARD/MATURITY DATE.

                GROUP NO. 2 ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
            RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         ORIGINAL TERMS            MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
           59  -  84                   5       $   94,300,000         6.2%       6.1872%     1.34x        66.0%
           85  - 120                  68        1,328,961,465        86.7%       5.5910%     1.29         78.7%
           121 - 122                  13          108,858,173         7.1%       5.5704%     1.35         78.5%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                                  =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    59
WTD.AVG.ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   117

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                  GROUP NO. 2 REMAINING AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 REMAINING AMORTIZATION    MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1, 2)       LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
     Interest Only            39       $1,253,190,000       81.8%        5.5852%     1.31x        78.4%
       356 - 360              47          278,929,637       18.2%        5.8105%     1.26         75.3%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       86       $1,532,119,637      100.0%        5.6262%     1.30x        77.9%
                          =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   356
WTD.AVG.REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   360

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3)  DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
     ARD/MATURITY DATE.

              GROUP NO. 2 REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
            RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        REMAINING TERMS               MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
            56  -  60                     4       $   24,300,000         1.6%       6.0361%     1.28x         72.2%
            61  -  84                     1           70,000,000         4.6%       6.2396%     1.36          63.8%
            85  - 115                     3          584,800,000        38.2%       5.3758%     1.37          79.3%
            116 - 118                    73          812,804,162        53.1%       5.7233%     1.25          78.6%
            119 - 120                     5           40,215,475         2.6%       5.9916%     1.24          69.4%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  86       $1,532,119,637       100.0%       5.6262%     1.30x         77.9%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   120
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    56
WTD.AVG.REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   113

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       29

                       GROUP NO. 2 MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST   AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES     LOANS        BALANCE (1)        BALANCE       RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
   5.3450% - 5.4700%           4       $  615,920,000       40.2%        5.3699%     1.36x        79.4%
   5.4701% - 5.5951%           9           92,990,000        6.1%        5.5148%     1.27         77.5%
   5.5952% - 5.7202%          31          398,588,752       26.0%        5.6648%     1.26         78.2%
   5.7203% - 5.8453%           7           60,809,399        4.0%        5.7745%     1.24         79.6%
   5.8454% - 5.9704%          13          213,080,000       13.9%        5.9054%     1.23         79.1%
   5.9705% - 6.0955%          12           37,083,314        2.4%        6.0367%     1.27         73.9%
   6.0956% - 6.2206%           5           19,598,173        1.3%        6.1142%     1.21         78.6%
   6.2207% - 6.3700%           5           94,050,000        6.1%        6.2598%     1.33         64.9%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       86       $1,532,119,637      100.0%        5.6262%     1.30x        77.9%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:   6.3700%
MINIMUM MORTGAGE INTEREST RATE:   5.3450%
WTD.AVG.MORTGAGE INTEREST RATE:   5.6262%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                 GROUP NO. 2 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                             UNDERLYING   CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE       MORTGAGE     PRINCIPAL        LOAN GROUP 2   INTEREST   AVERAGE    CUT-OFF DATE
  PRINCIPAL BALANCES (1)       LOANS      BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
$   275,000 -    1,000,000        3       $    1,495,000        0.1%        5.9945%     1.34x        74.9%
  1,000,001 -    1,500,000        2            2,520,953        0.2%        5.6620%     2.10         54.0%
  1,500,001 -    2,000,000        4            6,916,854        0.5%        6.1471%     1.33         67.4%
  2,000,001 -    3,000,000        5           13,253,004        0.9%        6.0403%     1.29         71.4%
  3,000,001 -    4,000,000        8           27,808,752        1.8%        5.8428%     1.35         73.3%
  4,000,001 -    5,000,000        7           32,300,075        2.1%        5.9145%     1.21         73.9%
  5,000,001 -    6,000,000        5           27,845,000        1.8%        5.8821%     1.27         72.7%
  6,000,001 -    8,000,000       10           70,560,000        4.6%        5.6784%     1.32         78.7%
  8,000,001 -   10,000,000        4           37,590,000        2.5%        5.7141%     1.25         79.5%
 10,000,001 -   12,500,000       10          115,400,000        7.5%        5.6858%     1.26         79.5%
 12,500,001 -   15,000,000        5           67,580,000        4.4%        5.8613%     1.22         75.8%
 15,000,001 -   20,000,000        9          154,730,000       10.1%        5.6958%     1.25         77.5%
 20,000,001 -   40,000,000        8          201,520,000       13.2%        5.6987%     1.22         79.8%
 40,000,001 -   80,000,000        4          204,600,000       13.4%        5.9338%     1.26         74.5%
 80,000,001 -  180,000,000        1           93,000,000        6.1%        5.3450%     1.37         79.9%
180,000,001 - $475,000,000        1          475,000,000       31.0%        5.3650%     1.37         79.2%
                             -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          86       $1,532,119,637      100.0%        5.6262%    1.30x         77.9%
                             ===============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):   $475,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):   $    275,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):   $ 17,815,345

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

              GROUP NO. 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF          MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST   AVERAGE    CUT-OFF DATE
        U/W DSCRS            LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
      1.16x - 1.19            3        $   36,400,000         2.4%       5.6493%     1.19x        67.2%
      1.20  - 1.23           33           523,408,799        34.2%       5.7637%     1.21         79.1%
      1.24  - 1.27           17           162,065,503        10.6%       5.7039%     1.25         77.5%
      1.28  - 1.35           20           111,639,634         7.3%       5.8127%     1.30         78.5%
      1.36  - 1.40            6           655,755,702        42.8%       5.4619%     1.37         77.7%
      1.41  - 1.42            1             1,850,000         0.1%       6.3700%     1.42         56.9%
      1.43  - 1.48            2            14,250,000         0.9%       5.6046%     1.44         77.0%
      1.49  - 1.54            1            15,480,000         1.0%       5.6500%     1.52         80.0%
      1.55  - 2.86x           3            11,270,000         0.7%       5.6408%     1.83         67.6%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      86        $1,532,119,637      100.0%        5.6262%     1.30x        77.9%
                           =================================================================================

MAXIMUM U/W DSCR:    2.86x
MINIMUM U/W DSCR:    1.16x
WTD. AVG.U/W DSCR:   1.30x

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                GROUP NO. 2 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     LOAN GROUP 2    INTEREST   AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
      30.2% - 40.0%             1       $    1,300,000        0.1%        5.5700%     2.86x        30.2%
      40.1% - 60.0%             3            9,967,303        0.7%        5.9062%     1.28         55.6%
      60.1% - 65.0%             4           91,850,000        6.0%        6.1875%     1.32         63.7%
      65.1% - 70.0%             6           42,986,011        2.8%        5.7445%     1.23         67.9%
      70.1% - 73.0%             4           16,768,173        1.1%        5.7275%     1.52         72.4%
      73.1% - 75.0%            10           37,428,752        2.4%        5.9759%     1.27         74.5%
      75.1% - 79.0%             9           70,915,702        4.6%        5.6669%     1.24         78.0%
      79.1% - 80.0%            49        1,260,903,697        82.3%       5.5651%     1.30         79.6%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO(1):    80.0%
MINIMUM CUT-OFF DATE LTV RATIO(1):    30.2%
WTD. AVG.CUT-OFF DATE LTV RATIO(1):   77.9%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       30

     GROUP NO. 2 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED       AVERAGE
                             REAL         PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Fee                           136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                     GROUP NO. 2 YEARS BUILT/YEARS RENOVATED

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF YEARS          REAL         PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
      1949 - 1985               8      $   52,783,396         3.4%       6.0510%     1.30x        71.0%
      1986 - 1995               9          57,067,121         3.7%       6.0952%     1.36         67.6%
      1996 - 2000              17         184,151,137        12.0%       5.7630%     1.26         78.3%
      2001 - 2003              16         138,568,173         9.0%       5.6775%     1.30         77.9%
      2004 - 2007              86       1,099,549,810        71.8%       5.5521%     1.30         78.7%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED:        1949
WTD. AVG. YEAR BUILT/RENOVATED:     2003

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR
     RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                   GROUP NO. 2 OCCUPANCY RATES AT UNDERWRITING

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   OCCUPANCY RATES AT        REAL         PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
        U/W (1)           PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
       67% - 80%                5      $   61,321,286         4.0%       5.4956%     1.32x        79.5%
       81% - 85%                9         137,705,595         9.0%       5.4432%     1.33         77.7%
       86% - 90%               15         182,488,526        11.9%       5.4871%     1.32         79.4%
       91% - 93%               29         353,670,651        23.1%       5.5927%     1.31         78.5%
       94% - 95%               27         319,134,486        20.8%       5.5563%     1.29         79.0%
       96% - 97%               19         229,132,453        15.0%       5.8239%     1.24         77.8%
       98% - 100%              32         248,666,640        16.2%       5.8172%     1.31         74.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      67%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    92%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2)  FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY
     CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL
     PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       31

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       32

                           SIGNIFICANT MORTGAGE LOANS

                                                          PERCENTAGE
                                            CUT-OFF       OF INITIAL                                                  CUT-OFF
                                             DATE          MORTGAGE                            MORTGAGE                DATE
                             PROPERTY      PRINCIPAL         POOL                  LOAN PER    INTEREST     U/W         LTV
 #  LOAN NAME                  TYPE       BALANCE (1)       BALANCE    SF/UNITS  SF/UNITS (1)    RATE      DSCR      RATIO (1)
 1  Alliance SAFD - PJ       Multifamily  $  475,000,000     14.4%        9,504   $ 49,979     5.3650%     1.37x      79.2%
 2  599 Lexington Avenue       Office     $  300,000,000      9.1%    1,019,461   $    294(2)  5.4390%     1.26x(2)   75.0%(2)
 3  Three Westlake Park and
    Four Westlake Park         Office     $  145,600,000      4.4%      975,857   $    149     5.6332%(3)  1.37x      68.7%
 4  Two North LaSalle          Office     $  127,440,000      3.9%      691,410   $    184     5.5575%     1.26x      78.7%
 5  Park Central               Office     $  115,000,000      3.5%      553,944   $    208     5.7605%     1.23x      78.8%
 6  Alliance SAFD - HC4      Multifamily  $   93,000,000      2.8%        1,938   $ 47,988     5.3450%     1.37x      79.9%
 7  Broadway Portfolio       Multifamily  $   70,000,000      2.1%          455   $153,846     6.2396%     1.36x      63.8%
 8  Greenwich Financial
    Center                     Office     $   52,800,000      1.6%       81,270   $    650     5.3400%     1.25x      75.4%
 9  Latitudes Apartments     Multifamily  $   50,520,000      1.5%          448   $112,768     5.8700%     1.21x      80.0%
10  Metro Square 95 Office     Office     $   48,000,000      1.5%      472,322   $    102     6.0200%     1.24x      78.8%
    --------------------------------------------------------------------------------------------------------------------------
    TOTAL / WTD. AVG.                     $1,477,360,000     44.8%                             5.5427%     1.31x      76.4%
    ==========================================================================================================================

(1)  Based on a May 2007 Cut-Off Date.

(2)  The 599 Lexington Avenue Mortgage Loan is a $300,000,000 pari passu portion of a $750,000,000 mortgage loan. Loan per SF/Units, U/W DSCR and Cut-off
     Date LTV are based on the $750,000,000 financing.

(3)  Blended rate based on 5.52% ($63,200,000) and 5.72% ($82,400,000) interest rate for Three Westlake Park and Four Westlake Park, respectively.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       33

                               ALLIANCE SAFD - PJ

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       34

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $475,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $475,000,000
FIRST PAYMENT DATE:           December 11, 2006
MORTGAGE INTEREST RATE:       5.3650% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                November 11, 2016
MATURITY/ARD BALANCE:         $475,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is six (6)
                              months prior to the Maturity Date.
LOAN PER UNIT:                $49,979(1)
UP-FRONT RESERVES:            Engineering Reserve:         $1,708,314(3)
                              Renovation Reserve:          $4,016,686(4)
                              Operating Expense
                              and Liquidity Reserve:       $4,881,288(5)
ONGOING RESERVES:             Tax and Insurance Reserve:          Yes(6)
                              Replacement Reserve:          Springing(7)
                              Cash Collateral Reserve:            Yes(8)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(9)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     Various(10)
YEAR BUILT/RENOVATED:         Various (11)
UNITS:                        9,504
OCCUPANCY AT U/W(12):       89%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Alliance Residential Management, L.L.C.

                              12/31/2004   12/31/2005   2/28/2007       U/W
                              ----------   -----------  -----------  -----------
NET OPERATING INCOME:         $31,482,982  $31,130,460  $32,832,315  $36,469,288
NET CASH FLOW:                                                       $35,518,888
DSCR                                                                    1.37x
APPRAISED VALUE:              $600,000,000
APPRAISAL DATE:               Various
CUT-OFF DATE LTV RATIO(1):    79.2%
MATURITY/ARD LTV RATIO:       79.2%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Alliance SAFD - PJ Loan is an interest only loan for its entire term.

(3)  The engineering reserve was established at closing to fund immediate repairs.

(4)  The renovation reserve was established at closing to fund capital improvements at the properties.

(5)  The operating expense and liquidity reserve was established at closing to fund any debt service shortfalls.

(6)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7)  Beginning on May 11, 2008 and continuing thereafter until the maturity date, the borrower is required to deposit a monthly amount of 1/12 of the product of $250 and the number of units at the properties into a replacement reserve to fund ongoing repairs and replacements.

(8)  Each month, the borrower is required to deposit 50% of any excess cash flow into the cash collateral reserve.

(9)  The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $35,000,000 secured by the ownership interests in the related borrower. Additionally, the principals of the related mezzanine borrower have incurred a second mezzanine loan in the original principal amount of $20,790,000 which second mezzanine loan is secured by the ownership interests in the related mezzanine borrower as well as the ownership interests in the mezzanine loan related to the
     Alliance SAFD - HC4 property.

(10) The Alliance SAFD - PJ Loan is secured by 32 multifamily properties located in various states as set forth in the table below.

(11) The Alliance SAFD - PJ Properties were constructed and renovated in various years as set forth in the table below.

(12) Based on the February 2007 rent rolls (other than with respect to the
     Wooded Creek property) and the October 2006 rent roll for the Wooded Creek property.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       35

                               ALLIANCE SAFD - PJ

                              PORTFOLIO INFORMATION

                                                                                         ALLOCATED
                             YEAR                                                     ORIGINAL LOAN     APPRAISED
PROPERTY NAME          BUILT/RENOVATED          LOCATION          UNITS   OCCUPANCY      BALANCE          VALUE
------------------------------------------------------------------------------------------------------------------
Park Pointe North         1988/2006         Atlanta, Georgia        770     85%(2)     $ 52,687,489   $ 68,750,000
Park Place at Turtle
   Run                    1989/2005      Coral Springs, Florida     350     99%(1)     $ 32,205,406   $ 47,200,000
Stillwater                1986/2006         Glendale, Arizona       516     88%(2)     $ 26,233,906   $ 31,300,000
Canyon Creek              1985/2006         Phoenix, Arizona        440     73%(2)     $ 24,599,658   $ 32,350,000
Woodland Meadows          1974/2006         Tamarac, Florida        296     95%(1)     $ 24,518,514   $ 29,350,000
Cranes Landing            1990/2006         Orlando, Florida        252     98%(1)     $ 22,454,050   $ 30,750,000
Waterford                 1976/2006       Corpus Christi, Texas     580     85%(2)     $ 21,166,729   $ 26,450,000
Hunters Glen              1980/2005           Plano, Texas          276     93%(2)     $ 17,005,402   $ 21,450,000
Enclave at Cityview       1986/2006         Fort Worth, Texas       416     94%(1)     $ 16,825,058   $ 20,400,000
Off Broadway              1986/2006           Mesa, Arizona         320     86%(2)     $ 16,551,995   $ 21,250,000
Churchill Crossing        1984/2006          Mesquite, Texas        344     92%(1)     $ 16,436,734   $ 19,350,000
The Equestrian            1986/2006        Scottsdale, Arizona      202     91%(1)     $ 15,418,374   $ 20,300,000
Wallingford               1981/2006          Houston, Texas         462     89%(1)     $ 14,840,691   $ 16,500,000
Fairway on the Park       1980/2006        Haltom City, Texas       402     86%(1)     $ 14,040,963   $ 16,650,000
Bellevue Heights          1985/2006       Nashville, Tennessee      225     90%(1)     $ 13,050,611   $ 16,950,000
Stone Ridge               1984/2006          Mesquite, Texas        383     78%(1)     $ 12,921,628   $ 17,850,000
Eagle's Point             1986/2006         Fort Worth, Texas       240     91%(1)     $ 10,668,988   $ 12,950,000
Surrey Oaks               1985/2006           Irving, Texas         248     89%(1)     $ 10,345,940   $ 12,300,000
Heritage Place            1986/2006          McKinney, Texas        200     94%(1)     $ 10,039,902   $ 12,150,000
Cedar Glen                1986/2006           Dallas, Texas         218     86%(1)     $ 10,031,920   $ 13,550,000
Park Ridge                1983/2006         Phoenix, Arizona        168     92%(1)     $  9,898,478   $ 10,800,000
Windsor Court             1984/2006         Lewisville, Texas       280     92%(1)     $  9,798,796   $ 11,950,000
Wooded Creek              1983/2006           DeSoto, Texas         196     94%(3)     $  9,779,693   $ 11,400,000
Meadowchase               1981/2006          Houston, Texas         282     83%(2)     $  9,666,497   $  9,950,000
Bent Creek                1985/2006          McKinney, Texas        200     91%(1)     $  9,329,011   $ 12,200,000
Shadowbluff               1985/2005       Nashville, Tennessee      220     91%(1)     $  9,233,995   $ 10,050,000
Lofts on Hulen            1985/2006         Fort Worth, Texas       325     90%(1)     $  8,909,612   $ 11,450,000
Woods at Lakeshore        1985/2006         Carrollton, Texas       128     92%(1)     $  6,970,207   $  9,100,000
Summer's Point            1980/2006         Glendale, Arizona       164     85%(2)     $  6,834,880   $  8,400,000
Creekside                 1984/2006         Fort Worth, Texas       164     91%(1)     $  4,992,075   $  5,900,000
The Savoy                 1983/2006         Fort Worth, Texas       152     88%(1)     $  4,892,888   $  6,850,000
The Corners               1983/2006          De Soto, Texas          85     93%(1)     $  2,649,910   $  4,150,000
------------------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                                                 9,504     89%        $475,000,000   $600,000,000
==================================================================================================================

(1)  Occupancy is based on the February 20, 2007 rent roll.

(2)  Occupancy is based on the February 28, 2007 rent roll.

(3)  Occupancy is based on the October 9, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       36

                               ALLIANCE SAFD - PJ

                             ADDITIONAL INFORMATION

THE PROPERTIES

-    The Alliance SAFD - PJ portfolio loan ("PJ") is secured by 32 multifamily properties containing 9,504 units located in Texas (59% of total units),
     Arizona (19% of total units), Florida (9% of total units), Georgia (8% of total units), and Tennessee (5% of total units). The 9,504 total units are comprised of 476 studios, 5,204 one-bedroom units, 3,599 two-bedroom units and 225 three-bedroom units. The portfolio is composed of garden-style apartment complexes constructed between 1974 and 1990. Typical complex amenities include clubhouses, swimming pools, access gates, tennis courts, fitness centers, and laundry facilities.

-    All 32 properties were recently renovated with some properties renovated in
     2005 and the majority of properties renovated in 2006. Recent renovations totaling over $17 million ($1,800/unit) included interior upgrades, exterior repairs and paint, HVAC replacement, roof repairs and replacement, new landscaping, clubhouse upgrades, and new signage. At closing, the borrower funded a CapEx Reserve of $4,016,686 for additional renovations planned over the next 24 months. Planned renovations include interior upgrades, foundation repair, HVAC - condensing units, balcony & stair repairs, landscaping, pool work, replacement of carpets and tile, appliances, and a major rehabilitation of the office/clubhouse space.

THE MARKETS

DALLAS/FORT WORTH, TEXAS

-    Eleven of the PJ properties (Bent Creek, Cedar Glen, Churchill Crossing,
     Heritage Place, Hunters Glen, Stone Ridge, Surrey Oaks, The Corners,
     Windsor Court, Wooded Creek, and Woods at Lakeshore) totaling 2,558 units are located in the Dallas market. Six of the PJ properties (Creekside,
     Eagle's Point, Enclave at Cityview, Fairway on the Park, Lofts on Hulen,
     and The Savoy) totaling 1,699 units are located in the Fort Worth market.
     Dallas is the third largest city in Texas and the ninth largest in the
     United States, and Fort Worth is the fourth largest city in Texas. When the
     Dallas and Fort Worth Metropolitan Statistical Areas are combined, they make up the largest metropolitan area in Texas. The Dallas/Fort Worth area has a young and diverse labor force of more than three million people. The area's largest employers include American Airlines, Lockheed Martin, SBC
     Communications, Verizon Communications, Brinker International, and Texas
     Instruments, Inc. As of July 2006, the Dallas/Fort Worth MSA had an
     unemployment rate of 5.3%, which was in-line with the statewide unemployment rate of 5.2%.

-    Per the REIS 4Q 2006 Dallas market report, Dallas had a population of
     4,022,550 as of year end 2006, a 10.9% increase since 2001. The average household income was $118,413 as of year end 2006. The Dallas multifamily market consisted of 1,735 properties containing 373,676 units, of which
     31,010 units, or 8.3%, were vacant. Over the course of 2006, 3,653 units came online in the market; however, despite the new inventory, the 2006 vacancy rate of 8.3% for the market remained in-line with the 2005 vacancy rate of 8.2%. Monthly asking rents ranged from $487 to $1,292 with an average of $758.

-    Per the REIS 4Q 2006 Fort Worth market report, Fort Worth had a population of 1,994,610 as of year end 2006, an 11.6% increase since 2001. The average household income was $97,371 as of year end 2006. The Fort Worth multifamily market consisted of 692 properties containing 145,101 units, of which 12,727 units, or 8.8%, were vacant. Over the course of 2006, 1,809 units came online in the market; however, despite the new inventory, the
     2006 vacancy rate of 8.8% was slightly lower than the 2005 vacancy rate of
     9.0%. Monthly asking rents ranged from $462 to $1,097 with an average of
     $672.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       37

                               ALLIANCE SAFD - PJ

                       ADDITIONAL INFORMATION (CONTINUED)

PHOENIX, ARIZONA

-    Six of the PJ properties (Canyon Creek, Off Broadway, Park Ridge,
     Stillwater, Summer's Point, and The Equestrian) totaling 1,810 units are located in the Phoenix market. Encompassing an estimated 9,226 square miles of land, metropolitan Phoenix is comprised of twenty-four incorporated cities within the County of Maricopa, of which the largest include Phoenix,
     Mesa, Scottsdale, Tempe, Glendale, and Chandler. The top employers in the
     Phoenix area are Wal Mart, Honeywell International,Banner Health Systems,
     Raytheon, and Intel Corporation. Based on June 2006 data provided by the
     Bureau of Labor Statistics, unemployment rates have gradually declined since 2002 in the Phoenix MSA. The unemployment rate was 3.9% in June 2006, in relation to 4.1% in 2004, and 4.6% in 2003 for the same period. The state of Arizona reported unemployment at 4.4% for June 2006.

-    Per the REIS 4Q 2006 Phoenix market report, Phoenix had a population of
     4,020,900 as of year end 2006, a 17.0% increase since 2001, making it the
     7th largest MSA in the United States. The average household income was
     $96,736 as of year end 2006. The Phoenix multifamily market consisted of
     1,527 properties containing 236,413 units, of which 15,499 units, or 6.6%, were vacant. Over the course of 2006, 2,374 units came online in the market; however, despite the new inventory, the 2006 vacancy rate of 6.6%
     was in-line with the 2005 vacancy rate of 6.4% as the market absorbed the majority of the new units. Monthly asking rents ranged from $504 to $1,156 with an average of $750.

FORT LAUDERDALE, FLORIDA

-    Two of the PJ properties (Park Place at Turtle Run and Woodland Meadows)
     totaling 646 units are located in the Fort Lauderdale market and in Broward
     County. According to the appraiser, the 2006 population of Broward County is 1,820,780. The population has grown an average of 1.67% annually since
     2002. The total stock of housing in Broward County was 782,384 units in
     2004, an increase of nearly 6.0% since 2000. Of this total, 87.8% are occupied. Major employers include North Broward Hospital District, Winn
     Dixie, Inc., American Express, Publix Supermarkets, and Motorola. The
     unemployment rate for Broward County stands at 2.8% as of May 2006, while the state of Florida as a whole stands at 2.9%.

-    Per the REIS 4Q 2006 Fort Lauderdale market report, Fort Lauderdale had a population of 1,830,050 as of year end 2006, an 8.4% increase since 2001.
     The average household income was $99,744 as of year end 2006. The Fort
     Lauderdale multifamily market consisted of 334 properties containing 70,453 units, of which 2,769 units, or 3.9%, were vacant. The 2006 vacancy rate of
     3.9% was higher than the 2005 vacancy rate of 2.6%, but lower than the
     2001, 2002, 2003 and 2004 vacancy rate. Monthly asking rents ranged from
     $699 to $1,586 with an average of $1,097.

ATLANTA, GEORGIA

-    One PJ property (Park Pointe North) totaling 770 units is located in the
     Atlanta market. Per the REIS 4Q 2006 report, Atlanta had a population of
     5,086,030 as of year end 2006, a 13.2% increase since 2001. The major employers in the area include Delta Airlines, Bell South, Gwinnet Schools,
     Emory University, Cobb Public Schools, and the U.S. Post Office. The
     estimated unemployment rate for the Atlanta MSA was 4.5% as of August 2006.
     The average household income was $102,842 as of year end 2006.

-    The Atlanta multifamily market consisted of 1,599 properties containing
     340,706 units, of which 28,795 units, or 8.5%, were vacant. Over the course of 2006, 3,908 units came online in the market; however, despite the new inventory, the 2006 vacancy rate of 8.5% was only slightly higher than the
     2005 vacancy rate of 8.0%. Monthly asking rents ranged from $544 to $1,274 with an average of $825.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       38

                               ALLIANCE SAFD - PJ

                       ADDITIONAL INFORMATION (CONTINUED)

HOUSTON, TEXAS

-    Two of the PJ Properties (Meadowchase and Wallingford) totaling 744 units are located in the Houston market. Houston is the largest city in the
     Southwestern U.S. and the seventh most populous metropolitan area in the
     United States with approximately 5.23 million residents. Currently, 28 of the nation's 100 largest energy companies are headquartered in the City of
     Houston, and more than 5,000 energy-related firms operate in the region. As a result, the city has emerged as the "energy capital" of the world. While the energy sector continues to be an important economic driver in Houston, other sectors play an increasingly important role in Houston's economy and provide new prospects for growth. One driver of this growth is the medical industry, which is anchored by the largest medical center in the world--the
     Texas Medical Center. Located in Houston, this center employs approximately52,000 people and has been vital for the growth of the bio-med industry in the Houston area. As of July 2006, the Houston unemployment rate was 5.5%, which was slightly higher than the statewide rate of 5.2%.

-    Per the REIS 4Q 2006 Houston market report, Houston had a population of
     5,461,740 as of year end 2006, an 11.3% increase since 2001. The average household income was $121,125 as of year end 2006. The Houston multifamily market consisted of 1,890 properties containing 443,672 units, of which
     31,589 units, or 7.1%, were vacant. Over the course of 2006, 3,764 units came online in the market which was partly responsible for the increase in vacancy to 7.1% in 2006 from 6.2% as of 2005. Monthly asking rents ranged from $463 to $1,295 with an average of $715.

ORLANDO, FLORIDA

-    One PJ property (Crane's Landing) totaling 252 units is located in the
     Orlando market. The Orlando MSA enjoys a highly diverse economy. The major employers in the area include Walt Disney World, Florida Hospital, Publix
     Super Markets, and Orlando Regional Healthcare Systems. The unemployment rate for the Orlando MSA as of February 2006 was 4.3%.

-    Per the REIS 4Q 2006 Orlando market report, Orlando had a population of
     2,014,370 as of year end 2006, a 16.3% increase since 2001. The average household income was $88,291 as of year end 2006. The Orlando multifamily market consisted of 491 properties containing 114,345 units, of which 5,559 units, or 4.9%, were vacant. Over the course of 2006, 1,040 units came online in the market; however, despite the new inventory, the 2006 vacancy rate of 4.9% was in-line with the 2005 vacancy rate of 4.8% as the market absorbed the majority of the new units. Monthly asking rents ranged from
     $600 to $1,264 with an average of $865.

NASHVILLE, TENNESSEE

-    Two of the PJ properties (Bellevue Heights and Shadowbluff) totaling 445 units are located in the Nashville market. Economy.com reported a population growth of 1.0% for 2005, and a five-year annual average increase on the order of 1.4%. Metro Nashville/Davidson County is the economic focal point of the area with its population of about 521,000 residents, while the remaining seven counties have a combined population of an additional
     767,000 residents, creating a viable MSA of just over 1.288 million persons. The major employers in the Nashville area include Vanderbilt
     University, HCA Healthcare, Saturn Corporation, Nissan Manufacturing, and
     St. Thomas Health Systems. Current unemployment in the Metro area is 4.7%, which is not only among the lowest in the state, but well below nearly all national averages. The current unemployment rate for the state of Tennessee is 5.8%.

-    Per the REIS 4Q 2006 Nashville market report, Nashville had a population of
     1,446,020 as of year end 2006, a 7.5% increase since 2001. The average household income was $99,829 as of year end 2006. The Nashville multifamily market consisted of 445 properties containing 86,169 units, of which 4,743 units, or 5.5%, were vacant. Over the course of 2006, 506 units came online in the market; however, despite the new inventory, the 2006 vacancy rate of
     5.5% was lower than the 2005 vacancy rate of 6.2% as the market absorbed the majority of the new units. Monthly asking rents ranged from $473 to
     $1,197 with an average of $712.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       39

                               ALLIANCE SAFD - PJ

                       ADDITIONAL INFORMATION (CONTINUED)

CORPUS CHRISTI, TEXAS

-    One PJ property (Waterford - 580 units) is located in Corpus Christi,
     Texas. Per the Appraisal, Corpus Christi had an estimated 2005 population of 279,189 with an estimated 98,040 households. The average household income was $40,249 for 2005. Major area employers include Naval Air Station
     Corpus Christi, Corpus Christi ISD, and Cristus Spohn Health System. As of
     July 2006, the Corpus Christi MSA reported an unemployment level of 5.9%
     with a civilian labor force of 201,023. The Corpus Christi market had
     27,987 units in 2005. As of August 2006, the Corpus Christi market was
     95.4% occupied. Monthly rental rates ranged from $395 to $1,235 with an average of $602.

THE BORROWER

-    The borrowing entity is a single purpose, bankruptcy remote entity controlled by Alliance Holdings, LLC ("Alliance"). Alliance was formed in
     1994 to own and operate multifamily properties as a long-term investor. The company has grown from 5,000 units in 1994 to one of the largest multifamily property owners in the nation with approximately 47,700 units spanning 16 states including communities throughout Texas and the Midwest,
     Nevada, Arizona, and along the East Coast from Maryland to Florida. The principals of Alliance, Andrew Schor (President) and Steven Ivankovich
     (CEO), have more than 25 years of combined real estate experience.

THE MANAGER

-    The properties are managed by Alliance Residential Management, LLC, which is a borrower-related entity. The company is one of the largest operators of multifamily communities in the United States and recognized as a leader because of the experience of its executives, the performance of its properties and its innovative management training program. Alliance
     Residential Management, LLC manages over 47,000 units in communities throughout Texas and the Midwest, along the Eastern Seaboard from Virginia to Florida, and in Nevada and Arizona.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       40

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       41

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       42

                              599 LEXINGTON AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL
BALANCE(1):               $300,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(2):               $300,000,000
FIRST PAYMENT DATE:       April 1, 2007
MORTGAGE INTEREST RATE:   5.4930% per annum
AMORTIZATION TERM:        Interest only (3)
HYPERAMORTIZATION:        N/A
ARD DATE:                 N/A
MATURITY DATE:            March 1, 2017
MATURITY/ARD BALANCE:     $300,000,000
INTEREST CALCULATION:     Actual/360
CALL PROTECTION:          Lockout/defeasance until the date that is six (6)
                          months prior to the Maturity Date.
LOAN PER SF:              $736(1)
UP-FRONT RESERVES:        None
ONGOING RESERVES:         None
LOCKBOX:                  Hard
SUBORDINATE FINANCING:    None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:   Single Asset
PROPERTY TYPE:            Office Building
PROPERTY SUB-TYPE:        Central Business District
LOCATION:                 New York, NY
YEAR BUILT/RENOVATED:     1986/NA
SQUARE FEET:              1,019,461
OCCUPANCY AT U/W(4):      97%
OWNERSHIP INTEREST:       Fee

                                    % OF TOTAL      LEASE
MAJOR TENANT(S)            NRSF        NRSF      EXPIRATION
-----------------------   -------   ----------   ----------
Sherman & Sterling LLP    517,658       50.8%     8/31/2022
Kirkpatrick & Lockhart    125,176       12.3%    10/31/2017
Goodwin Proctor LLP       117,298       11.5%    10/30/2008

PROPERTY MANAGEMENT:   Boston Properties Limited Partnership

                            12/31/2004    12/31/2005     12/31/2006     U/W
                           -----------  --------------  -----------  -----------
NET OPERATING INCOME:      $41,242,009  $41,198,416     $41,932,203  $53,641,052
NET CASH FLOW:                                                       $52,547,834
DSCR(1):                                                                1.26x
APPRAISED VALUE:                        $1,000,000,000
APPRAISAL DATE:                         2/1/2007
CUT-OFF DATE LTV RATIO(1):              75.0%
MATURITY/ARD LTV RATIO(1):              75.0%

(1)  The 599 Lexington Avenue Mortgage Loan is a $300,000,000 PARI PASSU portion of a $750,000,000 mortgage loan. All DSCR, LTV and Loan per SF numbers in this term sheet are based on the $750,000,000 financing.

(2)  Based on the May 2007 cut-off date principal balance.

(3)  The 599 Lexington Avenue Mortgage Loan is an interest only loan for its entire term.

(4)  Based on the February 1, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       43

                             ADDITIONAL INFORMATION

-    The 599 Lexington Avenue Loan was co-originated by Column Financial, Inc.,
     KeyBank National Association and JPMorgan Chase Bank, N.A., and was split into four pari passu notes: a $225,000,000 A-1 Note, a $225,000,000 A-2
     Note, a $150,000,000 A-3 Note and a $150,000,000 A-4 Note. Column
     Financial, Inc. and KeyBank National Association are contributing the A-3
     Note and A-4 Note, respectively, into the trust.

-    599 Lexington Avenue (the "Subject" or the "Property") is a 47-story, Class
     A office building containing approximately 1,019,461 square feet located at the corner of Lexington Avenue and 53rd street in the heart of Midtown
     Manhattan.

-    Developed by Boston Properties in 1986, the Subject is an architecturally recognizable landmark building in Midtown Manhattan designed by Edward
     Larrabee Barnes. The Property features a fifty-foot high marble lobby that showcases a three-dimensional painting by Frank Stella, which was commissioned for the space. The Property is served by twenty-two elevators in four banks. In addition, two specially designed service cars connected to the loading dock facilitate deliveries to and from the building. Access to the elevators is controlled by turnstile card access control system and a Fast Pass identification/photo system.

-    The Subject is easily accessible by the 4, 5, 6, E and V lines of the New
     York City subway system, which has a station located directly beneath the building. The station provides the Property with access to Grand Central
     Station, Penn Station and the Port Authority Bus Terminal via subway. The property is located within a few blocks of the world headquarters of many of the largest financial institutions and corporations in the world including JPMorgan Chase, Bear Stearns, Citigroup, Colgate Palmolive and
     Bristol-Myers Squibb. In addition, the surrounding area is serviced by fine dining, retail, and world class hotels including The Waldorf Astoria, The
     Four Seasons, the New York Palace and The St. Regis.

-    As of February 1, 2007, the Subject was 97% occupied by 15 office tenants with a weighted average of $54.55/SF. Most tenants at the Subject are on base year leases. Adjusting for the recovery of operating expenses, the
     Subject has a weighted average total rent per square foot of $71.15. In addition to the office space at the Subject, nine tenants totaling 1.0% of
     NRA make up the ground floor retail component of the Property, including
     Starbucks, Jamba Juice, Cafe Europa, Bank of America, Gruen Inc, Roses &
     Blooms, Lajan Corporation and Hectors Shoe Repair. Weighted average rent within the retail spaces as of February 1, 2007 was $136.17/SF.

-    The largest tenant at the Subject is Shearman & Sterling LLP, occupying
     517,658 square feet (50.8% NRA) at $36.64/SF on a net basis. Adjusting for the recovery of operating expenses, the total rent per square foot equals
     $63.64. Founded in 1873, Shearman & Sterling is a New York based law firm that currently employs 1,000 attorneys located in 19 domestic and international offices. Shearman & Sterling has practices that include antitrust, bankruptcy, capital markets, mergers and acquisitions, tax, and project development and finance. Sherman & Sterling was ranked as the 13th largest law firm in the country in 2005 with gross revenues of over $835 million. Sherman & Sterling's lease expires in August 2022 with two, five-year renewal options. Sherman & Sterling has been at the Subject since
     1986.

-    The second largest tenant at the Subject is Kirkpatrick & Lockhart
     Nicholson Graham Preston Gates and Ellis LLP ("Kirkpatrick"), occupying
     125,176 square feet (12.3% NRA) at $74.13/SF on a base year lease.
     Adjusting for the recovery of operating expenses, the total rent per square foot equals $77.90. Kirkpatrick is a Pittsburgh based law firm that currently employs 1,400 lawyers in 22 offices throughout the world.
     Kirkpatrick represents multinational corporations, large banks and public sector entities in areas of practice that include government regulation, intellectual property and mergers and acquisitions. Kirkpatrick was ranked the 44th largest law firm in the country in 2005 with gross revenues of
     $469 million. Kirkpatrick's lease expires in October of 2017 with two
     5-year renewal options.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       44

                       ADDITIONAL INFORMATION (CONTINUED)

-    The third largest tenant at the Subject is Goodwin & Proctor LLP, occupying
     117,298 square feet (11.5% NRA) at $73.05/SF on a base year lease.
     Adjusting for the recovery of operating expenses, the weighted average total rent per square foot equals $77.49. Headquartered in Boston and established in 1912, Goodwin & Proctor is a national full service law firm that employs over 700 attorneys with offices located in Boston,
     Los-Angeles, New York, San Francisco, and Washington D.C. The firm provides an extensive range of legal services through eight global practice groups, namely Corporate, General Litigation, Real Estate, Private Equity, REITs
     and Real Estate Capital Markets, Financial Services, Intellectual Property
     and Product Liability & Mass Torts. Goodwin & Procter was ranked as the
     52nd largest law firm in the country with gross revenues of $415 million in
     2005. Goodwin & Proctor's lease expires in November of 2008.

-    599 Lexington Avenue is located within the Plaza District of the Midtown
     Manhattan office market, which is generally defined as the area bound by
     47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River. Within the Plaza District, the area is further divided into four submarkets; the Subject is located within the
     East Side office submarket. According to Cushman & Wakefield Research
     Services, as of Q4 2006, the overall Plaza District contained approximately
     97.3 million square feet of Class A office space with weighted average rents of approximately $75.65/SF. In the same period, the East Side submarket contained approximately 18.3 million square feet of Class A office space with average rents of approximately $57.47/SF. As of Q4 2006, vacancy rates in the Plaza District and East Side office submarket were
     3.7% and 3.6%, respectively.

-    The Appraiser identified eight buildings that are considered directly competitive with the subject. Recently signed leases at these buildings reportedly range from $80.00/SF to $110.00/SF. As discussed earlier, weighted average in-place rent for the office space at the Subject is
     $54.55/SF, or $71.15/SF when adjusted to account for the recovery of operating expenses, reflecting significant upside as leases roll. The subject is currently 97% occupied, and has maintained occupancy above 95%
     since 2003, reflecting its competitiveness amongst other comparable buildings within the immediate area.

-    The borrowing entity is a single purpose, bankruptcy remote entity controlled by Boston Properties, Inc., a self-administered and self-managed real estate investment trust (REIT). The company is one of the largest owners, managers, and developers of first-class office properties in the
     United States, with a significant presence in four core markets: Boston,
     Washington, D.C., Midtown Manhattan and San Francisco. The company was founded in 1970 by Mortimer B. Zuckerman and Edward H. Linde in Boston,
     where it maintains its headquarters. Boston Properties became a public company in June 1997 and trades under the symbol BXP on the NYSE. As of
     April 2, 2007, Boston Properties had a market capitalization of $14.1 billion. Boston Properties is an investment grade company maintaining current senior unsecured debt ratings of A- from Standard & Poor's and Baa3 from Moody's.

-    Boston Properties, Inc. serves as the property manager for the Subject. The company acquires, develops, and manages its properties through full-service regional offices in Boston, New York City, Washington, D.C., San Francisco,
     and Princeton, NJ. Its property portfolio is comprised primarily of Class A office space and also includes two hotels. As of December 31, 2006, Boston
     Properties owned and managed 123 properties totaling approximately 31.3 million square feet. The approximate breakdown by income of the portfolio includes 37% in New York, 26% in Boston, 20% in Washington D.C., 13% in San
     Francisco and 4% in Princeton. The company has developed Class A, Central
     Business District office buildings, suburban office centers and build-to-suit projects for the U.S. Government and has a diverse array of high-credit tenants.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       45

LEASE ROLLOVER SCHEDULE (1)

                                                                           % OF TOTAL BASE     CUMULATIVE % OF
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES      TOTAL RENTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
 2008         12             $72.38            11.9%            11.9%           16.0%               16.0%
 2009         11             $69.55             5.1%            17.0%            6.6%               22.6%
 2010          3             $60.00             2.2%            19.3%            2.5%               25.1%
 2011          5             $93.65             1.2%            20.4%            2.0%               27.1%
 2012          1             $89.07             0.2%            20.7%            0.4%               27.5%
 2014          3            $126.06             0.7%            21.4%            1.6%               29.1%
 >2016        44            $ 50.70            75.5%            96.9%           70.9%              100.0%
Vacant       N/A                N/A             3.1%           100.0%            N/A                 N/A

(1)  Data based on the rent roll dated February 1, 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       46

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       47

                   THREE WESTLAKE PARK AND FOUR WESTLAKE PARK

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       48

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $145,600,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $145,600,000
FIRST PAYMENT DATE (2):              Three Westlake: January 11, 2007
                                     Four Westlake:  November 11, 2006
MORTGAGE INTEREST RATE:              5.6332% per annum (3)
AMORTIZATION TERM:                   Interest only (4)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       October 11, 2011
MATURITY/ARD BALANCE:                $145,600,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.
LOAN PER SF:                         $149(1)
UP-FRONT RESERVES:                   TI/LC Reserve:             $2,951,433 (5)
ONGOING RESERVES:                    Tax and Insurance Reserve:        Yes (6)
                                     Replacement Reserve:              Yes (7)
                                     TI/LC Reserve:              Springing (8)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            Houston, TX(9)
YEAR BUILT/RENOVATED:                Various(10)
SQUARE FEET:                         975,857
OCCUPANCY AT U/W(11):                100%
OWNERSHIP INTEREST:                  Fee

                                            % OF         LEASE
MAJOR TENANT(S)                  NRSF    TOTAL NRSF    EXPIRATION
----------------------------   -------   ----------   -----------
FOUR WESTLAKE PARK
BP Corporation North America   495,929      88.4%      6/30/2010
New Era Life Insurance Co.      64,828      11.6%      5/30/2010
THREE WESTLAKE PARK
Conoco Philips Company         245,029      59.1%      2/28/2011
BP Corporation North America   142,638      34.4%     11/30/2011
Murphy Oil Company              21,682       5.2%      6/30/2010

PROPERTY MANAGEMENT:           Crescent Property Services Inc.

                         12/31/2004   12/31/2005    12/31/2006       U/W
                        -----------   ----------   -----------   ----------
NET OPERATING INCOME:   $12,134,117   $12,864,09   $12,454,004   12,637,868
NET CASH FLOW:                                                   11,380,320
DSCR(1):                                                            1.37x
APPRAISED VALUE:                     $211,850,000
APPRAISAL DATE:                      9/15/2006
CUT-OFF DATE LTV RATIO(1):           68.7%
MATURITY/ARD LTV RATIO(1):           68.7%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  "Three Westlake" means the property known as Three Westlake Park which secures the mortgage loan originated on December 11, 2006, with an initial payment date of January 11, 2007, and "Four Westlake" means the property known as Four Westlake Park which secures the mortgage loan originated on
     September 25, 2006, with an initial payment date of November 11, 2006.

(3)  This interest rate is the weighted average of the interest rates for Three
     Westlake, which has a principal balance of $63,200,000 at 5.5200%, and Four
     Westlake, which has a principal balance of $82,400,000 at 5.7200%.

(4)  The Three Westlake Park and Four Westlake Park Loan is an interest only loan for its entire term.

(5)  The TI/LC reserve was established at closing to fund tenant improvements and leasing commissions for Three Westlake.

(6)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7)  The borrower is required to deposit $16,283 per month into a replacement reserve to fund ongoing repairs and replacements.

(8)  If BP Exploration and Oil, Inc. ("BP") does not renew its lease at Four
     Westlake 24 months prior to its scheduled termination date, the borrower will be required to fund the tenant improvement and leasing commissions reserve immediately in an amount equal to six (6) months of the monthly interest payments plus all excess cash flow from both Three Westlake and
     Four Westlake, until a major tenant leases the BP space. If Conoco Phillips
     ("Conoco") does not renew its lease at Three Westlake 24 months prior to its scheduled termination date, the borrower will be required to fund the tenant improvement and leasing commissions reserve immediately in an amount equal to six (6) months of the monthly interest payments plus all excess cash flow from Three Westlake until a major tenant leases the Conoco space.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       49

(9)  The Three Westlake Park and Four Westlake Park Loan is secured by two (2)
     office building properties both of which are located in Houston, Texas.

(10) Three Westlake was constructed in 1983 and renovated in 2005. Four Westlake was constructed in 1992 and renovated in 2004.

(11) Based on the respective October 1, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        50

                             ADDITIONAL INFORMATION

-    Three Westlake Park and Four Westlake Park (collectively, the "Subject")
     are cross collateralized and cross defaulted mortgage loans with original balances of $63,200,000 and $82,400,000, respectively.

     -    Three Westlake Park ("Three Westlake") is a 19-story, 414,792 square foot, Class A office building located at 550 Westlake Park, Houston,
          Texas. The main lobby features a 37-foot atrium design with white/gray inlayed marble floors and the wall finishes are made of stone, light wood, and steel. Three Westlake was built in 1983 by Hines Interests and is currently 100% leased to seven tenants. Three Westlake recently won its second Texas Building and Managers Association Office Building
          of the Year Award in 2006. Leases for major office tenants at Three
          Westlake are NNN with overall in place average rent of $14.94/SF.

          -    ConocoPhillips (Moody's/S&P:A1/A-), the largest tenant at Three
               Westlake, occupies 245,029 square feet (59.1% NRA) at $13.75/SF
               NNN through February 28, 2011. ConocoPhillips is a global energy company, which operates six main business segments: Exploration and Production; Midstream, Refining and Marketing; LUKOIL
               Investment; Chemicals; and Emerging Businesses. ConocoPhillips,
               headquartered in Houston, has approximately 38,400 employees worldwide and is the third largest integrated energy company in the United States. The company was ranked number six on the 2006
               Fortune 500 list. ConocoPhillips is headquartered approximately one mile from Three Westlake and currently uses their space at
               Three Westlake to run their Lower 48 division. Their Lower 48 division is primarily involved in the crude oil and natural gas exploration and production operation for U.S. non-Alaska, which includes the Gulf of Mexico.

          -    The second largest tenant at Three Westlake is BP Corporation
               North America ("BPCNA") (Moody's/S&P: Aa1/AA+). BPCNA occupies
               142,638 square feet (34.4% NRA) at $16.61/SF NNN through
               November, 30 2011. BPCNA is a wholly owned subsidiary of BP
               America Inc. ("BP"), the American subsidiary of London based BP,
               PLC (Moody's/S&P: Aa1/AA+). BP is an international, integrated energy company, with their U.S. headquarters located at One
               Westlake Park in Houston, adjacent to Three Westlake. BP is the world's third largest oil company and was ranked number four worldwide on the Fortune 500 list. From Houston, its U.S.
               Headquarters, BP directs operations throughout the Americas, including the company's substantial operations in the Gulf of
               Mexico. BPCNA manages part of their operations in the Gulf of
               Mexico from Three Westlake.

          -    Murphy Exploration and Production Company (Moody's/S&P:Baa2/BBB),
               the third largest tenant, occupies 21,682 square feet (5.2% NRA)
               at $11.06/SF NNN through June 30, 2010. The tenant is a
               wholly-owned subsidiary of Murphy Oil Corporation. Murphy Oil
               Corporation is headquartered in El Dorado, Arkansas, and its operations are split into two segments: Exploration and
               Production, and Refining and Marketing. Their Exploration and
               Production division has interests in the United States, Canada, the United Kingdom, and Malaysia. Murphy Exploration and
               Production Company, which is based at Three Westlake, is engaged in crude oil and natural gas exploration outside North America and in Alaska. As of year end 2006, Murphy Oil Corporation had
               99.1 million barrels of proved oil reserves, 113.5 million barrels of proved developed natural gas reserves, and 125.9 million barrels of synthetic oil proved reserves. Murphy Oil
               Corporation is a Standard & Poor's 500 company.

     -    Four Westlake Park ("Four Westlake") is a 20-story, 561,065 square foot, Class A office building located at 200 Westlake Park, Houston,
          Texas. The main lobby design consists of marble floors and wall finishes featuring white Indiana limestone, pink French limestone, black granite and Anigre wood with stainless steel channels. Four
          Westlake was built in 1992 to the specifications of BP, PLC and is
          100% occupied by two tenants: BP Corporation North America and New Era
          Life Insurance Company.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        51

                       ADDITIONAL INFORMATION (CONTINUED)

     -    The largest tenant at Four Westlake is BPCNA. BPCNA occupies 459,929 square feet (88.4% of NRA) through June 30, 2010, with average in place rents of $13.34/SF NNN. BPCNA manages most of their operations in the Gulf of Mexico from Four Westlake. In addition, the property manager reported that BPCNA was currently in the midst of renovating and upgrading 10 of the floors they occupy at Four Westlake at their own expense. The total costs of the upgrades are estimated to be approximately $10 million. BPCNA's lease is guaranteed by BP America,
          Inc. (Moody's/S&P:Aa1/NR).

     -    New Era Life Insurance Company, the second tenant at Four Westlake, occupies 64,828 square feet (11.6% NRA) at $12.50/SF NNN through May
          31, 2010. New Era Life Insurance Company is a full service insurance company that is licensed to write accident, health and life insurance policies in the State of Texas. In addition to writing consumer insurance policies, the company is engaged in the reinsurance business. Four Westlake serves as the headquarters of New Era Life
          Insurance Company.

-    Three Westlake and Four Westlake are located in the western portion of
     Houston, in the world-renowned Energy Corridor. The neighborhood is bordered by Westheimer to the south, the Sam Houston Parkway to the east,
     Barker Cypress Road to the west, and Interstate 10 one mile to the north.
     Westlake Park, the office park where Three Westlake and Four Westlake are located, is a coveted development for office tenants due its direct access to Interstate 10 and its proximity to the area's most sought after residential neighborhoods. Of the more than 2.3 million square feet of office space in the park, there is less than 15,000 square feet of available space, equating to an overall occupancy of 99%.

-    Houston is the U.S. energy headquarters and the center for virtually every segment of the global petroleum and natural gas industry. More than 5,000 energy-related firms are located within the Houston MSA, including nearly
     600 exploration and production firms. The Energy Corridor, which is home to
     Three Westlake and Four Westlake, is an office submarket that boasts the highest concentration of energy-related businesses in Houston. Companies such as BP, ConocoPhillips, Shell Oil, ExxonMobil, Global Marine, Cabot Oil
     & Gas, Citgo Petroleum, and Vastar Resources all own or lease major facilities in the area.

-    According to CoStar, Three Westlake and Four Westlake are located within the Katy Freeway submarket, which is one of the strongest submarkets for
     Class A office space within Houston. The Katy Freeway Class A submarket consists of 55 buildings for a total of approximately 10.1 million square feet. As of Q4 2006, CoStar reported a 4% vacancy rate for the submarket, whereas the overall vacancy rate was 11.8% for Class A office space across all of the CoStar's submarkets. Coupled with the some of the lowest vacancy rates in the market, the submarket also benefits from some of the highest quoted rents for Class A office space. During Q4 2006, quoted rental rates in the submarket were $24.81/SF Gross, whereas the average quoted rate for
     Class A space among all of the CoStar submarkets was $22.83/SF Gross.

-    In evaluating both Three Westlake and Four Westlake, the Appraiser used the same set of six comparable Class A office properties located within the market. All of the comparable properties used in the Appraiser's analysis had reported occupancies ranging from 93% to 100% with an average occupancy of 98%. The quoted rental rates for the comparable set ranged from
     $13.50/SF to $16.00/SF NNN and $24.00/SF to $26.00/SF for gross leases with base year stops.

-    The borrower is a single purpose, bankruptcy remote entity controlled by high net-worth, international clients of Falcon Real Estate Investment
     Company, Ltd ("Falcon"). Falcon maintains operational control of the asset in accordance with an asset management agreement. Falcon is a specialized, professional organization that provides a full range of advisory and management services for international investors in the United States real estate market. They currently manage over 6.5 million square feet of real estate in the United States and have approximately $2.43 billion in assets under management. Since its inception in 1990, Falcon has carried out approximately $4 billion in real estate transactions. Based on the combined total purchase price of $209.25 million, the borrower has approximately
     $69.9 million in equity in the deal.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        52

                       ADDITIONAL INFORMATION (CONTINUED)

-    The property manager is Crescent Property Services, a subsidiary of
     Crescent Real Estate Equities ("Crescent"). Crescent operates as a real estate investment trust (REIT) in the United States. The company, through its subsidiaries and joint ventures, owns and manages a portfolio of premier office buildings. The company also invests in resorts and spas, business-class hotels, and upscale residential developments. Crescent currently owns and manages 71 premier office buildings for a total of approximately 28 million square feet. Based in Fort Worth Texas, Crescent has large concentration of office properties in Dallas, Houston, Austin,
     Denver, Miami and Las Vegas. Their current portfolio includes approximately
     10.9 million square feet of office space in Houston.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                        53

LEASE ROLLOVER SCHEDULE (1, 2)

                                                                           % OF TOTAL BASE    CUMULATIVE % OF
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
  MTM          1             $15.30             0.3%            0.3%              0.4%              0.4%
 2006          1             $12.00             0.3%            0.6%              0.3%              0.7%
 2007          1             $12.00             0.2%            0.8%              0.1%              0.8%
 2009          1             $ 8.00             0.2%            1.0%              0.1%              0.9%
 2010         30             $13.16            59.6%           60.6%             58.2%             59.1%
 2011         19             $14.00            39.4%          100.0%             40.9%            100.0%
Vacant       N/A                N/A             0.0%          100.0%              N/A               N/A

(1)  Data based on the rent roll dated October 1, 2006.

(2)  Data reflects combined lease rollover for Three Westlake Park and Four
     Westlake Park, respectively.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       54

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       55

                                TWO NORTH LASALLE

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       56

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $127,440,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $127,440,000
FIRST PAYMENT DATE:           March 11, 2007
MORTGAGE INTEREST RATE:       5.5575% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                February 11, 2017
MATURITY/ARD BALANCE:         $127,440,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is five (5)
                              months prior to the Maturity Date.
LOAN PER SF:                  $184(1)
UP-FRONT RESERVES:            Engineering Reserve:         $2,300,000(3)
                              Tenant Inducement Reserve:   $1,168,140(4)
ONGOING RESERVES:             Tax:                                Yes(5)
                              Replacement Reserve:                Yes(6)
                              Cash Trap Reserve:            Springing(7)
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Chicago, IL
YEAR BUILT/RENOVATED:         1978/2001
SQUARE FEET:                  691,410
OCCUPANCY AT U/W(8):          99%
OWNERSHIP INTEREST:           Fee

                                        % OF TOTAL      LEASE
MAJOR TENANT(S)                 NRSF       NRSF      EXPIRATION
---------------------------   -------   ----------   ----------
Neal Gerber & Eisenberg LLP   187,287      27.1%      5/31/2017
Computershare Investor
Service                        78,875      11.4%      7/31/2016
Hartford Life Insurance        63,421       9.2%     12/31/2012

PROPERTY MANAGEMENT:          Harbor Group Management Co.

                                         7/31/2006       U/W
                                        ----------   ----------
NET OPERATING INCOME:                   $7,907,707   $9,729,583
NET CASH FLOW:                                       $9,030,051
DSCR:                                                   1.26X
APPRAISED VALUE:              $162,000,000
APPRAISAL DATE:                   2/1/2007
CUT-OFF DATE LTV RATIO(1):            78.7%
MATURITY/ARD LTV RATIO:               78.7%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Two North LaSalle Loan is an interest only loan for its entire term.

(3)  The engineering reserve was established at closing to fund immediate repairs.

(4)  The tenant inducement reserve was established at closing to satisfy all improvement allowances, rent credits, leasing commissions and similar fees or credits due to tenants under certain leases.

(5)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6)  The borrower is required to deposit $11,533 per month into a replacement reserve to fund ongoing repairs and replacements.

(7)  Upon the occurrence of either or both of (a) NGE Trigger Event or (b) a
     Computershare Trigger Event (each as defined below), all excess cash flow
     (up to $15 per square foot of applicable space) is required to be deposited into the Cash Trap Reserve Account. "Computershare Trigger Event" means an event triggered on August 1, 2015, provided that such cash trap will end when (x) the borrower enters into a replacement lease (with a tenant satisfactory to the lender) or a renewal lease for all of the space, or (y)
     the amount deposited into the cash trap reserve for such space satisfies the threshold required by the loan agreement and no cash will required to be trapped if the borrower delivers to the lender a letter of credit (in an amount specified under the loan agreement) by August 15, 2015. "NGE Trigger
     Event" means an event triggered on (x) the earlier to occur of (i) the borrower's receipt of notice from NGE or other evidence that NGE will terminate its lease in whole or in part, and (ii) NGE terminating its lease, or (y) June 1, 2016, provided that such cash trap will end when (i)
     the borrower enters into a replacement lease (with a tenant satisfactory to the lender) or a renewal lease for all of the space, or (ii) the amount deposited into the cash trap reserve for such space satisfies the threshold required by the loan agreement and no cash will required to be trapped if the borrower delivers to the lender a letter of credit (in an amount specified under the loan agreement) by June 15, 2016.

(8)  Based on the December 1, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       57

                             ADDITIONAL INFORMATION

-    Two North LaSalle (the "Subject" or the "Property") is a 26-story multi-tenanted Class B office building located in Chicago, IL. The Subject is located on the corner of North LaSalle Street and West Madison Street in the heart of the Central Loop area in downtown Chicago.

-    The building was designed by Perkins & Will, a prominent local architectural firm established in 1935. This landmark building features a full service restaurant, retail shops and concierge services. Completed in
     1979 and renovated in 2001, the Subject contains approximately 691,410 square feet and has floor plates of approximately 27,000 square feet. The
     Property's sizable floor plates enable larger tenants the flexibility to house their operations within a single location. In addition, the building is fitted with high-quality institutional finishes and amenities including a lobby with a 2-story ceiling height, polished stone flooring and wall tiles.

-    As of December 1, 2006, the Subject was 99% occupied by 43 tenants within various industries including law, technology and insurance. The Subject has an average in-place office rent of $12.62/SF NNN and an in-place retail rent of $47.90/SF NNN, with 46.4% of the NRA leased to credit quality tenants including Neal, Gerber & Eisenberg, LLP, Hartford Fire Insurance,
     Harris Associates LP, BNY Midwest Trust Company and Country Wide Home
     Loans, Inc. The ground floor of the Subject contains seven retail tenants representing 2.6% of NRA, and the remaining floors are leased to 36 office tenants representing 93.9% of NRA. The building also has a conference center, management offices and storage space.

-    Neal, Gerber & Eisenberg, LLP ("NGE") (27.1% NRA; $11.42/SF NNN; Lease
     Exp.: 5/31/2017) is the largest tenant and occupies 187,289 square feet, including office and storage space. NGE is a Chicago based law firm providing services to a diverse group of clients in a wide array of domestic and global business transactions and litigation matters. With over
     200 attorneys, the firm's clients include privately and publicly held companies, financial institutions, non-profit organizations and high net worth individuals. The firm's client base reflects virtually every business industry and includes General Growth Properties, Waste Management, Smith
     Barney and Pritzker family members. The firm, ranked as one of Chicago's 25 largest law firms, is recognized for its expertise in a number of key practice areas. The firm is headquartered at Two North LaSalle.

-    The second largest tenant, Computershare Investor Service ("Computershare")
     (11.4% NRA; $14.19/SF NNN; Lease Exp.: 7/31/2016), leases 78,875 square feet at the Subject, including office and storage space. Computershare
     (ASX: CPU) is the world's leading financial services and technology provider for the global securities industry, providing services and solutions to publicly listed companies, investors, employees, exchanges and other financial institutions. Computershare manages more than 90 million shareholder accounts for over 14,000 corporations. The firm is headquartered in Australia and has 14 offices in the United States. In fiscal year 2006, the company's revenues increased by 50% and reached $1.2 billion, driven largely by the growth in its North American region. One of
     Computershare's Investor Services offices and its only Corporate Social
     Responsibility office is located at the Subject. The Investor Services division offers comprehensive shareholder recordkeeping and stock transfer administration services to support the full range of client transfer agent requirements. The Corporate Social Responsibility division specializes in sustainability and corporate social responsibility reporting and communications.

-    The third largest tenant is The Hartford Fire Insurance Company (9.2% NRA;
     $11.34/SF NNN; Lease Exp.: 12/31/2012) (S&P/Fitch:AA-/AA). The Hartford
     Fire Insurance Company was founded in 1810 and is now a division of The
     Hartford Financial Services Group, Inc. (NYSE: HIG) ("The Hartford"), one
     of the largest U.S. investment and insurance companies. The Hartford was ranked 78th on the 2006 Fortune 100 list and has approximately 30,000 employees with $2.7 billion in earnings in 2006. A leading provider of investment products - annuities, mutual funds, and college savings plans -
     as well as life insurance, group and employee benefits, automobile and homeowners' insurance, and business insurance, The Hartford serves millions of customers worldwide including individuals, institutions and businesses through independent agents and brokers, financial institutions and online services. Approximately 11,000 independent agencies and more than 100,000 registered broker/dealers sell The Hartford's products. The Hartford operates a claims department, sales force and consulting group in this location.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       58

                       ADDITIONAL INFORMATION (CONTINUED)

-    The Subject is situated within the central business district of Chicago on the northwest corner of North LaSalle and West Madison Streets, a location that is well suited for suburban commuters in addition to Chicago residents due to its proximity to major commuter rail stations, rapid transit system, and a vast highway network. Chicago's major commuter train stations are within short walking distance and the Subject is within the immediate vicinity of several CTA elevated rail stations and numerous bus stops. The
     Property is positioned in the heart of the Central Loop submarket, considered to be one of Chicago's premier office and retail locations that possesses some of the city's finest hotels, restaurants and nightlife.

-    According to CoStar, as of 4Q 2006, the Central Loop office submarket had
     39.2 million square feet of office space. Asking rent in 4Q 2006 was
     $27.29/SF gross and the vacancy rate was 15.1%. Further, Class B buildings in the Central Loop submarket totaled 16.2 million square feet, which represents 41.3% of the total inventory within the Central Loop submarket.
     The vacancy rate for Class B buildings in the Subject's submarket for 4Q
     2006 was 14.6% and the asking rent was $23.43/SF gross.

-    According to the Appraisal, the six primary competitors to the Subject contain 5.3 million square feet of office space. The in-place rents at the competitive buildings range from $12.00/SF NNN to $23.50/SF NNN with a vacancy rate of 81.2%, despite two comparable properties having major tenants vacate. The Subject's average office rent is at the lower end of the range, while occupancy is superior to its direct competitors.

-    The Subject's current and historic occupancy level exceeds the levels found in the market and submarket across all buildings as well as Class B buildings. Additionally, the in-place rents at the Subject are significantly lower than the prevailing market rents for Class B buildings in both the Chicago CBD market and Central Loop submarket, which indicates substantial upside for the Subject as the current in-place leases expire.
     Overall, the neighborhood provides very good support for the Property.
     Municipal agencies appear to be supportive of development activity. The
     LaSalle Street TIF District was created in 2006 by the city of Chicago to provide a funding mechanism for public works and related improvements as well as to encourage private redevelopment in the CBD. Continued
     developments, such as high-rise luxury residential condominiums and hotels, to the surrounding parcels will benefit the Property in the long term as office uses become more prevalent and additional street retail demand is created.

-    The Sponsor, HGGP Capital II, LLC, is an affiliate controlled by Harbor
     Group International, LLC ("HGI"). HGI currently owns a real estate investment portfolio in excess of $2.0 billion and its current investments include a retail property portfolio in excess of 763,000 square feet, a hotel portfolio consisting of more than 350 rooms, an office portfolio consisting of more than 6.2 million square feet and a multifamily portfolio in excess of 10,500 units. HGI was formed in 1998 when Harbor Group Capital
     Corporation (est. 1985) and BO-DA Investment and Trading (est. 1981)
     merged, combining three decades of experience in acquiring office buildings, apartment complexes, shopping centers and other commercial properties in North America and Europe. HGI employs over 300 people in their acquisitions, asset management and property management divisions.
     Based on a total purchase price, inclusive of closing costs, of $161 million, the Borrower has over $33.5 million of equity in this transaction.

-    The Property is managed by Harbor Group Management Company, an affiliate of the sponsor. Harbor Group Management Company was established in 1985, and is a diversified property management company managing shopping centers, office buildings and multifamily residential. Harbor Group Management
     Company currently oversees in excess of 7,000,000 square feet of space. The multifamily property management division manages approximately 10,000 apartment units.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       59

LEASE ROLLOVER SCHEDULE (1)

                                                                           % OF TOTAL BASE    CUMULATIVE % OF
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES     TOTAL RENTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
 2006          2             $ 8.08             0.8%            0.8%             0.5%               0.5%
 2007         10             $12.73             2.1%            2.8%             2.0%               2.4%
 2008          6             $26.50             1.6%            4.4%             3.1%               5.5%
 2009          2             $10.88             1.4%            5.8%             1.1%               6.6%
 2010         15             $17.78             9.0%           14.8%            11.9%              18.5%
 2011         10             $16.44             5.4%           20.2%             6.6%              25.1%
 2012          3             $11.34             9.2%           29.4%             7.7%              32.9%
 2013          9             $13.54             5.8%           35.2%             5.8%              38.7%
 2014          4             $13.15             3.5%           38.7%             3.4%              42.1%
 2015          2             $15.15             0.8%           39.5%             0.9%              43.0%
 >2016        37             $12.87            59.7%           99.2%            57.0%             100.0%
Vacant       N/A                N/A             0.8%          100.0%             N/A                N/A

(1)  Data based on the rent roll dated December 1, 2006.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       60

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       61

                                  PARK CENTRAL

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       62

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $115,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $115,000,000
FIRST PAYMENT DATE:           February 11, 2007
MORTGAGE INTEREST RATE:       5.7605% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                January 11, 2012
MATURITY/ARD BALANCE:         $115,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Yield Maintenance until
                              the date that is eighteen
                              months prior to the Maturity
                              Date.
LOAN PER SF:                  $208(1)
UP-FRONT RESERVES:            Renovation Reserve:           $500,000(3)
                              Engineering Reserve:          $300,000(4)
                              TI/LC Reserve:                $917,293(5)
ONGOING RESERVES:             Tax and Insurance Reserve:         Yes(6)
                              Replacement Reserve:               Yes(7)
                              TI/LC Reserve:               Springing(8)

LOCKBOX:                      Hard
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset
PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Central Business District
LOCATION:                   Denver, CO
YEAR BUILT/RENOVATED:       1973/2006
SQUARE FEET:                553,944
OCCUPANCY AT U/W(9):        99%
OWNERSHIP INTEREST:         Fee

                                              % OF        LEASE
MAJOR TENANT(S)                    NRSF    TOTAL NRSF   EXPIRATION
---------------                    ----    ----------   ----------
Exclusive Resorts                 79,243     14.3%      4/30/2014
Utility Engineering Corp.         63,883     11.5%      6/30/2015
Williams Production RMT Company   62,936     11.4%      4/30/2011
PROPERTY MANAGEMENT:        MK Equity Partners II LP

                           2004         2005      10/31/2006      U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $6,242,047   $5,006,329   $3,890,947   $9,028,061
NET CASH FLOW:                                                 $8,288,213
DSCR:                                                             1.23x
APPRAISED VALUE:            $146,000,000
APPRAISAL DATE:             January 1, 2007
CUT-OFF DATE LTV RATIO(1):  78.8%
MATURITY/ARD LTV RATIO:     78.8%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Park Central Loan is an interest only loan for its entire term.

(3)  The renovation reserve was established at closing to fund capital improvements.

(4)  The engineering reserve was established at closing to fund immediate repairs.

(5)  The rollover reserve was established at closing to fund tenant improvements and leasing commissions due in the next 12 months.

(6)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7)  The borrower is required to deposit $11,541 per month into a replacement reserve to fund ongoing repairs and replacements.

(8)  Commencing on February 11, 2010, the borrower is required to deposit
     $46,162 to fund the tenant improvement and leasing commissions reserve. In addition, borrower is required to deposit all funds received by borrower in excess of $100,000 in connection with lease cancellation or termination.

(9)  Based on the September 28, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       63

                             ADDITIONAL INFORMATION

-    Park Central, (the "Subject") is a 553,944 square foot Class A office building located in the Lower Downtown ("LoDo") district of Denver,
     Colorado. The Subject occupies an entire city block and is bound by
     Lawrence Street and 16th Street Mall to the North and Arapahoe Street and
     15th Street to the South.

-    The Subject was designed by W.C. Muchow & Associates and originally developed in 1973. Over the past five years, approximately $6.28 million was spent at the Subject upgrading the building's systems, improving operational efficiencies and refurbishing both the interiors and exteriors.
     The capital improvements included a $1.9 million overhaul of the building's
     HVAC systems, approximately $1.0 million in renovations to the building's exteriors as well as a $900,000 upgrade to the Subject's common areas. In
     January 2007, the Subject was acquired by the borrower for $140 million.

-    As of September 28, 2006 the Subject was 99% occupied by approximately 29 tenants with rents for office space ranging from $10.30/SF to $28.00/SF, with a weighted average of $19.39/SF. In addition to the office space at the Subject, there are also two restaurants on the ground level: Palomino
     ($26.00/SF NNN; 1.9% NRA; Lease Exp. 1/15/2008) and Landry's Seafood/Willi
     G's ($22.50/SF NNN; 0.9% NRA; Lease Exp. 10/24/2011).

-    The largest tenant at the Subject is Exclusive Resorts ("Exclusive")
     occupying 79,243 square feet (14.3% NRA) at $21.00/SF base year stop through April 30, 2014. Exclusive is a destination club which offers its members the freedom to stay at vacation homes around the world with all the amenities of a modern resort while maintaining the privacy of a vacation home. With a membership base of over 1,800, Exclusive currently owns more than 300 luxury vacation homes in more than 30 locations worldwide. Their homes are located in highly desirable destinations which include major cities, beach destinations and mountain ranges in the United States,
     Canada, Mexico, Costa Rica, the Caribbean and Europe. AOL co-founder, Steve
     Case, is the majority owner of Exclusive. Currently, Exclusive is expanding with locations under development in Fiji and the Cayman Islands. The
     Subject serves as the company's headquarters.

-    Utility Engineering, headquartered at the Subject, is the second largest tenant occupying 63,883 square feet (11.5% NRA) at $23.00/SF base year stop through June 30, 2015. Utility Engineering provides a variety of engineering, design and management services to the electric power industry and selected industrial markets. The company's services include financial studies, planning, environmental analysis and permitting, as well as design and construction management. Utility Engineering is a subsidiary of Zachry
     Construction, which builds and maintains power and chemical plants, steel and paper mills, refineries, roadways, dams, airfields and pipelines for such companies as Alcoa, DuPont and Honeywell. At the Subject, Utility
     Engineering is involved in providing consulting and project management services to Zachry Construction as well as generating their own business.

-    Williams Production, headquartered at the Subject, occupies 62,936 square feet (11.4% NRA) at $26.32/SF base year stop through April 30, 2011.
     Williams, a subsidiary of Williams Companies (Moody's/S&P:Ba2/BB-), is engaged in gas gathering, storage, processing and transportation, as well as, oil and gas exploration and production. The company operates 14,700 miles of interstate natural gas pipeline, including the Transco system, which runs from Texas to New York. Williams tripled its natural gas reserves in 2001 by buying Barrett Resources and has proven reserves of 3.4 trillion cubic feet of natural gas equivalents. Williams Production is one of the leading producers of natural gas and oil in the Rockies and the
     Subject serves as the company's Production Unit base of operations. Their national headquarters is located in Tulsa, Oklahoma.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       64

                       ADDITIONAL INFORMATION (CONTINUED)

-    According to REIS, the Subject is located in the Denver Central Business
     District submarket. As of Q4 2006, asking rents for Class A space in the submarket were $25.34/SF Gross, which marked an 11% increase over Q4 2005, according to REIS. In addition, vacancy rates for Class A space within the market also fell from 14.5% at the end of Q4 2005 to 10.2% at the end of Q4
     2006. REIS identified seven Class A office properties located within 0.3 mile radius of the subject that are all considered comparable. Average reported vacancy was 7.7% at the comparables as of Q4 2006. Asking rents for these comparables ranged from $21.30/SF Gross to $33.02/SF Gross with an average of $27.08/SF Gross. Moreover, according to the Denver Business
     Journal, there are very few large contiguous blocks of Class A office space within the submarket. Given most of the office tenants that rollover during the term of the loan occupy large blocks of space at the subject, the lack of large contiguous blocks of Class A office space within the submarket helps mitigate rollover risk at the Subject. Although the overall Denver market has not performed as strongly as the Central Business District submarket, rents did increase 8.4% over 2005 in 2006 and vacancy rates also dropped from 18.6% to 13.8% for the same time period.

-    LoDo, the Subject's neighborhood, is Denver's most prestigious district and is renowned for its fine shopping, eclectic restaurants and vibrant nightlife. It is home to first class hotels, art galleries, and attractions such as Coors Field and Pepsi Center. LoDo also houses many leading retail, financial service, transportation, communication and utility companies.

-    The Subject's neighborhood is ideally situated within close proximity to some of the area's best entertainment venues, recreation facilities and shopping areas. Bordering the southeast of the Property is Skyline Park, one of Denver's few public outdoor parks, which extends from 15th to 18th
     Streets along Arapahoe Street. The 16th Street Mall, bordering the Subject to the northeast, is a pedestrian and transit mall that has become one of the most popular tourist attractions in the Denver Aurora area. One block from the Subject is Larimer Square, a shopping, dining, and entertainment center. Also, approximately six blocks from the Subject, is Denver Union
     Station, which is being redeveloped into a $1 billion retail, office, and residential complex at the hub of Denver's new FasTracks rail network.

-    The borrowing entity is WSC 1515 Arapahoe Investors V, L.L.C. ("WSC"), a single purpose bankruptcy remote entity. WSC, through its various other entities, is controlled by Walton Street Real Estate Fund V, LP ("Fund V"),
     a real estate private equity fund sponsored by Walton Street Capital. Fund
     V closed in June 2006 with total equity commitment of approximately $1.6 billion, including $51 million in commitments from the principals of Walton
     Street Capital. Fund V is the latest real estate private equity fund to be sponsored by Walton Street Capital. Since its inception, Walton Street
     Capital funds have received approximately of $3.4 billion of total equity commitments from public and corporate pension funds, foreign institutions, insurance companies and banks, endowments and foundations, trusts and high net worth individuals. Walton's 20 experienced principals have participated in over $30 billion of real estate transactions and collectively have over
     300 years of experience in real estate.

-    Means Knaus Partners, L.P. ("MKP"), the management company of the Subject, has a 1.5% ownership interest in WSC. MKP is a privately held, commercial real estate investment and service firm that provides creative, full-service solutions to help clients lower business costs, optimize asset performance and create sustained real estate value for its corporate clientele. MKP focuses its real estate investment, development, repositioning, acquisition and management activity in locations throughout the Southwest, with a primary focus in Houston, Dallas and Denver. To date
     MKP has been behind the development, acquisition, disposition, management and leasing of more than 50 million square feet of commercial real estate.
     In addition to managing the Subject, MKP also manages seven other office properties in Denver and the surrounding areas, of which two are owned by
     MKP.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       65

LEASE ROLLOVER SCHEDULE (1)

                                                                           % OF TOTAL BASE    CUMULATIVE % OF
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES     TOTAL RENTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------
 2007         4              $16.44             0.8%             0.8%            0.7%               0.7%
 2008         2              $25.13             3.3%             4.1%            4.3%               5.0%
 2009         6              $22.81             5.7%             9.9%            6.7%              11.7%
 2010        12              $22.31            15.0%            24.8%           17.2%              28.9%
 2011         9              $24.40            20.2%            45.0%           25.4%              54.3%
 2012         4              $22.64             8.4%            53.4%            9.8%              64.1%
 2013         1              $22.00             0.2%            53.6%            0.2%              64.3%
 2014        14              $ 7.70            20.0%            73.6%            7.9%              72.2%
 2015         6              $22.61            16.7%            90.2%           19.4%              91.7%
>2016         7              $18.09             8.9%            99.2%            8.3%             100.0%
Vacant       N/A              N/A               0.8%           100.0%            N/A                N/A

(1)  Data based on the rent roll dated September 28, 2006.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       66

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       67

                               ALLIANCE SAFD - HC4

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       68

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $93,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $93,000,000
FIRST PAYMENT DATE:           December 11, 2001
MORTGAGE INTEREST RATE:       5.3450% per annum
AMORTIZATION TERM:            Interest only (2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                November 11, 2016
MATURITY/ARD BALANCE:         $93,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the
                              date that is three (3) months
                              prior to the Maturity Date.
LOAN PER UNIT:                $47,988(1)
UP-FRONT RESERVES:            Engineering Reserve:         $  375,469(3)
                              Renovations Reserve:         $  699,531(4)
                              Cash Collateral Reserve:     $3,596,980(5)
ONGOING RESERVES:             Tax and Insurance Reserve:          Yes(6)
                              Replacement Reserve:                Yes(7)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:   Portfolio
PROPERTY TYPE:            Multifamily
PROPERTY SUB-TYPE:        Conventional
LOCATION:                 Various(9)
YEAR BUILT/RENOVATED:     Various(10)
UNITS:                    1,938
OCCUPANCY AT U/W(11):     86%
OWNERSHIP INTEREST:       Fee
PROPERTY MANAGEMENT:      Alliance Residential Management, L.L.C.

                        12/31/2004   12/31/2005    2/28/2007       U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $6,410,331   $6,183,630   $6,275,718   $7,107,858
NET CASH FLOW:                                                 $6,914,058
DSCR:                                                             1.37x
APPRAISED VALUE:             $116,450,000
APPRAISAL DATE:              Various
CUT-OFF DATE LTV RATIO(1):   79.9%
MATURITY/ARD LTV RATIO:      79.9%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Alliance SAFD - HC4 Loan is an interest only loan for its entire term.

(3)  The engineering reserve was established at closing to fund immediate repairs.

(4)  The renovations reserve was established at closing to fund capital improvements at the properties.

(5)  The initial cash collateral reserve was established at closing to serve as additional collateral for the Alliance SAFD - HC4 Loan. Each month, the borrower is required to deposit 50% of any excess cash flow into the initial cash collateral reserve.

(6)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7)  The borrower is required to deposit 1/12 of the product of $250 and the number of units in the portfolio per month into a replacement reserve to fund ongoing repairs and replacements.

(8)  The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $20,790,000 secured by the ownership interest in the related borrower as well as the ownership interests in the mezzanine loan related to the Alliance SAFD -PJ Property.

(9)  The Alliance SAFD - HC4 Loan is secured by 10 multifamily properties located in West Palm Beach, Florida and Texas.

(10) The Alliance SAFD - HC4 Properties were constructed and renovated in various years.

(11) Based on the February 2007 rent rolls and the October 2006 rent roll for
     Deerbrook Forest Apartments and Avalon Bay.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       69

                              PORTFOLIO INFORMATION

                                                                                            ALLOCATED
                                     YEAR                                                 ORIGINAL LOAN     APPRAISED
        PROPERTY NAME         BUILT/RENOVATED         LOCATION        UNITS   OCCUPANCY      BALANCE          VALUE
----------------------------------------------------------------------------------------------------------------------
       The Cascades             1990/2007       West Palm Beach, FL     316    91% (2)     $33,338,681    $ 38,000,000
 The Place at Green Trails      1983/2004            Katy, TX           275    94% (1)     $12,200,000    $ 15,100,000
         Broadmead              1979/2000           Houston, TX         235    83% (1)     $ 9,900,000    $ 12,250,000
          Harbour               1982/2006          Beaumont, TX         232    95% (1)     $ 9,400,000    $ 12,100,000
Deerbrook Forest Apartments     1983/2000           Humble, TX          152    92% (3)     $ 6,600,000    $  8,200,000
     Carrington Court           1967/2000           Houston, TX         111    94% (1)     $ 5,400,000    $  6,850,000
        Beacon Hill             1984/2000           Houston, TX         121    81% (1)     $ 5,000,000    $  6,300,000
      Somerset Place            1976/2001           Houston, TX         190    67% (2)     $ 5,000,000    $  7,000,000
         Chalfonte              1983/2004           Houston, TX          86    94% (1)     $ 4,161,319    $  5,250,000
        Avalon Bay              1982/2000           Baytown, TX         220    72% (3)     $ 2,000,000    $  5,400,000
----------------------------------------------------------------------------------------------------------------------
     TOTAL/WTD. AVG.                                                  1,938    86%         $93,000,000    $116,450,000
======================================================================================================================

(1)  Occupancy is based on the February 20, 2007 rent roll.

(2)  Occupancy is based on the February 28, 2007 rent roll.

(3)  Occupancy is based on the October 9, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       70

                             ADDITIONAL INFORMATION

THE PROPERTIES

-    The Alliance SAFD-HC4 portfolio loan ("HC4") is secured by 10 multifamily properties, nine of which are located in Texas and one of which is located in Florida. The collateral for HC4 consists of 1,938 total units, which is comprised of 20 studio units, 1,223 one-bedroom units, 688 two-bedroom units and 7 three-bedroom units. The portfolio includes nine luxury apartment complexes in Texas and one luxury apartment complex in West Palm
     Beach Florida constructed between 1967 and 1990 and renovated between 2000 and 2007. Renovations included work on the exteriors of the properties,
     HVAC, replacing unit furniture, appliances, tiles and carpeting. Across the portfolio, the borrower spent approximately $1.7 million in 2005 and $3.1 million in 2006 on these renovations. Typical complex amenities include clubhouses, swimming pools, access gates, tennis courts, fitness centers, and laundry facilities.

THE MARKETS

HOUSTON, TEXAS

-    Eight of the HC4 properties (Avalon Bay, Beacon Hill, Broadmead, Carrington
     Court, Chalfonte, Deerbrook Forest Apartments, Somerset Place and The Place
     at Green Trails) are located in the Houston market. These eight properties comprise 1,390 units and were built between 1967 and 1984. Each of the properties was renovated between 2000 and 2004.

-    Houston is the largest city in the Southwestern U.S. and the seventh most populous metropolitan area in the United States with approximately 5.23 million residents. Currently, 28 of the nation's 100 largest energy companies are headquartered in the City of Houston, and more than 5,000 energy-related firms operate in the region. As a result, the city emerged as the "energy capital" of the world. While the energy sector continues to be an important economic driver in Houston, other sectors play an increasingly important role in Houston's economy and provide new prospects for growth. One driver of this growth is the medical industry, which is anchored by the largest medical center in the world--the Texas Medical
     Center. Located in Houston, this center employs approximately 52,000 people and has been vital for the growth of the bio-med industry in the Houston area. As of July 2006, the Houston unemployment rate was 5.5%, which was slightly higher than the statewide rate of 5.2%.

-    Per the REIS 4Q 2006 Houston market report, Houston had a population of
     5,461,740 as of year end 2006, an 11.3% increase since 2001. The average household income was $121,125 as of year end 2006. The Houston multifamily market consisted of 1,890 properties containing 443,672 units, of which
     31,589 units, or 7.1%, were vacant. Over the course of 2006, 3,764 units came online in the market which was partly responsible for the increase in vacancy to 7.1% in 2006 from 6.2% as of 2005. Monthly asking rents ranged from $463 to $1,295 with an average of $715.

BEAUMONT, TEXAS

-    Harbour (232 units) is located in Beaumont, Texas, which is approximately
     35 miles north of the Gulf of Mexico and 84 miles east of Houston. Harbour was originally built in 1982 and renovated in 2006. In addition to the recent renovations, the Borrower is planning to spend approximately
     $823,224 ($3,548 per unit) over the next year on capital improvements, which will include exterior repairs, paint and new appliances. The onsite amenities include a swimming pool, covered parking and laundry facilities.

 -    According to the 2000 census, Beaumont had a population of approximately
     113,866 people and Jefferson County had a population of 252,051. The local economy is driven by the manufacturing and service industries. The major employers in the area include Beaumont ISD (2,869 employees), ExxonMobil
     (2,500 employees) and Christus St. Elizabeth Hospital (2,300 employees).
     Beaumont is also the headquarters of Entergy Texas, a subsidiary of Entergy
     Corporation, which serves approximately 324,000 customers in 24 counties throughout southeast Texas. As of July 2006, Belmont's reported unemployment rate was 6.7%.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       71

                       ADDITIONAL INFORMATION (CONTINUED)

-    Based on a market survey of competitive properties, the Appraisal concluded market rents of $697 per unit, with monthly rents ranging from $528 to
     $980. All of the comparable properties set forth in the Appraisal had occupancies ranging from 95% to 100%, with a weighted average of 97.4%.

WEST PALM BEACH, FLORIDA

-    The Cascades (316 units) is located in West Palm Beach Florida. The
     Cascades was originally built in 1990. The borrower currently plans to spend $1,883,536 ($5,961 per unit) on capital improvements, which will include painting the exteriors, stair repairs, and replacing carpet and tile in the individual units. Amenities at The Cascades include a swimming pool, a fitness center, a sand volleyball court and picnic areas.

-    Palm Beach County has an estimated population of 1,203,090 and is bordered by Marin County to the north, Broward County to the South and the Atlantic
     Ocean to the East. According to REIS, the Palm Beach apartment market is comprised of 53,438 units across 275 properties. As of Q4 2006, asking rents within the market ranged from $677 to $1,809. Average asking rents during Q4 2006 increased 5.6% over Q4 2005 to $1,112.

-    According to REIS, the demand for condominiums in Palm Beach has limited the development of new rental units and caused existing units to be converted to condominiums over the past several years. The demand for condominiums coupled with the lack of construction of new rental properties has kept vacancy rates fairly low within the market. As of Q4 2006, the overall vacancy rate for apartments in Palm Beach was 6.5%.

THE BORROWER

-    The borrowing entity is a single purpose, bankruptcy remote entity controlled by Alliance Holdings, LLC ("Alliance"). Alliance was formed in
     1994 to own and operate multifamily properties as a long-term investor. The company has grown from 5,000 units in 1994 to one of the largest multifamily property owners in the nation with approximately 47,700 units spanning 16 states including communities throughout Texas and the Midwest,
     Nevada, Arizona, and along the East Coast from Maryland to Florida. The principals of Alliance, Andrew Schor (President) and Steven Ivankovich
     (CEO), have more than 25 years of combined real estate experience.

THE MANAGER

-    The properties are managed by Alliance Residential Management, LLC, which is a borrower-related entity. The company is one of the largest operators of multifamily communities in the United States and recognized as a leader because of the experience of its executives, the performance of its properties and its innovative management training program. Alliance
     Residential Management, LLC manages over 47,000 units in communities throughout Texas and the Midwest, along the Eastern Seaboard from Virginia to Florida, and in Nevada and Arizona.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       72

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       73

                               BROADWAY PORTFOLIO

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       74

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $70,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):    $70,000,000
FIRST PAYMENT DATE:                   March 11, 2007
MORTGAGE INTEREST RATE:               6.239643% per annum
AMORTIZATION TERM:                    Interest only(2)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        February 11, 2014
MATURITY/ARD BALANCE:                 $70,000,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/yield maintenance until the date
                                      that is six (6) months prior to the
                                      Maturity Date.
LOAN PER UNIT:                        $153,846(1)
UP-FRONT RESERVES:                    Debt Service Payment
                                      Reserve:                     $4,000,000(3)
                                      MCI Reserve and IAI
                                      Reserve:                    $14,800,000(4)
                                      General CapEx Reserve          $420,000(5)
ONGOING RESERVES:                     Tax and Insurance Reserve:          Yes(6)
                                      Replacement Reserve:          Springing(7)
                                      Required Debt Service
                                      Payment Reserve:              Springing(3)
LOCKBOX:                              Springing
SUBORDINATE FINANCING:                Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Multifamily
PROPERTY SUB-TYPE:                    Conventional
LOCATION:                             New York, NY(9)
YEAR BUILT/RENOVATED:                 Various(10)
UNITS:                                455
OCCUPANCY AT U/W(11):                 99%
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Vantage Management Services, LLC

                                                                       U/W(12)
                                                                      ----------
NET OPERATING INCOME:                                                 $6,115,415
NET CASH FLOW:                                                        $6,001,665
DSCR:                                                                    1.36x
APPRAISED VALUE:                      $109,700,000
APPRAISAL DATE:                       December 7, 2006
CUT-OFF DATE LTV RATIO(1):            63.8%
MATURITY/ARD LTV RATIO:               63.8%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Broadway Portfolio Loan is an interest only loan for its entire term.

(3)  At the closing of the Broadway Portfolio Loan, the borrowers were required to deposit $4,000,000 into a debt service payment reserve for the benefit of the mortgage lender and the holders of the related mezzanine loans. In addition, in the event that a Required Debt Service Trigger Event (as defined below) is in effect and remains uncured, the borrowers will be required to deposit, on the first due date during the continuance of such
     Required Debt Service Trigger Event, an amount equal to the excess of
     $2,500,000 over the amount in the debt service payment reserve as of the date on which such Required Debt Service Trigger Event occurred. "Required
     Debt Service Trigger Event" means any time that (x) the balance in the debt service payment reserve is less than $500,000 and (y) the debt service coverage ratio with respect to the Broadway Portfolio Loan (based on rent roll and gross revenues for the month in which the calculation is performed and based on operating expenses (other than expenses for real estate taxes and insurance) for the trailing 6-month period annualized) is less than
     1.00x.

(4)  At the closing of the Broadway Portfolio Loan, the borrowers were required to deposit $8,000,000 into a Major Capital Improvements ("MCI") Reserve and
     $6,800,000 into a Individual Apartments Improved Costs ("IAI") Reserve to
     fund, respectively, the completion of certain capital expenditures work and certain renovation work with respect to the related mortgaged real properties, as set forth under the related mortgage loan documents. Upon the completion of such capital expenditures work or renovation work, as the case may be, and provided that no event of default has occurred and is continuing under the related mortgage loan agreement, the lender will be required to return any excess fund in the capital expenditures reserve or the renovation reserve, as applicable, to the borrower.

(5)  At closing $420,000 was deposited into the General CapEx Reserve to fund any capital repair not explicitly covered by the MCI or IAI Reserves.

(6)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of related policies.

(7)  Commencing on May 11, 2009, the borrower is required to deposit an amount equal to 1/12 of $250 per unit per month into a replacement reserve to fund ongoing repairs and replacements.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       75

(8)  The related principals of the borrower have incurred mezzanine debt in an aggregate principal amount of $23,000,000 in total mezzanine debt that is secured by pledges of 99% of the ownership interests in the borrower and
     100% of the ownership interests in the managing member of the borrower, at a weighted average interest rate of 7.070% per annum. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

(9)  The Broadway Portfolio Loan is secured by eight (8) multifamily properties located in New York, New York.

(10) The Broadway Portfolio Properties were constructed between 1909 and 1950 and renovated between 1973 and 2000.

(11) Based on the December 5, 2006 rent roll.

(12) Historical financial statements were not provided. An NOI of $2,470,103 is obtained if the rent roll is annualized and budgeted expenses are used with a 2.5% management fee.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       76

                              PORTFOLIO INFORMATION

                                                                                            ALLOCATED
                                   YEAR                                       OCCUPANCY    ORIGINAL LOAN     APPRAISED
        PROPERTY NAME          BUILT/RENOVATED        LOCATION        UNITS      (1)          BALANCE          VALUE
----------------------------------------------------------------------------------------------------------------------
        3885 Broadway             1950/1986      New York, New York     64       100%     $14,702,118.82   $ 19,800,000
        4455 Broadway             1920/1983      New York, New York     77       100%     $12,823,912.20   $ 16,000,000
        3915 Broadway             1909/1973      New York, New York     44       100%     $ 9,460,507.19   $ 16,100,000
     80 Fort Washington           1920/1988      New York, New York     75        99%     $ 8,052,140.65   $ 15,200,000
        3900 Broadway             1909/1987      New York, New York     27       100%     $ 7,387,834.04   $  8,200,000
        884 Riverside             1920/1985      New York, New York     59        97%     $ 6,828,023.74   $ 12,600,000
     86 Fort Washington           1930/1988      New York, New York     65        98%     $ 5,960,027.69   $ 13,600,000
66-72 Fort Washington Avenue      1920/2000      New York, New York     44        98%     $ 4,785,435.67   $  8,200,000
-----------------------------------------------------------------------------------------------------------------------
       TOTAL/WTD. AVG.                                                 455        99%     $70,000,000.00   $109,700,000
=======================================================================================================================

(1)  Occupancy is based on the December 5, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       77

                             ADDITIONAL INFORMATION

-    The Broadway Portfolio consists of eight multifamily properties totaling
     455 units located in the Washington Heights section of Manhattan, New York.
     The eight buildings house 455 Class B residential units and 43 retail and professional units. The 455 residential units are composed of 34 studio units, 99 one-bedroom units, 144 two-bedroom units, 74 three-bedroom units,
     87 four-bedroom units, and 17 five-bedroom units. The eight properties were built between 1909 and 1950, with the majority of the properties built
     "pre-war." The apartment units range in size from 425 square foot studio apartments to large 1,700 square foot five-bedroom apartments. As of
     December 2006, the portfolio was over 99% occupied with five vacant units.

-    The subject properties are located in the section of Manhattan known as
     Washington Heights. Washington Heights, in relation to other sections of
     Manhattan, is generally bounded by Inwood to the north, the Bronx to the east, Hamilton Heights and Manhattanville to the south, and the Hudson
     River to the west. Typical housing consists of five-story, attached, walkup apartment buildings; six-story, elevator apartment buildings; converted dwellings; and one- to four-family dwellings constructed between 1915 and
     1929. Many of these buildings, particularly along the avenues, also contain ground level commercial space utilized for retail purposes. In 2006, an estimated total of 64,971 persons in 21,050 households resided within the subject's 10032 zip code, an area that encompasses 0.7 square miles.

-    Apartment rentals in the area vary considerably depending on whether the units are regulated or free market. According to the Appraisal, on an unregulated basis, studios rent between $850 and $1,100 per month;
     one-bedroom units between $1,150 and $1,550 per month; two-bedroom units between $1,800 and $2,300 per month; three-bedroom units between $2,300 and
     $2,700 per month; and four-bedroom units between $2,700 and over $3,000.
     Per REIS, the subject is located in the Morningside Heights submarket.
     According to the 4Q 2006 REIS report, the average asking rent was
     $2,076/unit per month, which was 6.6% higher than the year end 2005 average asking rent of $1,947/unit per month. Despite the addition of 262 units into the submarket, the year end 2006 vacancy of 2.5% declined from the
     2005 vacancy of 3.6%. In general, there is a lack of new development, which is attributable to the scarcity of vacant land and market rents that are insufficient to justify the high cost of new construction. No major multifamily construction projects are planned for the subject's immediate area.

-    Of the 455 apartment units in the portfolio, there are currently five vacant units, equating to a physical vacancy of approximately 1%. Due to the location of the properties and their construction date, the portfolio is subject to New York City rent control and rent stabilization laws, which can limit the amount that a rent controlled or rent stabilized unit's rent can be raised. Currently only one unit in the portfolio is rented at market levels, while the rest are rent stabilized or rent controlled. The remaining 454 units have an average monthly rent of $752, which is significantly lower than the appraiser's market rent of $2,145. As a result, across the portfolio, in-place rents are approximately 65% below the unregulated market. All of the properties are well situated in the neighborhood, offering tenants easy access to local amenities, including schools, restaurants, supermarkets, and numerous public transportation options.

-    The sponsors plan to improve the subject's performance by making capital improvements to individual units as the leases expire and raising rents to market levels. The borrower anticipates to recapture approximately 20-30%
     of the units by year end 2008, and 10% per year thereafter (based on historical averages and city-wide benchmarks). The sponsor is permitted to increase rents by approximately 17%-20% on rent stabilized units each time a unit is vacated. In addition, the sponsor is permitted to increase the monthly rent of stabilized units by 1/40th of the amount spent on renovations to the unit and 1/84th of the amount spent on major capital improvements to the overall property. The current plan calls for apartment renovations on average of $52,000 per unit and an estimated $8.5MM in major capital improvements to the properties. As a result, the loan is structured with an Interior Apartment Improvement upfront reserve totaling $6.8MM, a
     Major Capital Item upfront reserve of $8.0MM and a general capital expenditure upfront reserve of $420,000. Given the significant difference between stabilized and market rent, the annual increase in cash flow from recovered units is expected to be significant.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       78

                       ADDITIONAL INFORMATION (CONTINUED)

-    The borrower is a single purpose, bankruptcy remote entity controlled by
     WRS Advisors III, LLC and RFC I, LLC. WRS Advisors III, LLC is an entity controlled by Apollo Real Estate Advisors and RFC I, LLC is an entity controlled by Vantage Properties. Both Apollo Real Estate Advisors and
     Vantage Properties are prominent New York City based real estate owners and operators with extensive real estate holdings, including similar multifamily properties subject to rent stabilization and control laws.

-    Apollo Real Estate Advisors ("Apollo"), through various entities, is an active investor in New York City multifamily properties. William Mack, who has 40 years of experience in real estate, founded Apollo Real Estate in
     1993. Since October 2005, Apollo has accumulated a portfolio of nearly
     10,000 multifamily units, including the subject units and other significant holdings such as the 1,900 unit Lafayette Estates (Bronx, NY) and the
     Amsterdam Apartments, a portfolio of 1,100 units throughout New York City.
     In addition to multifamily properties, Apollo Real Estate owns approximately 6.7 million square feet of commercial space with a focus in
     New York City. Apollo has overseen the investment of thirteen real estate funds and joint ventures, through which it has invested over $7 billion in more than 350 transactions with an aggregate value in excess of $30 billion. The combined Sponsorship has demonstrated a net worth of approximately $80 million with over $46 million in liquid assets. The
     Sponsorship has covenanted to maintain a liquidity of no less than $20 million throughout the loan term.

-    Vantage was formed in January 2006 by Neil Rubler and commenced operations in March of 2006 with the acquisition of the 1,802 unit Delano Village
     (Harlem, NYC) through a joint venture with Apollo and the ABP Pension Fund.
     Since closing on Delano Village, Vantage has joint ventured with various entities including Apollo, Stellar Management, Taconic Partners and
     Barclays Capital Partners to acquire and co-invest in other multifamily properties. Currently, Vantage owns or has interests in approximately 7,000 multifamily units, of which they manage approximately 5,500 units.
     Vantage's portfolio includes the 1,000-unit Fairfield Towers in Brooklyn, the 360-unit portfolio in Washington Heights, the 1,000-unit Aries portfolio on the upper west side of Manhattan and in the Bronx, the 1,802 unit Savoy Portfolio in Harlem, and the 2,124-unit Queens Multifamily
     Portfolio. Vantage, with its affiliates, Vantage Management Services and
     V-Tech Construction Services, is spearheading this conversion to market rent process by providing asset management, property management and construction services to the subject portfolio and, to a limited extent, to third-party owned properties.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       79

                           GREENWICH FINANCIAL CENTER

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       80

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $52,800,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $52,800,000
FIRST PAYMENT DATE:           May 11, 2007
MORTGAGE INTEREST RATE:       5.3400% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                April 11, 2017
MATURITY/ARD BALANCE:         $52,800,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the
                              date that is three (3) months
                              prior to the Maturity Date.
LOAN PER SF:                  $650(1)
ONGOING RESERVES:             Tax and Insurance Reserve:   Yes(3)
                              TI/LC Reserve:               Yes(4)
                              Replacement Reserve:         Springing(5)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Singe Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Central Business District
LOCATION:                       Greenwich, CT
YEAR BUILT/RENOVATED:           1947/2004
SQUARE FEET:                    81,270
OCCUPANCY AT U/W(6):            100%
OWNERSHIP INTEREST:             Fee

                                            % OF         LEASE
MAJOR TENANT(S)                  NRSF    TOTAL NRSF   EXPIRATION
----------------                ------   ----------   ----------
Salomon Smith Barney, Inc.      20,956     25.8%      5/31/2014
Shumway Capital Partners        13,470     16.6%      10/31/2014
Axa Investment Managers North
   America                      11,738     14.4%      11/30/2008

PROPERTY MANAGEMENT:            The HB Nitkin Group

                                12/31/2005   12/31/2006       U/W
                                ----------   ----------   ----------
NET OPERATING INCOME:           $3,541,618   $3,658,436   $3,616,342
NET CASH FLOW:                                            $3,561,422
DSCR:                                                        1.25x
APPRAISED VALUE:                $70,000,000
APPRAISAL DATE:                 February 1, 2007
CUT-OFF DATE LTV RATIO(1):      75.4%
MATURITY/ARD LTV RATIO:         75.4%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Greenwich Financial Center Loan is an interest only loan for its entire term.

(3)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. The borrower has prepaid three (3) months of insurance. Unless the borrower is in default, the borrower will continue to prepay insurance quarterly.

(4)  The borrower is required to deposit $5,023 per month into a TI/LC reserve to fund tenant improvements and leasing commissions.

(5)  Following an Event of Default or failure of the borrower to perform all repairs and capital improvements, the borrower is required to deposit $533 per month into the Replacement Reserve.

(6)  Based on the January 11, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       81

                             ADDITIONAL INFORMATION

-    Greenwich Financial Center (the "Subject" or the "Property") is a 4-story multi-tenanted Class A office building located in Greenwich, Connecticut.
     The Subject benefits from an excellent location in downtown Greenwich, close to the MetroNorth Commuter rail station. Located on Fawcett Place between Greenwich Avenue and Mason Street, the building has frontage on all three roadways.

-    The Subject, completed in 1947, was originally owned by Fawcett
     Publications as an owner-occupied Property. In 1990 the Property underwent a major renovation and was converted into a multi-tenant building, creating approximately 81,270 square feet of office space. In 2003, the roof was replaced and the lobby was renovated. In total, the Borrower has spent approximately $2.6 million for tenant and capital improvements since acquisition in 2001. The Subject offers on-site parking and features a full service gym (New York Sports Club), small retail shops and concierge services.

-    As of January 2007, the Subject was 100% occupied by 13 tenants. The
     Subject had an average in-place office rent of $61.00/SF (excluding Sponsor space) and an average in-place retail rent of $48.54 (excluding below grade
     NYSC space), with 40.2% of the NRA leased to investment grade tenants including Salomon Smith Barney, Inc. and AXA Investment Managers, North
     America. The Subject contains five retail tenants (including the below grade New York Sports Club space) representing 24.2% NRA, and 8 office tenants representing 75.8% NRA.

-    Salomon Smith Barney, Inc. (25.8% NRA; $61.50/SF; Lease Exp.: 5/31/2014) is
     the largest tenant and occupies 20,956 square feet. Smith Barney is a division of Citigroup Global Capital Markets Inc. (Moody's/S&P: Aa1/AA), a
     global, full-service financial firm that provides brokerage, investment banking and asset management services to corporations, governments and individuals around the world. In 634 offices, Smith Barney's Financial
     Advisors service 8.9 million domestic client accounts representing $1.227 trillion in client assets worldwide. Services provided include cash management, financial advising, financial planning, brokerage services, estate planning, block trading and alternative investments. Their clients range from individual investors to small- and mid-sized businesses, as well as large corporations, non-profit organizations and family foundations.

-    The second largest tenant, Shumway Capital Partners (16.6% NRA; $61.00/SF;
     Lease Exp.: 10/31/2014), leases 13,470 square feet at the Subject. Launched in 2001 by Chris Shumway (formerly of Tiger Management Corp.), Shumway
     Capital Partners is a hedge fund that manages more than $2 billion according to their 2006 filing with the SEC. The company currently employs
     32 people.

-    The third largest tenant is AXA Investment Managers, North America (14.4%
     NRA; $59.85/SF; Lease Exp.: 11/30/2008). AXA Investment Managers ("AXA IM")
     is the dedicated investment management division within the AXA Group
     (Moody's/S&P:A2/A), a world leader in financial protection and wealth management. As of December 31, 2006, AXA IM employed more than 2,600 employees in 18 countries. In 2006, their assets under management increased
     53 billion euros to 485 billion Euros ($613 billion). AXA IM is ranked 14th in the top 100 asset managers worldwide by Global Investor. AXA IM has been at the Property for over 10 years and operates a wealth management division at the Property.

-    Located on the Long Island Sound just thirty miles east of New York City,
     Greenwich is recognized as a premier community. In a recent Robb Report,
     Greenwich was ranked first among the top ten places to live in America. The community has excellent regional access, high household income and is proximate to Stamford, Westchester County and New York City. The leading industries within Greenwich are financial services, real estate, retail, home construction and home renovation. The Subject is ideally situated within downtown Greenwich. With the influx of corporate headquarters (UST
     Inc. and Unilever), Greenwich has become a power center in Fairfield
     County.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       82

                       ADDITIONAL INFORMATION (CONTINUED)

-    According to the Appraisal, the micro-market in downtown Greenwich has maintained very high occupancy levels with only a 1.5% vacancy rate for office space and no retail vacancy in the downtown area. The Appraiser determined the Subject's rents of $48.54/SF for retail tenants and
     $61.00/SF for office tenants to be below market. The most recent office leases signed at competing buildings in the market indicate a range of
     $60.00 to $95.00/SF. Current asking retail rental rates along Greenwich
     Avenue start at $80.00/SF and range upwards to $125.00/SF. The Appraisal determined market rents for the Subject to be $80.00/SF for retail space and $75.00/SF for office space. Therefore, the Subject has upside potential as current leases expire and new leases are signed at market rents. The
     Subject's location is one of the most desirable in this sub-market. The presence of municipal parking close to the Subject gives it a competitive advantage over buildings with no parking. The Greenwich Avenue micro-market exhibits the lowest vacancy levels in Greenwich and historically ranges between 2% and 3%. The Subject's competitive market encompasses only inventory along Greenwich Avenue.

-    The Subject area shares the distinction, along with properties along Main
     Street in Westport, as commanding the highest retail rents in Fairfield
     County and some of the highest rental rates in the entire country. Both retail areas share a combination of fixed inventory, excellent accessibility, and strong surrounding demographics. Commercial leases and sales along these two downtown areas continue to set new high levels in rent per square foot.

-    The borrowing entity, GFC-Fawcett LLC, is 100% owned by HBN Nitkin RE Fund
     II, LLC. The guarantors are Bradley and Helen Nitkin who have a net worth of $48 million and liquidity of $4.7 million. The Nitkins have more than twenty years of commercial real estate experience and manage assets through the HB Nitkin Group.

-    The HB Nitkin Group, which is affiliated with the borrowing entity, manages the Property. The HB Nitkin Group is a privately-owned real estate investment company specializing in the development, acquisition, financing and ownership of institutional-quality properties. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $3 billion of transaction value and more than 100 transactions, The HB Nitkin Group currently owns and manages a portfolio of more than 1 million square feet in Connecticut and New York.
     The portfolio is well maintained and great attention is paid to optimizing tenant mix. The HB Nitkin Group is headquartered at the Subject through an affiliate, the Innovest Group. The Innovest Group occupies approximately 6%
     of NRA at $38.63/SF through 4/30/2019.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       83

LEASE ROLLOVER SCHEDULE (1)

                                                                          % OF TOTAL BASE    CUMULATIVE % OF
        # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------
2008         1              $59.85            14.4%            14.4%           16.1%              16.1%
2009         3              $56.21            12.4%            26.8%           12.9%              29.0%
2010         3              $62.57             6.7%            33.5%            7.8%              36.8%
2012         1              $24.07            12.3%            45.8%            5.5%              42.3%
2014         2              $61.30            42.4%            88.1%           48.4%              90.7%
2015         2              $45.14             6.1%            94.2%            5.1%              95.8%
>2016        1              $38.63             5.8%           100.0%            4.2%             100.0%

(1)  Data based on rent roll dated January 11, 2007.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       84

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       85

                              LATITUDES APARTMENTS

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       86

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $50,520,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $50,520,000
FIRST PAYMENT DATE:                  April 11, 2007
MORTGAGE INTEREST RATE:              5.8700% per annum
AMORTIZATION TERM:                   Interest Only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       March 11, 2017
MATURITY/ARD BALANCE:                $50,520,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.
LOAN PER UNIT:                       $112,768(1)
UPFRONT RESERVES:                    None
ONGOING RESERVES:
                                     Tax and Insurance Reserve:         Yes(3)
                                     Replacement Reserve:         Springing(4)
LOCKBOX:                             Springing(5)
SUBORDINATE FINANCING:               Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            Virginia Beach, VA
YEAR BUILT/RENOVATED:                1988/2005
UNITS:                               448
OCCUPANCY AT U/W(7):                 97%
OWNERSHIP INTEREST:                  Fee
                                     Babcock and Brown Residential
PROPERTY MANAGEMENT:                 Operating Partnership L.P.

                                                         12/31/2006       U/W
                                                         ----------   ----------
NET OPERATING INCOME:                                    $3,559,787   $3,692,019
NET CASH FLOW:                                                        $3,624,819
DSCR:                                                                    1.21x
APPRAISED VALUE:                     $63,150,000
APPRAISAL DATE:                      September 22, 2006
CUT-OFF DATE LTV RATIO(1):           80.0%
MATURITY/ARD LTV RATIO:              80.0%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Latitudes Apartments Loan is an interest only loan for its entire term.

(3)  The borrower is required to make monthly payments into tax and insurance reserves to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4)  Following borrower's failure to spend at least $250 per unit on replacements in one year, the borrower is required to make a monthly deposit of 1/12 of the product of $250 and the number of units at the property into a replacement reserve to fund ongoing repairs and replacements.

(5)  The sole member of the borrower has incurred mezzanine debt in the total amount of $102,500,000, secured by the ownership interests in the borrower, borrowers under other mortgage loans included in the issuing entity and borrowers under mortgage loans not included in the issuing entity.

(6)  Based on the January 18, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       87

                             ADDITIONAL INFORMATION

-    Latitudes Apartments (the "Subject") is a 448-unit, Class A apartment complex located in Virginia Beach, Virginia. The Subject consists of 18 two-story, walk up buildings improved on a 25.9 acre site. The Subject's unit mix is comprised of 269 one-bedrooms, 159 two-bedrooms and 20 three-bedrooms ranging in size from 581 square feet to 1,262 square feet, with an average unit size of 808 square feet. Built in 1988, the Subject was subsequently renovated in 2005 with recent renovations including roof replacement, repaving asphalt areas, and resurfacing the tennis courts. The
     Subject's numerous amenities include an office/clubhouse, pool, fitness center, playground, tennis courts, volleyball court, sports court, and a private lake. Individual unit amenities include standard appliances, ice makers, patios, ceiling fans and washer/dryer connections. In addition, select units also have fireplaces. As of January 2007, the Subject was 97%
     occupied.

-    The Subject is located at 1702 Chase Pointe Circle, Virginia Beach, VA. The
     Subject is bounded by Broad Bay to the north, IH-264 to the south, Atlantic
     Avenue to the east, and IH-64 to the west. The Subject's prime location provides easy access to the surrounding cities of Norfolk, Chesapeake, and
     Portsmouth, which are part of the Norfolk-Virginia Beach-Newport News
     Metropolitan Statistical Area (MSA). Including the aforementioned cities, the MSA is composed of 15 municipalities, making it the 27th largest in the country. The MSA had a reported population of 1,643,201 in 2005, a 4.9%
     increase since 2000. In 2005, the number of households in the MSA was reportedly 598,489, up 4.2% from 574,153 in 2000. The median household income in the MSA was $46,891 in 2005, up 9.5% from $42,823 in 2000.

-    Per REIS, the subject is located in the Norfolk market. As of 4Q 2006, the
     Norfolk market had 83,548 multifamily units, of which 4.0% were vacant.
     Monthly asking rents in the market ranged from $529/unit to $1,203/unit with an average of $795/unit as of year end 2006, a 3.7% increase from
     2005. In particular, the Class A Norfolk multifamily market had 34,728 units, representing 41.6% of the market, of which 4.3% were vacant as of year end 2006. Average asking rent for the Class A market was $929/unit per month. Per REIS, the Subject is located in the Lynnhaven/Oceana submarket within the Norfolk market. As of 4Q 2006, the submarket contained 9,317 multifamily units, representing 11.2% of the market, and was 4.0% vacant.
     Monthly asking rents in the submarket ranged from $678/unit to $1,228/unit with an average of $915/unit as of year end 2006. The Class A submarket contained 5,184 units, representing 55.6% of the submarket, of which 3.9%
     were vacant as of year end 2006. Average asking rent for the Class A submarket was $982/unit per month.

-    The Subject's competitive set exhibited rental rates ranging from $930 to
     $1,299 with an average of $1,114 per unit. Occupancy rates for the rent comparables ranged from 96% to 98% with an average of approximately 97%. In comparison, the Subject had in- place rents as of January 2007 ranging from
     $617 to $1,527 with an average of $954 per unit.

-    The Subject's region has long been reliant upon its 18 military institutions as a source for employment; however, the area is starting to move away from its dependence on the military. Despite the loss of 48,000 federal Department of Defense jobs during the past decade, the region managed to record annual job growth of over two percent over the past four years due to strong growth in the service sector. In addition to Newport
     News Shipbuilding, major employers in the area include Colonial
     Williamsburg Foundation, Farm Fresh, Inc., Food Lion, Inc., Sentara Health
     System, Smithfield Foods Inc., Union Camp Corp., Chesapeake General
     Hospital and Lillian Vernon Corp. This list reflects the growing diversity of the local economy and the emergence of service oriented firms. With regards to the Subject's neighborhood, major employers include the United
     States Military (i.e. U.S. Navy Air Force, Coast Guard, Department of
     Defense) and GEICO. There were 86,889 people over the age of 16 in the labor force reportedly in the neighborhood as of 2005. Of these 86,889 people, 3.2% were unemployed.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       88

                       ADDITIONAL INFORMATION (CONTINUED)

-    The sponsor for the transaction is a single purpose, bankruptcy remote entity controlled by Babcock & Brown Residential Operating Partnership LP
     and Babcock & Brown Residential LLC. Both Babcock & Brown Residential
     Operating Partnership LP and Babcock & Brown Residential LLC are
     wholly-owned entities of Babcock & Brown Real Estate Holdings Inc. Babcock
     & Brown Real Estate Holdings Inc. is a global investment and advisory firm with longstanding capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments.
     Babcock & Brown was founded in San Francisco in 1977 and operates in 26 offices across Australia, North America, Europe, Asia, United Arab Emirates
     and Africa, and has in excess of 1,000 employees worldwide. Babcock & Brown has five operating divisions: real estate, infrastructure and project finance, operating leasing, structured finance and corporate finance. The company has established a specialized asset management platform across the operating divisions that have resulted in the establishment of a number of listed and unlisted focused investment vehicles in areas including real estate, renewable energy, and infrastructure.

-    The property is managed by Babcock & Brown Residential Operating
     Partnership LP, a sponsor affiliate of Babcock & Brown Residential LLC.
     Based in Charlotte, North Carolina, Babcock & Brown Residential LLC is an
     owner and operator of multifamily properties with a focus on middle market apartments in the Sunbelt of the United States. As of February 2007, its
     portfolio consisted of 105 apartment communities with over 28,500 units in ten states throughout the southern United States.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       89

                           METRO SQUARE 95 OFFICE PARK

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       90

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $48,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $48,000,000
FIRST PAYMENT DATE:                  March 11, 2007
MORTGAGE INTEREST RATE:              6.0200% per annum
AMORTIZATION TERM:                   Interest only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       March 11, 2017
MATURITY/ARD BALANCE:                $48,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.
LOAN PER SF:                         $102(1)
UP-FRONT RESERVES:                   TI/LC Reserve:                  $498,256(3)
                                     Southern Baptist of Florida
                                     Rent Reserve:                    $84,113(4)
                                     Cambridge Settlements LLC
                                     Rent Reserve:                   $103,433(4)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(5)
                                     Replacement Reserve:                 Yes(6)
                                     TI/LC Reserve:                       Yes(7)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Suburban
LOCATION:                            Jacksonville, FL
YEAR BUILT/RENOVATED:                1961/2000
SQUARE FEET:                         472,322
OCCUPANCY AT U/W(9)                  95%
OWNERSHIP INTEREST:                  Fee

                                   % OF TOTAL      LEASE
MAJOR TENANT(S)            NRSF       NRSF      EXPIRATION
----------------------   -------   ----------   ----------
Wachovia Bank, N.A.      171,712      36.4%     11/30/2015
Skate World, Inc.        101,768      21.5%      2/28/2019
Baptist Medical Center    89,234      18.9%      8/16/2013
PROPERTY MANAGEMENT:                 Axewood Management LLC

                                                         10/31/2006       U/W
                                                         ----------   ----------
NET OPERATING INCOME:                                    $2,615,202   $4,139,437
NET CASH FLOW:                                                        $3,628,334
DSCR:                                                                    1.24x
APPRAISED VALUE:                     $60,900,000
APPRAISAL DATE:                      January 8, 2007
CUT-OFF DATE LTV RATIO(1):           78.8%
MATURITY/ARD LTV RATIO:              78.8%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Metro Square 95 Office Park Loan is an interest only loan for its entire term.

(3)  The TI/LC reserve was established at closing to fund outstanding tenant improvements for the Southern Baptist of Florida and Cambridge Settlement
     LLC properties.

(4)  The Southern Baptist of Florida and Cambridge Settlement LLC Rent Reserves
     were established at closing to fund alternate rent concessions.

(5)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. Unless the borrower is in default, the borrower will continue to prepay insurance monthly.

(6)  The borrower is required to deposit $7,865 per month into a replacement reserve to fund ongoing repairs and replacements.

(7)  The borrower is required to make monthly deposits into the TI/LC reserve to fund tenant improvements and leasing commissions as follows: Year 1 -
     $11,828 per month; Year 2 - $19,713 per month; Year 3 - $29,569 per month;
     Year 4 - $39,425 per month; Year 5 - $49,282 per month; Year 6 - $59,138 per month; Years 7-10 - $39,425 per month.

(8)  The principals of the borrower have incurred mezzanine debt in the total amount of $4,000,000 secured by the ownership interests in the borrower.

(9)  Based on the January 8, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       91

                             ADDITIONAL INFORMATION

-    Metro Square 95 Office Park (the "Subject" or the "Property") is located in
     Jacksonville, Florida and is a combination of seven single- and two-story
     Class B office buildings, an additional two-story commercial building used for recreational purposes and a pad site that is ground leased to
     McDonald's. The Subject is strategically located along Philips Highway
     (U.S. Highway 1) and is immediately east of I-95, the major highway that runs along the eastern seaboard of the U.S.

-    The Subject was originally built in 1961 as an enclosed mall and repositioned to an office complex in 2000. The former owner spent about
     $7.2 million in tenant improvements to lease up to current occupancy. The seven office buildings contain approximately 472,322 rentable square feet and have floor plates that can accommodate both small and large users, which allows the Property to offer some of the largest contiguous office space in the market. Parking is accommodated by on-site paved parking for
     2,228 cars.

-    As of November 30, 2006, the Subject was 95% occupied by nine tenants. The
     Subject had an average in-place office rent of $10.52/SF NNN with 36.4% of the NRA leased to an investment grade tenant (Wachovia: 36.4% NRA;
     $10.34/SF; Lease Exp. 11/30/2015). Six of the buildings are a one-story design, while the two-story office building occupied by Wachovia is the centerpiece of the park. The remainder of the space consists of a leisure use building with two story high ceilings that is leased to Skate World.

-    Wachovia Bank (36.4% NRA; $10.34/SF; Lease Exp. 11/30/2015) is the largest tenant and occupies 171,712 square feet. Wachovia Bank is a subsidiary of
     Wachovia Corporation ("Wachovia") (Moody's/S&P:Aa1/AA), one of the nation's largest financial services companies. Wachovia is a diversified financial services company that provides a broad range of banking, asset management, wealth management and corporate and investment banking products and services. With over 85,000 employees, Wachovia serves banking, brokerage, and corporate customers primarily on the East Coast. In addition to investment banking offices in select locations, Wachovia has full service retail brokerage offices that serve customers under the Wachovia Securities name in 49 states and Washington. D.C. Global services are provided through
     32 international offices. Wachovia is publicly traded and is listed on the
     NYSE under the symbol WB. Wachovia operates their foreclosure and construction loan servicing operations from the Property. According to the
     Seller, Wachovia has invested over $3 million in their infrastructure and space.

-    The second largest tenant, Skate World, Inc. (21.5% NRA; $5.00/SF; Lease
     Exp. 2/28/2019), leases 101,768 square feet at the Subject. Since 2004,
     Skate World has sublet a portion of its space to Jacksonville Indoor
     Sports, which has created a multi-use indoor athletic facility offering a broad range of sporting activities, including leagues and tournaments for indoor volleyball, soccer, basketball, ice skating, hockey, roller skating and other family sports activities. The facility offers use to individuals, groups and organized sports leagues. The ice rink serves as the practice arena for the Jacksonville Barracudas of the WHL, as well as the University of Florida Club Hockey Team. Skate World has been located at its present location for over ten years and provides the only ice rink within 100 miles. Jacksonville Indoor Sports runs athletic conditioning for many of the premier local high school football teams including Bolles High School and Neese High School.

-    The third largest tenant, Baptist Medical (18.9% of NRA; $10.43/SF; Lease
     Exp. 8/16/2013), leases 89,234 square feet at the Subject. Baptist Medical is part of the Baptist Health system, which is a non-profit healthcare provider and the 3rd largest employer in the Jacksonville area. Baptist
     Health offers a full range of medical and surgical specialties, including cardiovascular care, comprehensive cancer services and a full complement of women's and children's services. Other centers of excellence include adult and children's emergency centers, hyperbaric medicine and wound care, bloodless medicine and surgery, psychology and psychiatry services and pulmonary services. Baptist Medical conducts all of its administrative, training and back office operations from the Subject. The Baptist Hospital is located within a few miles of the Subject, which serves as an excellent location for its office space.

-    The Subject is located in Jacksonville, the most populous city in Florida, and serves as the county seat for Duval County. Duval County is among the six counties in the northeast of Florida that make up the area referred to as Florida's First Coast. The Metro Jacksonville CBD is located three miles northwest of the Subject.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       92

                       ADDITIONAL INFORMATION (CONTINUED)

-    The Subject is located in the Downtown South submarket, generally defined as the area between State Highway 228, U.S. Highway A-1, St. Johns River and Mapleton Road. According to REIS, as of 4Q 2006, the Downtown South
     submarket had 3.1 million square feet of office space across 21 buildings, representing 14.0% of the Jacksonville office market inventory. As of 4Q
     2006, the Downtown South submarket exhibited an overall vacancy rate of
     17.3% and an asking rent of $16.82/SF gross. These numbers compared favorably to the prior year when the vacancy level was 24.5% and the asking rent was $16.02/SF gross.

-    According to the Appraisal, there are nine primary competitors to the
     Subject, containing approximately 2.5 million square feet of office space.
     Recent leases at the competitive buildings range from $9.50/SF NNN to
     $12.75/SF NNN. Not including two properties that have extraordinary vacancy rates due to poor appearance, physical condition and high asking rents, the vacancy rate for the competitive buildings was 93.4%. The Subject's average office rent falls in the middle of the range while vacancy is in-line to its direct competitors.

-    According to the Appraisal, the long-term outlook for the Jacksonville region is good. The region has a diversified economy, is served by an excellent highway network and has ample recreational and educational facilities. The area continues to attract development due to reasonable real estate costs, good transportation assets and a skilled work force.

-    The Borrower is an entity controlled by Michael Fischer. Mr. Fischer has over 15 years of real estate experience in the U.S. and Canadian markets.
     His company, Moteli Property Group, is ranked the fifth largest residential landlord in Montreal and has a world-wide network of investors and associates. The Moteli Property Group manages and owns over 2,500 residential units in Montreal along with numerous commercial and industrial complexes in the United States within such markets as Florida, North
     Carolina, Virginia, New York and Montreal. Mr. Fischer is the carve-out guarantor for this transaction and has $70.6 million in net worth and $4.7 million in liquidity.

-    The Property will be managed by Jones Lang LaSalle ("JLL") (NYSE: JLL), an international real estate services and money management firm. JLL has 125 offices worldwide and operates in more than 450 cities in over 50 countries. With 2006 revenue of approximately $2.0 billion, the company provides comprehensive integrated real estate and investment management expertise on a local, regional and global level to owner, occupier and investor clients. JLL is an industry leader in property and corporate facility management services, with a portfolio of 966 million square feet worldwide. JLL provides a full range of management services including daily oversight of building-related issues, development and management of annual operating and capital expense budgets, development of multi-year capital improvement project plans, performing monthly variance reporting, forecasting and asset management and management of third-party contractors/vendors engaged in operating and maintaining the Property.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       93

LEASE ROLLOVER SCHEDULE (1, 2)

                                                                           % OF TOTAL BASE    CUMULATIVE % OF
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES     TOTAL RENTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------
 2009          1             $10.69             3.6%             3.6%            4.4%               4.4%
 2010          2             $ 7.94             2.4%             6.0%            2.1%               6.6%
 2013          5             $10.43            19.1%            25.1%           22.7%              29.3%
 2015          2             $10.35            29.2%            54.4%           34.4%              63.7%
 >2016         4             $ 7.85            40.7%            95.1%           36.3%             100.0%
Vacant       N/A                N/A             4.9%           100.0%            N/A                N/A

(1)  Data based on rent roll dated November 30, 2006.

(2)  Data does not include 2,713 square feet of common area space and 3,159 square feet of management office space that has no rent attributed to it.

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       94

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

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                                  CREDIT SUISSE

                        REAL ESTATE DEBT CAPITAL MARKETS

CONTACT                        PHONE           FAX                    E-MAIL
BARRY POLEN
MANAGING DIRECTOR          212.325.3295   212.325.8104   barry.polen@credit-suisse.com

KEN RIVKIN
MANAGING DIRECTOR          212.538.8737   212.743.4762   ken.rivkin@credit-suisse.com

CHRIS ANDERSON
MANAGING DIRECTOR          212.325.3295   212.743.4790   chris.anderson@credit-suisse.com

ANDREW WINER
DIRECTOR                   212.325.3295   212.743.4521   andrew.winer@credit-suisse.com

DEREK BARCELONA
DIRECTOR                   212.325.2648   212.743.5830   derek.barcelona@credit-suisse.com

JASON FRUCHTMAN
VICE PRESIDENT             212.325.3492   212.743.4827   jason.fruchtman@credit-suisse.com

GLEN JACKWICZ
ASSISTANT VICE PRESIDENT   212.538.7172   917.326.3142   glen.jackwicz@credit-suisse.com

WILLIAM CUMBY
ASSOCIATE                  212.325.3295   212.743.4723   william.cumby@credit-suisse.com

                               STRUCTURED FINANCE

CONTACT                        PHONE           FAX                     E-MAIL
JEFFREY ALTABEF
MANAGING DIRECTOR          212.325.5584   212.743.5227   jeffrey.altabef@credit-suisse.com

REESE MASON
MANAGING DIRECTOR          212.325.8661   212.743.3416   reese.mason@credit-suisse.com

LISA LEE
VICE PRESIDENT             212.538.9174   212.743.4943   lisa.lee@credit-suisse.com

JANE LAM
ASSOCIATE                  212.538.4459   212.743.4935   jane.lam@credit-suisse.com

JONATHAN LUWISCH
ANALYST                    212.538.2218   212.743.4070   jonathan.luwisch@credit-suisse.com

NATE BAGNASCHI
ANALYST                    212.325.4972   212.743.0538   nathan.bagnaschi@credit-suisse.com

JOEL MONTANIEL
ANALYST                    212.538.0538   212.325.8253   joel.montaniel@credit-suisse.com

You have requested that Credit Suisse Securities (USA) LLC, California Fina
Group, Inc. (DBA: Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich
Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                       96